UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Axon Enterprise, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

A Letter from Axon CEO, Rick Smith

Fellow Shareholders,

I write to you following another year marked by profound humanitarian crisis and global challenges, scarred by war and violence. My job as a leader is to find motivation in this reality, seeking ways to change our trajectory with the impact that Axon and our technology, innovation and ambitious goals can have to address these challenges.

We can only hope that these outbreaks of global violence these past two years are perhaps the spasms at the end of an age. I believe we are strongest when we use lethality most sparingly; when we use all other tools at our disposal to reduce the loss of life wherever possible.

I realize that politics alone won’t change the course of history. Our ability to imagine and invent new solutions is our greatest hope. We have suffered from a lack of imagination in exploring how new technological approaches might give our national leaders more effective tools to protect the people of their nations.

I see it as our mission to bring our imagination to bear on these problems. We seek to use technology to fight violence, to find new ways to stop violence, and to reduce the effects of violence where it does occur. We also seek to hold those who commit violence to account—technology can give us new solutions that elevate the goals of every human and every society to live in safety and security. I share these insights to highlight the enormous problem we seek to address, far larger in scale than the markets we address today.

Axon is Finding Another Way

As we focus on our established, yet growing business today, the same imagination and spirit of innovation that set Axon on its current trajectory continues to guide our efforts. Our technology enhances law enforcement capabilities and fosters safer interactions between officers and the communities they serve. Just over a year ago, we introduced our moonshot goal to cut gun-related deaths between police and the public in the United States by 50% over 10 years. We chose this audacious goal because we can clearly see the tools that will make it possible. This moonshot is not the end, but the beginning, as a means to prove that we can reduce violence in one key area and set the stage to expand our mission from there.

Technology, training, and data are the three key pillars that form our moonshot strategy, and over the last year we have made major strides in each of these areas since announcing our goal.

In the technology pillar, we have launched the new TASER 10, a game changing weapon with effectively three times the usable range at 45 feet and a 10-shot magazine. We also acquired Sky-Hero, one of the leading providers of tactical drones and robots. Robots can be used to extend time and distance between officers and potential danger, enabling more situational awareness and better decision making. Based on our analysis of officer-involved shootings, we believe that approximately 70% of today’s fatal incidents could be resolved without lethal force through the use of advanced, longer-range TASER weapons, together with drones and robots in the future.

To achieve such significant results, we must also help improve human performance through more effective training. We have recently begun shipping our Virtual Reality (VR) TASER Firing Range, enabling high repetition training in the skills to effectively deploy TASER 10. In 2024, we will extend our VR system to include realistic scenarios that enable training and complex decision making. VR is a game changer in developing high performing officers.

The third pillar of our strategy is to improve our access to the data we need to understand the dynamics of use-of-force incidents, enabling us to measure results and impact outcomes. In 2023, we launched the Axon National Gun Fatality Database, an initiative we sponsor at the Institute for Intergovernmental Research. We have also launched our TASER Research and Development (TREND) program where we are collaborating much more closely with agencies who agree to share back key data on TASER incidents. In addition, we are launching the Apollo Alliance—this is our first cohort of partner agencies that are deploying our TASER 10, VR and data sharing programs. We will be monitoring their gun-related deaths in a pre vs. post study. Our goal is to demonstrate that we can reduce gun deaths through this pilot program and with a closer study of law enforcement interaction in elevated situations. Once we have proven the formula, we will focus on scaling the program nationally to hit our full goal by 2033.

The Next Phase: Expanding the Ecosystem

In the first phase of our business, we took TASER from a science fiction concept to a formidable company. That brought our Company from a small start-up to an established strategy, earning hundreds of millions of dollars in revenue. In the second phase, we extended to create the body camera space, deterring unnecessary escalations and holding all parties accountable to the truth. To enable body cameras, we created what is now the largest cloud software business in public safety.

Today, our Software and Sensors business has grown larger than our TASER business and we often see our customers purchasing into our ecosystem across all of our products on unified subscription plans. Our Company went from the hundreds of millions of dollars in revenue to billions of dollars in revenue. Next, we are going to drive advancements in new areas that challenge the conventional thinking and solve problems in ways fit for a new age. We believe this will be the driver of tens of billions of dollars in revenue for the Company.

We will continue to grow our core offerings while expanding into new categories, developing advanced robotics, revolutionizing real time operations, and leveraging Artificial Intelligence (AI) across our products to augment human capacity, while retaining human control and accountability. As we think about future strategies, I find it helpful to break down complexity into simple concepts. Every critical incident requires three simple phases: observe, communicate, and act. Our future strategy is designed to allow both individuals and organizations to do these three simple things at ever higher performance levels.

Our extensive networks of cameras and sensors can all now live stream, allowing an entire agency to observe what is happening. Until now, agencies have relied on voice audio over push-to-talk radio networks, which have been functionally unchanged by technology for 50 years. We are empowering agencies to have much greater visibility into real-time events, both to capture critical images and to provide accurate information to make the best-informed decisions.

We are also enabling new modes of communication. Whether it’s using AI to handle the task of reading license plates and alerting human operators when there’s a hit, allowing individualized voice communications to body camera users, freeing up the shared radio spectrum, or sending an alert when a TASER or gun is drawn from a holster, we are enabling new modalities of communication to make the entire enterprise smarter and truly connected.

When it’s time to act, we are giving agencies both new capabilities and next level training to improve human performance under pressure in high stakes events. We will continue to provide capabilities to act from greater distances with more intelligence to lead to better outcomes.

Setting the Stage for a New Age

In 2023, Axon achieved record revenue of $1.56 billion and net income of $174 million (11.1% net income margin), supporting Adjusted EBITDA of $329 million (21.1% Adjusted EBITDA margin). This was our fifth consecutive year growing above 25% — and we aim to deliver similar growth in the years to come.

Our Axon Cloud and Services revenue grew 52% in 2023, accelerating from 50% growth the year before, and making up an increasing share of our business. Our new products fueled 15% growth in our TASER business and 34% growth in Sensors. We delivered this growth while continuing to ramp our investments in our business.

Looking forward, our efforts are focused on continuing to deliver strong financial results while we drive towards our moonshot. Our initial outlook for 2024 contemplates another strong year, with over 20% revenue growth and Adjusted EBITDA margin expansion, and we’ve shared that we continue to target a 20% or greater compound annual growth rate over the longer term.

As we work our hearts out to move further on our journey, we thank you for your unrelenting support and empowerment.

Let us all land this mission, together.

-Rick

BUSINESS HIGHLIGHTS

Key Performance Highlights

Revenue

Total company revenue of $1.56 billion in 2023 achieved through compound annual revenue growth of 32% from 2020. Consistent annual revenue growth in both TASER and Software & Sensors segments supports total company growth.

Gross Margin

Stable company gross margins above 61% supported by expanded Software & Sensors gross margin due to strength in high-margin software revenue. TASER gross margin remained above 60% in the year of TASER 10 product launch.

Profitability Measures

GAAP net income profitable, expanding Adjusted EBITDA and Operating Cash Flow.

Total Shareholder Returns(1)(2)

AXON five-year share performance ranks in 99th percentile of all S&P 500 companies. AXON three-, five- and 10-year total shareholder returns rank in the 98th, 96th and 96th percentile among the compensation peer group, respectively.

(1)	Represents stock price performance through December 31, 2023.
(2)	See “Executive Compensation—Compensation Discussion and Analysis— Peer Comparator Group” for compensation peer group.

CORPORATE GOVERNANCE HIGHLIGHTS

Board	Governance Oversight	Shareholder Rights & Engagement
●
Independent board leadership
●
Majority independent board
●
Multi-faceted, diverse directors
●
Regular board refreshment—three new directors added since 2023
●
Average director age: 57
●
Average director tenure: 10 years
● One share, one vote equity structure ● Annual director elections ● Majority vote standard ● NEW: Public board service limits ● NEW: Director tenure and term limits
●
Ability for shareholders to call a special meeting
●
Ability for shareholders to act by written consent
●
Regular shareholder engagement with our investors to understand their views and seek feedback
●
NEW: Adopted “proxy access” bylaw provision

Governance Structures Unique to Axon’s Business
Standing Board Committees	Advisory Boards
●
Audit Committee
●
Compensation Committee
●
Nominating and Corporate Governance Committee, including oversight of Environmental, Social and Governance (“ESG”) and sustainability-related risks
●
Enterprise Risk and Compliance Committee, including oversight of cybersecurity risk in consultation with our Audit Committee
●
Mergers and Acquisitions and Capital Structure Committee
●
Scientific and Medical Committee(1)

●
Scientific and Medical Advisory Board (“SMAB”) composed of experts from several fields who help to ensure our Board is aware of evolving technology, practices and regulations material to our TASER devices so that the Board can appropriately oversee Axon’s strategy
●
Ethics & Equity Advisory Council composed of community leaders and community-focused academics who provide our Board with insight into responsible development and deployment of new technology with both law enforcement and communities

(1) This chart presents the committees of our Board of Directors up until the 2024 Annual Meeting. As discussed in further detail below, after the 2024 Annual Meeting, the responsibilities of the Scientific and Medical Committee will move to the purview of the full Board.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

AXON ENTERPRISE, INC.

17800 North 85th Street

Scottsdale, Arizona 85255

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 10, 2024

To our Shareholders:

The 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Axon Enterprise, Inc. (the “Company” or “Axon”) will be held at 10:00 a.m. Pacific time on Friday, May 10, 2024. The Annual Meeting will be a completely virtual meeting of shareholders. You will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions during the live webcast by visiting www.virtualshareholdermeeting.com/AXON2024. You will need to have your 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on your voting instruction card or form or other instructions that accompanied your proxy statement. The Annual Meeting will be held for the following purposes:

1.	Election of the directors of the Company named in the proxy statement;
2.	Approval of the Axon Enterprise, Inc. Amended and Restated 2022 Stock Incentive Plan;
3.	Approval of the Axon Enterprise, Inc. 2024 eXponential Stock Plan;
4.	Approval of the 2024 CEO Performance Award (as defined in the proxy statement);
5.	Advisory vote to approve the compensation of the Company’s named executive officers; and
6.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024.

Only shareholders of record of the Company’s common stock at the close of business on March 15, 2024 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Only shareholders with a valid 16-digit control number will be able to attend the Annual Meeting and vote, ask questions, and access the list of shareholders as of the close of business on the record date for the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “General Information About the Annual Meeting and Voting” in the proxy statement and the instructions on your proxy card or the voting instruction card or form you receive from your broker, bank or other intermediary. Please note that, if you hold shares in different accounts, it is important that you vote the shares represented by each account.

If you have any questions concerning the proxy statement or the proposals, would like additional copies of the proxy statement or need help voting your shares of Axon, please contact Axon’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue

New York, NY 10022

Shareholders Call Toll Free: (888) 750-5834

International Callers: +1 (412) 232-3651

Brokers and Banks Call: (212) 750-5833

By Order of the Board of Directors,

/s/ ISAIAH FIELDS
Isaiah Fields
Corporate Secretary

Scottsdale, Arizona

[●], 2024

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE ON THE INTERNET, BY TELEPHONE, OR MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY OR VOTING INSTRUCTION CARD OR FORM IN THE ENCLOSED ENVELOPE.

AXON ENTERPRISE, INC.

17800 North 85th Street

Scottsdale, Arizona 85255

PROXY STATEMENT FOR 2024 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these proxy materials?

The Board of Directors (the “Board” or “Board of Directors”) of Axon Enterprise, Inc. (the “Company” or “Axon”) has made these proxy materials available to you on the Internet or has delivered printed copies of these proxy materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”), which will take place virtually at 10:00 a.m. Pacific time on Friday, May 10, 2024. You will be able to attend the Annual Meeting, vote your shares electronically, access the list of shareholders as of the close of business on March 15, 2024 (the “Record Date”), and submit your questions during the live webcast by visiting www.virtualshareholdermeeting.com/AXON2024. You will need to have your 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card, or on your voting instruction card or form or other instructions that accompanied your proxy statement (“Voting Instruction Card”). We recommend logging into the Annual Meeting prior to the start time. This proxy statement describes the matters on which you, as a shareholder, are entitled to vote. It also gives you information on these matters so that you can make an informed decision. This proxy statement is first being made available or sent to shareholders on or about [●], 2024.

What is included in these materials?

These materials include:

This proxy statement for the Annual Meeting; and

The Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”).

If you received printed copies of the proxy materials by mail, the proxy materials also include the proxy card or Voting Instruction Card for the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of these proxy materials instead of a printed copy of these proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), instead of mailing printed copies of the proxy materials to all of our shareholders, we have elected to furnish such materials to shareholders by providing access to these documents over the Internet. Accordingly, on [●], 2024, we sent the Notice to shareholders of record and beneficial owners of shares of our common stock as of the Record Date. Shareholders have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed or electronic copy of the proxy materials by following the directions found in the Notice. The Company encourages you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the cost and environmental impact of the Annual Meeting.

Axon Enterprise, Inc. | 2024 Proxy Statement | 1

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to: (1) view our proxy materials for the Annual Meeting on the Internet; (2) vote your shares after you have viewed our proxy materials; (3) request a printed or electronic copy of the proxy materials; and (4) instruct us to send our future proxy materials to you electronically via email. Copies of the proxy materials are also available for viewing on the investor relations page of the Company’s website at http://investor.axon.com.

What proposals will be voted on at the Annual Meeting and how does the Board of Directors recommend I vote?

Shareholders will vote on the following items at the Annual Meeting:

Proposal	Description	Board Recommendation
No. 1	Election of the directors of the Company named in this proxy statement	FOR (all nominees)
No. 2	Approval of the Axon Enterprise, Inc. Amended and Restated 2022 Stock Incentive Plan	FOR
No. 3	Approval of the Axon Enterprise, Inc. 2024 eXponential Stock Plan	FOR
No. 4	Approval of the 2024 CEO Performance Award (as defined in this proxy statement)	FOR
No. 5	Advisory vote to approve the compensation of the Company’s named executive officers	FOR
No. 6	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024	FOR

Shareholders will also vote on the transaction of any other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. To the maximum extent allowed by the SEC’s proxy rules, the proxy holders will vote your shares on such other matters as they determine in their discretion.

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

The Company’s principal executive offices are located at 17800 North 85th Street, Scottsdale, Arizona 85255. The Company’s main telephone number is (480) 991-0797.

Who may vote at the Annual Meeting?

As of the Record Date, there were 75,463,324 shares of the Company’s common stock outstanding. Each share of common stock entitles the holder to one vote on each matter that may properly come before the Annual Meeting or any postponement or adjournment thereof. The holders of a majority of the voting power of all shares entitled to vote, present in person (virtually) or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Shareholders are not entitled to cumulative voting in the election of directors. Only shareholders as of the close of business on the Record Date are entitled to receive notice of, to attend, and to vote at the Annual Meeting.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the shareholder of record with respect to those shares, and the Notice or printed copies of the proxy materials were sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will also receive a printed proxy card.

Axon Enterprise, Inc. | 2024 Proxy Statement | 2

Beneficial Owner of Shares Held in Street Name

If your shares are held in an account at a broker, bank or other intermediary, then you are the beneficial owner of shares held in “street name,” and the Notice or printed copies of the proxy materials were forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will also receive a printed Voting Instruction Card.

If I am a shareholder of record of the Company’s shares, how do I vote?

There are multiple ways to vote:

:Via the Internet. If you received a Notice, you may vote via the Internet:

Before the Meeting: until 11:59 p.m. Eastern time on May 9, 2024, visit http://www.proxyvote.com and enter the control number found in the Notice.

During the Meeting: visit http://www.annualshareholdermeeting.com/AXON2024 and enter the control number found in the Notice.

(

By telephone. If you received or requested printed copies of the proxy materials by mail, until 11:59 p.m. Eastern time on May 9, 2024, you may vote by calling the toll-free number found on the proxy card.

,	By mail. If you received or requested printed copies of the proxy materials by mail, you may vote by filling out the proxy card and returning it in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

Your broker or bank will send you instructions on how to vote. There are multiple ways to vote:

:Via the Internet. If you received a Notice, you may vote via the Internet:

Before the Meeting: until 11:59 p.m. Eastern time on May 9, 2024, visit http://www.proxyvote.com and enter the control number found in the Notice.

During the Meeting: visit http://www.annualshareholdermeeting.com/AXON2024 and enter the control number found in the Notice.

(

By telephone. If you received or requested printed copies of the proxy materials by mail, until 11:59 p.m. Eastern time on May 9, 2024, you may vote by calling the toll-free number found on the Voting Instruction Card.

,	By mail. If you received or requested printed copies of the proxy materials by mail, you may vote by filling out the Voting Instruction Card and returning it in the envelope provided.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on your Voting Instruction Card. If your shares are held in street name, you should contact your broker or bank to obtain your 16-digit control number or otherwise vote through your broker or bank. Only shareholders with a valid 16-digit control number will be able to attend the Annual Meeting and vote, ask questions and access the list of shareholders as of the close of business on the Record Date for the Annual Meeting.

Axon Enterprise, Inc. | 2024 Proxy Statement | 3

What constitutes a quorum in order to hold and transact business at the Annual Meeting?

Under Delaware law and the Company’s Bylaws (as amended and restated, the “Bylaws”), the holders of a majority of the voting power of all shares entitled to vote, present in person or represented by proxy, at a meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present to determine whether a quorum has been established. Once a share of the Company’s common stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof. If a quorum is not present, the Annual Meeting may be postponed or adjourned until a quorum is obtained.

How are proxies voted?

All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

What happens if I do not give specific voting instructions?

Shareholder of Record

If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owner of Shares Held in Street Name

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on such matters with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

Proposals No. 1, No. 2, No. 3, No. 4, and No. 5 (election of the directors, the approval of the Axon Enterprise, Inc. Amended and Restated 2022 Stock Incentive Plan, the approval of the Axon Enterprise, Inc. 2024 eXponential Stock Plan, the approval of the 2024 CEO Performance Award, and the advisory vote to approve the compensation of the Company’s named executive officers) are considered “non-routine.” A broker or other nominee cannot vote without specific voting instructions from the beneficial owner on non-routine matters, and therefore we anticipate there will be broker non-votes in connection with Proposals No. 1, No. 2, No. 3, No. 4, and No. 5.

Proposal No. 6 (ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024) is considered “routine.” A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with this proposal.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote during the Annual Meeting, subject to the instructions provided on your Notice, on your proxy card or on your Voting Instruction Card, by voting again via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the final vote during the Annual Meeting will be counted), by signing and returning a new proxy card or Voting Instruction Card with a later date that is received prior to the Annual Meeting, or by attending the Annual Meeting and voting during the meeting. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again during

Axon Enterprise, Inc. | 2024 Proxy Statement | 4

the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Corporate Secretary at 17800 North 85th Street, Scottsdale, Arizona 85255 a written notice of revocation and is received prior to the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation and certification of votes, and to facilitate a successful proxy solicitation.

What is the voting requirement to approve each of the proposals?

Election of Directors

For Proposal No. 1, under our Bylaws, assuming the existence of a quorum at the Annual Meeting, each director will be elected by the affirmative vote of a majority of the votes properly cast for and against such nominee’s election. Abstentions and broker non-votes will have no impact on the outcome of this proposal if a quorum is present.

Approval of the Axon Enterprise, Inc. Amended and Restated 2022 Stock Incentive Plan

For Proposal No. 2, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of a majority of the total votes properly cast for or against the proposal in person or by proxy at the Annual Meeting is required for approval. Abstentions and broker non-votes will have no impact on the outcome of this proposal if a quorum is present.

Approval of the Axon Enterprise, Inc. 2024 eXponential Stock Plan

For Proposal No. 3, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of a majority of the total votes properly cast for or against the proposal in person or by proxy at the Annual Meeting is required for approval. Abstentions and broker non-votes will have no impact on the outcome of this proposal if a quorum is present.

Approval of the 2024 CEO Performance Award

For Proposal No. 4, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of a majority of the total votes properly cast for or against the proposal in person or by proxy at the Annual Meeting is required for approval. Abstentions and broker non-votes will have no impact on the outcome of this proposal if a quorum is present.

Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

For Proposal No. 5, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of a majority of the total votes properly cast for or against the proposal in person or by proxy at the Annual Meeting is required for approval. Abstentions and broker non-votes will have no impact on the outcome of this proposal if a quorum is present.

Ratification of Independent Registered Public Accounting Firm

For Proposal No. 6, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of a majority of the total votes properly cast for or against the proposal in person or by proxy at the Annual Meeting is required for ratification. Abstentions will have no impact on the outcome of this proposal if a quorum is present.

Who will serve as the inspector of election?

A member of the Company’s internal legal department will serve as the inspector of election.

Axon Enterprise, Inc. | 2024 Proxy Statement | 5

Where can I find the voting results of the Annual Meeting?

The final voting results will be tallied by the inspector of election and, within four business days after the Annual Meeting, the Company expects to report the final results on Form 8-K filed with the SEC.

Who is paying for the cost of this proxy solicitation?

The Company will bear the cost of solicitation of proxies for the Annual Meeting. We are soliciting your proxy on behalf of our Board. In addition to the use of mail, proxies may be solicited by personal interview, telephone, facsimile, electronically, including email, or otherwise, by our directors, officers and other employees. They will not receive any additional compensation for these activities. We have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies for an estimated fee of $50,000 with the option for additional fees up to $20,000 for services not yet contracted, plus reimbursement of reasonable expenses, and we have agreed to indemnify Innisfree M&A Incorporated against certain losses, costs and expenses. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

Who can help answer my other questions?

If after reading this proxy statement you have more questions about the Annual Meeting or the proposals, you should contact Innisfree M&A incorporated, our proxy solicitor, at:

Innisfree M&A Incorporated

501 Madison Avenue

New York, NY 10022

Shareholders Call Toll Free: (888) 750-5834

International Callers: +1 (412) 232-3651

Brokers and Banks Call: (212) 750-5833

Axon Enterprise, Inc. | 2024 Proxy Statement | 6

GOVERNANCE

A Letter from the Chair of the Board

Fellow Shareholders,

In the months leading up to our 2024 Annual Meeting, the Board had an opportunity to reflect on our plans for the year ahead, as well as our work over the past year—including implementing many points of feedback that we received from our shareholders. Since our Initial Public Offering in 2001, our Company has been a leader in innovation, and we have been driven by a mission to help create safer places to live—in our hometown communities, public spaces, recreation areas and in cities across our country.

To make sure our Board can continue to effectively oversee our Company’s strategy, we engaged with our shareholders to hear their perspectives on governance best practices to help facilitate appropriate risk management and board accountability. In response to those conversations, we have made substantial updates to our governance structures—some of which are unique to Axon and some of which help to bring us more in line with best practices.

I’ll start with our Board members—we have added three new directors in the past year. Directors Erika Ayers Badan, Graham Smith and Chief Jeri Williams enhance the skills and expertise needed to effectively oversee our Company’s strategy, in the short-term and in the years to come. Their backgrounds in the successful launch of new businesses, finance, technology solutions and leadership in law enforcement are extremely additive qualifications as we think about how to accelerate our ability to deliver value for our shareholders, while providing the innovative products on which our customers and stakeholders depend.

In conjunction with adding highly qualified directors, we’ve also updated our Corporate Governance Guidelines and adopted bylaw provisions that allow our shareholders better access to the Board and that strengthen our Board’s governance structures. Furthermore, we have updated our key committee charters to provide more detail on how oversight of specific material risks, including cybersecurity and sustainability, are overseen by the Board and its committees. We also have two key advisory boards comprising experts to help ensure that the Board is well-informed of the latest advancements across the fields that impact our business.

I’m proud of the governance-related updates that we have made over the last year, and I’m proud of the Board members who bring their unique perspectives and experiences to facilitate a constructive dialogue in the boardroom. Our investor engagement is also an important factor in how the Board positions itself to oversee our Company. Your feedback has shaped the updates we have made over the last year, and it will continue to shape our governance structures in the future—on behalf of the Board, thank you for your critical input and continued investment in our Company.

Best,

Michael Garnreiter,
Chair of the Board

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THE BOARD OF DIRECTORS

Role of the Board of Directors

The principal duties of the Board of Directors are to oversee management and evaluate strategy. The fundamental responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interest of the Company and its shareholders. Our governance structures are designed to foster disciplined actions, effective decision-making and appropriate oversight of both performance and compliance.

Axon’s key governance documents, including our Corporate Governance Guidelines, are available at https://investor.axon.com/documents-and-charters.

Director Nominations

Our Nominating and Corporate Governance Committee (the “NCG Committee”) is responsible for identifying and evaluating nominees for the position of director and for recommending to the Board a slate of nominees for election at each annual meeting of shareholders. Nominees may be suggested by directors, members of management, shareholders or, in some cases, by a third-party firm engaged by the NCG Committee.

Shareholders who wish the NCG Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing by mail to the NCG Committee, c/o Axon Enterprise, Inc., 17800 North 85th Street, Scottsdale, AZ 85255, in accordance with the procedures in our Bylaws. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration by the NCG Committee as other suggested nominees.

Qualifications for All Directors

In its assessment of each potential director nominee, including those recommended by shareholders, the NCG Committee considers the potential nominee’s demonstrated character, judgment, relevant functional and industry experience, and whether they possess a high degree of business, financial, governmental, military and/or law enforcement, technological, cybersecurity, risk oversight, corporate governance or human capital management acumen, independence, and other such factors the NCG Committee determines are pertinent in light of the current needs of the Board. The NCG Committee also takes into account the ability of a potential director nominee to devote the time and effort necessary to fulfill his or her responsibilities to the Board of Directors. The NCG Committee engages in regular succession planning for the Board and key leadership roles on the Board. As part of this succession planning process, the NCG Committee considers the diversity and tenure of the current directors and the mix of backgrounds on the Board. While the NCG Committee does not have a formal diversity policy, the Board believes that the Company benefits from a well-rounded balance of varying qualifications, attributes, skills and experience in the composition of the Board.

The NCG Committee’s process for identifying and evaluating potential director nominees typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. From time to time, the Company has paid third-party firms to identify or assist in identifying or evaluating potential nominees.

Majority Voting Standard and Resignation Policy

Our Bylaws provide that we use a majority voting standard instead of a plurality voting standard in uncontested elections. Under this standard, an uncontested director must receive a majority of the votes properly cast for and against such nominee and, if they do not, they must tender their resignation for Board consideration. For contested elections where the number of director nominees exceeds the number of Board seats open for election, each person nominated to be elected as a director is elected by a plurality of the votes properly cast.

If an incumbent director receives less than a majority of the votes cast with respect to such director’s election in an uncontested election, such director will promptly tender his or her resignation to the NCG Committee. No later than 90 days following the receipt of any such tendered resignation, (i) the Board will, taking into account any recommendation

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by the NCG Committee, take formal action with respect thereto (which action may include accepting or rejecting such tendered resignation, or taking other action considered appropriate) and (ii) the Company will publicly disclose the Board’s decision and, in the event that the Board of Directors does not accept any such tendered resignation, the rationale for such decision. The director who tenders his or her resignation will not participate in the recommendation of the NCG Committee or the decision of the Board with respect to his or her resignation. The NCG Committee, in making any recommendation, and the Board, in making any decision, may consider any factors or other information they consider appropriate or relevant. If the Board accepts a tendered resignation, then the Board may fill the resulting vacancy or may decrease the size of the Board.

Board Governance Enhancements Over the Last Year

Our Board strives to continually enhance our governance structures and adopt industry and market best practices. Engagement with our shareholders and feedback from those conversations help to inform the Board’s decision-making in implementing policies, practices and governance structures in line with investor expectations and those that enable effective risk oversight at the Board level. Consistent with this approach, the Board has implemented the following policies and Bylaw amendments since our 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”), including:

●	establishing a policy for director service on other public company boards;
●	formalizing board tenure and term limits;
●	adopting “proxy access”; and
●	establishing Delaware as the exclusive forum for certain types of actions and claims.

Director Commitments and Service on Other Boards

The Board of Directors recognizes the time commitment that service on a board of directors requires, as well as other commitments applicable to the Company’s directors. In 2023, the Board updated its Corporate Governance Guidelines to establish limits on the number of boards on which our directors may serve. A director who is not a named executive officer of a public company may serve on a total of four public company boards, including the Company’s Board. A director who is also a named executive officer of a public company may serve on a total of two public company boards, including the Company’s Board.

Board Refreshment; Tenure and Term Limits

The Board values the contributions of both newer perspectives as well as directors who have developed, over a period of time, an increased understanding of, and insight into, the governance and business of the Company and the issues confronting it. In 2023, three directors joined the Company’s Board of Directors. To further our commitment to ensuring meaningful Board refreshment, in 2023, the Board updated its Corporate Governance Guidelines to implement formal term limits for directors in order to ensure alignment of director qualifications, attributes, skills and experience with the Company’s evolving strategy. Each non-executive director of the Company must submit a letter of resignation to the chair of the NCG Committee upon reaching 20 continuous years of service as a director of the Company or age 72, whichever occurs first, and each year thereafter, which letter of resignation may be accepted or rejected by the Board in its sole discretion.

Pursuant to this term limit policy, Dr. Mark Kroll, who has served on the Board since 2003, provided his offer to resign from the Board, subject to Board acceptance. After considering the mix of newer and tenured directors and the Company’s progress on various strategic matters, the NCG Committee recommended to the Board that it accept Dr. Kroll’s offer to resign, which the Board approved on March 4, 2023, effective as of the date of the Annual Meeting. The Board greatly appreciates Dr. Kroll’s deep commitment, leadership and many contributions to the Board and to the Company’s growth and progress during his years of service. In addition, pursuant to the Company’s term limit policy, Michael Garnreiter, in anticipation of his 72nd birthday, provided his offer to resign from the Board, subject to Board acceptance. After considering Mr. Garnreiter’s leadership roles as Chair of the Board and Audit Committee Chair, as well as the transition

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from Grant Thornton LLP to PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024, the NCG Committee recommended to the Board that it decline Mr. Garnreiter’s offer to resign to provide additional time to plan for his succession. On March 4, 2024, the Board determined to follow the NCG Committee’s recommendation and appointed Graham Smith as Audit Committee Chair to begin a smooth transition.

Adoption of Proxy Access

In 2023, we amended our Bylaws to adopt a “proxy access” provision, which permits a shareholder, or a group of up to 20 shareholders, who own 3% or more of our voting stock continuously for at least three years, to nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of two directors or 20% of the Board, subject to certain conditions and provided that the shareholder(s) and director nominee(s) satisfy all eligibility, procedural and disclosure requirements specified in our Bylaws, including that each director nominee submitted through the proxy access provisions must meet the qualifications to be an independent director.

Exclusive Forum

In 2023, our Board adopted an amendment to our Bylaws to provide as an exclusive forum (i) the Delaware Court of Chancery for certain types of actions and claims (including derivative actions, actions asserting a claim of breach of fiduciary duty and actions against us arising pursuant to the Delaware General Corporation Law or our organizational documents) and (ii) the federal district courts of the United States for claims arising under the Securities Act of 1933, as amended (the “Securities Act”), in each case subject to certain limitations. Our Board believes this provision is in the best interest of Axon and its shareholders. First, designating a forum in which certain claims can be brought promotes the efficient resolution of such claims and reduces the likelihood of duplicative lawsuits being brought in multiple jurisdictions. Further, the ability of plaintiffs to litigate claims governed by Delaware law in courts other than the Delaware Court of Chancery may mean that claims are brought in courts that may not apply Delaware law in the same manner as the Delaware Court of Chancery. The Delaware Court of Chancery’s considerable expertise has led to the development of a substantial and influential body of case law interpreting Delaware corporate law. We expect this will provide us and our shareholders with more consistency and predictability regarding the outcome of corporate disputes, which can minimize the time, cost and uncertainty of litigation for all parties. Similarly, the Board believes designating the federal district courts of the United States as the exclusive forum for claims brought under the Securities Act prevents forum shopping of state courts by plaintiffs and facilitates review of Securities Act claims by judges in federal courts that may have significant experience and expertise in adjudicating such claims. The exclusive forum provision in our Bylaws does not apply to suits brought to enforce any liability, obligation or duty created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the extent such application would be contrary to law.

Our Highly Qualified, Diverse Board of Directors

The Board has identified particular qualifications, attributes, skills and experience that it believes are important to be represented on the Board as a whole in order to advise and contribute to the execution of the Company’s strategic objectives. Each Board member was selected in accordance with the process for identifying and evaluating director nominees described above. Accordingly, the Board believes that each of the Company’s Board members brings a myriad of qualifications, attributes, skills and experience that are a combined benefit to the Company and its shareholders.

While recognizing that any group of people is more than the sum of its parts, that biography does not always define identity and that attempting to quantify diversity is an imperfect exercise in a world of unique individuals, we also acknowledge and celebrate that our Board intentionally reflects a wide range of human experiences and identities.

The following matrices provide enhanced disclosure regarding the diversity and backgrounds of the members of the Company’s Board, including the qualifications, attributes, skills and experience that have been identified as important to be represented on the Board. The matrices do not encompass all of the qualifications, attributes, skills and experience of our directors, and the fact that a particular qualification, attribute, skill or experience is not listed does not mean that a director does not possess it. In addition, the absence of a qualification, attribute, skill or experience with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of skill and experience listed below may vary among the members of the Board.

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Board Diversity Matrix

	As of March 15, 2024
Number of Directors	Female	Male	Gender Undisclosed
Part I
Directors	5	5	1
Part II
African American or Black	2	—	—
Asian	—	1	—
White	3	4	—
LGBTQ+	1		—
Demographic background not disclosed	—	—	1

	As of March 31, 2023
Number of Directors	Female	Male
Part I
Directors	4	6
Part II
African American or Black	2	—
Asian	—	1
White	2	5
LGBTQ+	1

Board Skills Matrix

Skills and Experience	Ayers	Brown	Cullivan	Garnreiter	Kalinowski	Kroll	McBrady	Partovi	G. Smith	P. Smith	Williams	Total
CEO/senior executive experience	•	•	•	•	•	•	•	•	•	•	•	11
Accounting/auditing experience				•					•			2
Governmental, regulatory and/or legal experience							•				•	2
Medical and/or scientific experience						•						1
Military and/or law enforcement experience											•	1
Technology expertise	•	•	•		•	•		•	•	•		8
Cybersecurity experience			•									1
Risk oversight and management	•	•	•	•		•	•	•	•	•		8
Public company board experience/corporate governance	•	•	•	•		•			•			5
Human capital management			•									1
Director since	2023	2020	2017	2006	2019	2003	2016	2010	2023	1993	2023

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Director Nominees in 2024

Erika Ayers Badan

Director since 2023

Age: 48

Board Committee: NCG Committee

Other Public Companies Boards: None

Ms. Ayers was named Barstool Sports’ first Chief Executive Officer (“CEO”) in 2016 and, during her tenure through January 2024, it experienced tremendous brand and business growth as one of the fastest-growing digital innovation, sports, entertainment and lifestyle media brands on the Internet. Prior to joining Barstool Sports, Ms. Ayers held various executive roles at media platforms such as Microsoft Corporation, AOL, Leaf Group (formerly Demand Media, Inc.) and Yahoo! Inc. She has extensive experience in transforming start-up organizations into multi-industry operations. She was also part of two early stage start-ups in the fashion and music industry and sits on the advisory boards of the Premier Lacrosse League and Food52. Ms. Ayers previously served on the board of directors of World Wrestling Entertainment, Inc. from October 2020 to September 2022. Ms. Ayers holds a B.S. in Sociology and Psychology from Colby College.

Specific Qualifications, Attributes, Skills and Experience:

Technology Expertise	Experience as an executive of media platform companies provides Ms. Ayers with valuable insight into communication expertise, Internet-related business development demands and brand building.
Risk Oversight & Management; Public Company Board Experience/ Corporate Governance

Experience as an advisor to multiple companies and as a board member of World Wrestling Entertainment, Inc. from October 2020 to September 2022 provides insight into public company corporate governance matters.

Adriane Brown

Director since 2020

Age: 65

Board Committees: Compensation Committee, NCG Committee (Chair) and Enterprise Risk and Compliance Committee

Other Public Company Boards: American Airlines Group Inc., eBay Inc. and KKR & Co Inc.

Ms. Brown has been a Managing Partner at Flying Fish Partners, a technology focused venture capital firm, since 2021 and joined as a Venture Partner in 2018. Prior to that, Ms. Brown served as President and Chief Operating Officer for Intellectual Ventures (“IV”), an invention and investment company that commercializes inventions, from January 2010 through July 2017, and served as a Senior Advisor until December 2018. Before joining IV, Ms. Brown served as President and CEO of Honeywell Transportation Systems (“Honeywell”) from January 2005 to June 2009. Over the course of 10 years at Honeywell, she held leadership positions serving the aerospace and automotive markets globally. Prior to Honeywell, Ms. Brown spent 19 years at Corning, Inc., ultimately serving as Vice President and General Manager, Environmental Products Division, having started her career there as a shift supervisor. Ms. Brown serves on the boards of directors of American Airlines Group Inc., eBay Inc. and KKR & Co Inc. Ms. Brown also serves on the board of directors of the International Women’s Forum. Previously, she served on the boards of directors of Allergan plc and Raytheon Company until 2020, respectively, and Harman International Industries until 2017. Ms. Brown holds an Honorary Doctorate of Humane Letters and a B.A. in environmental health from Old Dominion University and is a winner of its Distinguished Alumni Award. She also holds a M.A. in Management from the Massachusetts Institute of Technology where she was a Sloan Fellow.

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Specific Qualifications, Attributes, Skills and Experience:

Technology Expertise

Ms. Brown is a Managing Partner and member of the Investment Committee at Flying Fish Partners. The fund invests in and supports start-ups utilizing artificial intelligence and machine learning to transform processes in a variety of market verticals. Over the course of her career, Ms. Brown has engaged in business and technology transformations across a number of businesses and markets.

Risk Oversight & Management; Public Company Board Experience/ Corporate Governance

Board experience from Allergan plc, American Airlines Group Inc., eBay Inc., KKR & Co Inc., Harman International Industries and Raytheon Company provides extensive insight into public company corporate governance matters.

Julie A. Cullivan

Director since 2017

Age: 57

Board Committees: Audit Committee, NCG Committee and Enterprise Risk and Compliance Committee (Chair)

Other Public Company Boards: Astra Space Inc.

Most recently, Ms. Cullivan was the Chief Technology and People Officer at Forescout Technologies, Inc. (“Forescout”), reporting to the CEO, where she was responsible for leading the company’s business model transformation, information technology strategy, security risk and compliance program, customer production operations and human resources. She joined in July 2017 and helped Forescout scale from a private company with $160 million in revenue, through its successful initial public offering, to a publicly traded company with revenues of $330 million and a $1.5 billion valuation. In addition to focusing on scale, Ms. Cullivan led Forescout’s operational transformation from an appliance and license software business to a cloud subscription business. Forescout was acquired by Advent International, a private equity firm, in 2020 and Ms. Cullivan left in January 2021. Prior to Forescout, Ms. Cullivan was an Executive Vice President of Business Operations and Chief Information Officer at FireEye Inc. and a Senior Vice President at McAfee Corp. Additionally, Ms. Cullivan held executive roles at Autodesk, Inc., EMC Corporation and Oracle Corporation. Ms. Cullivan has served on the board of directors of Astra Space Inc. since 2023. Ms. Cullivan holds a B.S. in Finance from Santa Clara University.

Specific Qualifications, Attributes, Skills and Experience:

Technology Expertise; Cybersecurity Experience; Human Capital Management

Ms. Cullivan is a recognized leader in the cybersecurity field and a sought-after speaker on topics including women in security, security as a boardroom imperative, innovation and building high impact teams.

Risk Oversight & Management; Public Company Board Experience/ Corporate Governance

Experience as Chief Technology and People Officer, and Executive Vice President of Business Operations and Chief Information Officer, leading cross functional initiatives and information security strategy in a high-growth environment, provides experience in risk management.

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Michael Garnreiter, Chair

Director since 2006

Age: 71

Board Committees: Audit Committee, Compensation Committee and NCG Committee

Other Public Company Boards: Knight-Swift Transportation Holdings Inc. and Amtech Systems, Inc.

Mr. Garnreiter most recently served as Vice President of Finance and Treasurer of Shamrock Foods, a privately held manufacturer and distributor of foods and food-related products. He retired from this position in December 2015. From January 2010 until August 2012, Mr. Garnreiter was a managing director of Fenix Financial Forensics, a Phoenix-based litigation and financial consulting firm. From August 2006 through December 2009, Mr. Garnreiter served as managing member of Rising Sun Restaurant Group, LLC, a private restaurant operating company. From April 2002 through June 2006, Mr. Garnreiter was Executive Vice President, Treasurer and Chief Financial Officer of the Main Street Restaurant Group. Mr. Garnreiter previously served with the international accounting firm, Arthur Andersen, from 1974 through March 2002 with increasing levels of responsibility, culminating as a partner. Additionally, Mr. Garnreiter has served on the board of Knight-Swift Transportation Holdings Inc. since 2003 and has also served on the board of Amtech Systems, Inc. since 2007. Mr. Garnreiter holds a B.S. in Accounting from California State University at Long Beach and is a Certified Public Accountant.

Specific Qualifications, Attributes, Skills and Experience:

Accounting/ Auditing Experience

As a Certified Public Accountant and former partner at Arthur Andersen, Mr. Garnreiter has served on the audit committee of each board of directors on which he has served in the past and has extensive knowledge of SEC rules and regulations.

Risk Oversight & Management; Public Company Board Experience/ Corporate Governance	Board experience from Knight-Swift Transportation Holdings Inc. and Amtech Systems, Inc. provides extensive insight into public company corporate governance matters.

Caitlin Kalinowski

Director since 2019

Age: 43

Board Committees: Audit Committee and Mergers and Acquisitions and Capital Structure Committee

Other Public Company Boards: None

Ms. Kalinowski leads the AR Glasses Hardware team for the Reality Labs Division at Meta. Previously, she led VR Hardware, the division responsible for the Meta Quest 2 and Touch controllers, and the Oculus Rift, Go and Rift S. Before working at Meta, Ms. Kalinowski was a Product Design Engineer at Apple where she was a technical lead on the Mac Pro and MacBook Air products and was part of the original unibody MacBook Pro team. Ms. Kalinowski is also on the strategic board of Lesbians Who Tech & Allies, the largest LGBTQ technical organization in the world. Ms. Kalinowski holds a B.S. in Mechanical Engineering from Stanford University.

Specific Qualifications, Attributes, Skills and Experience:

Technology Expertise

Ms. Kalinowski has extensive experience in established technology organizations such as Meta and Apple. Ms. Kalinowski led technical teams at Apple and currently leads the AR Glasses Hardware team at Meta. She has tremendous insight into product design and engineering for technology focused initiatives.

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Matthew R. McBrady, Ph.D

Director since 2016

Age: 53

Board Committees: Enterprise Risk and Compliance Committee, Mergers and Acquisitions and Capital Structure Committee (Chair) and Scientific and Medical Committee

Other Public Company Boards: None

From August 1998 through January 2000, Dr. McBrady served as an international economist with President Clinton’s Council of Economic Advisers and the U.S. Treasury Department. From 2002 to 2006, Dr. McBrady served as a Professor of Finance at the Wharton School of Business at the University of Pennsylvania (from September 2002 through May 2003) and at the Darden Graduate School of Business Administration at the University of Virginia (from May 2003 through December 2006). After leaving academia, Dr. McBrady joined the North American Private Equity group at Bain Capital, LLC where he worked as an investment professional from January 2007 through January 2009 prior to joining Silver Creek Capital Management, LLC as Managing Director and Head of Investment Strategy and Risk Management. In January 2014, Dr. McBrady joined BlackRock, Inc., where he served as Managing Director and Chief Investment Officer of Multi-Strategy Hedge Funds from January 2014 through September 2016. Dr. McBrady served as the Managing Director of Investments at the Cystic Fibrosis Foundation from September 2017 to January 2019 and a Senior Advisor and co-Chief Investment Officer of Callaway Capital from January 2017 to December 2019. Dr. McBrady returned to the Darden Graduate School of Business Administration as a Professor of Finance Practice in August 2022, where he teaches classes in Corporate Financial Strategy and Impact and ESG Investing. In addition to his work in the private sector and academia, Dr. McBrady currently serves as an advisor to a number of impact investing funds and as the Chairman of the Investment Committee for Global Partnerships, a non-profit impact investor that has deployed nearly $500 million in concessionary loans to improve the lives of people living at the bottom of the pyramid in Central and South America and Africa. Dr. McBrady holds a B.A. in Economics from Harvard University, a M.Sc. in International Economics from Oxford University (U.K.) and a Ph.D. in Business Economics from Harvard University. Dr. McBrady previously served as a director for the Company from January 2001 through June 2014.

Specific Qualifications, Attributes, Skills and Experience:

Governmental Experience	Service as a member of President Clinton’s Council of Economic Advisors provides deep insight into government processes.
Risk Oversight & Management

Teaching positions at the Harvard Business School, the Wharton School of Business and the Darden Graduate School of Business Administration provide valuable financial knowledge and context. Service as Chief Investment Officer for BlackRock and investment strategy and management positions for other investment management firms provide experience in risk management.

Hadi Partovi

Director since 2010

Age: 51

Board Committees: Compensation Committee (Chair) and Mergers and Acquisitions and Capital Structure Committee

Other Public Company Boards: None

Mr. Partovi is the CEO and co-founder of the non-profit education organization Code.org and has served as a director on the board of MNTN, Inc., a private company, since 2023. Mr. Partovi is a past or present strategic advisor or early investor at numerous technology companies, including Facebook, Dropbox, Uber, Airbnb, SpaceX and Zappos. From 2009 through 2010, Mr. Partovi was Senior Vice President of Technology for MySpace (via acquisition) and, from 2006 through 2009, he was President and co-founder of iLike, Inc., which was acquired by MySpace in 2009. From 2002 through 2005, Mr. Partovi was General Manager, Microsoft MSN Entertainment and MSN.com and, from 1999 through 2001, he was Co-Founder and Vice President of Product and Professional Services for Tellme Networks, Inc. From 1994 through 1999,

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he was Program Manager for Microsoft Internet Explorer. Mr. Partovi holds a B.A. and a M.S. in Computer Science, summa cum laude, from Harvard University.

Specific Qualifications, Attributes, Skills and Experience:

Technology Expertise

Experience as an executive, entrepreneur, investor and advisor across a variety of successful technology companies provides Mr. Partovi with invaluable insight into software and Internet-related business development initiatives.

Risk Oversight & Management	Background as an advisor to multiple start-up companies provides Mr. Partovi experience in the unique challenges facing companies pursuing new technology.

Graham Smith

Director since 2023

Age: 64

Board Committees: Audit Committee (Chair), Compensation Committee and Mergers and Acquisitions and Capital Structure Committee

Other Public Company Boards: Splunk Inc. and Procore Technologies, Inc.

Mr. Smith has served as chair of the board of directors of Splunk Inc. since March 2019, and as a member of its board of directors since 2011. He also served as the interim CEO of Splunk Inc. from November 2021 to April 2022. Mr. Smith has also served on the board of directors of Procore Technologies, Inc., a provider of cloud-based construction management software, since 2020. In addition, Mr. Smith has served on the board of directors of Talkdesk, Inc., a global cloud contact center, since 2023. Mr. Smith served in various leadership positions at salesforce.com, inc. (“Salesforce”), a provider of enterprise cloud computing software, from 2007 to 2015, including as Chief Financial Officer and most recently as Executive Vice President. Prior to joining Salesforce, Mr. Smith served as Chief Financial Officer at Advent Software Inc., a portfolio accounting software company, from 2003 to 2007. Mr. Smith previously served on the board of directors of BlackLine, Inc., a provider of cloud-based solutions for finance and accounting, from 2015 to 2022; Citrix Systems, Inc., an enterprise software company, from 2015 to 2018; MINDBODY, Inc., a cloud-based wellness services marketplace (acquired by Vista Equity Partners), from 2015 to 2019; Xero Limited, an online accounting software company, from 2015 to 2020; Slack Technologies, Inc., a provider of cloud-based professional collaboration tools, from 2018 to 2021; and Elliott Opportunity II Corp., a special purchase acquisition company, from June to December 2021. Mr. Smith holds a B.Sc. from Bristol University in England and qualified as a chartered accountant in England and Wales.

Specific Qualifications, Attributes, Skills and Experience:

Accounting/ Auditing Experience	As an international chartered accountant, Mr. Smith has served as Chief Financial Officer of multiple publicly traded companies.
Technology Expertise	Experience as an executive of multiple technology companies, including progressive leadership positions at Salesforce, provides expertise in technology company operations.
Risk Oversight & Management; Public Company Board Experience/ Corporate Governance

Board experience for Splunk Inc. and Procore Technologies, Inc., as well as BlackLine, Inc., Citrix Systems, Inc., MINDBODY, Inc., Slack Technologies, Inc. and Xero Limited, provides extensive insights into public company corporate governance matters.

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Patrick W. Smith, CEO

Director since 1993

Age: 53

Board Committees: None
Other Public Company Boards: None

Mr. Smith has served as CEO and as a director of the Company since 1993. He is also co-founder of the Company. After graduating from Harvard University, cum laude, in just three years (class of 1991), Mr. Smith entered directly into the M.B.A. program at the University of Chicago. In two years, he completed both a master’s degree in international finance from the University of Leuven in Leuven, Belgium and an M.B.A. with honors at the University of Chicago, graduating in the top 5% of his class. After completing graduate school in the summer of 1993, he co-founded Axon Enterprise, Inc. (F.K.A. TASER International, Inc.) in September 1993 with his brother, Thomas P. Smith. Among other qualifications, Mr. Smith is the visionary of the Company and brings to the Board extensive executive leadership experience in the technology industry, including the management of worldwide operations, sales, service and support as well as technology innovation as he currently holds 53 U.S. patents.

Specific Qualifications, Attributes, Skills and Experience:

Technology Expertise	Mr. Smith is highly skilled in technology innovation and is the holder of 53 U.S. patents.
Risk Oversight & Management	Management and board experience as the CEO and co-founder of the Company provides extensive executive leadership expertise in navigating the range of risks faced by the Company over the past 30 years.

Jeri Williams

Director since 2023

Age: 58

Board Committees: Audit Committee and Enterprise Risk and Compliance Committee

Other Public Company Boards: None

Ms. Williams served as Chief of Police for the Phoenix Police Department, the first female to lead the city’s force, from 2016 to 2022. During her tenure with the department, she advanced a number of progressive strategies, including key areas such as community engagement and professional standards. Previously, she served nearly six years as Chief of Police in the City of Oxnard, California. Ms. Williams has received extensive accolades for her dedication to law enforcement, including being named one of Arizona’s Most Intriguing Women by the Arizona Centennial Legacy Project and recognized as California’s Assembly District 44 Woman of the Year for her leadership and outstanding accomplishments. In 2016, President Obama appointed Ms. Williams to a membership position on the Medal of Valor Review Board. She has also served as the first female President of the Major Cities Chiefs Association. Ms. Williams holds a B.A. in Fine Arts from Arizona State University and a M.A. in Education from Northern Arizona University.

Specific Qualifications, Attributes, Skills and Experience:

Governmental Experience

Service as the President of the Major Cities Chiefs Association provides valuable insight into community engagement and enhances relationships with various governmental agencies and law enforcement leaders.

Law Enforcement Experience	Service as Chief of Police for the Phoenix Police Department and City of Oxnard, California provides deep insight into the operational demands of our law enforcement customers.

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BOARD AND COMMITTEE GOVERNANCE

Board Leadership Structure

Michael Garnreiter, Chair of the Board	Patrick W. Smith, CEO

The Company’s governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company and its shareholders. The current leadership structure is anchored by an independent director as Chair of the Board. If at any time the Chair of the Board is not independent, the Board will elect a “Lead Independent Director” by a majority vote of the independent directors. The Lead Independent Director will have the responsibilities described in our Corporate Governance Guidelines. The Board believes this structure provides a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors.

The principal role of the Chair of the Board is to manage and to provide leadership to the Board of Directors of the Company. The Chair is accountable to the Board and acts as a direct liaison between the Board and the management of the Company, through the CEO. The Chair acts as the communicator of Board decisions where appropriate. The separation of the role of the Chair from that of the CEO is based on the Board’s view that the Chair should be free from any interest and any business or other relationship that could interfere with the Chair’s judgment, other than interests resulting from Company shareholdings and remuneration.

The NCG Committee conducts an annual evaluation of the performance of the Board and each of its standing committees and conducts regular peer assessments of each individual director.

Axon’s key governance documents, including our Corporate Governance Guidelines, are available at https://investor.axon.com/documents-and-charters.

Meetings of the Board of Directors

During the year ended December 31, 2023, the Board held seven meetings. No member of the Board attended fewer than 75% of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

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Committees of the Board of Directors

The Board currently has six standing committees: the Audit Committee, the Compensation Committee, the NCG Committee, the Enterprise Risk and Compliance Committee, the Mergers and Acquisitions and Capital Structure Committee and the Scientific and Medical Committee; the Scientific and Medical Committee will disband as of the date of the Annual Meeting and its responsibilities will be carried out by the full Board. The full Board will assume oversight of the issues previously within the purview of the Scientific and Medical Committee as these topics are prevalent throughout the broader strategy of the Company and are integrated in conversations outside those of the specific committee. The following table summarizes the current membership of our standing non-management Board committees, and identifies the chair of each committee and the number of committee meetings held in fiscal 2023:

Mergers and
				Enterprise	Acquisitions	Scientific
				Risk and	and Capital	and
	Audit	Compensation	NCG	Compliance	Structure	Medical
	Committee	Committee	Committee	Committee	Committee	Committee (4)
# Meetings	6	8	5	4	3	2
Director
Erika Ayers Badan			X
Adriane Brown		X	*	X
Julie A. Cullivan	X		X	*
Michael Garnreiter (1)	X	X	X
Caitlin Kalinowski	X				X
Mark Kroll (2)					X	*
Matthew McBrady				X	*	X
Hadi Partovi		*			X
Graham Smith (3)	*	X			X
Jeri Williams	X			X

X = Member

*  = Chair

(1) Michael Garnreiter served as Audit Committee Chair until March 4, 2024.

(2) Dr. Mark Kroll is not standing for re-election to the Board upon expiration of his current term at the Annual Meeting.

(3) There is no family relationship between Graham Smith and our CEO, Patrick W. Smith.

(4) The Scientific and Medical Committee will disband as of the date of the Annual Meeting and its responsibilities will be carried out by the full Board.

Audit Committee

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, assists the Board in fulfilling its oversight responsibilities regarding (i) the Company’s process for financial reporting and the integrity of the Company’s financial statements; (ii) the Company’s internal control system; (iii) the performance of the Company’s internal audit function; (iv) the independent accountants’ independence, qualifications and performance; (v) the Company’s risk assessment and management policies for major financial risks; and (vi) the Company’s Code of Business Conduct & Ethics (“Code of Ethics”) and process for monitoring compliance with laws and regulations. In furtherance of its purpose, the Audit Committee has the following specific responsibilities:

●	Discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;
●	Discusses with management the Company’s liquidity, cash management and treasury functions, and provides oversight of the Company’s Corporate Investment Policy;

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●	Reviews and considers for ratification or approval all related party transactions and/or other transactions implicating a potential conflict of interest between the Company and any of its directors, executive officers, 5% shareholders or other related parties if such transactions are in excess of $120,000;
●	Periodically reviews the Company’s program for monitoring compliance with the Code of Ethics and receives and reviews updates from management regarding the implementation of the Code of Ethics, including the annual ethics certification and training processes of covered persons;
●	Establishes procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding internal accounting controls or accounting or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding internal accounting controls, questionable accounting or auditing matters;
●	Periodically obtains any required reports and assurances from the independent accountants, the internal auditor and management with respect to the effectiveness of the Company’s system for monitoring compliance with laws and regulations; and
●	Receives and reviews reports from management with respect to any significant legal, compliance or regulatory matters that may have a material impact on the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies.

With respect to any such matters that involve cybersecurity, data privacy or information technology, the Committee coordinates and consults with the Enterprise Risk and Compliance Committee as appropriate.

The Audit Committee exercises sole authority with respect to the selection of the Company’s independent registered public accounting firm and the terms of its engagement. The Audit Committee reviews with the independent registered public accounting firm, upon the completion of its audit of the Company’s financial statements, the results of the auditing engagement; reviews with the independent registered public accounting firm, upon the completion of its quarterly review of the Company’s financial statements, the results of the quarterly review; and at least annually meets with the independent registered public accounting firm to review any recommendations they may have with respect to the Company’s financial, accounting or auditing systems.

The Report of the Audit Committee for the year ended December 31, 2023 is included in this proxy statement. See “Audit Matters—Report of the Audit Committee” for more information regarding the Audit Committee.

The Audit Committee’s primary responsibilities are set forth in its charter, which is subject to annual review and revision. The full text of the Audit Committee charter is available on our website at https://investor.axon.com/documents-and-charters.

Compensation Committee

The Compensation Committee assists the Board in discharging its responsibilities regarding the compensation of the officers of the Company within the meaning of Section 16 of the Exchange Act (collectively, “Section 16 Officers”) and members of the Board. The Compensation Committee is responsible for (i) overseeing the Company’s compensation plans, policies and programs for such individuals, (ii) assessing the appropriateness of their compensation in light of business, competitive and regulatory considerations and (iii) evaluating the performance of the Section 16 Officers. In addition, the Compensation Committee oversees compensation plans, policies and programs applicable to the Company’s directors, Section 16 Officers and other employees, including equity-based plans such as the design of the Axon Enterprise, Inc. Amended and Restated 2022 Stock Incentive Plan, the Axon Enterprise, Inc. 2024 eXponential Stock Plan and 2024 CEO Performance Award.

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The Compensation Committee also oversees, in consultation with the NCG Committee, the Company’s policies, practices and initiatives relating to human capital management, including workforce diversity and inclusion, workplace culture, talent development, retention and recruitment and employee engagement.

The Compensation Committee Report for the year ended December 31, 2023 is included in this proxy statement. See “Executive Compensation—Compensation Discussion and Analysis—Compensation Committee Report” for more information regarding the Compensation Committee.

The Compensation Committee’s primary responsibilities are set forth in its charter, which is subject to annual review and revision. The full text of the Compensation Committee charter is available on our website at https://investor.axon.com/documents-and-charters.

Nominating and Corporate Governance Committee

The NCG Committee assists the Board in overseeing (i) the process by which individuals are nominated to become Board members; (ii) matters of corporate governance, including advising the Board on matters of (A) Board organization, membership and function and (B) committee structure and membership; and (iii) succession planning for Board members and executive officers of the Company.

In addition, in collaboration with other committees of the Board and the Company’s management as appropriate, the NCG Committee identifies and monitors emerging corporate governance issues and trends that could be reasonably expected to have a substantial impact on the Company, including any material environmental or sustainability-related issues and the Company’s strategy with respect to social matters of significance to the Company.

The NCG Committee also periodically reviews the Company’s Corporate Governance Guidelines and other corporate governance policies and recommends to the Board any changes that the Committee determines, in its sole discretion, to be necessary or appropriate. In 2023, the Board of Directors updated our Corporate Governance Guidelines to further strengthen our commitment to corporate governance best practices.

The NCG Committee’s primary responsibilities are set forth in its charter, which is subject to annual review and revision. The full text of the NCG Committee charter is available on our website at https://investor.axon.com/documents-and-charters.

Other Standing Committees

The Enterprise Risk and Compliance Committee

The Enterprise Risk and Compliance Committee assists the Board in overseeing our overall approach to enterprise risk management, and regularly reviews the categories of risk the Company faces. The Committee is also responsible for overseeing the design, implementation and management of an effective information security program, including reviewing and overseeing the Company’s policies and procedures relating to cybersecurity and data protection risks associated with the Company’s products, services, information technology infrastructure and related operations.

The Mergers and Acquisitions and Capital Structure Committee

The Mergers and Acquisitions and Capital Structure Committee serves to focus on issues related to any proposed merger, acquisition or other strategic investment activity or plans identified by the Company’s management. It also provides guidance and oversight on the Company’s financing decisions.

Director Independence

As of the date of this proxy statement, based upon the information submitted by each of its directors, the Board has made a determination that a majority of our current Board is independent as that term is defined by the listing standards of The Nasdaq Stock Market (the “NASDAQ Listing Standards”) and that all of the members of our Board committees also meet

Axon Enterprise, Inc. | 2024 Proxy Statement | 21

any additional specific independence standards applicable to any committee on which such director serves, including the more stringent audit committee and compensation committee independence criteria. In addition, each of the members of our Compensation Committee is also a “non-employee director” (within the meaning of Rule 16b-3 under the Exchange Act).

For 2023, the Company determined that all Board members, other than Patrick W. Smith and Matthew McBrady, were independent under the applicable NASDAQ Listing Standards and SEC rules. Mr. P. W. Smith and Mr. McBrady are not independent. Mr. P. W. Smith is not considered independent as he is the founder and CEO of the Company. Out of an abundance of caution, the Board determined that Mr. McBrady is not independent given his long-standing social relationship with Mr. P. W. Smith.

In making its independence determinations, the Board considered that Mark W. Kroll, Ph.D., who is not standing for re-election to the Board upon the expiration of his current term at the Annual Meeting, provides consulting services to the Company. The expenses related to these services, excluding travel reimbursements, were approximately $114,000 for the year ended December 31, 2023. The Board determined that these consulting services did not impair Dr. Kroll’s independence because the amount of the fees is not material to Dr. Kroll or the Company and they represent a significant reduction from his standard fees.

Audit Committee Financial Experts

The Board of Directors determined that Michael Garnreiter and Graham Smith, each an independent director of the Company, is an audit committee financial expert within the meaning of that term under applicable SEC rules. See “Governance—The Board of Directors” for information about the past business and educational experience of each of Mr. Garnreiter and Mr. G. Smith. The Board has determined that each of the members of our Audit Committee is financially literate and that each of Mr. Garnreiter and Mr. G. Smith satisfies the financial sophistication requirements under the NASDAQ Listing Standards. As noted above, on March 4, 2024, the Board appointed Mr. G. Smith to succeed Mr. Garnreiter as Audit Committee Chair.

Board of Directors’ Role in Risk Oversight

The Company’s risk management process is intended to ensure that risks are taken knowingly and purposefully. The Board has allocated and delegated primary responsibility for risk oversight responsibility to its committees: the Audit Committee, the Compensation Committee, the NCG Committee, the Enterprise Risk and Compliance Committee, the Mergers and Acquisitions and Capital Structure Committee and the Scientific and Medical Committee.

The Audit Committee meets at least once a quarter and is responsible for oversight of the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Company maintains an internal audit function that reports directly to the Audit Committee Chair and reports to the Audit Committee quarterly on the status and health of internal controls, as well as any potential related party transactions. The Chief Legal Officer reports to the Audit Committee quarterly on potential ethics complaints as well as the status of the Company’s pending litigation. The Audit Committee in turn reports to the full Board on the status of financial risks and internal controls at least once a quarter.

The Compensation Committee meets as needed and is responsible for oversight of the Company’s risks relating to its compensation plans, policies and programs, as well as human capital management, including workforce diversity and inclusion, workplace culture, talent development, retention and recruitment and employee engagement. The Compensation Committee reports regularly to the full Board regarding its activities. In 2023, the Compensation Committee met eight times to discuss topics related to compensation structure and shareholder feedback on incentive plans.

The NCG Committee meets as needed and is responsible for oversight of risks relating to the Company’s corporate governance practices and emerging corporate governance issues and trends that could be reasonably expected to have a substantial impact on the Company, including any material environmental or sustainability-related issues and the Company’s strategy with respect to social matters of significance to the Company. The NCG Committee reports regularly

Axon Enterprise, Inc. | 2024 Proxy Statement | 22

to the full Board regarding its activities. In 2023, the NCG Committee met five times to discuss topics related to our governance structures and industry and market corporate governance best practices.

The Enterprise Risk and Compliance Committee typically meets at least quarterly and is responsible for oversight of the Company’s information security, compliance and enterprise risks excepting the financial risks overseen by the Audit Committee. Specifically, the Enterprise Risk and Compliance Committee provides oversight of the Company’s cybersecurity and systems integrity practices and risks. In addition, the Enterprise Risk and Compliance Committee provides oversight of the Company’s compliance practices (including import compliance, export compliance, Bureau of Alcohol, Tobacco & Firearms compliance, anti-bribery and corruption compliance, modern slavery and anti-human trafficking compliance, labor and employment compliance, workplace safety, data privacy, lobbying compliance and antitrust compliance). Enterprise Risk and Compliance Committee meetings are informed by management who maintain a risk dashboard to monitor companywide risks and prioritize them based on potential likelihood and potential severity of impact to the Company. Risk mitigation strategies are tracked and reported on by management to the Enterprise Risk and Compliance Committee at least once a quarter. Likewise, the Enterprise Risk and Compliance Committee reports to the full Board on the highest priority risks and mitigation strategies at least once a quarter.

The Scientific and Medical Committee typically meets at least twice a year and provides general oversight of the potential risks around Axon’s TASER electrical weapons. The Scientific and Medical Committee also provides oversight to the SMAB, which is an independent advisory board comprised of many of the world’s leading medical and scientific experts in the areas of electrical engineering, cardiac electrophysiology, emergency medicine and forensic pathology as they relate to TASER electrical weapons. The SMAB generally meets twice a year and provides feedback to the Company and the Scientific and Medical Committee on the design, safety and effectiveness of TASER electrical weapons. The Scientific and Medical Committee in turn reports to the Board at least twice a year on the work of the SMAB to help oversee TASER electrical weapon related risks. Upon dissolution of the Scientific and Medical Committee as of the Annual Meeting, the responsibilities of the Scientific and Medical Committee will be carried out by the full Board. As noted above, the full Board will assume oversight of the issues previously within the purview of the Scientific and Medical Committee as these topics are prevalent throughout the broader strategy of the Company and are integrated in conversations outside those of the specific committee.

Code of Ethics

The Company has adopted a Code of Ethics that is applicable to all employees, directors and consultants of the Company. The Company has also adopted a Code of Ethics for Senior Financial Officers that is applicable to the CEO, Chief Financial Officer, Corporate Controller, Vice President of SEC Reporting and others performing similar functions. A copy of the Company’s Code of Ethics and Senior Financial Officer Code of Ethics are published and available on our website at https://investor.axon.com/documents-and-charters. The Company intends to disclose any future amendments or waivers to the Code of Ethics on the Company’s website within four business days following the date of such amendment or waiver, unless required by NASDAQ Listing Standards to disclose such event on Form 8-K filed with the SEC.

Director Attendance at Annual Meetings of Shareholders

Directors are encouraged by the Company to attend each annual meeting of shareholders if their schedules permit. All of our directors, excluding the newly appointed directors in 2023, attended the 2023 Annual Meeting.

Shareholder Communications with Directors

Shareholders may communicate with members of the Board by mail addressed to the Chair, or any other individual member of the Board, to the full Board, or to a particular committee of the Board. In each case, such correspondence should be sent to the Company’s headquarters at 17800 North 85th Street, Scottsdale, AZ 85255. In general, any shareholder communication about bona fide issues concerning the Company delivered to the Corporate Secretary for forwarding to the Board or specified members will be forwarded in accordance with the shareholder’s instructions.

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DIRECTOR COMPENSATION

Members of the Board who are employees of the Company are not separately compensated for serving on the Board. Board compensation is reviewed periodically by the Company’s Compensation Committee. Non-employee directors of the Company are paid $10,000 in cash per quarter and are eligible to receive annual grants of restricted stock units (“RSUs”) with a grant date fair value equal to approximately $200,000 vesting on the one-year anniversary of the grant. New Board members are eligible to receive an initial grant of RSUs with a grant date fair value equal to approximately $200,000 in their first year of service vesting in equal annual installments over three years. The Chair of the Board receives an additional (i) $5,000 in cash per quarter and (ii) an annual grant of RSUs with a grant date fair value equal to approximately $20,000 vesting on the one-year anniversary of the grant date. Board members who provide any special Board advisory consultations in their official capacity as Board members (other than Board and committee meetings) are paid compensation at the rate of $2,500 per day or $1,250 per half day, with no pay for travel days. All directors are reimbursed for reasonable expenses incurred in connection with their attendance at meetings.

In addition, for the fiscal year ended December 31, 2023, Board members serving on committees in either the chair or member capacity received fees as summarized in the following table:

	Annual	Annual
Committee	Chairman Fee	Member Fee
Audit	$25,000	$10,000
Compensation	15,000	7,500
Nominating and Corporate Governance	10,000	5,000
Mergers and Acquisitions and Capital Structure	10,000	6,000
Enterprise Risk and Compliance	10,000	6,000
Scientific and Medical	24,000	10,000

The annual RSU awards are typically granted on the date of the Company’s annual meeting of shareholders. Directors have the option of deferring all or a portion of their cash compensation into the TASER International, Inc. Deferred Compensation Plan, the Company’s non-qualified deferred compensation plan (the “Deferred Compensation Plan”).

In 2021, the Compensation Committee retained compensation consulting firm Compensia, which provided research, data analyses, benchmarking and design expertise in adjusting compensation for its directors. Compensia provided director compensation data based on its proprietary database for public technology companies with annual sales between $435 million and $1.7 billion, and with market capitalization of $2.4 billion to $37.6 billion. The Compensation Committee’s compensation philosophy is to generally set director compensation at approximately the 50% benchmark to peers, adjusted every three years. The results for Board committee retainers were implemented in 2021 and remained mostly unchanged in 2022 and 2023, while Board committee chair fees and Compensation Committee member fees were updated in 2022 to the levels shown in the above table.

The following table summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2023.

	Fees Earned or		All Other
	Paid in Cash	Stock Awards	Compensation
Name	($)	($) (1) (2) (3)	($) (4)	Total ($)
Erika Ayers Badan	$21,250	$200,018	$	$221,268
Adriane Brown	63,500	200,090	—	263,590
Julie A. Cullivan (5)	62,500	200,090	—	262,590
Michael Garnreiter	97,500	220,240	—	317,740
Caitlin E. Kalinowski	59,000	200,090	—	259,090
Mark W. Kroll (5)	73,750	200,090	114,000	387,840
Matthew R. McBrady	61,000	200,090	—	261,090
Hadi Partovi	63,500	200,090	—	263,590
Graham Smith	41,750	400,145		441,895
Jeri Williams	38,000	400,145		438,145

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(1)

Amounts in this column represent the aggregate grant date fair value of RSUs, computed in accordance with stock-based compensation accounting rules in Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”). The fair value of each RSU is the closing price of our common stock on the date of grant. Each non-employee director, aside from Ms. Ayers Badan, received an award of 993 RSUs on May 12, 2023. The awards vest on the one-year anniversary of the grant on May 12, 2024. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in the calculations of the grant date fair values for such awards are included in Note 1 to our consolidated financial statements for the fiscal year ended December 31, 2023 within our 2023 Annual Report.

The following table shows the aggregate number of RSUs outstanding for each director as of December 31, 2023.

Aggregate
Restricted Stock
Name	Units Outstanding
Erika Ayers Badan	1,041
Adriane Brown	1,471
Julie A. Cullivan	1,471
Michael Garnreiter	1,571
Caitlin E. Kalinowski	1,471
Mark W. Kroll	1,471
Matthew R. McBrady	1,471
Hadi Partovi	1,471
Graham Smith	1,915
Jeri Williams	1,915

(2)	Pursuant to his service as Chair of the Board, on May 12, 2023, Mr. Garnreiter received a grant of 100 shares, which vests one year from the grant date.
(3)

Ms. Ayers Badan, Mr. G. Smith and Ms. Williams joined the Board in 2023. As described above, new Board members are eligible to receive an initial grant of RSUs with a grant date fair value equal to approximately $200,000 in their first year of service vesting in equal annual installments over three years. Ms. Williams and Mr. G. Smith each received an RSU award with a grant date fair value equal to $200,055 on March 16, 2023, which will vest annually over three years. Ms. Ayers Badan received an RSU award with a grant date fair value equal to $200,018 on June 1, 2023, which will vest annually over three years.

(4)Other compensation for Dr. Kroll represents fees for consulting services provided.

(5)

Non-employee directors have the option of participating in the Deferred Compensation Plan through which participants may elect to postpone the receipt and taxation of a portion of their compensation. All gains or losses are allocated fully to plan participants and the Company does not guarantee a rate of return on deferred balances. The Company does not make discretionary payments to the plan. There were no above-market returns for participants in the plan. Dr. Kroll and Ms. Cullivan participate in the Deferred Compensation Plan and elected to defer $73,750 and $62,500, respectively, of earned compensation into the plan during the year ended December 31, 2023.

Director Stock Ownership Guidelines

The Board adopted stock ownership guidelines in December 2018. The stock ownership guidelines require that non-employee directors hold Company stock equivalent to five times the dollar value of their base cash compensation; for 2023, this equates to $200,000. New non-employee directors have up to three years to meet this requirement. If a director falls below this requirement, he or she is not allowed to sell shares until the requirement is met.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company reviews all relationships and transactions in which the Company and its directors, director nominees, executive officers or their immediate family members are participants, to determine whether such persons have a direct or indirect material interest. Management is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions and for then determining, based on the facts and circumstances, whether the Company or a related party has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related party are disclosed in this proxy statement.

The Company has a written related party policy, which is included within the Audit Committee Charter, wherein the Audit Committee reviews, approves or ratifies related party transactions in accordance with NASDAQ Listing Standards. It is the policy of the Company that all proposed transactions in excess of $120,000 between the Company and its directors, officers, 5% shareholders and their affiliates should be entered into or approved only if such transactions are on terms no less favorable to the Company than it could obtain from unaffiliated parties, are reasonably expected to benefit the Company and are disclosed to the Audit Committee. The Audit Committee is authorized to consult with independent legal counsel at the Company’s expense in determining whether to approve any such transaction.

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SHARE OWNERSHIP

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

The following table sets forth information, as of March 1, 2024, with respect to beneficial ownership of the Company’s common stock by each current director or nominee for director, by each of our named executive officers as defined by Item 402(a)(3) of Regulation S-K (the “NEOs”), by all directors and executive officers as a group, and by each person who is known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock. The Company believes that, except as otherwise described below, each named beneficial owner has sole voting and investment power with respect to the shares listed.

		Shares
	Shares	Acquirable	Total
	Beneficially	Within 60	Beneficial	Percent of
Name of Beneficial Owner (1)	Owned	Days (2)	Ownership	Class (3)
Beneficial Owners of More than 5%:
BlackRock, Inc. (4)	8,481,206	—	8,481,206	11.3%
The Vanguard Group (5)	7,930,811	—	7,930,811	10.5

Directors and Named Executive Officers:
Patrick W. Smith	2,925,666	530,931	3,456,597	4.6
Hadi Partovi (6)	412,346	—	412,346	*
Michael Garnreiter	27,965	—	27,965	*
Mark W. Kroll	9,664	—	9,664	*
Julie A. Cullivan	3,896	—	3,896	*
Caitlin Kalinowski	7,701	—	7,701	*
Matthew R. McBrady	4,764	—	4,764	*
Adriane Brown	5,252	—	5,252	*
Graham Smith	—	308	308	*
Jeri Williams	—	308	308	*
Erika Ayers Badan	—	—	—	*

Joshua M. Isner	198,618	—	198,618	*
Brittany Bagley	23,294	2,365	25,659	*
Jeffrey C. Kunins	179,763	—	179,763	*

All directors and executive officers as a group (14 persons)	3,798,929	533,912	4,332,841	5.7%

*	Less than 1%
(1)	Except as noted in Notes 4 and 5 below, the address of each person or group of persons listed above is c/o Axon Enterprise, Inc., 17800 North 85th Street, Scottsdale, AZ 85255.
(2)

Reflects the number of shares that could be purchased by exercise of options exercisable at March 1, 2024, or stock options or RSUs vesting within 60 days thereafter under the Company’s stock incentive plans.

(3)

Based on 75,302,832 shares outstanding as of March 1, 2024. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons listed above, any security that such person or group has the right to acquire within 60 days of March 1, 2024 is deemed to be outstanding for the purpose of computing the percentage ownership of such person or group, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group.

(4)

Represents shares of the Company’s common stock beneficially owned as of December 31, 2023, based on the Schedule 13G/A filed on January 24, 2024 by BlackRock, Inc. In such filing, BlackRock, Inc. lists its address as

Axon Enterprise, Inc. | 2024 Proxy Statement | 27

50 Hudson Yards New York, NY 10001, and indicates it has sole voting power with respect to 7,989,787 shares of the Company’s common stock, shared voting power with respect to no shares of the Company’s common stock, sole dispositive power with respect to 8,481,206 shares of the Company’s common stock, and shared dispositive power with respect to no shares of the Company’s common stock.

(5)

Represents shares of the Company’s common stock beneficially owned as of December 31, 2023, based on the Schedule 13G/A filed on February 13, 2024 by The Vanguard Group. In such filing, The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355, and indicates it has sole voting power with respect to no shares of the Company’s common stock, shared voting power with respect to 85,717 shares of the Company’s common stock, sole dispositive power with respect to 7,688,393 shares of the Company’s common stock, and shared dispositive power with respect to 242,418 shares of the Company’s common stock.

(6)

Includes 368,502 shares of the Company’s common stock owned directly by Mr. Partovi in a standard margin account and pledged as collateral to secure certain personal indebtedness. Based on daily trading volume and the collateral representation of these shares, in conjunction with other personal assets, the Board believes that this position does not pose a significant risk to shareholders or the Company.

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EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

See “Governance—The Board of Directors” for biographical information for Patrick W. Smith, who is also our CEO.

Brittany Bagley

Title: Chief Operating Officer and Chief Financial Officer

Joined Axon in 2022

Age: 40

Ms. Bagley serves as Axon’s Chief Operating Officer and Chief Financial Officer with responsibility for further integrating Axon’s financial functions with its operations, including manufacturing, supply chain and enterprise, and driving operational improvements to contribute to the strength of Axon’s income statement, balance sheet and statement of cash flows, including through more streamlined management of cost of goods sold, inventory and working capital. She joined the Company’s management team in September 2022 after serving as Chief Financial Officer of Sonos, Inc. since April 2019. Ms. Bagley also served on the board of directors of Sonos, Inc. from September 2017 to April 2019. From December 2017 to April 2019, Ms. Bagley served as a Managing Director of Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”), a global investment firm, and previously served in other roles at KKR from July 2007 to December 2017. Prior to joining KKR, Ms. Bagley was an analyst at The Goldman Sachs Group, Inc., an investment banking firm. Ms. Bagley has served on the board of directors of Aurora Innovation, Inc., a self-driving technology company, since July 2021 and is currently the chair of its audit committee and a member of its compensation committee. Ms. Bagley holds a B.A. in Economics, magna cum laude, from Brown University.

Joshua M. Isner

Title: President

Joined Axon in 2009

Age: 38

As President, Mr. Isner is responsible for Axon’s execution and driving its growth — including top line execution and global expansion into new markets and new product categories — and managing other day-to-day functions. Mr. Isner joined Axon in 2009 as a member of Axon’s Leadership Development Program and quickly established a strong track record of delivering results. In 2014, Mr. Isner led Axon’s domestic body camera and cloud software sales team to a record year and was subsequently promoted to Executive Vice President of Global Sales. In 2018, he stepped into the role of Chief Revenue Officer, responsible for Axon’s global growth, customer service, professional services and sales operations, successfully driving annual growth rates in excess of 25%. In 2022, Mr. Isner was tapped to be Axon’s Chief Operating Officer. He is a keen operational leader who drives discipline and prioritization across the business, and ensures that Axon is aggressively pursuing our total addressable market opportunity, supported by a world-class team. Mr. Isner has a B.S. in Government & Political Science from Harvard University.

Jeffrey C. Kunins

Title: Chief Product Officer and Chief Technology Officer

Joined Axon in 2019

Age: 49

Mr. Kunins leads Axon’s global product, software and hardware engineering, artificial intelligence, design and security teams—building Axon’s complete product suite, including body and in-car cameras, non-lethal de-escalation tools such as TASER energy weapons, and Software-as-a-Service platforms for digital evidence management, productivity and real-time operations. Since joining Axon in September 2019, Mr. Kunins has driven transformational expansion and up-leveling of Axon’s global research and development organization and its ability to invent and deliver at scale. Prior to Axon, Mr. Kunins served as Vice President of Alexa Entertainment at Amazon from February 2018. Mr. Kunins served as the Vice President of Kindle at Amazon from March 2014 to February 2018. Prior to Amazon, Mr. Kunins served as General Manager (“GM”) of Product and Design at Skype, GM of Windows Live Messenger at Microsoft and Vice President of

Axon Enterprise, Inc. | 2024 Proxy Statement | 29

Product at Tellme Networks, Inc. Mr. Kunins has a B.S. in Information & Decision Systems from Carnegie Mellon University.

Each executive officer serves at the discretion of our Board of Directors and we have entered into employment-related agreements with each of the executive officers listed above. These agreements require notice of termination by the Company in certain situations that are described in further detail in this proxy statement. See “Executive Compensation—Compensation Discussion and Analysis—Employment Agreements and Other Arrangements with NEOs.”

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COMPENSATION DISCUSSION AND ANALYSIS

A Letter from Our Compensation Committee

Fellow Shareholders,

2023 was a year of success for Axon—we’ve continued on our mission to transform public safety with technology, with a strategy that has delivered for our shareholders, as well as the stakeholders, law enforcement professionals and community members who rely on our innovation for a safer daily life. Our performance reflects the management team’s dedication to our ambitious strategy, and we are pleased to highlight our key financial achievements in 2023:

●	Full-year revenue increased by 31% to $1.6 billion compared to fiscal year 2022.
●	Annual net income of $174 million supported Adjusted EBITDA of $329 million.[1]
●	Axon Cloud and Services revenue grew 52% compared to fiscal year 2022, primarily attributable to the increase of adoption of our premium bundling and a growing base of software licenses.

Beyond our financial results, we also executed against our strategic priorities, including:

●	We introduced breakthrough TASER 10 technology, with strong demand that exceeded expectations.
●	Our newest body camera technology, Axon Body 4, was successfully launched and continues to ramp along with continued strong demand for Axon Fleet 3.

While we are proud of our financial achievements and strategic milestones in 2023, we maintain a long-term outlook for the Company. We know that the work underway today will enable us to continue delivering on our commitment to safer communities, neighborhoods, schools and public spaces, all while creating long-term value for our shareholders.

Our management team is a critical part of our success to date and our continued success in the future. With this in mind, the Compensation Committee sought shareholder feedback over the last year. Our goal was to hear directly from our investors regarding how they evaluate components of compensation and their views on pay structures that appropriately incentivize and retain the talent that executes on our strategy day-in-and-day-out, while planning for the next three, five and seven years.

These investor conversations provided input into how the Compensation Committee has structured our 2024 incentive plans for our broad-based employees, executive leadership team and CEO, Patrick W. Smith. At our 2024 Annual Meeting, we are asking shareholders for the approval of three separate plans—all connected in their goals and metrics for success—but individually structured for different components of our workforce.

We have seen successful alignment of these types of employee plans and value creation in the past. In 2019, shareholders approved a similar plan for our broad-based employees, which aligned motivation and strategic execution, resulting in nearly $16 billion of shareholder value creation since that time. With our 2024 plans, our aim is to incentivize Axon employees across all levels by focusing on our key operational metrics and drivers of long-term value. These plans will give employees the opportunity to own equity and personally partake in value creation as a result of their contributions. As we have outlined in our proxy statement, these three proposals are:

Proposal No. 2, the Axon Enterprise, Inc. Amended and Restated 2022 Stock Incentive Plan (our broad-based long-term incentive plan), which will provide us the needed shares to grant the time-based equity awards that are critical to compensating our broad-based employee population who support our long-term strategy;

1 See Reconciliation of Non-GAAP Measures, for the GAAP financial measure most directly comparable to each non-GAAP financial measure, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure.

Axon Enterprise, Inc. | 2024 Proxy Statement | 31

Proposal No. 3, the Axon Enterprise, Inc. eXponential Stock Plan (the “2024 Employee XSP”), which is intended to provide employees across all levels of the Company (other than our CEO, who is intended to be compensated through the 2024 CEO Performance Award) with an opportunity to elect to receive a portion of their compensation under this performance-based long-term incentive plan aligned with our key operational metrics and share price performance; and

Proposal No. 4, the 2024 CEO Performance Award, which is a performance-based long-term incentive award intended to motivate our CEO, Patrick W. Smith, over the next seven years to drive the same equity growth, aligned with the same key operational metrics and share price performance goals as the 2024 Employee XSP, connecting our incentive drivers across the Company.

While these proposals are separate to achieve their specified aims, the Compensation Committee views them as an integral and interconnected part of our talent management strategy as we seek to incentivize as one company, while allowing for individual participation in our collective success. In structuring and managing these plans, we remain committed to appropriate and sustainable levels of dilution.

As shareholders invested alongside our Company, we urge you to vote FOR these proposals. Thank you for your support as we work to create incentives that will deliver shareholder value.

Best,

Compensation Committee members,

Hadi Partovi, Chair	Adriane Brown	Michael Garnreiter	Graham Smith

Our Named Executive Officers

The purpose of this Compensation Discussion and Analysis is to provide material information about our compensation objectives and policies, with a focus on explaining and providing context for the material elements of the disclosure which follows in this proxy statement with respect to the compensation of our NEOs in fiscal year 2023. Each of our four executive officers is an NEO for fiscal year 2023:

●	Patrick W. Smith, our CEO;
●	Joshua M. Isner, our President;
●	Brittany Bagley, our Chief Operating Officer and Chief Financial Officer; and
●	Jeffrey C. Kunins, our Chief Product Officer and Chief Technology Officer.

Our Compensation Philosophy

The Compensation Committee is in place to address matters relating to the fair and competitive compensation of our NEOs and non-employee directors, together with matters relating to our compensation plans, policies and programs. The Compensation Committee believes that executive compensation should be aligned with the values, objectives and financial performance of the Company. Our compensation philosophy is focused on delivering market competitive pay opportunities

Axon Enterprise, Inc. | 2024 Proxy Statement | 32

that are majority performance-based and promote long-term alignment with shareholders through heavy emphasis on equity and performance equity.

The objectives of our NEO compensation programs include:

● Attracting and retaining highly qualified individuals who are capable of making significant contributions critical to our long-term success;

● Promoting a performance-oriented environment that encourages Company and individual achievement;

● Rewarding NEOs for long-term strategic management and the enhancement of shareholder value;

● Strengthening the relationship between pay and performance by emphasizing variable, at-risk compensation that is dependent upon the achievement of specified corporate and personal performance goals; and

● Aligning long-term management interests with those of shareholders, including through long-term at-risk pay.

2023 Compensation Reflected Axon’s 2023 Performance and Key Leadership Promotions

Our pay programs and structures have remained relatively consistent with past practices and our compensation actions align with our performance and business trajectory. Key highlights include:

●	Annual cash incentive program paid out between 153.3% and 160.3% for our NEOs (other than our CEO), which aligns with our strong financial performance highlighted above.
●	The remaining outstanding tranches of the 2018 CEO Performance Award and 2019 XSPP (each as defined below) were earned based on the combination of strong financial and stock price performance.

We made limited adjustments to 2023 compensation at the beginning of the year but took more meaningful actions later in the year to recognize key leadership promotions and increasing roles and responsibilities as the Company continues to scale. To ensure we continue to retain our executive leadership, we took the following actions:

●	As the remaining outstanding tranches of the 2018 CEO Performance Award and 2019 XSPP were earned in full, we granted, subject to shareholder approval, the performance-based 2024 CEO Performance Award and performance-based awards under the 2024 Employee XSP (as defined below) to drive alignment with our strategic goals over the next seven years.
●	We granted Contingent RSUs (as defined below) in December 2023 to our NEOs (other than our CEO) as we wait to determine whether shareholders will approve the 2024 Employee XSP. Should the 2024 Employee XSP be approved by shareholders, the Contingent RSUs granted in December 2023 will be forfeited and replaced with performance-based grants under the 2024 Employee XSP for these NEOs, as further described below. If the 2024 Employee XSP is not approved by shareholders, the Contingent RSUs will remain outstanding and will vest over three years.
●	We granted time-based RSUs that will vest over three years in connection with the promotions of Ms. Bagley and Messrs. Isner and Kunins as we made key leadership changes to support our long-term strategy.

Axon Enterprise, Inc. | 2024 Proxy Statement | 33

Initial 2023 Annualized Target Direct Compensation

The table below summarizes annualized target total direct compensation of our NEOs at the beginning of 2023. Notably, our CEO received an annual base salary of $31,201 with respect to fiscal 2023, but no additional incentive-based compensation (either short-term or long-term). For details on total compensation earned by our NEOs, see “Executive Compensation—2023 Summary Compensation Table.”

			Annual Target		Long-term Target		Long-term Target		Target Total
			Cash Incentive		Equity Compensation--		Equity Compensation--		Direct
2023	Annual Salary (1)		Compensation (2)		XSUs (3)		RSUs (4)		Compensation
Name	$	% Total	$	% Total	$	% Total	$	% Total	$
Patrick W. Smith	$31,201	100.0%	$—	—%	$—	—%	$—	—%	$31,201
Joshua M. Isner	350,000	8.0	800,000	18.4	1,000,000	23.0	2,200,000	50.6	4,350,000
Brittany Bagley	450,000	10.5	450,000	10.5	1,000,000	23.2	2,400,000	55.8	4,300,000
Jeffrey C. Kunins	300,000	9.2	300,000	9.2	1,000,000	30.8	1,650,000	50.8	3,250,000

(1)	Annual salary effective January 1, 2023.
(2)	Presented at target levels. The annual target cash incentive compensation for Mr. Isner reflects annual target cash incentive bonus of $500,000 and $300,000 for other non-variable cash compensation. For details on total annual cash incentive compensation earned by our NEOs, see detail under “2023 Annual Cash Incentive Program.”
(3)

Represents XSUs (as defined below) granted to Mr. Isner on January 2, 2019, Mr. Kunins on September 23, 2019 and Ms. Bagley on September 26, 2022, which are discussed in more detail under “Components of Executive Compensation—Long-Term Performance-Based Equity Compensation—2019 eXponential Stock Performance Plan.” The grants had an annual target value of $1,000,000 prior to risk and duration multipliers and were granted in lieu of traditional performance-based RSUs. The value shown represents the amount of 2023 target compensation that the executives elected to receive over a nine-year period (2019 to 2027) in the form of XSUs.

(4)

Except for Ms. Bagley, reflects the grant date value of RSUs vesting in 2023, which were granted in December 2022 for Messrs. Isner and Kunins. For Ms. Bagley, reflects the annual value of the portion of her September 2022 grant received in 2022. In addition, Ms. Bagley received a grant of $3,300,000 as part of her employment agreement, which is not reflected here.

2023 Annual Cash Incentive Program

Payouts to our NEOs (other than our CEO) under the 2023 annual cash incentive program were based on the achievement of Company-wide annual financial and operational goals, as well as additional metrics based on regrettable attrition and our Company values (or, in the case of Mr. Isner, employee engagement). The annual cash incentive program metrics were weighted 80% in respect of Company-wide annual financial and operational goals, 10% in respect of regrettable attrition, and 10% in respect of Company values (or, in the case of Mr. Isner, employee engagement). The Compensation Committee believes the criteria for the annual cash incentive program were challenging but achievable.

2023 Financial and Operational Goals
						Weighted
Metric	Threshold	Target	Maximum	Actual	Weight	Payout

	($ in millions)
Revenue	$1,390.0	$1,430.0	$1,550.0	$1,563.0	30.0%	60.0%
Adjusted EBITDA Margin	19.0%	20.0%	22.0%	21.1	30.0	46.0
New Market Bookings	$500.0	$600.0	$700.0	$743.0	20.0	30.0
New Product Adoption	700,000	835,000	1,020.0	1,230.0	20.0	30.0
Actual attainment/plan payout					100%	166.0%

The annual financial and operational goals were based on revenue, Adjusted EBITDA margin, new market bookings and new product adoption. The revenue and Adjusted EBITDA margin metrics each had a threshold, target and maximum goal with corresponding base payouts of 75%, 100%, 150% and 200% of target, respectively. The new market bookings and

Axon Enterprise, Inc. | 2024 Proxy Statement | 34

new product adoption metrics each had a threshold, target and maximum goal with corresponding base payouts of 75%, 100% and 150% of target, respectively. Achievement of the 2023 cash incentive program metrics was measured after the Company determined its earnings for 2023.

The annual cash incentive program metric based on regrettable attrition is measured as rolling 12-month attrition of employees rated as top performing in the prior performance rating cycle. As reported in our 2023 Annual Report, we closed the year with our overall regrettable attrition rate at less than 1%, well under the annual goal of 2.5%. The metric based on Company values for Ms. Bagley and Mr. Kunins was measured based on a peer survey and input from Mr. Isner, which resulted in a blended payout of 125%. The metric based on employee engagement for Mr. Isner was measured by the average of our overall employee satisfaction scores from the two employee surveys run in 2024, which resulted in a 78.21% average score. The employee engagement metric contemplated a 50% payout based on a score of 78, a 100% payout based on a score of 80 and a 150% payout based on a score of 82, and the actual payout of 55% was determined by linear interpolation.

The actual annual cash incentive program payouts to our NEOs were as follows and take into account the changes in each of the following NEO’s annual target cash incentive compensation that were effective July 1, 2023:

Weighting	80%	10%	10%	Weighted
	Company Bonus (1)	Attrition (2)	Values (3)	Average Payout	Cash Payout
Joshua M. Isner	166.0%	150.0%	55.0%	153.3%	$766,500
Brittany Bagley	166.0	150.0	125.0	160.3	842,563
Jeffrey C. Kunins	166.0	150.0	125.0	160.3	521,304

Components of Executive Compensation

We utilize various cash and non-cash-based compensation methods. The principal components of compensation in 2023 and 2024 for our NEOs (other than the CEO) consist of the following:

●	Annual salary;
●	Annual cash incentive bonus; and
●	Long-term equity compensation in the form of performance-based XSUs and service-based RSUs.

In addition, we offer benefit plans and retirement programs to our executives. Any decision to materially increase compensation is based upon the objectives listed above, taking into account all forms of compensation and individual achievement of performance goals. Decisions regarding the CEO’s compensation are made by the Compensation Committee and reflect the same considerations used for the other NEOs.

Annual Salary

Other than with respect to our CEO, salaries for NEOs are reviewed periodically, as well as at the time of a promotion or other changes in responsibilities. Consistent with our goal for overall compensation, we set salaries at a competitive level to ensure we can attract and retain our executives.

There is no set percentile of market that we use and executive salaries vary in their positioning to market depending on factors that may include tenure with the Company, results of personal, department and corporate performance, complexity and scope of the executive’s responsibilities, and the perceived detrimental effects to the Company that may result from such executive’s departure. The base salaries of our NEOs, other than the CEO, reflect input from the CEO and are approved by the Compensation Committee after considering compensation salary trends, total performance, overall level of responsibilities and compensation levels for comparable positions in the market for executive talent based on salary surveys and compensation data from peer comparator group companies.

Axon Enterprise, Inc. | 2024 Proxy Statement | 35

Annual Cash Incentive Program

The objective of the annual cash incentive program has been to provide executives with a competitive total cash compensation opportunity, as well as to align executive rewards with Company performance. Each year, the Compensation Committee reviews the framework for the annual cash incentive program, including the potential metrics and associated weightings and goals, and approves these metrics and any additional metrics to the extent used to determine the payouts to our NEOs. The Compensation Committee ensures the goals that are set at the beginning of the year are viewed as challenging but achievable to help support execution against our annual financial and operational priorities to drive long-term shareholder value.

Long-Term Performance-Based Equity Compensation

Beginning in 2018, the Company discontinued its long-term performance-based RSU grants to NEOs. Instead, our CEO participated in the 2018 CEO Performance Award and our other NEOs participated in the 2019 XSPP. The 2018 CEO Performance Award and the 2019 XSPP were each an incentive for future performance in the form of a high-risk, high-reward compensation plan, and the value was realizable only if and when each set of market capitalization and operational goals were achieved and the options or shares associated with each tranche vested. As of December 31, 2023, all market capitalization and operational goals under the 2018 CEO Performance Award and the 2019 XSPP have been achieved and certified by the Compensation Committee.

In 2023, to continue incentivizing future performance, the Company granted to employees (other than our CEO) awards of eXponential Stock Units (“XSUs”) under the 2024 Employee XSP, which may be achieved based on performance against stock price and operational performance, subject to shareholder approval of Proposal No. 3. In addition, the Company granted to our CEO the 2024 CEO Performance Award with the same performance metrics and hurdles, subject to shareholder approval of Proposal No. 4.

2018 CEO Performance Award

On May 24, 2018, our shareholders approved the Board of Directors’ grant of a performance-based stock option award to our CEO (the “2018 CEO Performance Award”). The 2018 CEO Performance Award consists of 12 tranches with a vesting schedule based entirely on the attainment of both market capitalization goals (market conditions) and operational goals (performance conditions), assuming continued employment either as the CEO or as both Executive Chairman and Chief Product Officer and service through each goal attainment date.

As of December 31, 2023, all 12 market capitalization and operational goals have been achieved and certified by the Compensation Committee. As a result, all outstanding stock options have vested. As all 12 operational goals have been achieved, we recorded total stock-based compensation expense of $246.0 million related to the 2018 CEO Performance Award. No stock-based compensation expense remains unamortized for the period ending December 31, 2023.

Our CEO’s compensation for 2023, 2022 and 2021 consisted of an annual base salary equal to minimum wage and the 2018 CEO Performance Award.

2024 CEO Performance Award

Over the past two years, the Compensation Committee has been discussing the design and structure of a new XSU award to be granted to our CEO. On December 18, 2023, the Compensation Committee approved a grant of XSUs to our CEO (the “2024 CEO Performance Award”), effective as of December 22, 2023 and contingent on shareholder approval. The 2024 CEO Performance Award is 100% performance-based upon achievement of both stock price and operational performance hurdles, subject to certain continued service requirements. The Compensation Committee established a notional value for the 2024 CEO Performance Award of $150 million, representing approximately $7 million of annual target long-term incentive value over the seven-year term of the CEO Employment Agreement (as defined below), with a risk multiplier of three.

Simplified Formula: [($7 million annual value) x (7 year term)] x risk multiplier of 3 à approximately $150 million

Axon Enterprise, Inc. | 2024 Proxy Statement | 36

The number of shares subject to the XSU award was calculated by dividing the notional value by a 90-day volume weighted average price per share of Company common stock as of the day preceding the grant date. For accounting purposes, the grant date of these XSUs will not occur unless and until the 2024 CEO Performance Award is approved by shareholders, and thus the fair value of the XSUs for accounting purposes is not determinable until such time. For details regarding the 2024 CEO Performance Award, see “Proposal No. 4—Approval of the 2024 CEO Performance Award.”

2019 eXponential Stock Performance Plan

On February 12, 2019, our shareholders approved the Axon Enterprise, Inc. 2019 Stock Incentive Plan (the “2019 Plan”), which was adopted by the Board of Directors to reserve a sufficient number of shares to facilitate our eXponential Stock Performance Plan (the “2019 XSPP”) and grants of XSUs under the plan. Pursuant to the 2019 XSPP, all eligible full-time U.S. employees (other than our CEO) were granted an award of 60 XSUs in January 2019, and certain employees, including our NEOs (other than our CEO) had the opportunity to elect to allocate a percentage of the value of their target compensation over a nine-year period from 2019 to 2027 in the form of additional XSUs (in excess of the 60 XSUs that were granted). For employees who elected to receive XSUs, the XSU grants were made as an upfront, lump-sum grant in January 2019, intended to replace that portion of the target compensation they elected to receive in the form of XSUs for the next nine years.

The XSUs are grants of RSUs that vest in 12 equal tranches. Each of the 12 tranches vest upon certification by the Compensation Committee that both (i) the market capitalization goal for such tranche, which began at $2.5 billion for the first tranche and increased by increments of $1.0 billion thereafter, and (ii) any one of eight operational goals focused on revenue or eight operational goals focused on Adjusted EBITDA have been met for the previous four consecutive fiscal quarters. The operational revenue and Adjusted EBITDA goals are the same targets as provided for the 2018 CEO Performance Award.

As of December 31, 2023, all 12 market capitalization and operational goals under the 2019 XSPP have been achieved and certified by the Compensation Committee. As a result, all XSU tranches have vested. As all 12 operational goals have been achieved, we recorded stock-based compensation expense of $199.9 million related to the XSU awards from their respective grant dates. No stock-based compensation expense remains unamortized for the period ending December 31, 2023.

2024 eXponential Stock Plan

Over the past two years, the Compensation Committee has been discussing the design and structure of new XSU awards for the broader employee population (other than our CEO), based on employee and shareholder feedback on the structure of a new performance-based plan. The Compensation Committee seeks to create a structure that aligns employees to the success of the business, based on stock price appreciation and key operational metrics. On October 14, 2023, the Board adopted the Axon Enterprise, Inc. 2024 eXponential Stock Plan (the “2024 Employee XSP” or “XSP 2.0”), which provides for XSU awards to employees (other than our CEO), subject to shareholder approval. On December 18, 2023, the Compensation Committee approved the grants of XSUs under the 2024 Employee XSP to our NEOs (other than our CEO), effective as of December 22, 2023 and contingent on shareholder approval. The XSU awards are 100% performance-based upon achievement of both stock price and operational performance hurdles, subject to certain continued service requirements. The number of shares subject to each XSU award was calculated by dividing the notional value of the award determined by the Compensation Committee by a 90-day volume weighted average price per share of Company common stock as of the day preceding the grant date. For accounting purposes, the grant date of these XSUs will not occur unless and until the 2024 Employee XSP is approved by shareholders, and thus the fair value of the XSUs for accounting purposes is not determinable until such time. For details regarding the 2024 Employee XSP, see “Proposal No. 3—Approval of the Axon Enterprise, Inc. 2024 eXponential Stock Plan.”

The Company intends to continue granting XSUs in place of long-term performance-based RSUs given the strong alignment with shareholder experience requiring meaningful growth in both stock price and operational performance. The 2024 Employee XSP recognizes Axon’s global growth potential and is designed to motivate our employees who are instrumental to the innovation and development of Axon’s new products and who continue to deliver exceptional value to Axon.

Axon Enterprise, Inc. | 2024 Proxy Statement | 37

Long-Term Service-Based Equity Compensation

The Compensation Committee believes that service-based equity compensation with multi-year vesting periods ensures that our NEOs have a continuing stake in our long-term success. For 2023, the Compensation Committee granted RSUs in December 2022, which vest annually over a three-year service period. For 2024, the Compensation Committee granted contingent RSUs (“Contingent RSUs”) in December 2023 to Ms. Bagley and Messrs. Isner and Kunins in lieu of XSU awards as we await the outcome of Proposal No. 3. Should the 2024 Employee XSP be approved by shareholders, the Contingent RSUs granted in December 2023 will be forfeited and replaced with XSU grants under the 2024 Employee XSP for these NEOs, as further described below. If the 2024 Employee XSP is not approved by shareholders, the Contingent RSUs will remain outstanding and will vest over three years.

In determining the total number of Contingent RSUs to award to each NEO (other than our CEO), the Compensation Committee considered, among other things, the strategic objectives of the Company over the next three years and the target figure for go-forward XSU grants for each executive, less the value of previously granted XSUs under the 2019 XSPP.

The following table sets forth the service-based RSU awards made to our continuing NEOs, other than Ms. Bagley, in December 2022 (for 2023) and the Contingent RSUs made in December 2023 (for 2024). See “Long-Term Service-Based Equity Awards in Connection with Promotions” below for further discussion on determination of vesting schedules and previously granted RSUs.

	For Fiscal Year 2023		For Fiscal Year 2024
	Number of		Number of
	Service-based	Grant Date	Service-based	Grant Date
Named Executive	RSUs Awarded	Fair Value	RSUs Awarded	Fair Value
Patrick W. Smith	—	—	—	—
Joshua M. Isner (1)	11,857	2,200,066	36,219	9,381,808
Brittany Bagley (2)	—	—	14,337	3,713,713
Jeffrey C. Kunins (1) (3)	8,893	1,650,096	9,810	2,541,084

(1)	The Contingent RSUs for Mr. Isner and Mr. Kunins will vest as to one-half in December 2024, one-third in four substantially equal installments in March, May, August and November 2025, and the remaining one-sixth in four substantially equal installments in March, May, August and November 2026, subject in each case to executive’s continued employment with the Company through the applicable vesting date.
(2)	The Contingent RSUs for Ms. Bagley will vest as to 39% in December 2024, 13% in two substantially equal installments in March and May 2025, 24% in two substantially equal installments in August and November 2025, and the remaining 24% in four substantially equal installments in March, May, August and November 2026, subject in each case to executive’s continued employment with the Company through the applicable vesting date.
(3)	The additional RSU award granted to Mr. Kunins will vest as to one-third on December 22, 2024, one-third in August 2025 and one-third in August 2026, subject in each case to executive’s continued employment with the Company through the applicable vesting date.

Long-Term Service-Based Equity Awards in Connection with Promotions

The Company uses service-based RSUs to work alongside the XSU grants to help support retention given the heightened risk-reward orientation of the XSUs. In September 2023, the Compensation Committee granted additional RSUs to Mr. Isner, Ms. Bagley and Mr. Kunins in connection with their promotions to President, Chief Operating Officer and Chief Financial Officer, and Chief Product and Chief Technology Officer, respectively.

The values for each executive’s grant in September 2023 were determined by using each executive’s go-forward annual RSU target opportunity over the next three years, less any expected vesting value from prior RSU awards. This calibration allows each executive to be on track to vest in their calibrated on-target earnings for their new roles as determined by the Compensation Committee. In September 2023, the Compensation Committee determined the number of shares that would be granted using a price per share of $194.58, which was the closing price of a share of the Company’s common stock as

Axon Enterprise, Inc. | 2024 Proxy Statement | 38

of July 3, 2023 (to align with the effective date of the executives’ promotions) and formally approved the grants on September 7, 2023. The stock price on the date of the grant was higher than $194.58 leading to a higher reported value.

	2023
	Number of
	Service-based	Grant Date
Named Executive	RSUs Awarded	Fair Value
Patrick W. Smith	—	—
Joshua M. Isner (1)	105,502	23,723,675
Brittany Bagley (2)	27,368	6,203,489
Jeffrey C. Kunins (3)	38,931	8,608,891
(1)	Mr. Isner’s September 2023 award will vest as to 34,887 RSUs on the first anniversary of the grant date, as to 27,856 RSUs on August 13, 2025, and as to 32,480 RSUs on August 13, 2026, subject to continued service through each vesting date to catch up to his target compensation rate.
(2)	Ms. Bagley’s September 2023 award will vest as to 6,167 RSUs on the first anniversary of the grant date, as to 1,542 RSUs on August 13, 2025, and as to 16,446 RSUs on August 13, 2026, subject to continued service through each vesting date to catch up to her target compensation rate.
(3)	Mr. Kunins’ September 2023 award will vest as to 11,306 RSUs on the first anniversary of the grant date, as to 11,307 RSUs on August 13, 2025, and as to 14,133 RSUs on August 13, 2026, subject to continued service through each vesting date to catch up to his target compensation rate.

In March 2024, following the finalization of the 2024 Employee XSP and grants of XSUs thereunder (subject to shareholder approval of Proposal No. 3), and considering the time that had elapsed between the promotions of Mr. Isner, Ms. Bagley and Mr. Kunins in July 2023 and their OTE allocations with respect to the 2024 Employee RSUs and grants of XSUs thereunder, the Compensation Committee reviewed on-target earnings for each of Mr. Isner, Ms. Bagley and Mr. Kunins, and determined to grant additional equity awards in the form of service-based RSU awards (10,279 RSUs for Mr. Isner, 3,213 RSUs for Ms. Bagley and 2,185 RSUs for Mr. Kunins) to deliver to the executives the value equivalent to the OTE otherwise allocated to XSUs in the six-month period following their promotions from July 1 through December 31, 2023. Because these grants were not made during fiscal year 2023, these grants are not reflected in the Summary Compensation Table or other compensation tables included in this proxy statement.

Forward-Looking Compensation Decisions for 2024

In mid-2023 and throughout the second half of the year, the Compensation Committee reviewed competitive market data and calibrated each NEO’s annualized total target direct compensation for 2024:

			Annual		Long-term Target			Long-term Target		Target Total
			Target Cash Incentive		Equity Compensation--		Equity Compensation--			Direct
2024	Annual Salary		Compensation		XSUs (1)		RSUs (2)			Compensation
Name	$	% Total	$	% Total	$	% Total	$		% Total	$
Patrick W. Smith	$31,201	0.4%	$—	—%	$7,143,000	99.6%	$—		—%	$7,174,201
Joshua M. Isner	500,000	4.1	500,000	4.1	5,000,000	40.5	6,320,000		51.3	12,320,000
Brittany Bagley	450,000	6.9	600,000	9.2	2,250,000	34.6	3,200,000		49.3	6,500,000
Jeffrey C. Kunins	350,000	6.6	350,000	6.6	1,518,000	28.6	3,082,000		58.2	5,300,000

(1)

Reflects the value of the 2024 CEO Performance Award granted to Mr. Smith and the value of the awards granted under the 2024 Employee XSP to Mr. Isner, Ms. Bagley and Mr. Kunins, subject to shareholder approval, as discussed in more detail under “Components of Executive Compensation—Long-Term Performance-Based Equity Compensation—2024 CEO Performance Award” and “—2024 eXponential Stock Plan.” The grants had an annual target value of $7,143,000, $5,000,000, $2,250,000 and $1,518,000, respectively, prior to the risk multiplier of three and the duration multiplier of seven, and were granted in lieu of traditional performance-based RSUs. Represents the amount of annual target compensation that the executives elected to receive over a seven-year period (2024 to 2030) in the form of XSUs.

Axon Enterprise, Inc. | 2024 Proxy Statement | 39

(2)

Reflects the grant date value of RSUs vesting in 2024 that were granted in September 2023 and are intended to serve as 2024 compensation awards. Does not include the grant date fair value of RSUs vesting in 2024 that were granted in March 2024 and are intended to deliver to Mr. Isner, Ms. Bagley and Mr. Kunins the value equivalent to the OTE otherwise allocated to XSUs in the six-month period following their promotions from July 1 through December 31, 2023.

Except for Mr. Smith, the year-over-year increases in each executive’s target total direct compensation listed above were made in connection with their respective promotions, expanded responsibilities and expected value contributions: Mr. Isner to President, Ms. Bagley to Chief Operating Officer and Chief Financial Officer, and Mr. Kunins to Chief Product and Chief Technology Officer. The pay levels disclosed above were determined as part of each executive’s promotion and were intended to remain relatively consistent over the next several years.

Strong Governance in Determining Executive Compensation

Our Compensation Committee is currently composed of four independent directors: Hadi Partovi (Chair), Adriane Brown, Michael Garnreiter and Graham Smith. The Compensation Committee makes the sole decision regarding compensation for the CEO and each other NEO. The Compensation Committee met seven times in 2023.

Members of management also attended the meetings, although the CEO and each other NEO were not present during voting or deliberations on his or her compensation. The Compensation Committee generally receives and reviews materials in advance of each meeting. Depending on the agenda for the particular meeting, materials may include:

●	Financial reports;
●	Reports on levels of achievement of corporate performance objectives;
●	Schedules setting forth the total compensation of the NEOs, including base salary, cash incentives, equity awards, perquisites and other compensation and any potential amounts payable to the NEOs pursuant to employment, severance and change of control agreements;
●	Summaries that show the NEOs’ total accumulated stock awards and stock option holdings;
●	Information regarding compensation paid by comparable companies identified in executive compensation surveys; and
●	Reports from consultants and advisors to the Compensation Committee.

Our executive management supports the Compensation Committee in carrying out its responsibilities by preliminarily outlining compensation levels for NEOs, administering our compensation plans, policies and programs, and providing data to the Compensation Committee for analysis. Periodically, compensation is initially proposed by the CEO for each executive (excluding the CEO), consisting of annual base salary, annual cash incentive compensation and long-term equity compensation, which is then provided to the Compensation Committee for review and approval.

Our Compensation Committee has sole authority to engage the services of outside consultants and advisors, as it deems necessary or appropriate in the discharge of its duties and responsibilities. The Compensation Committee has budgetary authority to authorize and pay for the services of outside consultants and advisors, and such consultants and advisors report directly to the Compensation Committee.

The Compensation Committee’s compensation philosophy is to generally set executive and director compensation at approximately the 50% benchmark to peers and engage a compensation consulting firm to provide research, data analyses, benchmarking and design expertise in reviewing and structuring compensation programs for the Company’s NEOs generally every three years, which began in 2018. Compensation generally stays flat in the interim years between compensation studies although adjustments may be made if appropriate based on individual performance, Company performance, relative shareholder returns and other relevant considerations. The Compensation Committee also considers the results of the Company’s say-on-pay vote for the prior year to ensure that its decisions and the Company’s executive compensation programs for the Company’s NEOs are aligned with long-term shareholder interests. For more detail regarding how the results of the most recent shareholder advisory vote on executive compensation were considered in

Axon Enterprise, Inc. | 2024 Proxy Statement | 40

making this year’s compensation decisions, see “Overview and Summary; Consideration of Prior Year Say-on-Pay Vote” in Proposal No. 5.

In 2022, the Compensation Committee engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its compensation consultant to provide their input on go-forward strategy for our NEO compensation, particularly in light of the 2018 CEO Performance Award and XSU awards under the 2019 XSPP becoming fully vested. In mid-2023, Semler Brossy supported the Compensation Committee in assessing competitive market levels to inform pay actions for the executive team. Semler Brossy provided executive compensation data from both our peer group and available technology survey data.

Peer Comparator Group

The scope of Semler Brossy’s review in 2023 included determining an appropriate comparator group to which to compare the Company’s executive compensation, based primarily on the following criteria: technology industry sector, revenue and revenue growth, valuation multiple and market capitalization. Semler Brossy selected public technology companies with annual sales roughly 1/3x to 3x Axon’s revenues at the time (i.e., revenues between $435 million and $4 billion) and three-month average market capitalization between 1/4x to 4x Axon’s market cap at the time (i.e., market capitalization between $4 billion and $65 billion). Our 30-day market capitalization was positioned at the median of peers of approximately $16 billion at the time of the analysis, while our revenue of $1.2 billion was within a reasonable range of market median of approximately $1.5 billion. We focused on including companies with similar revenue growth profiles, and our revenue growth outpaced the peer group on a one-year basis (38% vs. 30% at peer median).

Based on Semler Brossy’s analysis, the Compensation Committee selected the following comparator group when reviewing executive compensation for 2023:

Alarm.com Holdings, Inc.	Fair Isaac Corporation	Procore Technologies
ANSYS	HEICO Corporation	PTC Inc.
Aspen Technology, Inc.	HubSpot	Samsara
Crowdstrike	MongoDB, Inc.	Tyler Technologies Inc.
Datadog	Palantir Technologies	Zscaler
Dynatrace, Inc.	Paycom Software, Inc.
Elastic N.V.	Paylocity Holding Corporation

In addition to the comparator group, to supplement the executive compensation information where publicly disclosed information was limited, Semler Brossy provided executive compensation information for the NEOs using a survey sample of technology companies with over $1 billion dollars in revenue.

Compensation Policies and Practices

The Compensation Committee assists the Board of Directors in addressing matters relating to the fair and competitive compensation of our NEOs and non-employee directors, together with matters relating to our other compensation practices and policies. The most important policies applicable to our NEOs are described below.

NEO Stock Ownership Guidelines

The Board adopted stock ownership guidelines in December 2018. NEOs are required to own at least 50,000 shares of the Company’s stock. For purposes of these guidelines, stock ownership includes shares for which the executive has direct or indirect ownership or control, including Axon common stock plus vested and unvested Axon stock options and RSUs, including unvested performance-based RSUs and XSUs. Executives are expected to meet their ownership guidelines once they have received enough grants to add up to the required minimum.

Axon Enterprise, Inc. | 2024 Proxy Statement | 41

Policy Regarding Hedging Transactions

The Company’s Insider Trading Policy, which applies to all employees and directors, prohibits hedging and similar transactions designed to decrease the risks associated with holding Company securities.

Clawback Policy

In accordance with SEC rules and NASDAQ Listing Standards, the Company adopted an incentive compensation recovery policy, effective as of December 1, 2023. Pursuant to the policy, Axon is required to recover or “clawback” any erroneously awarded incentive-based compensation to its executive officers in the event that it is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. This policy applies to all incentive-based compensation received by an executive officer of Axon during the three completed fiscal years immediately preceding the date that Axon is required to prepare a restatement and after December 1, 2023.

Employment Agreements and Other Arrangements with NEOs

CEO Employment Agreement with Patrick W. Smith

On December 8, 2023, the Company entered into an employment agreement (the “CEO Employment Agreement”) with Mr. Smith. Under the CEO Employment Agreement, Mr. Smith will continue to serve as the Company’s CEO and remain a member of the Board. The CEO Employment Agreement provides the specific terms and conditions of Mr. Smith’s employment through December 31, 2030 and provides for at-will employment for an indefinite period thereafter.

The CEO Employment Agreement generally provides for compensation opportunities to Mr. Smith in a lesser amount than the Compensation Committee was otherwise willing to provide so that the Company could instead provide enhanced compensation opportunities to other employees of the Company.

In particular, Mr. Smith will receive a base salary at the minimum wage rate (equating to $31,201 per year), and will not be eligible for increase prior to January 1, 2031. Mr. Smith will not be entitled to any annual bonus or other short-term incentives. With the exception of the 2024 CEO Performance Award, Mr. Smith will also not be eligible for any equity compensation awards prior to January 1, 2031.

Pursuant to the CEO Employment Agreement, Mr. Smith agreed that, if he terminates his employment for any reason on or before December 31, 2030, Mr. Smith will promptly pay to the Company $30 million. In addition, Mr. Smith will be subject to restrictive covenants related to competition, solicitation of Company employees and customers and disparagement of the Company.

CEO Letter Agreement with Patrick W. Smith (Applicable to $25 Million Charitable Donation)

On December 8, 2023, the Company entered into a letter agreement (the “CEO Letter Agreement”) with Mr. Smith, pursuant to which the Company agreed to waive the holding period on shares of Company common stock having a value of approximately $25 million, which Mr. Smith acquired upon exercise of options pursuant to the 2018 CEO Performance Award, so that Mr. Smith could contribute such shares to a charitable fund in 2023.

Pursuant to the CEO Letter Agreement, if Mr. Smith resigns for any reason on or before December 31, 2025, Mr. Smith will promptly pay to the Company $25 million.

Other Effective Employment Agreements

In 2019, the Company entered into revised employment agreements with Mr. Isner and Mr. Kunins for their continued service. The fundamental terms and provisions of each executive’s agreement are substantially similar to the terms and

Axon Enterprise, Inc. | 2024 Proxy Statement | 42

provisions of each executive’s previously existing executive employment agreement except as follows: (i) the executives are no longer entitled to severance benefits following a resignation for good reason, except following Change in Control (as defined in the Company’s 2019 Stock Incentive Plan or any successor equity incentive plan adopted by the Company in the future); (ii) following a termination without cause and the terminated executive’s execution of a customary release, the terminated executive will be entitled only to continued vesting of unvested time-based RSUs scheduled to vest during the notice and severance period (one year), versus acceleration of all unvested equity awards; (iii) following termination without cause and the terminated executive’s execution of the customary release, the terminated executive will be entitled to a full-year target annual bonus or full-year target annual sales commission for the year in which the termination becomes effective, versus a prorated bonus for the year in which the termination occurs; and (iv) following termination without cause and the terminated executive’s execution of the customary release, a portion of the terminated executive’s XSUs may be entitled to accelerated vesting. In September 2022, the Company entered into an employment agreement with Ms. Bagley with the same terms under the Company’s 2022 Inducement Plan (as defined below).

Perquisites and Other Personal Benefits

We have a Deferred Compensation Plan for certain executives, key employees and non-employee directors through which participants may elect to postpone the receipt and taxation of a portion of their compensation received from us. The Deferred Compensation Plan allows eligible participants to defer up to 80% of their base salary and up to 100% of other types of compensation. The plan also allows for matching and discretionary employer contributions. Employee deferrals are deemed 100% vested upon contribution. Distributions from the plan generally commence upon retirement, death, separation of service, specified date or upon the occurrence of an unforeseeable emergency. Distributions can be paid in a variety of forms from lump sum to installments over a period of years. Participants in the plan are entitled to select from a wide variety of investments available under the plan and are allocated gains or losses based upon the performance of the investments selected by the participant. All gains or losses are allocated fully to plan participants and we do not guarantee a rate of return on deferred balances. Assets related to this plan consist of corporate-owned life insurance contracts. Participants have no rights or claims with respect to any plan assets and any such assets are subject to the claims of our general creditors.

We provide, subject to the terms of our utilization policy, private air transportation coordinated by the Company for business use, with incidental personal use permitted under certain circumstances as approved by the Chair of the Compensation Committee. We also provide our NEOs with the option of utilizing concierge medical services. Other than as described above, we do not provide our NEOs with other significant perquisites or other benefits, except for Company matching contributions to our defined contribution benefit plans and health care benefits that are widely available to employees. The Compensation Committee periodically reviews the levels of perquisites and other benefits that could be provided to the NEOs.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee:
Hadi Partovi, Chair
Adriane Brown
Michael Garnreiter
Graham Smith

The foregoing Compensation Committee Report does not constitute soliciting material and will not be deemed to be filed or incorporated by reference by any general statement incorporating by reference this proxy statement into any other Company filing under the Securities Act or Exchange Act, except to the extent the Company specifically incorporates this Report by express reference therein.

Axon Enterprise, Inc. | 2024 Proxy Statement | 43

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is, or was during or prior to fiscal 2023, an officer or employee of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director or member of the Compensation Committee.

2023 SUMMARY COMPENSATION TABLE

					Non-Equity
				Stock	Incentive Plan	All Other
Name and Principal		Salary		Awards (1)	Compensation (2)	Compensation (3)
Position	Year	($)		($)	($)	($)	Total ($)
Patrick W. Smith	2023	$31,201	(4)	$—	$—	$8,857	$40,058
Chief Executive Officer	2022	31,201	(4)	—	—	2,002	33,203
	2021	31,201	(4)	—	—	1,914	33,115

Joshua M. Isner	2023	425,000		29,955,689	1,066,500	43,608	31,490,797
President	2022	350,000		2,991,859	1,313,583	31,931	4,687,373
	2021	325,000		4,306,786	2,129,101	29,985	6,790,872

Brittany Bagley	2023	450,000		8,932,642	892,563	24,769	10,299,975
Chief Operating Officer and Chief Financial Officer	2022	121,023		13,872,891	179,910	4,191	14,178,015

Jeffrey C. Kunins	2023	325,000		10,480,425	521,304	33,313	11,360,042
Chief Product Officer and Chief Technology Officer	2022	300,000		1,650,096	451,320	28,452	2,429,868
	2021	300,000		3,138,455	440,357	12,665	3,891,477

(1)

The amounts in this column reflect the aggregate grant date fair value of RSUs computed in accordance with ASC Topic 718. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in the calculations of the grant date fair values for such awards are included in Note 1 to our consolidated financial statements for the fiscal year ended December 31, 2023 within our 2023 Annual Report.

Amounts of $5,218,929, $20,573,881 and $7,939,341 represent RSUs granted to Ms. Bagley and Messrs. Isner and Kunins, respectively, in September 2023.

Amounts of $3,713,713, $9,381,808 and $1,215,110 represent Contingent RSUs granted to Ms. Bagley and Messrs. Isner and Kunin, respectively, in December 2023, which were intended as 2024 compensation. Mr. Kunins also received a service-based award in the amount of $1,325,975 granted in December 2023, which was intended as 2024 compensation, and reflects a re-allocation of his on-target earnings from XSUs to RSUs.

XSUs granted pursuant to the 2024 CEO Performance Award and the 2024 Employee XSP are not considered to have been granted in 2023 for financial accounting purposes.

(2)	In 2023, Ms. Bagley and Messrs. Isner and Kunins received non-equity incentive compensation as a result of exceeding target metrics around revenue and other goals. Their 2023 incentive compensation was provided in the form of cash payouts, which were made in February 2024. In addition, Ms. Bagley received $50,000 and Mr. Isner received $300,000 for other non-variable cash compensation.
(3)	All other compensation consists of matching contributions made to our 401(k) plan, contributions to health savings accounts, employer-paid life insurance premiums, taxable fringe items and payments made for taxes required to gross-up other earnings. Compensation for Messrs. Smith and Isner also include costs of concierge medical services.
(4)	The amounts paid to Mr. Smith for 2023, 2022 and 2021 are consistent with minimum wage requirements.

Axon Enterprise, Inc. | 2024 Proxy Statement | 44

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K under the Exchange Act, we are providing the following information about the relationship between executive compensation actually paid and the financial performance of our Company. The following table sets forth the compensation for our CEO or principal executive officer (“PEO”) and the average compensation for our other NEOs. For further information concerning our compensation philosophy and how we align executive compensation with our performance, see “Executive Compensation—Compensation Discussion and Analysis.”

					Value of Initial $100
					Investment Based on
	Summary		Average Summary	Average		Peer Group
	Compensation	Compensation	Compensation	Compensation	Total	Total
	Table Total for	Actually Paid	Table Total for	Actually Paid to	Shareholder	Shareholder	Net Income (loss)	Adjusted EBITDA (5)
Year	PEO (1)	to PEO (2) (3)	Non-PEO NEOs (1)	Non-PEO NEOs (2) (3)	Return	Return (4)	(in thousands)	(in thousands)
2023	$40,058	$43,533,121	$17,716,938	$28,506,155	$352.52	$139.14	$174,227	$329,335
2022	33,203	13,687,307	4,305,869	2,091,584	226.43	118.69	147,139	232,313
2021	33,115	253,610,579	5,634,227	30,194,861	214.25	143.55	(60,018)	178,112
2020	2,559,392	278,740,704	1,914,694	31,929,509	167.21	117.10	(1,724)	155,808
(1)

For each year presented, Patrick W. Smith was our PEO; reflects amounts reported in the Summary Compensation Table for the respective years. Our non-PEO NEOs for 2023 were Ms. Bagley and Messrs. Isner and Kunins. Our non-PEO NEOs for 2022 were Ms. Bagley and Messrs. Isner, Kunins, Larson, Ahsan and Zito. Our non-PEO NEOs for 2021 and 2020 were Messrs. Larson, Ahsan, Isner and Kunins. Average compensation for the non-PEO NEOs reflects amounts reported in the Summary Compensation Table for the respective years.

(2)

Amounts shown for compensation actually paid (“CAP”) are computed in accordance with Item 402(v) of Regulation S-K under the Exchange Act and do not reflect the actual amount of compensation earned by or paid to the NEOs during the applicable year. These amounts reflect total compensation as reported in the Summary Compensation Table with certain adjustments as required by Item 402(v) of Regulation S-K as described in Note (3) below.

(3)

CAP reflects the exclusions and inclusions of equity awards for the PEO and the other NEOs as set forth below and calculated in accordance with ASC Topic 718. The valuation methodologies and assumptions used to calculate CAP are based on the grant date fair value of these awards as disclosed in the Company’s consolidated financial statements filed with the SEC on Form 10-K for each of the years reflected in the table below:

Summary Compensation Table Total to CAP Reconciliation for the PEO and the other NEOs:

	Calculation for PEO
Calculation (a) of Compensation Actually Paid	Year 2020	Year 2021	Year 2022	Year 2023
Summary Compensation Table Total	$2,559,392	$33,115	$33,203	$40,058
Less grant date fair value of stock and option awards (b)	(2,531,425)	—	—	—
Add change in fair value (whether positive or negative) as of vesting date of awards granted in prior fiscal years for which all applicable vesting conditions were satisfied during the fiscal year	405,161	227,074,553	—	43,493,063
Add change in fair value (whether positive or negative) as of fiscal year-end for unvested and outstanding awards or forfeited awards granted in prior fiscal years	278,307,576	26,502,911	13,654,104	—
Compensation Actually Paid	$278,740,704	$253,610,579	$13,687,307	$43,533,121

Axon Enterprise, Inc. | 2024 Proxy Statement | 45

	Calculation for Average of Non-PEOs
Calculation (a) of Compensation Actually Paid	Year 2020	Year 2021	Year 2022	Year 2023
Summary Compensation Table Total	1,914,694	$5,634,227	$4,305,869	$17,716,938
Less grant date fair value of stock and option awards	(1,156,333)	(4,414,658)	(3,502,709)	(16,456,252)
Add year-end fair value of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year	469,229	3,515,309	4,596,869	18,641,953
Add change in fair value (whether positive or negative) as of vesting date of awards granted in prior fiscal years for which all applicable vesting conditions were satisfied during the fiscal year	220,174	21,247,901	51,093	5,910,764
Add change in fair value (whether positive or negative) as of fiscal year-end for unvested and outstanding awards or forfeited awards granted in prior fiscal years	30,481,745	4,212,082	(3,359,538)	2,692,752
Compensation Actually Paid	$31,929,509	$30,194,861	$2,091,584	$28,506,155
(a)	For the PEO and the other NEOs, for each covered year, fair value of awards that are granted and vest in the same covered fiscal year equals $0, and fair value of awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the covered fiscal year equals $0.
(b)	The amount shown for 2020 represents the total stock compensation expense for modified shares related to a performance share unit (“PSU”) award for Mr. Smith.
(4)

Total Shareholder Return (“TSR”) shown in this table utilizes the Russell Midcap Index that we use in the stock performance graph required by Item 201(e) of Regulation S-K included in the Company’s consolidated financial statements filed with the SEC on Form 10-K for each of the years reflected in the table above. The comparison assumes $100 was invested for the period starting December 31, 2020 through December 31 of the applicable fiscal year in each of the Company’s common stock and the Russell Midcap Index. All dollar values assume reinvestment of the pre-tax value of dividends paid by companies included in the Russell Midcap Index. The historical stock price performance of our common stock shown is not necessarily indicative of future stock price performance.

(5)

Pursuant to Item 402(v) of Regulation S-K under the Exchange Act, we determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to CAP for our PEO and our other NEOs in 2023. This performance measure may not have been the most important financial performance measure for years 2022 and 2021 and we may determine a different financial performance measure to be the most important such measure in future years. Adjusted EBITDA is defined as earnings before interest expense, investment interest income, income taxes, depreciation, amortization, non-cash stock-based compensation expense, fair value adjustments to strategic investments and marketable securities, transaction costs related to acquisitions and investments, and other unusual, non-recurring pre-tax items that are not considered representative of our underlying operating performance. For a reconciliation of Adjusted EBITDA to earnings, see “Reconciliation to Non-GAAP Measures.”

Axon Enterprise, Inc. | 2024 Proxy Statement | 46

Pay Versus Performance Relationship Descriptions:

Figure 1: Relationship between Axon’s CAP for PEO and NEOs (Average) vs. cumulative TSR of Axon and the peer group

Figure 2: Relationship between Axon’s CAP for PEO and NEOs (Average) vs. Axon’s net income

Axon Enterprise, Inc. | 2024 Proxy Statement | 47

Figure 3: Relationship between Axon’s CAP for PEO and NEOs (Average) vs. Adjusted EBITDA

Between 2020 and 2023, we experienced record stock price appreciation and operating performance, which led to appreciation in the value of our 2018 CEO Performance Award and XSU awards granted under our 2019 XSPP.

Set forth below is a list of the three most important financial performance measures used to link executive compensation actually paid to our NEOs during 2023 to Company performance:

●	Adjusted EBITDA;
●	Revenue; and
●	Company stock price.

Axon Enterprise, Inc. | 2024 Proxy Statement | 48

2023 GRANTS OF PLAN-BASED AWARDS

The following table shows information about awards made under various compensation plans during 2023:

							All other
							stock
			Estimated future payouts under				awards:	Grant date
			non-equity incentive				number of	fair
			plan awards				shares of	value of stock
	Grant		Threshold	Target	Maximum		stock or	awards (1)
Name	Date		($)	($)	($)		units (#)	($)
Joshua M. Isner	9/7/2023	(2)	—	—	—		95,223	20,573,881
	12/22/2023	(3)	—	—	—		36,219	9,381,808
			306,250	500,000	750,000	(5)	—	—

Brittany Bagley	9/7/2023	(2)	—	—	—		24,155	5,218,929
	12/22/2023	(3)	—	—	—		14,337	3,713,713
			367,500	600,000	900,000	(5)	—	—

Jeffrey C. Kunins	9/7/2023	(2)	—	—	—		36,746	7,939,341
	12/22/2023	(3)	—	—	—		4,691	1,215,110
	12/22/2023	(4)	—	—	—		5,119	1,325,975
			214,375	350,000	525,000	(5)

(1)

Grant date fair value of the RSUs and the Contingent RSUs is computed in accordance with ASC Topic 718. The fair value of each RSU is the closing price of our common stock on the date of grant. The assumptions used in the calculations of the grant date fair values for such awards are included in Note 1 to our consolidated financial statements for the fiscal year ended December 31, 2023 within our 2023 Annual Report.

(2)

Ms. Bagley and Messrs. Isner and Kunins were granted service-based RSUs awards in connection with their promotions. The number of RSUs granted was calculated by using $194.58, which was the closing price of a share of the Company’s common stock on July 3, 2023, to align with their promotions.

Ms. Bagley’s award will vest as to 6,167 RSUs on the first anniversary of the grant date, as to 1,542 RSUs on August 13, 2025, and as to 16,446 RSUs on August 13, 2026, subject to continued service through each vesting date to catch up to her target compensation rate.

Mr. Isner’s award will vest as to 34,887 RSUs on the first anniversary of the grant date, as to 27,856 RSUs on August 13, 2025, and as to 32,480 RSUs on August 13, 2026, subject to continued service through each vesting date to catch up to his target compensation rate.

Mr. Kunins’ award will vest as to 11,306 RSUs on the first anniversary of the grant date, as to 11,307 RSUs on August 13, 2025, and as to 14,133 RSUs on August 13, 2026, subject to continued service through each vesting date to catch up to his target compensation rate.

(3)	On December 18, 2023, the Compensation Committee approved, effective December 22, 2023, grants to Ms. Bagley and Messrs. Isner and Kunins of Contingent RSUs that will only vest if the 2024 Employee XSP is not approved by shareholders. The number of Contingent RSUs granted was calculated by using a price per share of $220.88, which was the 90-day volume weighted average price of a share of the Company’s common stock as of December 21, 2023 (the day before the grant date).

XSUs granted pursuant to the 2024 Employee XSP are not considered to have been granted in 2023 for financial accounting purposes.

(4)

Mr. Kunin’s award will vest as to one-third of the RSUs on December 22, 2024, one-third of the RSUs on August 13, 2025, and as to one-third of the RSUs on August 13, 2026, subject to continued service through each vesting date. The number of RSUs granted were calculated by using $194.58, which was the closing price of a share of the Company’s common stock on July 3, 2023, to align with his promotion.

Axon Enterprise, Inc. | 2024 Proxy Statement | 49

(5)

Payouts under the 2024 annual cash incentive program are based on the achievement of annual financial and operational goals, including goals related to revenue, Adjusted EBITDA margin, new market bookings and new product adoption. Actual awards earned in 2023 were included in the non-equity incentive plan compensation column in the 2023 Summary Compensation Table. See further discussion under “Executive Compensation—Compensation Discussion and Analysis—Fiscal 2023 Annual Cash Incentive Program Payouts.”

OUTSTANDING EQUITY AWARDS AT FISCAL 2023 YEAR-END

The following table includes certain information with respect to all outstanding equity awards previously awarded to the NEOs as of December 31, 2023.

	Option Awards					Stock Awards
			Equity							Equity Incentive
			Incentive Plan			Number of		Market	Equity Incentive	Plan Awards:
			Awards:			Shares or		Value	Plan Awards:	Market or Payout
	Number of		Number of			Units		of Shares	Number of	Value of Unearned
	Securities		Securities			of Stock		or Units	Unearned Shares,	Shares, Units or
	Underlying		Underlying	Option		That		of Stock	Units or Other	Other Rights
	Unexercised		Unexercised	Exercise	Option	Have Not		That Have	Rights That Have	That Have Not
	Options		Unearned	Price	Expiration	Vested		Not Vested	Not Vested	Vested
Name	Exercisable (#)		Options (#)	($)	Date	(#)		($)	(#)	($)
Patrick W. Smith	530,931	(1)	—	28.58	2/26/28				—	—

Joshua M. Isner			—	—	—				—	—
						925	(2)	238,955
						1,464	(3)	378,195
						2,259	(3)	583,567
						3,171	(4)	819,164
						7,904	(5)	2,041,840
						95,223	(6)	24,598,958
						36,219	(7)	9,356,454

Brittany Bagley			—	—	—				—	—
						45,576	(8)	11,773,648
						16,554	(9)	4,276,395
						24,155	(6)	6,239,961
						14,337	(7)	3,703,677

Jeffrey C. Kunins			—	—	—				—	—
						837	(3)	216,222
						550	(3)	142,082
						2,259	(3)	583,567
						5,928	(5)	1,531,380
						36,746	(6)	9,492,594
						4,691	(7)	1,211,826
						5,119	(10)	1,322,391

(1)	This grant was intended to compensate Mr. Smith over its 10-year term and to become vested as to all shares subject to it only if both market capitalization and operational goals were attained during such 10-year period. 1/12th of the total number of shares subject to the options became vested and exercisable upon certification by the Compensation Committee that both: (i) one of the market capitalization goals was achieved; and (ii) one of 16 specified internal operational goals relating to financial results was attained. As of December 31, 2023, all 12 tranches have been achieved and certified by the Compensation Committee. See “Executive Compensation—Compensation Discussion and Analysis— Components of Executive Compensation—2018 CEO Performance Award.”
(2)	This stock award vested two thirds in June 2023 and will vest as to the remaining one third in June 2024.

Axon Enterprise, Inc. | 2024 Proxy Statement | 50

(3)	These stock awards vest at annual intervals over a three-year period and become fully vested in December 2024.
(4)	This stock award vests at annual intervals over a three-year period and becomes fully vested in June 2025.
(5)	These stock awards vest at annual intervals over a three-year period and become fully vested in December 2025.
(6)	These stock awards vest at annual intervals over a three-year period and become fully vested in August 2026.
(7)	These stock awards remain outstanding only if the 2024 Employee XSP is not approved by shareholders and will vest one-third upon the first anniversary of the grant date and at quarterly intervals thereafter. These awards will become fully vested in November 2026.

XSUs granted pursuant to the 2024 CEO Performance Award and the 2024 Employee XSP are not considered to have been granted in 2023 for financial accounting purposes.

(8)	This stock award vests at annual intervals over a three-year period and becomes fully vested in September 2025.
(9)	This stock award vests one third in September 2023 and the remaining two thirds vest in eight equal quarterly instalments until fully vested in September 2025.
(10)	This stock award will vest one-third in December 2024, one-third in August 2025 and the final one-third in August 2026.

2023 OPTION EXERCISES AND STOCK VESTED

The following table provides information related to option exercises and vested stock awards for each NEO during the year ended December 31, 2023:

	Option Awards
	Number of
	Shares
	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)
Patrick W. Smith	1,907,026	$322,985,235

The option awards exercised by Mr. Smith in 2023 related solely to the 2018 CEO Performance Award, and the net shares are subject to a 2.5 year post-exercise holding period.

	Stock Awards
	Number of
	Shares
	Acquired upon	Value Realized on
Name	Vesting (#)	Vesting ($)
Patrick W. Smith	15	$3,106
Joshua M. Isner	171,390	35,589,910
Brittany Bagley	75,458	14,469,594
Jeffrey C. Kunins	125,351	26,062,409

Axon Enterprise, Inc. | 2024 Proxy Statement | 51

Some of the stock awards that vested in 2023 were related to the 2019 XSPP, as a result of the attainment of the final three of the 12 award tranches. The net shares are subject to a minimum 2.5 year holding period following the goal attainment date. The number of shares acquired upon vesting and the value realized upon vesting were as follows:

	XSU Awards
	Number of
	Shares
	Acquired upon	Value Realized on
Name	Vesting (#)	Vesting ($)
Patrick W. Smith	15	$3,106
Joshua M. Isner	149,649	30,991,809
Brittany Bagley	42,996	8,152,472
Jeffrey C. Kunins	108,000	22,366,440

2023 NONQUALIFIED DEFERRED COMPENSATION

On July 1, 2013, the Company adopted our Deferred Compensation Plan. The Deferred Compensation Plan allows eligible executives, key employees and non-employee directors to elect to defer the receipt and taxation of a portion of their compensation. Compensation, as defined in the Deferred Compensation Plan, is comprised of base salary, bonus, commission, director fees and such other cash or equity-based compensation approved by the Compensation Committee. Participants may elect to defer up to 80% of their base salary and up to 100% of other types of compensation. Participants are 100% vested at all times in amounts deferred pursuant to the Deferred Compensation Plan. All gains or losses are allocated fully to plan participants, and the Company does not guarantee a rate of return on deferred balances. There were no above-market returns for participants in the Deferred Compensation Plan.

The following table provides information on NEO participation in the Deferred Compensation Plan:

	Executive	Registrant	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Aggregate Balance at
	Last FY (1)	Last FY (1)(2)	FY (2)(3)	Distributions	Last FYE (4)
Name	($)	($)	($)	($)	($)
Joshua M. Isner	—	—	96,333	(502,494)	134,914

(1)	No executive contributions or Company contributions were made in the last fiscal year.
(2)

The Company does not make discretionary payments to the Deferred Compensation Plan but does make a restorative 401(k) match contribution to participants as their eligible wages for 401(k) purposes is net of contributions made to the Deferred Compensation Plan.

(3)

Aggregate earnings reflected represent deemed investment earnings from voluntary deferrals and Company contributions, as applicable. No amounts included in aggregate earnings are reported in the 2023 Summary Compensation Table because the Deferred Compensation Plan does not provide for above-market or preferential earnings.

(4)

Of the amount reflected in this column, $436,508 was previously reported as compensation in the Summary Compensation Table for 2021 and previous years and $600,152 has been reported as aggregate withdrawals and distributions for 2023 and previous years.  No executive contributions or Company contributions were made in 2022 and 2023.

Axon Enterprise, Inc. | 2024 Proxy Statement | 52

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Pursuant to the employment agreements with our NEOs (other than our CEO), the Company may terminate each of the NEOs with or without cause. The conditions or events triggering the payment of severance benefits, which are payable in substantially equal installments in accordance with the Company’s standard payroll practices and applicable law, include the executive’s termination without cause, termination in certain circumstances in connection with a change in control of the Company (i.e., double-trigger), and death or disability. Conditions to the payment of severance benefits include covenants relating to assignment of inventions, nondisclosure of Company confidential information, and non-competition with the Company for a period of 12 months after termination of employment.

The severance benefit amounts with respect to the above triggering events were determined based on competitive practices. The Company agreed to pay these variable amounts of compensation as severance benefits in order to attract and retain executive officers.

The table below depicts the severance benefits payable to each of the NEOs (other than our CEO) under the conditions indicated:

Termination for Cause	Termination without Cause

Termination By Executive Within 36 Months Following a Change in Control For Good Reason or by the Company Without Cause Six Months Prior to Change in Control at the Request of a Third-Party Purchaser
(“Change in Control”)

Death or Disability
Earned but unpaid salary and benefits	12 months’ salary[1]; annual target bonus for the year in which termination occurs; time-based RSUs vesting during notice and severance period continue to vest	36 months’ salary; pro rata portion of annual target bonus for the year in which termination occurs; 12 months’ COBRA; time- and performance-based RSUs at target levels vest	18 months’ salary; pro rata portion of annual target bonus for the year in which termination occurs; time- and performance-based RSUs at target levels vest

1  The payment of 12 months’ salary includes an 11-month notice period and a cash payment equal to one month’s base salary.

The table below reflects the severance benefits that would be provided to each of the NEOs (other than our CEO) assuming the notice of intent to terminate such executive’s employment occurred on December 31, 2023. The following table excludes the deferred compensation amounts that would also be payable to Mr. Isner (see “Executive Compensation—2023 Nonqualified Deferred Compensation”).

Axon Enterprise, Inc. | 2024 Proxy Statement | 53

	Voluntary		Termination
	Termination	Termination	without	Change in	Death or
	By Executive	for Cause	Cause	Control	Disability
Patrick W. Smith
Stock Awards (4)	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$—
Joshua M. Isner
Severance Payments (1)	$—	$—	$500,000	$1,500,000	$750,000
Annual Cash Incentive Plan (2)	—	—	500,000	500,000	500,000
Benefits (3)	—	—	—	21,646	—
Stock Awards (4)	—	—	16,322,064	38,017,134	38,017,134
Total	$—	$—	$17,322,064	$40,038,780	$39,267,134
Brittany Bagley
Severance Payments (1)	$—	$—	$450,000	$1,350,000	$675,000
Annual Cash Incentive Plan (2)	—	—	600,000	600,000	600,000
Benefits (3)	—	—	—	21,646	—
Stock Awards (4)	—	—	10,830,227	25,993,681	25,993,681
Total	$—	$—	$11,880,227	$27,965,327	$27,268,681
Jeffrey C. Kunins
Severance Payments (1)	$—	$—	$350,000	$1,050,000	$525,000
Annual Cash Incentive Plan (2)	—	—	350,000	350,000	350,000
Benefits (3)	—	—	—	21,646	—
Stock Awards (4)	—	—	5,675,252	14,500,063	14,500,063
Total	$—	$—	$6,375,252	$15,921,709	$15,375,063

(1)

Represents 12 months’ base salary for termination without cause (comprised of an 11-month notice period and 1 month’s base salary), 36 months’ base salary for Change in Control, and 18 months’ base salary for termination due to death or disability.

(2)

Represents target bonus for the calendar year in which the effective date of termination occurs; for Change of Control and termination due to death or disability, represents target bonus pro-rated through termination date.

(3)	Represents 12 months of payment of medical, dental and vision insurance premiums for each NEO.
(4)

The value of time- and performance-based RSUs vesting or acceleration is equal to the most available closing market price of a share of the Company’s common stock as of December 31, 2023 ($258.33), multiplied by the number of units that would vest.

Axon Enterprise, Inc. | 2024 Proxy Statement | 54

EQUITY COMPENSATION PLAN INFORMATION

The following table provides details of our equity compensation plans on December 31, 2023:

	Number of	Weighted	Number of Securities
	Securities to be	Average	Remaining Available for
	Issued upon	Exercise Price	Future Issuance Under Equity
	Exercise of Outstanding	of Outstanding Options,	Compensation Plans (Excluding Securities
	Options, Warrants and Rights	Warrants and Rights (1)	Reflected
Plan Category	(a)	(b)	in Column (a)) (c)
Equity compensation plans approved by security holders	2,469,260	$28.58	1,708,146
Equity compensation plans not approved by security holders(2)	70,694	—	112,505
Total	2,539,954		1,820,651

(1)	The weighted average exercise price is calculated based solely on the exercise prices of the outstanding stock options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs that have no exercise price.
(2)	In September 2022, our Board adopted the Axon Enterprise, Inc. 2022 Stock Inducement Plan (the “2022 Inducement Plan”) pursuant to which we reserved 250,000 shares of common stock for issuance under the 2022 Inducement Plan. In September 2019, our Board adopted the Axon Enterprise, Inc. 2019 Stock Inducement Plan (the “2019 Inducement Plan” and, together with the 2022 Inducement Plan, the “Inducement Plans”) pursuant to which we reserved 500,000 shares of common stock for issuance under the 2019 Inducement Plan. The Inducement Plans were adopted without shareholder approval pursuant to Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Standards. Each Inducement Plan provides for the grant of equity-based awards, including restricted stock, RSUs, performance shares and PSUs, and its terms are substantially similar to our shareholder-approved 2022 Plan and 2019 Plan, respectively. In accordance with Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Standards, awards under each Inducement Plan may only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company.

Axon Enterprise, Inc. | 2024 Proxy Statement | 55

PAY RATIO OF CEO COMPENSATION
TO MEDIAN EMPLOYEE COMPENSATION

The Company’s compensation programs are designed with the goal of ensuring its compensation programs are fair, equitable, globally compliant and aligned with its business objectives. Our CEO, Patrick W. Smith, previously agreed to a compensation arrangement in the form of the 2018 CEO Performance Award, which was approved by shareholders in May 2018, which vested based solely on attainment of both market capitalization and internal operational goals. As described elsewhere in this proxy statement, Mr. Smith does not receive significant compensation or benefits other than the 2018 CEO Performance Award and, subject to shareholder approval, the 2024 CEO Performance Award. We are providing a ratio of (i) Mr. Smith’s 2023 annual total compensation to (ii) the median of the 2023 annual total compensation of all Axon employees other than Mr. Smith, calculated pursuant to the disclosure requirements of the Summary Compensation Table above as if the median compensated employee was a named executive officer. Because of the treatment of the 2018 CEO Performance Award as compensation for Mr. Smith in 2018 for purposes of the Summary Compensation Table, there may be a significant disconnect between what is reported as compensation for Mr. Smith in a given year in the Summary Compensation Table and the value actually realized as compensation in that year or over a period of time. See “Executive Compensation—Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Performance-Based Equity Compensation—2018 CEO Performance Award.”

Mr. Smith’s annual total compensation, as reported in the 2023 Summary Compensation Table, was $40,058 for 2023, and the median 2023 annual total compensation of all other employees was $107,710. Consequently, the applicable ratio of such amounts for 2023 was 0.37:1.

Our methodology for identifying the median of the 2023 annual total compensation for each of our employees other than Mr. Smith was as follows:

● We determined that, as of December 31, 2023, Axon and all of our subsidiaries had 3,670 qualifying individuals (full-time, part-time, and temporary employees other than Mr. Smith), of which 18% were based outside of the United States and 18% were production-line employees.

● We did not include in the population of qualifying individuals any employees of staffing agencies whose compensation is determined by those agencies.

● We applied the requirements and assumptions required for the Summary Compensation Table for each of such individuals as if he or she was a named executive officer to calculate the total annual compensation, including base salary or wages, performance-based commission payments, and equity awards based on their grant date fair values.

● We converted any payment earned or paid in a foreign currency to U.S. dollars using the average of the prevailing conversion rates for 2023.

● We selected the median of all total annual compensation amounts calculated in accordance with the foregoing.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, exclusions and assumptions that reflect their compensation practices. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices, regional demographics or may utilize different methodologies, exclusions and assumptions in calculating their pay ratios.

Axon Enterprise, Inc. | 2024 Proxy Statement | 56

AUDIT MATTERS

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors reviews the Company’s financial reporting process on behalf of the Board. The Audit Committee has sole authority to retain, set compensation and retention terms for, terminate, oversee and evaluate the work of the Company’s independent registered public accounting firm (the “independent auditor”). The independent auditor reports directly to the Audit Committee.

The Company’s management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Grant Thornton LLP, the Company’s independent auditor, is responsible for expressing an opinion based on its audits of the consolidated financial statements and for performing an independent audit of our internal control over financial reporting and expressing an opinion thereon.

In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities regarding (i) the Company’s process for financial reporting and the integrity of the Company’s financial statements; (ii) the Company’s internal control system; (iii) the performance of the Company’s internal audit function; (iv) the independent auditor’s independence, qualifications and performance; (v) the Company’s risk assessment and management policies for major financial risks; and (vi) the Company’s Code of Business Conduct and Ethics and process for monitoring compliance with laws and regulations.

Further, the Audit Committee reviews reports prepared by management on various matters, including critical accounting policies and issues, material written communications between the independent auditor and management, significant changes in the Company’s selection or application of accounting principles and significant changes to internal control procedures. It is not the duty or responsibility of the Audit Committee to conduct auditing and accounting reviews or procedures.

In discharging its oversight responsibilities with respect to the audit process, the Audit Committee (i) obtained from the independent auditor a formal written statement describing all relationships between the independent auditor and the Company that might bear on the independent auditor’s independence consistent with the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), (ii) discussed with the independent auditor any relationships that may impact its objectivity and independence, and (iii) considered whether any non-audit services provided to the Company by Grant Thornton LLP are compatible with maintaining its independence. The Audit Committee also discussed with the independent auditor its identification of audit risk, audit plans and audit scope, as well as all communications required by generally accepted auditing standards, including those described in Auditing Standard No. 1301, “Communications with Audit Committees” issued by the PCAOB.

The Audit Committee reviewed and discussed with management and its independent auditor the Company’s audited consolidated financial statements and its internal control over financial reporting.

During fiscal year 2023, the Audit Committee met with representatives of the independent auditor, both with management present and in private sessions without management present, to discuss the results of the financial statement audit and quarterly reviews and to solicit its evaluation of the Company’s accounting principles, practices and judgments applied by management and the quality and adequacy of the Company’s internal controls.

In performing the above described functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent auditor, which, in the independent auditor’s report, expresses an opinion on the conformity of the Company’s consolidated financial statements to accounting principles generally accepted in the United States.

Based upon the Audit Committee’s discussion with the Company’s management and Grant Thornton LLP, and the Audit Committee’s review of the representations of the Company’s management and the report of the independent auditor to the

Axon Enterprise, Inc. | 2024 Proxy Statement | 57

Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

February 26, 2024

The Audit Committee:

Michael Garnreiter, Chair

Julie Anne Cullivan

Caitlin Kalinowski

Graham Smith

Jeri Williams

The foregoing Report of the Audit Committee does not constitute soliciting material and will not be deemed to be filed or incorporated by reference by any general statement incorporating by reference this proxy statement into any other Company filing under the Securities Act or Exchange Act, except to the extent the Company specifically incorporates this Report by express reference therein.

Axon Enterprise, Inc. | 2024 Proxy Statement | 58

PROPOSALS

Overview of Proposals

This proxy statement contains five proposals requiring shareholder action.

● Proposal No. 1 requests the election of the 10 directors of the Company named in this proxy statement for a term of one year and until their successors are elected and qualified.

● Proposal No. 2 requests shareholder approval of the Axon Enterprise, Inc. Amended and Restated 2022 Stock Incentive Plan.

●	Proposal No. 3 requests shareholder approval of the Axon Enterprise, Inc. 2024 eXponential Stock Plan.
●	Proposal No. 4 requests shareholder approval of the 2024 CEO Performance Award.
●	Proposal No. 5 requests that shareholders vote to approve, on an advisory basis, the compensation of the Company’s named executive officers.

● Proposal No. 6 requests the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024.

Each proposal is discussed in more detail below.

Axon Enterprise, Inc. | 2024 Proxy Statement | 59

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

The Board is elected by and accountable to the shareholders to oversee their interest in the long-term health and the overall success of the Company’s business and its financial strength. The Board serves as the ultimate decision-making body of the Company except for those matters reserved to, or shared with, the shareholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.

Election Process

The Board has nominated for election the following 10 nominees: Erika Ayers Badan, Adriane Brown, Julie A. Cullivan, Michael Garnreiter, Caitlin Kalinowski, Matthew R. McBrady, Hadi Partovi, Graham Smith, Patrick W. Smith and Jeri Williams. Mark W. Kroll, Ph.D. is not standing for re-election to the Board upon the expiration of his current term at the Annual Meeting.

The Board has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director. If any nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, as designated by the Board to fill such vacancy.

Unless otherwise instructed, all proxies received will be voted FOR the election of each of the nominees.

The Board of Directors recommends a vote FOR the election of Erika Ayers Badan, Adriane Brown, Julie A. Cullivan, Michael Garnreiter, Caitlin Kalinowski, Matthew R. McBrady, Hadi Partovi, Graham Smith, Patrick W. Smith and Jeri Williams.

Vote Required

For Proposal No. 1, under our Bylaws, assuming the existence of a quorum at the Annual Meeting, each director will be elected by the affirmative vote of a majority of votes properly cast for and against such nominee’s election. Abstentions and broker non-votes will be counted toward a quorum, but will not affect the outcome of the vote on the election of directors.

Axon Enterprise, Inc. | 2024 Proxy Statement | 60

PROPOSAL NO. 2 - APPROVAL OF THE AXON ENTERPRISE, INC. AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN

At the Annual Meeting, shareholders will be asked to approve the Axon Enterprise, Inc. Amended and Restated 2022 Stock Incentive Plan (as proposed to be amended and restated, the “Amended Plan”), which was approved by the Board on March 15, 2024, effective upon and subject to shareholder approval at the Annual Meeting (the “Effective Date”). The full text of the Amended Plan is attached to this proxy statement as Annex A.  The Company has been granting equity awards pursuant to the existing Axon Enterprise, Inc. 2022 Stock Incentive Plan (the “Existing Plan”) since it was approved by the Company’s shareholders on May 20, 2022; however, as of December 31, 2023, a total of only 1,708,146 shares remained available for grant under the Existing Plan and other legacy stock incentive plans.  In order to continue to have a sufficient supply of shares for ordinary course equity incentives to recruit, hire and retain the talent across all levels of the organization required to successfully execute our business plans, the Company is asking its shareholders to approve the Amended Plan, resulting in an additional 2,231,811 shares available for grant for future equity incentive awards that represent less than 3.0% of the outstanding shares of the Company’s common stock as of December 31, 2023.

The Amended Plan is substantially similar to the Existing Plan, except for the contemplated share reserve increase and certain other material modifications described below.  Based on estimated usage, the Company believes the Amended Plan will provide the Compensation Committee with sufficient shares for our ordinary course equity compensation program (i.e., excluding any grants under the 2024 Employee XSP or the 2024 CEO Performance Award or any successor programs thereto) for an additional three years. If the Amended Plan is approved by shareholders, awards granted under the Existing Plan or any other Prior Plan (as defined in the Amended Plan) will continue to be subject to the terms of the Company equity plan under which they were granted.  If shareholders do not approve the Amended Plan, the Existing Plan will remain in effect in accordance with its current terms.

General Information

On March 24, 2022, the Board adopted the Existing Plan, effective upon and subject to shareholder approval. The Existing Plan was approved by the Company’s shareholders at the 2022 Annual Meeting of Shareholders on May 20, 2022. Since that meeting, the Company has been granting equity awards pursuant to the Existing Plan.

While the additional 2,231,811 shares that will be available under the Amended Plan will increase the potential dilution to our current shareholders, and the shares available under the Amended Plan would increase our overhang as of December 31, 2023 from 5.3% to 7.9%, we believe that our equity compensation program is not only integral to our approach to talent retention and incentives but also well-managed. Since the Existing Plan was approved by shareholders, our revenue has grown by 81%, from $863 million in 2021 (the latest date for which such information was available when shareholders voted on the Existing Plan) to $1.56 billion in 2023 and five-year total shareholder return is over 500%. Over the past five years, we have delivered a 44% compound annual revenue growth rate (“CAGR”). Annual Adjusted EBITDA of $329 million in 2023 reflected a 21.1% Adjusted EBITDA margin and showcases our ability to deliver profitability while investing heavily in new technology. Indeed, we have achieved a three-year Adjusted EBITDA CAGR of 21%. Our focus on building best-in-class subscription software has driven our annual recurring software revenue to $560 million, increasing over 140% over three years.

The Amended Plan continues to provide for the grant of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, stock grants, stock units, performance shares, PSUs and performance cash. Updates made to the Existing Plan include certain administrative, clarifying and conforming changes to promote good corporate governance practices. The key differences between the Amended Plan and the Existing Plan include the following:

●	The total number of shares authorized for issuance under the Amended Plan is 2,231,811, plus the number of shares that were authorized but unissued under the Existing Plan and the other Prior Plans as of the Effective Date (1,708,146 shares as of December 31, 2023). Based on current grant practices, we believe the Amended Plan will provide the Compensation Committee with sufficient shares for grants through approximately mid-2027.
●	Unless sooner terminated, the Amended Plan will expire on the 10th anniversary of the Effective Date.

Axon Enterprise, Inc. | 2024 Proxy Statement | 61

●	The minimum vesting condition does not permit awards to vest in full prior to the 12-month anniversary of the award’s date of grant, although some portion may vest prior to that date. This is to facilitate our ability to grant awards that have quarterly vesting schedules and to enhance our ability to attract and retain talent in the highly competitive technology sector.
●	The Amended Plan includes a best-net cut-back provision to reduce the amount of parachute payments (as defined in Section 280G of the U.S. Internal Revenue Code of 1986, as amended (the “Tax Code”)) otherwise payable to a participant if the vesting of an award under the Amended Plan, together with the aggregate amount of any other payments payable by the Company or any affiliate to the participant or for his or her benefit, could result in excise tax liability to such participant pursuant to Section 280G of the Tax Code.

In preparing the Amended Plan, the Company has taken into consideration current best practices with respect to equity based compensation plans. In this regard, the Amended Plan contains the following provisions, which we believe reflect best practices for equity-compensation plans:

●	prohibits the repricing of stock options and SARs without shareholder approval;
●	prohibits the grant of stock options and SARs with discounted exercise prices;
●	contains a definition of change in control whereby potential acceleration of awards will only occur in the event of an actual change in control transaction;
●	includes, as a general rule, double-trigger vesting following a change in control;
●	contains an annual $750,000 limit on non-employee director compensation;
●	provides that no dividend equivalent may be awarded in connection with any option or SAR and that no dividend equivalents will be paid on full value awards that vest based on the achievement of performance goals, unless and until the underlying award vests or is earned by satisfaction of the applicable performance goals;
●	does not include an “evergreen” or similar provision providing for automatic share replenishment; and
●	provides that every award will be subject to potential clawback or recapture to the fullest extent called for by law or Company policy.

No awards have been granted at this time under the Amended Plan.

Summary of Key Equity Plan Data and Dilution Considerations

Burn Rate

The following table illustrates the Company’s historical burn rate for the past three years. Burn rate is calculated as (i) the number of stock options and time-based RSUs granted, plus (ii) the number of PSUs earned, divided by (iii) the weighted average basic common shares outstanding in the year indicated. The Company’s burn rate was as follows:

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	(a)	(b)	(c)	(d) = (a) + (b) + (c)	(e)	(d) ÷ (e)	Burn Rate
	Options	RSUs	PSUs	Total	Weighted Average Basic	Burn	Excluding
Year	Granted (1)	Granted	Earned	Granted/Earned	Outstanding	Rate	PSUs Earned
2021	-	686,166	4,345,601	5,031,767	66,190,528	7.60%	1.04%
2022	-	1,144,539	78,194	1,222,733	71,092,681	1.72%	1.61%
2023	-	914,955	1,238,402	2,153,357	74,195,416	2.90%	1.23%
					3-Year Average	4.07%	1.29%

(1)	Stock options are included in the year granted, rather than earned. Stock options granted pursuant to the 2018 CEO Performance Award are excluded from all years included here as they were granted in 2018.

Overhang

The following table illustrates the Company’s fully diluted overhang assuming shareholders approve each of Proposals No. 2, 3 and 4. Assuming such approval, the overhang is calculated as (a) the number of shares underlying all outstanding equity awards under all equity plans, plus (b) the unissued shares remaining available for grant under all equity plans, divided by (c) the sum of (i) the number of shares underlying all outstanding equity awards under all equity plans, plus (ii) the unissued shares remaining available for grant under all equity plans, plus (iii) shares of common stock outstanding.

As of December 31, 2023, even with the shares reserved under each of the Amended Plan, the 2024 Employee XSP and the 2024 CEO Performance Award, our total share count overhang remains below 13.5%.

The Company’s fully diluted overhang calculated as of December 31, 2023 is as follows:

	(a)					(a)+(b) /
	Shares Underlying	(b)	(a)+(b)	(c)	(a)+(b)+(c)	(a)+(b)+(c)
	Outstanding	Unissued	Equity Plan	Common Shares	Fully Diluted	Fully Diluted
Equity Plan	Equity Awards (1)	Available Shares	Shares	Outstanding	Shares	Overhang
Existing Plan	2,539,954	1,708,146	4,248,100	75,301,424	79,549,524	5.34%
Plus: Amended Plan	2,539,954	3,939,957	6,479,911	75,301,424	81,781,335	7.92%
Plus: 2024 Employee XSP	2,539,954	8,456,327	10,996,281	75,301,424	86,297,705	12.74%
Plus: 2024 CEO Award	2,539,954	9,135,429	11,675,383	75,301,424	86,976,807	13.42%

(1)	Includes 530,931 shares underlying unexercised options, 1,615,143 shares underlying unvested RSUs and 393,880 shares underlying unvested PSUs outstanding as of December 31, 2023. As of December 31, 2023, the weighted average exercise price of stock options outstanding was $28.58 and the weighted average term remaining for stock options outstanding was 4.16 years.

The Company’s fully diluted overhang is more favorable when calculated as of the Record Date as older awards have vested since December 31, 2023. Accordingly, we provide the detail of these calculations for the benefit of shareholders as follows:

	(a)					(a)+(b) /
	Shares Underlying	(b)	(a)+(b)	(c)	(a)+(b)+(c)	(a)+(b)+(c)
	Outstanding	Unissued	Equity Plan	Common Shares	Fully Diluted	Fully Diluted
Equity Plan	Equity Awards (1)	Available Shares	Shares	Outstanding	Shares	Overhang
Existing Plan	2,811,580	1,269,347	4,080,927	75,463,324	79,544,251	5.13%
Plus: Amended Plan	2,811,580	3,501,158	6,312,738	75,463,324	81,776,062	7.72%
Plus: 2024 Employee XSP	2,811,580	8,017,528	10,829,108	75,463,324	86,292,432	12.55%
Plus: 2024 CEO Award	2,811,580	8,696,630	11,508,210	75,463,324	86,971,534	13.23%

(1)	Includes 530,931 shares underlying unexercised stock options, 1,879,034 shares underlying unvested RSUs and 401,615 shares underlying unvested PSUs outstanding as of the Record Date. As of the Record Date, the weighted

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average exercise price of stock options outstanding was $28.58 and the weighted average term remaining for stock options outstanding was 3.95 years.

Other Dilution Considerations

The Company, along with the Compensation Committee, has recognized the concerns raised by our shareholders regarding the dilution created by the 2018 CEO Performance Award and the 2019 XSPP. In response to those concerns, the Company and the Compensation Committee have committed to targeting an average annual gross dilution of approximately 3% across all stock-based compensation plans (including the 2024 CEO Performance Award), beginning in 2024.

2,231,811 additional shares of our common stock are reserved for the issuance of RSUs and other equity awards under the Amended Plan, covering less than 3% of our outstanding common stock as of December 31, 2023.  As noted elsewhere in this proxy statement, the Company estimates the Amended Plan will provide the Compensation Committee with sufficient shares for our ordinary course equity compensation program for an additional three years.

Summary of Material Plan Features

The following is a summary of the material terms of the Amended Plan that may be of importance to you. The summary is qualified by reference to the full text of the Amended Plan, which is attached to this proxy statement as Annex A.

Purpose

The Board believes that the Amended Plan will promote the success and enhance the value of the Company by continuing to link the personal interests of participants to those of Company shareholders. The Board also believes that the Amended Plan will enhance the Company’s ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company’s economic objectives.

Administration

The Amended Plan will be administered by the Compensation Committee. The Compensation Committee must be comprised of at least two independent members of the Board. Each Compensation Committee member must be an “independent” director for purposes of the applicable NASDAQ Listing Standards and a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. The Compensation Committee, by majority action, is authorized to interpret the Amended Plan, to prescribe, amend and rescind rules and regulations relating to the Amended Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Amended Plan, to the extent they are not inconsistent with the Amended Plan.

Subject to the express provisions of the Amended Plan, the Compensation Committee will have the authority to determine the participants who are entitled to receive awards under the Amended Plan; the types of awards; the times when awards are granted; the number of awards; the purchase price, exercise price, or base value, if any; the period(s) during which such awards are exercisable (whether in whole or in part); the restrictions applicable to awards; and the form of each award agreement. Neither the award agreement nor the other terms and provisions of any award must be identical for each participant. The Compensation Committee also will have the authority to modify existing awards, subject to specified provisions of the Amended Plan and the NASDAQ Listing Standards. The Amended Plan prohibits the Compensation Committee from repricing any previously granted option or SAR without first obtaining shareholder approval.

The Compensation Committee may, in its discretion, make a limited delegation of its authority to the Company’s CEO to grant awards under the Amended Plan to individuals who are not subject to Section 16 of the Exchange Act. In the case of

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awards made to non-employee directors, the Board, and not the Compensation Committee, will administer the Amended Plan.

Stock Subject to Amended Plan

The total number of shares of common stock reserved under the Amended Plan is 2,231,811, plus the number of shares of common stock that were authorized but unissued under the Existing Plan and all other Prior Plans as of the Effective Date (1,708,146 shares as of December 31, 2023). Subject to the express provisions of the Amended Plan, if any award granted under the Amended Plan or any award outstanding under any Prior Plan after the Effective Date terminates, expires or lapses for any reason, or is paid in cash, any common stock subject to or surrendered for such award will become available for use under the Amended Plan. The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an option (or a portion thereof) will reduce the number of shares of common stock available for issuance pursuant to the Amended Plan by the entire number of shares of common stock subject to such SAR or option (or applicable portion thereof), even though a smaller number of shares of common stock will be issued upon such an exercise. Shares of common stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will become available for use under the Amended Plan.

Limitations on Non-Employee Director Awards

The sum of the total cash compensation earned and paid and the aggregate grant date fair value (calculated as of the date of grant in accordance with applicable accounting rules) of shares subject to awards granted to any one participant who is a non-employee director during any one 12-month period may not exceed $750,000.

Eligibility

All employees, officers and non-employee directors of, and consultants to, the Company or an affiliate thereof, as determined by the Compensation Committee, are eligible to participate in the Amended Plan. As of March 1, 2024, 3,201 employees (including officers), 10 non-employee directors and 641 consultants were eligible to participate in the Amended Plan; however, consultants are not expected to be plan participants.

Awards Available Under the Amended Plan

The following types of awards may be granted pursuant to the Amended Plan: incentive stock options, nonqualified stock options, SARs, restricted stock, RSUs, stock grants, stock units, performance shares, PSUs and performance cash.

Stock Options. The Compensation Committee may grant incentive stock options and nonqualified stock options under the Amended Plan. Incentive stock options will be granted only to participants who are employees. The exercise price of all options granted under the Amended Plan will be equal to at least 100% of the fair market value of Company common stock on the date granted and no option may be exercised more than 10 years from the date of grant. Incentive stock options will not be granted more than 10 years after the earlier of the adoption of the Amended Plan by the Board or the approval of the Amended Plan by the Company’s shareholders. The Compensation Committee will determine how the exercise price of an option may be paid and the form of payment, including cash, shares of common stock held for longer than six months (through actual tender or by attestation), any net-issuance arrangement or other property acceptable to the Compensation Committee (including broker-assisted “cashless exercise” arrangements), and how shares of common stock will be delivered or deemed delivered to participants. A participant will have no rights as a shareholder with respect to options until the record date of the stock purchase. No dividends or dividend equivalents may be awarded in connection with any option granted under the Amended Plan. As a general rule, if a participant terminates employment when the options and/or incentive stock options are subject to restrictions, the participant forfeits the options and/or incentive stock options that are subject to restrictions.

Stock Appreciation Rights. The Compensation Committee also may grant SARs under the Amended Plan. SARs give the participant the right to receive the appreciation in value of one share of common stock of the Company. Appreciation is calculated as the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the base value fixed by the Compensation Committee on the grant date, which may not be less than the fair market value of a share

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of common stock on the grant date. Payment for SARs may be made in cash, stock or a combination thereof. SARs are exercisable at the time and subject to the restrictions and conditions as the Compensation Committee approves; provided that no SAR may be exercised more than 10 years following the grant date. No dividends or dividend equivalents may be awarded in connection with any SAR granted under the Amended Plan. As a general rule, if a participant terminates employment when a SAR is subject to restrictions, the participant forfeits the SAR that is subject to restrictions.

Restricted Stock. The Compensation Committee may grant restricted stock under the Amended Plan. A restricted stock award gives the participant the right to receive a specified number of shares of common stock at a purchase price determined by the Compensation Committee (including and typically zero). Restrictions limit the participant’s ability to transfer the common stock and subject the common stock to a substantial risk of forfeiture until specific conditions or goals are met. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Compensation Committee, which typically involve the achievement of specified performance targets and/or continued employment of the participant until a specified date. As a general rule, if a participant terminates employment when the restricted stock is subject to restrictions, the participant forfeits the restricted stock.

Restricted Stock Units. The Compensation Committee also may grant RSU awards under the Amended Plan. An RSU award gives the participant the right to receive common stock, or a cash payment equal to the fair market value of common stock (determined as of a specified date), in the future, subject to restrictions and a risk of forfeiture. The restrictions typically involve the achievement of specified performance targets and/or the continued employment of the participant until a specified date. Participants holding RSUs have no rights as a shareholder with respect to the shares of common stock subject to their RSU award prior to the issuance of such shares pursuant to the award. For RSU awards that include the right to receive dividend equivalents, any dividend equivalents paid by the Company during the period of restriction accrue but are not paid to the participant until the RSUs vest. As a general rule, if a participant terminates employment when the RSUs are subject to restrictions, the participant forfeits the RSUs.

Stock Grant Awards. The Compensation Committee may grant stock grant awards under the Amended. A stock grant award gives the participant the right to receive (or purchase at a price as determined by the Compensation Committee) shares of common stock, free of any vesting restrictions. The purchase price, if any, for a stock grant award is payable in cash or in any other form of consideration acceptable to the Compensation Committee. A stock grant award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.

Stock Unit Awards. The Compensation Committee may also grant stock unit awards under the Amended Plan. A stock unit award gives the participant the right to receive shares of common stock, or a cash payment equal to the fair market value of a designated number of shares, in the future, free of any vesting restrictions. A stock unit award may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation owed to a participant.

Performance Shares. The Compensation Committee also may grant performance share awards under the Amended Plan. A performance share award gives the participant the right to receive common stock on the satisfaction of one or more performance goals during a particular performance period, each as specified by the Compensation Committee. Each performance share will have a value determined by the Compensation Committee at the time of grant.

Performance Share Units. The Compensation Committee also may grant PSU awards under the Amended Plan. A PSU award gives the participant the right to receive common stock, a cash payment or a combination of stock and cash, on the satisfaction of one or more performance goals during a particular performance period, each as specified by the Compensation Committee. Each PSU will have a value determined by the Compensation Committee at the time of grant.

Performance Cash. The Compensation Committee may grant performance cash awards under the Amended Plan. A performance cash award gives the participant the right to receive an amount of cash depending on the satisfaction of one or more performance goals during a particular performance period, each as specified by the Compensation Committee. The achievement of the performance goals for a particular performance period will determine the ultimate value of the performance cash award.

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Restrictions

The Compensation Committee may impose such restrictions on any awards under the Amended Plan as it may deem advisable, including restrictions under applicable federal securities law, the requirements of any stock exchange upon which the Company’s common stock is then listed and any blue sky or state securities law applicable to the awards.

Minimum Vesting Requirement

The Amended Plan imposes a minimum vesting requirement on awards such that no award may vest in full prior to the 12-month anniversary of the grant date, subject to the Committee’s discretion to accelerate awards in the case of a change in control or a termination of employment or service. This minimum vesting requirement does not apply to up to 5% of the total number of shares reserved for grant under the Amended Plan.

Change in Control

The Amended Plan also provides that, in the event of a “change in control” of the Company, unless otherwise provided for in an award agreement, change in control transaction document or employment agreement between the Company and a participant, all awards that are outstanding and unvested as of immediately prior to such change in control will remain outstanding and unvested. If, however, (i) within 12 months following a change in control, the participant’s employment with the Company is terminated without cause (as defined in the Amended Plan), or (ii) in connection with the change in control, no provision is made for continuation or assumption of awards in a manner that preserves the material terms and conditions of the awards, then, as of the date of such termination or change in control, all awards then-held by such participant will become fully vested and exercisable and all restrictions on such outstanding awards will lapse.

Non-Transferability

Unless otherwise determined by the Compensation Committee, no award granted under the Amended Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, if applicable, until the termination of any restricted or performance period as determined by the Compensation Committee.

Adjustment Provisions

If there is a change in the outstanding shares of common stock because of a stock dividend or split, split-up or spin-off, extraordinary dividend or other extraordinary distribution (whether in the form of cash, stock or other property), change in control, recapitalization, rights offering, liquidation, merger, consolidation, combination, exchange of shares or other similar corporate change or event in respect of the common stock, the aggregate number of shares of common stock available under the Amended Plan and subject to each outstanding award, and any applicable stated exercise price or the basis upon which the award is measured, will be adjusted by the Compensation Committee. In such circumstances, the Compensation Committee may also make any adjustments it determines in its sole discretion to be appropriate, including, for example, substitution of other securities or property for the shares of common stock subject to awards, cancellation of outstanding awards for cash or other property, and cancellation of options or SARs for which the exercise price exceeds the fair market value without payment or consideration. Any adjustments permitted under the Existing Plan will be binding on all holders of awards under the Amended Plan.

Clawback

Every award granted under the Amended Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including Rule 10D-1 of the Exchange Act and the applicable NASDAQ Listing Standards implementing such rule as may be amended from time to time.

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Amendment, Modification and Termination of Amended Plan

Subject to the Board’s right to terminate, amend or modify the Amended Plan at any time, the Amended Plan will remain in effect until all awards issued under the Amended Plan expire, terminate, are exercised or are paid in full in accordance with the Amended Plan provisions and any award agreement. However, no award may be granted under the Amended Plan after the 10th anniversary of the Effective Date.

The Board has discretion to terminate, amend or modify the Amended Plan. Any such action of the Board is subject to the approval of the Company’s shareholders to the extent required by the Amended Plan, law, regulation or the rules of any exchange on which Company common stock is listed. To the extent permitted, the Board may delegate to the Compensation Committee or the Company’s CEO the authority to approve immaterial amendments to the Amended Plan. Except as otherwise provided in the Amended Plan, neither the Board, the Compensation Committee nor the Company’s CEO may do any of the following without shareholder approval: reduce the purchase price, exercise price or base value of any outstanding award, including any option or SAR; increase the number of shares available under the Amended Plan; grant options or SARs with an exercise price or base value that is below fair market value of a share of common stock on the grant date; reprice previously granted options or SARs; cancel any option or SAR in exchange for cash or any other award or in exchange for any option or SAR with an exercise price that is less than the exercise price of the original option or SAR; extend the exercise period or term of any option or SAR beyond 10 years from the grant date; expand the types of awards available for grant under the Amended Plan; or expand the class of individuals eligible to participate in the Amended Plan.

Tax Withholding

The Company has the power to withhold, or require a participant to remit to the Company, up to the maximum statutory amount necessary, the taxes required to be withheld or otherwise due in respect of any awards, provided that the amount of withholding will reflect the required minimum amount necessary to satisfy taxes if withholding at the minimum amount is necessary to avoid adverse accounting consequences. The Company also has the power to take such other action as may be necessary or appropriate in the opinion of the Compensation Committee to satisfy any obligation for the payment of such taxes. To the extent that alternative methods of withholding are available under applicable laws, the Compensation Committee will have the power to choose among such methods.

Federal Income Tax Considerations

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the Amended Plan based on federal income tax laws in effect on March 15, 2024. This summary is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Amended Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

As a general rule, a participant will not recognize taxable income with respect to any award at the time of grant except in the case of a participant who receives a restricted stock award and makes the timely election permitted by Section 83(b) of the Tax Code. Under the Amended Plan, no participant will be permitted to make a Section 83(b) election without the prior written consent of the Company.

Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment or settlement of SARs, RSUs, stock grants, stock units, performance shares, PSUs or performance cash, the participant will generally recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction or payment. Subject to the deduction limitations of Section 162(m) of the Tax Code, the Company will be entitled to a concurrent income tax deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise of such option. However, the amount equal to the excess of the stock’s fair market value on the date of exercise over the option

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price could be subject to the alternative minimum tax in the year of exercise (assuming the stock received is not subject to a substantial risk of forfeiture or is transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise (the “holding period requirements”), the gain or loss (in an amount equal to the difference between the sale price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any income tax deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Tax Code and the tax consequences described for nonqualified stock options will apply.

Some awards may be subject to Section 409A of the Tax Code (“Section 409A”), which regulates deferral arrangements. If certain awards fail to comply with Section 409A, a participant must include in ordinary income all deferred compensation conferred by the award, pay interest from the date of the deferral and pay an additional 20% tax. The award agreement for any award that is subject to Section 409A may include provisions necessary for compliance as determined by the Compensation Committee. The Company intends that awards granted under the Amended Plan will comply with the requirements of Section 409A or an exception thereto and intends to administer and interpret the Amended Plan in such a manner (but cannot and does not guarantee awards will comply with the requirements of Section 409A).

Tax Consequences to the Company or its Affiliates

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will, subject to the deduction limitations of Section 162(m) of the Tax Code, be entitled to a corresponding deduction; provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Tax Code.

Amended Plan Benefits

The benefits that will be awarded or paid under the Amended Plan are not currently determinable. No awards have been made under the Amended Plan (including any awards that would be contingent on the approval of the Amended Plan), and benefits under the Amended Plan will depend on the Compensation Committee’s actions and the fair market value of the Company’s common stock at various future dates.

For illustrative purposes, the table below shows grants under the Existing Plan awarded to the following individuals and groups named below as of December 31, 2023. The “Number of Shares Granted” column reflects the aggregate number of shares subject to awards of RSUs (the only type of award granted under the Existing Plan), whether or not outstanding, vested or forfeited, as applicable, granted under the Existing Plan since its adoption, including the Contingent RSUs described in the “Executive Compensation—Compensation Discussion and Analysis.” As of March 1, 2024, the closing price of a share of the Company’s common stock was $314.25:

	Number of	Grant Date
Name and Position	Shares Granted	Fair Value ($)
Patrick W. Smith	-	$-
Chief Executive Officer
Joshua M. Isner	143,299	45,031,711
President
Brittany Bagley	38,492	12,096,111
Chief Operating Officer and Chief Financial Officer
Jeffrey C. Kunins	55,449	17,424,848
Chief Product Officer and Chief Technology Officer
Executive Group	237,240	$74,552,670
Non-Employee Director Group	11,922	3,746,489
Non-Executive Officer Employee Group	1,606,748	$504,920,559

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Registration with the SEC

If the Amended Plan is approved by shareholders, we expect to file as soon as practicable after the Annual Meeting a Registration Statement on Form S-8 with the SEC to register the number of shares of common stock that will be issuable pursuant to the Amended Plan.

Relationship to Other Stock Plan Proposals

At the Annual Meeting, shareholders will also be asked to approve the 2024 Employee XSP and the 2024 CEO Performance Award as further described in Proposal No. 3 and Proposal No. 4, respectively. Each of such proposals and the proposal to approve the Amended Plan are independent of one another. If the Amended Plan is approved by shareholders, but either or both the 2024 Employee XSP or 2024 CEO Performance Award are not approved, the shares available under the Amended Plan will not be used to settle the awards under the 2024 Employee XSP or the 2024 CEO Performance Award. However, while shareholders may approve all three proposals or any combination or none of them, we note that each of these plans is an integral component of our talent retention and incentive program.

Unless otherwise instructed, all proxies received will be voted FOR the approval of the Amended Plan.

The Board of Directors recommends a vote FOR approval of Proposal No. 2.

Vote Required

For Proposal No. 2, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of a majority of the total votes of shares of common stock properly cast for or against the proposal in person or by proxy at the Annual Meeting is required for approval. Abstentions and broker non-votes will have no impact on this proposal if a quorum is present.

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PROPOSAL NO. 3 - APPROVAL OF THE AXON ENTERPRISE, INC. 2024 EXPONENTIAL STOCK PLAN

At the Annual Meeting, shareholders will be asked to approve the 2024 Employee XSP pursuant to which grants of XSUs were made to certain employees on December 22, 2023, excluding our CEO and founder, Patrick W. Smith, whose performance-based award is addressed in Proposal No. 4. The 2024 Employee XSP and the corresponding form of eXponential Stock Unit Award Agreement (the “Form of XSU Award Agreement”), substantially in their current forms, were approved by the Board on October 14, 2023, subject to shareholder approval at the Annual Meeting. The full text of the 2024 Employee XSP and the Form of XSU Award Agreement are attached to this proxy statement as Annexes B-C. Approval of this proposal results in the effectiveness of the grants of XSUs awarded to the NEOs (excluding our CEO) and the corresponding forfeiture of the grants of Contingent RSUs as described in “Executive Compensation—Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Service-Based Equity Compensation—Contingent RSUs.”

General Information

The 2024 Employee XSP, designed by our Compensation Committee, took into consideration direct feedback from our shareholders and is intended to incentivize and drive the next seven years of our shareholder returns. The 2024 Employee XSP recognizes Axon’s global growth potential and is designed to motivate our employees who are instrumental to the innovation and development of Axon’s new products and who continue to deliver exceptional value to Axon.

Similar to the rationale underlying the 2024 CEO Performance Award, as further described in Proposal No. 4, Axon developed the 2024 Employee XSP to be a performance-based stock incentive plan for the broader employee population to recognize that Axon’s success and potential relies on employee motivation. The design of the 2024 Employee XSP is similar in concept to the design of the 2019 XSPP (sometimes referred to as “XSP 1.0”) that was approved by shareholders in February 2019. The performance-orientation of the XSP 1.0 awards has had a strong influence in motivating the broader employee population and leadership team in being innovative and executing against critical business and strategic priorities that have resulted in nearly $16 billion of shareholder value creation since that time, and five-year total shareholder return of over 500%.

Similar to the 2024 CEO Performance Award, subject to shareholder approval, the 2024 Employee XSP provides for the grant of XSUs to employee participants, including our Section 16 Officers (excluding Mr. Smith), with each grant divided into seven substantially equal tranches (each, a “Tranche”), each subject to three independent vesting conditions:

1.	Stock price goals: Axon’s stock price must appreciate 25% between each Tranche, as shown in the chart below.
2.	Operational goals: Axon must achieve specified operational goals (Revenue and/or Adjusted EBITDA growth, each increasing by 25% between each Tranche), as shown in the chart below.
3.	Minimum service condition: Each participant must remain employed with the Company through the Minimum Service Date shown in the chart below.
Tranche	Stock Price		Revenue		Adjusted EBITDA		Minimum Service Date
1	$247.40	and either	$1,834	or	$393	and	June 2025
2	$309.25		$2,293	or	$508		December 2025
3	$386.56		$2,866	or	$655		June 2026
4	$483.20		$3,583	or	$845		December 2026
5	$604.00		$4,479	or	$1,088		June 2027
6	$755.00		$5,599	or	$1,400		December 2027
7	$943.75		$6,999	or	$1,750		June 2028
Revenue & Adjusted EBITDA in millions

Axon Enterprise, Inc. | 2024 Proxy Statement | 71

The performance goals for the 2024 Employee XSP are identical to the performance goals for the 2024 CEO Performance Award. For all seven Tranches of each XSU award to vest, the Company would need to achieve a stock price of $943.75 and sustain strong annual growth on Revenue, Adjusted EBITDA or both by December 31, 2032. The Compensation Committee views these goals as rigorously challenging but achievable over the life of the 2024 Employee XSP.

As highlighted in the graphs below, the impact of a 25% annual growth rate requires accelerated market value creation for each subsequent Tranche to be earned. For example, in order for the first Tranche to be earned, the Company will need to create $3.7 billion in market value from the grant date. However, for the seventh and last Tranche to be earned, the Company will need to create nearly $56 billion in market value from the grant date and over $14 billion in incremental market value from the prior Tranche.

(1)	Implied market value assumes constant fully diluted common shares outstanding figure of 79,549,524 as of December 31, 2023.

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These stock price hurdles will also require that there is corresponding Revenue and/or Adjusted EBITDA growth with similar 25% compounding growth rates over the life of the 2024 Employee XSP.

As described below, the stock price goal is only met if the volume weighted average price of a share of our common stock, based on the Daily VWAP (as defined below), measured over any consecutive 90-day period (the “Ninety-Day VWAP”) beginning on the grate date equals or exceeds $247.40. “Daily VWAP” means, as of any trading day, the volume weighted average price of a share of our common stock as reported by S&P Capital IQ (or such other source as the Compensation Committee may determine) for such trading day. As of March 1, 2024, our Ninety-Day VWAP was $264.31; however, it has not been 90 days since the grant date.

For additional details about the 2024 Employee XSP, see “Summary of Material Plan Features” below.

The 2024 Employee XSP’s Standout Design

The 2024 Employee XSP design is unparalleled in its potential to drive value creation for shareholders as compared to any other performance-based stock grant program in which non-C suite employees are eligible to participate in today’s market.  Indeed, two main dimensions of the 2024 Employee XSP design that uniquely leverage the untapped potential of the Company’s diverse and highly motivated employee population to drive value creation include:  (i) extending performance-based equity deeper into the organization where the market practice is limited to grants of time-based equity if equity awards are offered to the general employee population at all; and (ii) requiring meaningful performance to earn such awards. Axon values company-wide alignment on the performance objectives and believes that the sharing of any value creation with its employees who are responsible for the Company’s day-to-day successes is an investment that will ultimately pay dividends in keeping Axon’s stock performance above its peer companies and delivering the greatest potential value for its shareholders on a go-forward basis.

Relationship to the 2024 CEO Performance Award

XSU awards granted under the 2024 Employee XSP and the 2024 CEO Performance Award are designed to be substantively identical with respect to all performance-based vesting conditions, minimum service condition (subject to extended Minimum Service Dates for Mr. Smith), mandatory holding period following vesting and settlement (applicable to Section 16 Officers and certain other participants with respect to the 2024 Employee XSP), and general award terms and conditions. This is by design, as we intend for the 2024 Employee XSP awards to align the interests of all employees and our CEO with key performance goals that will drive shareholder value.

The substantive differences between the 2024 Employee XSP and the 2024 CEO Performance Award include the requirement that Mr. Smith continues to serve as CEO (or another mutually agreed role with the Company) during the

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performance period, extended Minimum Service Dates for Mr. Smith, a more robust clawback provision, and treatment of the 2024 CEO Performance Award under certain terminations by Mr. Smith.

Summary of Key Equity Plan Data and Dilution Considerations

Burn Rate

The following table illustrates the Company’s historical burn rate for the past three years. Burn rate is calculated as (i) the number of stock options and time-based RSUs granted, plus (ii) the number of PSUs earned, divided by (iii) the weighted average basic common shares outstanding in the year indicated. The Company’s burn rate was as follows:

	(a)	(b)	(c)	(d) = (a) + (b) + (c)	(e)	(d) ÷ (e)	Burn Rate
	Options	RSUs	PSUs	Total	Weighted Average Basic	Burn	Excluding
Year	Granted (1)	Granted	Earned	Granted/Earned	Outstanding	Rate	PSUs Earned
2021	-	686,166	4,345,601	5,031,767	66,190,528	7.60%	1.04%
2022	-	1,144,539	78,194	1,222,733	71,092,681	1.72%	1.61%
2023	-	914,955	1,238,402	2,153,357	74,195,416	2.90%	1.23%
					3-Year Average	4.07%	1.29%

(1)	Stock options are included in the year granted, rather than earned. Stock options granted pursuant to the 2018 CEO Performance Award are excluded from all years included here as they were granted in 2018.

Overhang

The following table illustrates the Company’s fully diluted overhang assuming shareholders approve each of Proposals No. 2, 3 and 4. Assuming such approval, the overhang is calculated as (a) the number of shares underlying all outstanding equity awards under all equity plans, plus (b) the unissued shares remaining available for grant under all equity plans, divided by (c) the sum of (i) the number of shares underlying all outstanding equity awards under all equity plans, plus (ii) the unissued shares remaining available for grant under all equity plans, plus (iii) shares of common stock outstanding.

As of December 31, 2023, even with the shares reserved under each of the Amended Plan, the 2024 Employee XSP and the 2024 CEO Performance Award, our total share count overhang remains below 13.5%.

The Company’s fully diluted overhang calculated as of December 31, 2023 is as follows:

	(a)					(a)+(b) /
	Shares Underlying	(b)	(a)+(b)	(c)	(a)+(b)+(c)	(a)+(b)+(c)
	Outstanding	Unissued	Equity Plan	Common Shares	Fully Diluted	Fully Diluted
Equity Plan	Equity Awards (1)	Available Shares	Shares	Outstanding	Shares	Overhang
Existing Plan	2,539,954	1,708,146	4,248,100	75,301,424	79,549,524	5.34%
Plus: Amended Plan	2,539,954	3,939,957	6,479,911	75,301,424	81,781,335	7.92%
Plus: 2024 Employee XSP	2,539,954	8,456,327	10,996,281	75,301,424	86,297,705	12.74%
Plus: 2024 CEO Award	2,539,954	9,135,429	11,675,383	75,301,424	86,976,807	13.42%

(1)	Includes 530,931 shares underlying unexercised options, 1,615,143 shares underlying unvested RSUs and 393,880 shares underlying unvested PSUs outstanding as of December 31, 2023. As of December 31, 2023, the weighted average exercise price of stock options outstanding was $28.58 and the weighted average term remaining for stock options outstanding was 4.16 years.

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The Company’s fully diluted overhang is more favorable when calculated as of the Record Date as older awards have vested since December 31, 2023. Accordingly, we provide the detail of these calculations for the benefit of shareholders as follows:

	(a)					(a)+(b) /
	Shares Underlying	(b)	(a)+(b)	(c)	(a)+(b)+(c)	(a)+(b)+(c)
	Outstanding	Unissued	Equity Plan	Common Shares	Fully Diluted	Fully Diluted
Equity Plan	Equity Awards (1)	Available Shares	Shares	Outstanding	Shares	Overhang
Existing Plan	2,811,580	1,269,347	4,080,927	75,463,324	79,544,251	5.13%
Plus: Amended Plan	2,811,580	3,501,158	6,312,738	75,463,324	81,776,062	7.72%
Plus: 2024 Employee XSP	2,811,580	8,017,528	10,829,108	75,463,324	86,292,432	12.55%
Plus: 2024 CEO Award	2,811,580	8,696,630	11,508,210	75,463,324	86,971,534	13.23%

(1)	Includes 530,931 shares underlying unexercised stock options, 1,879,034 shares underlying unvested RSUs and 401,615 shares underlying unvested PSUs outstanding as of the Record Date. As of the Record Date, the weighted average exercise price of stock options outstanding was $28.58 and the weighted average term remaining for stock options outstanding was 3.95 years.

Other Dilution Considerations

The Company, along with the Compensation Committee, has recognized the concerns raised by our shareholders regarding the dilution created by the 2018 CEO Performance Award and the 2019 XSPP. In response to those concerns, the Company and the Compensation Committee have committed to targeting an average annual gross dilution of approximately 3% across all stock-based compensation plans (including the 2024 CEO Performance Award), beginning in 2024.

4,516,370 shares of our common stock are reserved for the issuance of XSUs under the 2024 Employee XSP, covering 6% of our outstanding common stock as of December 31, 2023. As noted elsewhere in this proxy statement, performance-based awards under the 2024 Employee XSP are intended to drive alignment with our strategic goals over the next seven years.

In addition, the Compensation Committee designed the 2024 Employee XSP to further limit potential dilution volatility by:

●	requiring participants to remain employed with the Company through the applicable Minimum Service Date; and
●	requiring Section 16 Officers and certain other employees to retain, and not sell, the shares acquired upon the vesting and settlement of each Tranche (except as required to satisfy withholding taxes due in connection with such settlement) until the earlier of (i) December 31, 2030 and (ii) the date that a subsequent Tranche vests and settles.

Notably, with the introduction of the 2024 Employee XSP, the Compensation Committee is continuing its practice of ensuring that compensation is aligned with stringent operational performance and long-term shareholder returns.

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Summary of the 2024 Employee XSP Plan Features

The following is a summary of the material terms of the 2024 Employee XSP and the Form of XSU Award Agreement that may be of importance to you. The summary is qualified by reference to the full text of the 2024 Employee XSP and the Form of XSU Award Agreement, which are attached to this proxy statement as Annexes B-C.

2024 Employee XSP Terms	Details
Shares Reserved for Issuance

4,516,370 shares of Axon’s common stock, representing 6% of the outstanding shares of Axon’s common stock as of December 31, 2023. As of March 1, 2024, 3,713,252 XSUs under the 2024 Employee XSP have been granted, and so 803,118 shares remain available for future grants of XSUs.

Award Type	XSUs
Expiration Date	December 31, 2032
Eligibility

All employees (including prospective employees), officers and consultants of the Company or an affiliate are eligible to participate in the 2024 Employee XSP. As of December 31, 2023, 2,905 employees (including officers) and 619 consultants were eligible to participate in the 2024 Employee XSP; however, consultants are not expected to be plan participants.

As of December 22, 2023, 1,980 employees were granted XSU awards under the 2024 Employee XSP, many of whom have elected to receive a certain percentage of the value of their target compensation over a seven-year period (2024 to 2030) in the form of XSUs, subject to shareholders approval of Proposal No. 3.

The Company intends to continue granting XSUs in place of long-term performance-based RSUs given the strong alignment with shareholder experience requiring meaningful growth in both stock price and operational performance.

Performance Goals; Performance-Based Vesting Conditions	Stock Price Goals ● Seven stock price goals

●
Sustained stock price improvement is required for each stock price goal to be met. For each stock price goal to be met, the Ninety-Day VWAP for any consecutive 90-day period since the grant date must equal or exceed the stock price goal that corresponds to each Tranche.

●
First Tranche stock price goal is $247.40 (which reflects 25% growth to our Ninety-Day VWAP as of October 13, 2023, i.e., the day before the 2024 Employee XSP and the Form of XSU Award Agreement were sent to our Board for consideration); each Tranche thereafter requires an additional increase in stock price of 25%, up to a stock price goal of $943.75 for the seventh Tranche.

Operational Goals
● 14 operational goals
● Two types of operational goals: Revenue and Adjusted EBITDA

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Operational Milestone Tier	Revenue* Goals (millions)	Adjusted EBITDA** Goals (millions)
1	$1,834	$393
2	$2,293	$508
3	$2,866	$655
4	$3,583	$845
5	$4,479	$1,088
6	$5,599	$1,400
7	$6,999	$1,750

* Revenue means, as of any date, the Company’s total revenues, as reported by the Company in its financial statements on Forms 10-Q and 10-K filed with the SEC (but without giving effect to any rounding used in reporting the amounts in Forms 10-Q and 10-K), for the previous four consecutive fiscal quarters of the Company, beginning with the Company’s first full fiscal quarter ending after the fiscal quarter in which the date of grant occurs (i.e., the first quarter of 2024 for XSU awards granted on December 22, 2023).

** Adjusted EBITDA means, as of any date, for the previous four consecutive fiscal quarters, the Company’s net (loss) income attributable to common stockholders before interest expense, interest and other income (such as dividends), adjusted for one-time or non-recurring items, including gains and losses on investments (inclusive of strategic and non-strategic non-controlling minority investments and joint ventures or similar arrangements), transaction costs related to strategic investments and acquisitions (or divestitures), gains or losses or impairments related to dispositions of businesses, disposals and/or abandonments of intangible assets, disposals or impairment of land, property and/or equipment, insurance recoveries, restructuring costs (including non-recurring costs related to a reduction in force and/or to closing or exiting facilities), (benefit) provision for income taxes, depreciation and amortization and stock based compensation.

Performance Vesting Conditions

Each Tranche will vest only if both a stock price goal and an operational goal are met (and the minimum service condition (described below) is also met).

A stock price goal and an operational goal that are matched together can be achieved at different points in time and vesting will occur on the date on which the Compensation Committee determines that the last goal was obtained; provided both goals are determined by the Compensation Committee as having been achieved prior to the goal expiration date applicable to the Tranche. Prior Tranches may be earned later in time if the goals applicable to a later Tranche are subsequently achieved prior to the goal expiration date applicable to the later Tranche. Subject to any applicable clawback provisions, policies or other forfeiture terms described in the 2024 Employee XSP, once a goal is achieved, it is forever deemed achieved for determining the vesting of a Tranche.

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Minimum Service Condition

Vesting is contingent upon the participant’s continued employment with Axon. Subject to certain exceptions for Section 16 Officers described below, each Tranche will vest only if the participant remains employed with the Company or any affiliate through the later of (i) the applicable date on which the Compensation Committee determines that the performance-based vesting conditions with respect to the Tranche have been achieved (the “Determination Date”) and (ii) the applicable Minimum Service Date.

Effect of Termination of Employment

For non-Section 16 Officer participants, upon a termination without “Cause” (as defined in the 2024 Employee XSP), XSUs for which the applicable date on which the performance-based vesting conditions were attained occurs prior to the date of termination will be deemed vested as of such date of termination without regard to the Minimum Service Date. In the event of the participant’s death after the first anniversary of the date of grant, any then-outstanding Tranches will remain outstanding and eligible to vest, without regard to the participant’s continued employment, to the extent that the Determination Date with respect thereto occurs within 24 months after the participant’s death, including for the avoidance of doubt, upon a Change in Control (as discussed below) within such period; provided that no such Tranche will vest unless the applicable Determination Date occurs within the same calendar year as the goal attainment date.

For Section 16 Officers, upon a termination without Cause, XSUs will vest as of such date of termination based solely on achievement of the stock price goal as of such date, without regard to the attainment of the operational goals, plus pro-rata vesting of the next outstanding unvested Tranche based on a fraction the numerator of which is the excess (if any) of the Ninety-Day VWAP as of such date over the stock price goal applicable to the first Tranche and the denominator of which is the excess of the stock price goal applicable to the second Tranche over the stock price goal applicable to the first Tranche. Upon a termination due to death or disability prior to the applicable Minimum Service Date, any then-outstanding Tranche will vest as of such termination based solely on attainment of the applicable performance-based vesting conditions as of such date, without regard to the participant’s continued employment.

For both non-Section 16 Officer and Section 16 Officer participants, except as described above, upon the earlier of the participant’s termination of employment for any reason, any outstanding unvested Tranche will be forfeited, canceled and cease to be outstanding. With respect to non-Section 16 Officer participants, certain officers named in the Form of XSU Award Agreement may, in their sole discretion, accelerate the vesting of all or a portion of one otherwise unvested outstanding Tranche, subject to the participant’s execution and non-revocation of a release of claims.

Change in Control

Upon a Change in Control, any then-outstanding Tranche for which the stock price goal has been achieved based on the transaction price will vest if the minimum service condition for that Tranche has been satisfied or otherwise convert into time-based awards eligible to vest based on the satisfaction of the applicable minimum service condition. Converted awards are subject to “double-trigger” treatment upon a termination by the Company without Cause or, if the participant is a Section 16 Officer as of immediately prior to the closing of the Change in Control transaction, the participant resigns for “Good Reason” (as defined in the 2024 Employee XSP) within 24 months following a Change in Control.

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The treatment of the XSUs upon a Change in Control is intended to align participants’ interests with Axon’s other shareholders with respect to evaluating potential transactions.

A “Change in Control” is generally defined in the 2024 Employee XSP as (i) an acquisition (other than directly from the Company) by an individual, entity or a group (excluding the Company or an employee benefit plan of the Company) of 30% or more of the combined voting power of then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”); (ii) a change during any 24 consecutive calendar months in a majority of the Company’s current Board (excluding any persons approved by a vote of at least a majority of the “Incumbent Directors” (as defined in the 2024 Employee XSP) other than in connection with an actual or threatened proxy contest); (iii) the consummation of a merger, consolidation or sale of all or substantially all of the Company’s assets (collectively, a “Business Combination”), unless immediately following such Business Combination (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of then-outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination, (B) at least a majority of the board of directors of the resulting corporation were members of the Incumbent Directors, and (C) no person owns 30% or more of the stock of the resulting corporation, who did not own such stock immediately before the Business Combination; or (iv) shareholder approval of a complete liquidation or dissolution of the Company.

Holding Period

For Section 16 Officers and certain non-Section 16 Officers, shares acquired upon the vesting and settlement of any Tranche (except as required to satisfy withholding taxes due in connection with such settlement) are required to be held until the earlier of (i) December 31, 2030 and (ii) the date that a subsequent Tranche vests and settles. This requirement only applies to the shares acquired with respect to one Tranche and, in the event that more than one Tranche vests, only the most recently vested Tranche will be subject to the holding period requirement and all earlier vested Tranches will cease to be subject thereto.

Clawback

The XSU awards will be subject to clawback to the fullest extent required by law, applicable listing standard or any current or future clawback policy that may be adopted by the Company from time to time, including Rule 10D-1 of the Exchange Act and the applicable NASDAQ Listing Standards implementing such rule, as may be amended from time to time.

Administration

The 2024 Employee XSP will be administered by the Compensation Committee in its sole and complete discretion to the extent not contrary to the express provisions of the 2024 Employee XSP. The Compensation Committee may delegate the power and authority to the CEO in writing to grant XSU awards to non-Section 16 Officers to expedite the hiring process or to retain talented employees. The Compensation Committee’s delegation to the CEO may be revoked or modified at any time.

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Adjustment

In the event of any change in the outstanding shares of common stock by reason of a stock dividend or split, split-up or spin-off, extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares or other property), Change in Control, recapitalization, rights offering, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change or event in respect of the common stock, the Compensation Committee may adjust the stock price goals, the number of XSUs, the number and kind of securities or other property that may be issued in respect thereof and the other terms and conditions of the 2024 Employee XSP. In the event of any such transaction, the Compensation Committee may also provide in substitute for the award alternate consideration.

Amendment; Modification and Termination

The Board may not, without the approval of the shareholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares are listed terminate, amend or modify the 2024 Employee XSP. Notwithstanding the foregoing, the Board may delegate to the Compensation Committee or the CEO the authority to approve immaterial amendments to the 2024 Employee XSP; provided, that none of the Board, the CEO, or the Compensation Committee may, without the approval of the shareholders: (i) increase the number of shares available under the 2024 Employee XSP; (ii) expand the types of awards available for grant; or (iii) expand the class of individuals eligible to participate in the 2024 Employee XSP.

Non-Transferability

Unless otherwise determined by the Compensation Committee, XSUs may not be transferred to any other person except by will or the laws of descent and distribution. The Compensation Committee may, in accordance with applicable law and listing standards, permit the transfer of XSUs and any shares acquired upon the settlement thereof to a family member, trust or partnership or to a charitable organization, in each case for estate planning purposes.

Accounting and Tax Considerations

Accounting Considerations

The Company follows ASC Topic 718 for its stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all stock-based compensation awards made to employees based on the grant date “fair value” of these awards. Pursuant to ASC Topic 718, this calculation cannot be made for any XSUs awarded under the 2024 Employee XSP prior to the date on which it is approved by the Company’s shareholders at the Annual Meeting, which will be the “grant date” for accounting purposes. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the requisite service period. In the case of the 2024 Employee XSP, the requisite service period is the later of (i) the Minimum Service Date, (ii) the date upon which the holding period requirement expires and (iii) the date on which the XSUs subject to a Tranche are otherwise scheduled to vest. Accordingly, the 2024 Employee XSP would result in the recognition of additional stock-based compensation expense over the term of the award as the operational goals become probable of being achieved through the expected vesting date determined pursuant to ASC Topic 718. If the operational goal for a Tranche is attained, but the stock price goal is not attained for such Tranche, so that the Tranche is not vested, the stock-based compensation expense for that Tranche is still recognized.

For illustrative purposes only, and using the closing price of an Axon share of common stock on March 4, 2024 (the latest practicable date to determine such amount), the Company estimates the aggregate grant date fair value of all seven Tranches for all grantees, including the NEOs (other than the CEO) and other employees as a group, will be approximately $981.6 million. As of the date of shareholder approval of the 2024 Employee XSP at the Annual Meeting, the Company will update the estimate of the aggregate grant date fair value and then assess how many operational goals will be probable of being achieved, which will determine when the portion of the stock-based compensation expense associated with each probable Tranche will commence. This expense will be recognized ratably over the expected vesting period of each

Axon Enterprise, Inc. | 2024 Proxy Statement | 80

respective Tranche. Given the minimum service condition, the expense will be recognized through at least June 2028. The remaining grant date fair value related to any operational goals that are not determined to be probable to be achieved as of the grant date will be recognized if and when those operational goals become probable of being achieved. This expense for each additional Tranche would be recognized ratably over its respective expected vesting period.

Federal Income Tax Considerations

The following is a brief summary of certain of the federal income tax consequences of the 2024 Employee XSP based on federal income tax laws in effect on March 15, 2024. The following summary assumes that the U.S.-based participants remain U.S. taxpayers. This summary is not intended to be exhaustive and does not describe, among other things, state, local or foreign income and other tax consequences. The specific tax consequences to each U.S.-based participants depend on each individual’s circumstances.

U.S.-based participants did not recognize taxable income with respect to their 2024 Employee XSP awards at the time of grant. If and when the Tranches vest and settle, they will recognize ordinary income in an amount equal to the fair market value of the shares settled in respect of each such Tranche on the date of settlement. Any taxable income recognized by U.S.-based participants in connection with the settlement of the Tranches will be subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares should be capital gain or loss.

Subject to the limitations of Section 162(m) of the Tax Code, which generally limits the deductibility of compensation paid to “covered employees” (as defined in Section 162(m) of the Code) to no more than one million dollars each per taxable year, a corresponding deduction will be available to Axon equal to the amount of ordinary income recognized by such employees.

The 2024 Employee XSP Benefits

The following table summarizes the number of shares underlying XSU awards granted to certain individuals pursuant to the 2024 Employee XSP as of December 31, 2023:

	Number of	Grant Date
Name and Position	Shares Granted	Fair Value (1)
Patrick W. Smith	-	$-
Chief Executive Officer
Joshua M. Isner	475,372	125,659,834
President
Brittany Bagley	213,918	56,547,084
Chief Operating Officer and Chief Financial Officer
Jeffrey C. Kunins	144,323	38,150,341
Chief Product Officer and Chief Technology Officer
Executive Group	833,613	220,357,259
Non-Employee Director Group	-	-
Non-Executive Officer Employee Group	2,879,639	$761,203,773
(1)	Represents the market value of the securities underlying the 2024 Employee XSP awards as of March 4, 2024 (the latest practicable date to determine such amount). For accounting purposes, the grant date of these XSUs will not occur unless and until the 2024 Employee XSP is approved by shareholders, and thus the fair value of the XSUs for accounting purposes is not determinable until such time.

Registration with the SEC

If the 2024 Employee XSP is approved by shareholders, we expect to file as soon as practicable after the Annual Meeting a Registration Statement on Form S-8 with the SEC to register the number of shares of common stock that will be issuable pursuant to the 2024 Employee XSP.

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Relationship to Other Stock Plan Proposals

At the Annual Meeting, shareholders will also be asked to approve the Amended Plan and the 2024 CEO Performance Award, as further described in Proposal No. 2 and Proposal No. 4, respectively. Each of such proposals and the proposal to approve the 2024 Employee XSP are independent of one another. However, while shareholders may approve all three proposals or any combination or none of them, we note that each of these plans is an integral component of our talent retention and incentive program.

Unless otherwise instructed, all proxies received will be voted FOR approval of the 2024 Employee XSP.

The Board of Directors recommends a vote FOR the approval of the 2024 eXponential Stock Plan

Vote Required

For Proposal No. 3, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of a majority of the total votes properly cast for or against the proposal in person or represented by proxy at the Annual Meeting is required for approval. Abstentions and broker non-votes will have no impact on this proposal if a quorum is present.

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PROPOSAL NO. 4 -APPROVAL OF THE 2024 CEO PERFORMANCE AWARD

At the Annual Meeting, shareholders will be asked to approve the 2024 CEO Performance Award to our CEO and founder, Patrick W. Smith. The 2024 CEO Performance Award was approved by the Compensation Committee and granted to Mr. Smith effective as of December 22, 2023, subject to shareholder approval at the Annual Meeting. The 679,102 shares underlying the 2024 CEO Performance Award represent less than 1% of the outstanding shares of Axon’s common stock as of December 31, 2023 and vest subject to specific performance criteria as outlined further below. The full text of the 2024 CEO Performance Award is attached to this proxy statement as Annex D. Mr. Smith does not participate in the 2024 Employee XSP described in Proposal No. 3.

The Company is presenting the 2024 CEO Performance Award and the 2024 Employee XSP to shareholders separately for their consideration and approval to provide shareholders with a choice regarding how our CEO is compensated, but to align the incentives of our CEO directly with our employees, subject to certain additional hurdles. As a result, Axon believes that these programs should be viewed in tandem, as the programs were developed together and are intended to mutually incentivize Mr. Smith and participating employees to achieve the same goals and unlock the same benefits for shareholders. In addition, as described above, the 2024 CEO Performance Award represents the vast majority of Mr. Smith’s expected compensation in the coming years. Axon believes that incentivizing Mr. Smith with the 2024 CEO Performance Award is critically important to Axon’s future growth and, if the 2024 CEO Performance Award is not approved (and in particular in a scenario in which the 2024 Employee XSP is approved), it will be extremely challenging to retain and properly motivate Mr. Smith. The detailed process by which the Compensation Committee designed the 2024 CEO Performance Award and its interplay with the 2024 Employee XSP are described in further detail below.

General Information

The 2024 CEO Performance Award, designed by the Compensation Committee, took into consideration direct feedback from our shareholders regarding Mr. Smith’s equity compensation and is intended to incentivize and drive the next seven years of our shareholder returns. Please see table below for the direct points of feedback from shareholders. The 2024 CEO Performance Award recognizes Axon’s global growth potential and is designed to motivate a CEO whose inspirational creativity can uniquely unlock this potential and who continues to deliver exceptional value to Axon. As a thought leader and disruptive technologist in public safety, Mr. Smith inspires employees and customers alike with his creativity, dynamic market-creating innovation and lifelong dedication to Axon’s mission.

In 2018, Axon’s Board approved the 2018 CEO Performance Award that required Axon to achieve specified market capitalization and operational goals. As of December 31, 2023, all applicable performance goals had been achieved and all 12 tranches of the 2018 CEO Performance Award had been earned.

In March 2023, Axon’s Board approved the 2023 CEO Performance Award, which was granted subject to shareholder approval at the 2023 Annual Meeting. However, following extensive discussions with shareholders, the Company determined that withdrawal of the proposal relating to the 2023 CEO Performance Award was in the best interest of the Company so that the Compensation Committee could further consider shareholder feedback on the structure of the award and make appropriate changes. As a result, the 2023 CEO Performance Award was not submitted to shareholders for a vote, and Mr. Smith did not receive the proposed 2023 CEO Performance Award.

On December 8, 2023, Mr. Smith entered into the CEO Employment Agreement with Axon with a term expiring on December 31, 2030, under which he will receive only a base salary at the minimum wage rate and, if approved, the 2024 CEO Performance Award described in this proposal. See “Executive Compensation—Compensation Discussion and Analysis—Employment Agreements and Other Arrangements with NEOs” for more details on the CEO Employment Agreement.

On December 18, 2023, the Compensation Committee approved the 2024 CEO Performance Award, effective as of December 22, 2023, subject to shareholder approval. The 2024 CEO Performance Award is a grant of XSUs composed of seven substantially equal Tranches, which are each subject to the attainment of specified performance-based vesting conditions and Mr. Smith’s continued employment with the Company as CEO (or such other role as mutually agreed between Mr. Smith and the Compensation Committee) through December 31, 2028 with respect to Tranche 1 and

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Tranche 2, December 31, 2029 with respect to Tranche 3 and Tranche 4, and December 31, 2030 with respect to Tranche 5, Tranche 6 and Tranche 7.

In response to shareholder feedback regarding the 2023 CEO Performance Award, the 2024 CEO Performance Award was structured to be smaller in size, sets stringent and straightforward financial performance milestones that scale at a fixed percentage, and takes the form of XSUs instead of stock options to align incentives more closely with those of shareholders and the broader employee population. See also “Additional Shareholder Friendly Provisions Responsive to Shareholder Feedback.”

Shareholder feedback on the 2023 CEO Performance Award	Changes made in response to shareholder feedback for the 2024 CEO Performance Award

The award represented a total estimated value of $397 million over a 10-year period and consisted of 3,670,030 non-qualified stock options, which shareholders believed represented a quantitative value out of line with peers.

The award represents a total estimated value of $150 million over a seven-year period and consists of 679,102 shares, which is aligned with peer CEO compensation over a similar timeframe.
The plan focused on stock price goals and a shifting combination of revenue and Adjusted EBITDA targets, which shareholders believed to be convoluted in their calculation.

The plan focuses on stock price goals, in addition to stringent and straightforward financial milestones for revenue and Adjusted EBITDA that will help drive value for shareholders and ensure focus on key performance indicators for the business.

Shareholders expressed concern that the stock price hurdles may not be sufficient to incentivize outperformance, as compared to the broader market.

Axon’s stock price must appreciate 25% between each tranche, with the new addition of time-based deadlines for the achievement of each Tranche’s performance goals, incentivizing outperformance as compared to peers and the broader market.

Shareholders noted that awards granted in options may not be optimal from an accounting perspective and caused confusion as to how much stock Mr. Smith would own at the end of the 10-year plan.

The plan grants XSUs, representing less than 1% of the outstanding shares of Axon’s common stock as of December 31, 2023 and divides those eligible shares over a seven-year period, making the accounting of the plan more straightforward.

Shareholders expressed concern that options would not appropriately motivate a CEO who already has significant ownership in the Company.

As a founder and CEO, Mr. Smith has elected to take substantially all of his compensation in Axon stock. He receives an annual salary equal to minimum wage ($31,201 in 2023) and his motivation, as well as his opportunity for wealth creation, are aligned with the success of the business. The award grants shares of stock, rather than options, to ensure that Mr. Smith’s personal incentive grants are aligned with shareholders on the value of the Company.

The plan focused on CEO incentives but neglected other employees.

While the 2024 CEO Performance Award is a separate plan, it has the same metrics as the 2024 Employee XSP, so that employees across the Company are motivated by the same drivers of value and have the opportunity to partake in stock price appreciation. The Board recommends approval of both of these plans at the 2024 Annual Meeting.

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Axon CEO Award Summary

Subject to shareholder approval, the 2024 CEO Performance Award grants XSUs to Mr. Smith representing less than 1% of the outstanding shares of Axon’s common stock as of December 31, 2023, divided into seven substantially equal Tranches with a notional value of $150 million. The notional value was determined by the Compensation Committee as representing approximately $7 million of annual target long-term incentive value over each year of the seven-year term of the CEO Employment Agreement, with a risk multiplier of three. The number of shares subject to the award was calculated by dividing the notional value by the 90-day volume weighted average price per share of Company common stock as of the day preceding the grant date. The Tranches are subject to three independent vesting conditions:

1.	Stock price goals: Axon’s stock price must appreciate 25% between each Tranche, as shown in the chart below.
2.	Operational goals: Axon must achieve specified operational goals (Revenue and/or Adjusted EBITDA growth, each increasing by 25% between each Tranche), as shown in the chart below.
3.

Minimum service condition: Mr. Smith must remain employed with the Company through the Minimum Service Date shown in the chart below. In addition, in order to continue to vest in the 2024 CEO Performance Award, Mr. Smith must remain CEO of the Company (or such other role as mutually agreed between Mr. Smith and the Compensation Committee). Moreover, Mr. Smith may not serve as CEO of any other operating company and must devote substantially all his business time, attention, skill and efforts to Axon during the performance period.

Tranche	Stock Price		Revenue		Adjusted EBITDA		Minimum Service Date
1	$247.40	and either	$1,834	or	$393	and	December 31, 2028
2	$309.25		$2,293	or	$508		December 31, 2028
3	$386.56		$2,866	or	$655		December 31, 2029
4	$483.20		$3,583	or	$845		December 31, 2029
5	$604.00		$4,479	or	$1,088		December 31, 2030
6	$755.00		$5,599	or	$1,400		December 31, 2030
7	$943.75		$6,999	or	$1,750		December 31, 2030
Revenue & Adjusted EBITDA in millions

The performance goals for the 2024 CEO Performance Award are identical to the performance goals for the 2024 Employee XSP. For all seven Tranches of the 2024 CEO Performance Award to vest, the Company would need to achieve a stock price of $943.75 and sustain strong annual growth on Revenue, Adjusted EBITDA or both by December 31, 2032. The Compensation Committee views these goals as rigorously challenging but achievable over the life of the 2024 Employee XSP.

As highlighted in the graphs below, the impact of a 25% annual growth rate requires accelerated market value creation for each subsequent Tranche to be earned. For example, in order for the first Tranche to be earned, the Company will need to create $3.7 billion in market value from the grant date. However, for the seventh and last Tranche to be earned,

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the Company will need to create nearly $56 billion in market value from the grant date and over $14 billion in incremental market value from the prior Tranche.

(1)	Implied market value assumes constant fully diluted common shares outstanding figure of 79,549,524 as of December 31, 2023.

These stock price hurdles will also require that there is corresponding Revenue and/or Adjusted EBITDA growth with similar 25% compounding growth rates over the life of the award.

For additional details about the 2024 CEO Performance Award, see “2024 CEO Performance Award Details” below.

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Axon’s Growth Potential & Patrick W. Smith, a Unique Founder CEO

Axon is poised for continued growth over the next decade, with distinctive potential among high-growth peers across the technology industry. As Axon surpassed its 30th-year milestone, it is fortunate to have its founder at the helm. Mr. Smith has been instrumental in building the public safety operating system of the future by integrating a suite of hardware devices and cloud software solutions that lead to modem policing and help save lives. Axon’s technological innovation and strong sales execution of disruptive technologies are already improving the landscape of safety and security.

Mr. Smith has a proven track record of successfully inventing and delivering, at scale, solutions that create enormous shareholder and societal value. From the early days of founding the organization to today as a market leader, Mr. Smith’s expertise has brought forth entirely new product categories, including the less-lethal TASER de-escalation platform, body-worn cameras and cloud software that lead to modernized public safety.

Mr. Smith is seen as a visionary among customers and colleagues. His thought leadership through his book, The End of Killing, and his partnership and public engagements with elected officials, civil rights scholars, constitutional scholars and law enforcement leaders, has created a global buy-in and growing acceptance of the need to modernize public safety, helping democratic governments leverage technological progress to sustain their legitimacy and maintain, and even repair, trust between governments and the public. In addition, it was Mr. Smith’s vision that brought forth a collective moonshot effort, which Axon announced in October 2022, to cut gun-related deaths in the United States between police and the public by 50% in the next decade. Mr. Smith is driving efforts to convene key industry groups and sector partners to collectively solve this ambitious but critical goal.

Mr. Smith’s executive leadership will orient Axon toward investing today in the technologies that should drive value creation well into the next decade. Mr. Smith is driving Axon to innovate in the areas of artificial intelligence, robotics, virtual reality and other technologies that have the potential to continue making a transformative impact on society. He is a long-term planner and thinker. A prime example of this is the foresight Mr. Smith had more than a decade ago to start building our software business. In 2023, Axon’s recurring, high margin cloud revenue comprised more than 35% of our total revenue.

Mr. Smith’s value to Axon can be best realized through a compensation plan that directly aligns his personal motivation with Axon shareholder return, such as the 2024 CEO Performance Award. Mr. Smith remains Axon’s largest non-institutional shareholder. He is motivated by the potential for outsized growth in Axon’s stock price and by the societal value created upon realization of Axon’s global mission to protect life, including the moonshot effort in the United States.

Over the term of the 2018 CEO Performance Award and through market close on December 31, 2023, Axon averaged over 44% annually compounded shareholder returns, which we believe showcases the value of aligning CEO compensation to value creation. The performance Tranches of the 2024 CEO Performance Award can only be earned based on a 25% increase between each Tranche, which ensures continued strong shareholder returns for the award to be fully earned. The 2024 CEO Performance Award ensures Mr. Smith’s continued commitment and focus on creating both shareholder and societal value over the next decade.

Axon CEO Award Compared to the Market

With the guidance of its independent compensation consultant, in April 2022, the Compensation Committee conducted a competitive market assessment of other similar grants of special performance-based stock awards to founder CEOs. The review focused on a set of public, post-initial public offering (“IPO”) companies that made similar special performancebased stock awards to founder CEOs since the beginning of 2016, excluding awards that were made in connection with CEO appointments, mergers and acquisition activity or extensions of employment agreements in heavily consolidated or regulated industries. The resulting group reflected 12 select peers (the “Award Peer Group”), which were innovative and high growth companies primarily in the technology sector. We note that there have been several additional examples that have occurred since the time of this analysis that are not included in the sample.

In addition to the Award Peer Group, the Compensation Committee also reviewed special performance-based stock awards made to founder CEOs within an IPO-related context over a similar time frame and analyzed how the Company’s proposed award compares to receiving a normal annual compensation opportunity for a period of 10 years.

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The competitive market assessment provided market context for both award design, magnitude and performance requirements. The Compensation Committee assessed the overall magnitude of the 2023 CEO Performance Award across several lenses, including share ownership (i.e., percent of shares outstanding), reported grant date fair value, annualized grant date fair value over the performance period and total potential realizable opportunity.

The 2024 CEO Performance Award quantum, representing less than 1% of common shares outstanding as of December 31, 2023 and estimated annual target long-term incentive value of just over $7 million, prior to the risk multiplier of three and the duration multiplier of seven, as compared to awards made by companies in the Award Peer Group, is positioned below the median of the competitive market set and was determined in part by positioning the annualized value near the median of the peer group CEO median annual pay levels. As of the time of the analysis, special CEO performance-based stock awards among the Award Peer Group ranged from 2.2% of common shares outstanding (at the 50th percentile) to 7.8% (at the 90th percentile). In addition, as of the time of the analysis, CEO performance-based stock awards among the Award Peer Group had annualized grant date fair values ranging from $23 million (at the 50th percentile) to $78 million (at the 90th percentile). We believe the relative market positioning of the quantum of the 2024 CEO Performance Award is appropriate, especially when considering Mr. Smith’s strong performance and value to the Company as its CEO and co-founder. While not a significant part of compensation, the Compensation Committee also acknowledged that Mr. Smith would not be eligible for an annual bonus and would be receiving minimum wage salary while the vast majority of others in the Award Peer Group would receive competitive cash compensation opportunities.

This positioning was also considered and assessed against the relative performance requirements, which were also in the top quartile of the competitive market set. The parameters of the 2024 CEO Performance Award were thoughtfully considered and several included input from many of our shareholders. From a “top-down” perspective, the Compensation Committee wanted to create an award that mirrored much of the structure of the 2018 CEO Performance Award, which it viewed as being highly successful and a key driver of our 800%+ stock price appreciation since 2018 through year-end 2023, but with significantly less dilution volatility.

Summary of Key Equity Plan Data and Dilution Considerations

Burn Rate

The following table illustrates the Company’s historical burn rate for the past three years. Burn rate is calculated as (i) the number of stock options and time-based RSUs granted, plus (ii) the number of PSUs earned, divided by (iii) the weighted average basic common shares outstanding in the year indicated. The Company’s burn rate was as follows:

	(a)	(b)	(c)	(d) = (a) + (b) + (c)	(e)	(d) ÷ (e)	Burn Rate
	Options	RSUs	PSUs	Total	Weighted Average Basic	Burn	Excluding
Year	Granted (1)	Granted	Earned	Granted/Earned	Outstanding	Rate	PSUs Earned
2021	-	686,166	4,345,601	5,031,767	66,190,528	7.60%	1.04%
2022	-	1,144,539	78,194	1,222,733	71,092,681	1.72%	1.61%
2023	-	914,955	1,238,402	2,153,357	74,195,416	2.90%	1.23%
					3-Year Average	4.07%	1.29%

(1)	Stock options are included in the year granted, rather than earned. Stock options granted pursuant to the 2018 CEO Performance Award are excluded from all years included here as they were granted in 2018.

Overhang

The following table illustrates the Company’s fully diluted overhang assuming shareholders approve each of Proposals No. 2, 3 and 4. Assuming such approval, the overhang is calculated as (a) the number of shares underlying all outstanding equity awards under all equity plans, plus (b) the unissued shares remaining available for grant under all equity plans, divided by (c) the sum of (i) the number of shares underlying all outstanding equity awards under all equity plans, plus (ii) the unissued shares remaining available for grant under all equity plans, plus (iii) shares of common stock outstanding.

As of December 31, 2023, even with the shares reserved under each of the Amended Plan, the 2024 Employee XSP and the 2024 CEO Performance Award, our total share count overhang remains below 13.5%.

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The Company’s fully diluted overhang calculated as of December 31, 2023 is as follows:

	(a)					(a)+(b) /
	Shares Underlying	(b)	(a)+(b)	(c)	(a)+(b)+(c)	(a)+(b)+(c)
	Outstanding	Unissued	Equity Plan	Common Shares	Fully Diluted	Fully Diluted
Equity Plan	Equity Awards (1)	Available Shares	Shares	Outstanding	Shares	Overhang
Existing Plan	2,539,954	1,708,146	4,248,100	75,301,424	79,549,524	5.34%
Plus: Amended Plan	2,539,954	3,939,957	6,479,911	75,301,424	81,781,335	7.92%
Plus: 2024 Employee XSP	2,539,954	8,456,327	10,996,281	75,301,424	86,297,705	12.74%
Plus: 2024 CEO Award	2,539,954	9,135,429	11,675,383	75,301,424	86,976,807	13.42%
(1)	Includes 530,931 shares underlying unexercised options, 1,615,143 shares underlying unvested RSUs and 393,880 shares underlying unvested PSUs outstanding as of December 31, 2023. As of December 31, 2023, the weighted average exercise price of stock options outstanding was $28.58 and the weighted average term remaining for stock options outstanding was 4.16 years.

The Company’s fully diluted overhang is more favorable when calculated as of the Record Date as older awards have vested since December 31, 2023. Accordingly, we provide the detail of these calculations for the benefit of shareholders as follows:

	(a)					(a)+(b) /
	Shares Underlying	(b)	(a)+(b)	(c)	(a)+(b)+(c)	(a)+(b)+(c)
	Outstanding	Unissued	Equity Plan	Common Shares	Fully Diluted	Fully Diluted
Equity Plan	Equity Awards (1)	Available Shares	Shares	Outstanding	Shares	Overhang
Existing Plan	2,811,580	1,269,347	4,080,927	75,463,324	79,544,251	5.13%
Plus: Amended Plan	2,811,580	3,501,158	6,312,738	75,463,324	81,776,062	7.72%
Plus: 2024 Employee XSP	2,811,580	8,017,528	10,829,108	75,463,324	86,292,432	12.55%
Plus: 2024 CEO Award	2,811,580	8,696,630	11,508,210	75,463,324	86,971,534	13.23%
(1)	Includes 530,931 shares underlying unexercised stock options, 1,879,034 shares underlying unvested RSUs and 401,615 shares underlying unvested PSUs outstanding as of the Record Date. As of the Record Date, the weighted average exercise price of stock options outstanding was $28.58 and the weighted average term remaining for stock options outstanding was 3.95 years.

Other Dilution Considerations

The Company, along with the Compensation Committee, has recognized the concerns raised by our shareholders regarding the dilution created by the 2018 CEO Performance Award and the 2019 XSPP. In response to those concerns, the Company and the Compensation Committee have committed to targeting an average annual gross dilution of approximately 3% across all stock-based compensation plans (including the 2024 CEO Performance Award), beginning in 2024.

The 2024 CEO Performance Award consists of 679,102 XSUs, covering less than 1% of the outstanding shares of Axon’s common stock as of December 31, 2023. Based on shareholder feedback following the 2023 Annual Meeting with respect to the 2023 CEO Performance Award and experience with the 2018 CEO Performance Award, the Compensation Committee developed the provisions of the 2024 CEO Performance Award to cause the estimated dilution to shareholders to be approximately 1% as opposed to the estimated dilution of approximately 5% for the proposed 2023 CEO Performance Award that was subsequently withdrawn. As noted elsewhere in this proxy statement, the 2024 CEO Performance Award is intended to drive Mr. Smith’s alignment with our strategic goals over the next seven years.

In addition, the Compensation Committee designed the 2024 CEO Performance Award to further limit potential dilution volatility by:

●	requiring Mr. Smith to remain employed with the Company through the applicable Minimum Service Date (i.e., December 31, 2028 with respect to Tranche 1 or Tranche 2, December 31, 2029 with respect to Tranche 3 or Tranche 4, and December 31, 2030 with respect to Tranche 5, Tranche 6 or Tranche 7); and

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●	requiring Mr. Smith to retain, and not sell, the shares acquired upon the vesting and settlement of each Tranche (except as required to satisfy withholding taxes due in connection with such settlement) until the earlier of (i) December 31, 2030 and (ii) the date that a subsequent Tranche vests and settles.

Notably, with the introduction of the 2024 CEO Performance Award, the Compensation Committee is continuing its practice of ensuring that compensation is aligned with stringent operational performance and long-term shareholder returns.

Additional Shareholder Friendly Provisions Responsive to Shareholder Feedback

The proposed 2024 CEO Performance Award contains multiple additional improvements, as compared to the 2018 CEO Performance Award and proposed 2023 CEO Performance Award, which were made based on shareholder feedback:

●The 2024 CEO Performance Award is sized considerably smaller than the 2023 and 2018 CEO Performance Awards. Axon shareholders previously noted the size of the 2023 CEO Performance Award as a point of concern. As discussed above, the 2024 CEO Performance Award consists of 679,102 XSUs, covering less than 1% of the outstanding shares of Axon’s common stock as of December 31, 2023, as opposed to the estimated dilution of approximately 5% for the proposed 2023 CEO Performance Award consisting of 3,670,030 non-qualified stock options. As noted elsewhere in this proxy statement, the 2024 CEO Performance Award is intended to drive alignment with our strategic goals over the next seven years.
●	The 2024 CEO Performance Award is being proposed in addition to a broader employee plan of similar structure, the 2024 Employee XSP. In 2023, Axon shareholders noted an expectation that a broader employee compensation plan proposal would follow the proposed 2023 CEO Performance Award, in similar structure. Shareholders expressed a preference to review and vote on both plans at the same time to enable a more informed decision. In response to this feedback, Axon is proposing our Amended Plan, our broad-based 2024 Employee XSP and our 2024 CEO Performance Award together for consideration at our 2024 Annual Meeting.
●	The 2024 CEO Performance Award and 2024 Employee XSP are both indexed to a seven-year performance period, rather than 10 years. Shareholder feedback in response to Axon’s proposed 2023 CEO Performance Award noted an intended 10-year compensation horizon was longer than that with which they are typically comfortable. Additionally, shareholders expressed concern that a broad-based employee plan of a similar duration would be unduly restrictive given standard employee attrition. In response, Axon has reduced the number of tranches and intended duration from 10 to seven years. This preserves the long-term nature of the proposed plans while reducing the term to be less restrictive for employees, in addition to providing a shorter time horizon for shareholders.
●One of the performance milestones is based on stock price, rather than market capitalization. Axon shareholders previously voiced a preference for tying performance milestones to stock price rather than market capitalization, in order to align the CEO’s incentive to avoid shareholder dilution, and the Compensation Committee took this under advisement in designing the new award. In addition, the stock price goals are only met when the Ninety-Day VWAP for any consecutive 90-day period since the grant date equals or exceeds the target stock price, thereby requiring sustained stock price improvement.
●Milestones are more stringent than the 2018 CEO Performance Award—each stock price goal is 25% above the prior goal. In the 2018 CEO Performance Award, the first tranche was unlocked when the Company achieved a market capitalization of $2.5 billion, representing a doubling of size at the time, and each subsequent tranche goal grew by a fixed amount of $1 billion - which meant that for the later tranches, the percentage difference between each tranche goal decreased. The 2024 CEO Performance Award, in contrast, sets each stock price goal at a fixed 25% above the previous goal, a feature of the 2023 CEO Performance Award that was discussed favorably prior to the proposal’s withdrawal. This makes all performance thresholds equally difficult to achieve. We view the stock price goals and operational goals as rigorously challenging but achievable over the seven-year performance period.

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●The stock price and operational goals associated with each of the seven Tranches are subject to goal expiration dates, which serve to ensure that the target growth is achieved within a reasonable period of time. Shareholders expressed strong alignment with pay-per-performance structured compensation packages with appropriate limitations to ensure outsized compensation levels relative to peers would only be achieved with outsized share price performance. Specifically, shareholders noted the achievement of the first four tranches of the previously proposed 2023 CEO Performance Award would result in favorable compensation to the CEO over a 10-year period, even if no other tranches were achieved, but would result in unfavorable shareholder returns over the same period. In response, the Compensation Committee added a new feature in the form of goal expiration dates that determine the last day by which the stock price and operational goals of a Tranche may be achieved; provided that prior Tranches could be earned later in time if the goals applicable to a later Tranche are subsequently achieved prior to the goal expiration date applicable to the later Tranche (e.g., if the stock price goal for Tranche 1 is not attained by December 31, 2026, that stock price goal would be deemed to have been attained if, prior to December 31, 2027, the stock price goal and operational goal for Tranche 2 are achieved).
●The 2024 CEO Performance Award contains “speed brakes” in the form of a minimum service condition and a holding period requirement. Axon shareholders have commented on the level of dilution that they experienced in connection with the vesting of the 2018 CEO Performance Award over a relatively short period of time when goals were achieved more quickly than anticipated. As noted above, the 2024 CEO Performance Award contains the following “speed brakes”:
o	To limit dilution volatility and ensure the seven-year compensation plan truly covers seven years of performance, even if stock price goals and operational goals are achieved rapidly, each Tranche has a minimum service condition. The minimum service condition requires that Mr. Smith continue to be employed through December 31, 2028 with respect to Tranche 1 or Tranche 2, December 31, 2029 with respect to Tranche 3 or Tranche 4, and December 31, 2030 with respect to Tranche 5, Tranche 6 or Tranche 7.
o	The 2024 CEO Performance Award also includes an enhanced holding period requirement as compared to the 2018 CEO Performance Award whereby following the vesting and settlement of any one Tranche, Mr. Smith cannot sell, transfer, pledge, assign or otherwise alienate or hypothecate any shares acquired with respect to such Tranche until the earlier of (i) December 31, 2030 and (ii) the date that a subsequent Tranche vests and settles, thereby becoming subject to the holding period requirement. This holding period requirement was not included in the proposed 2023 CEO Performance Award, which included only a narrow exercise timing limitation such that no more than one Tranche could become exercisable in any six-month period.
●	The 2024 CEO Performance Award also includes a robust clawback provision. The 2024 CEO Performance Award is subject to clawback as required by law, any applicable listing standard and the Company’s clawback policy, or if Mr. Smith is terminated by the Company for “Cause” (as defined in the CEO Employment Agreement) due to actions or omissions after the grant date that cause material reputational harm to the Company.

Potential Value that Could be Realized under the 2024 CEO Performance Award

The potential value realizable under the 2024 CEO Performance Award is a function of modelling forward-looking projections of the Company’s stock price and operational performance and timing of vesting and settlement events. Due to the inherent uncertainty and variability in those forward-looking projections, it is not possible to reliably forecast the value that will be realized under the 2024 CEO Performance Award.

Nevertheless, the table below depicts theoretical value, assuming the attainment of all of the applicable stock price goals and operational goals, both in dollar value and as a percentage of total value created, that could be realized by Mr. Smith and Axon shareholders over various vesting scenarios. This table only takes into account the fully diluted share count as of March 1, 2024. Accordingly, this table should only be used for illustrative purposes.

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						% of
		P&L	CEO	Shareholder	% of	Shareholder Value	% of
	Stock	Cost of	Realized	Value	Shareholder	Realized by	Shareholder
Tranches	Price	Compensation (1)	Value (2)	Realized (3)	Value Realized By	Non-CEO Employee	Value Realized by
Earned	Goal	(in millions)	(in millions)	(in millions)	CEO with Award	XSP 2.0 Awards	Other Shareholders
1	$247.40	$31	$24	$19,681	0.1%	0.8%	99.1%
2	309.25	61	60	24,601	0.3	1.6	98.1
3	386.56	88	113	30,751	0.4	2.4	97.2
4	483.20	114	188	38,439	0.5	3.2	96.3
5	604.00	138	293	48,048	0.6	4.1	95.3
6	755.00	160	439	60,060	0.8	4.8	94.4
7	943.75	180	641	75,075	0.9	5.6	93.5
(1)

The 2024 CEO Performance Award would result in the recognition of additional stock-based compensation expense over the term of the award as the operational goals become probable of being achieved through the expected date such operational goals are achieved pursuant to ASC Topic 718. The Company would still recognize stock-based compensation expense based on operational goal achievement, even if stock price goals are not achieved. See “Accounting and Tax Considerations—Accounting Considerations” below for additional detail. The actual P&L cost of the 2024 CEO Performance Award will not be known until the grant date for accounting purposes, which occurs only if shareholders approve the 2024 CEO Performance Award at the Annual Meeting. As a result, the amounts included in this column are estimates only based on information available as of the time of this proxy statement and may materially change.

(2)

The value realized by Mr. Smith is equal to the number of shares subject to the number of Tranches vested and settled. The values shown are pre-tax values and do not estimate the amount of tax payable by Mr. Smith upon any such settlement.

(3)	The value realized by shareholders is based on a constant number of estimated dilutive shares outstanding figure of 79,549,524 as of December 31, 2023.

Potential Ownership of Securities as a Result of the 2024 CEO Performance Award

As of March 1, 2024, Mr. Smith beneficially owned 2,925,666 shares of the Company’s common stock, including 530,931 shares issuable to Mr. Smith upon exercise of options exercisable as of such date. Based on 75,302,832 shares of the Company’s common stock outstanding on March 1, 2024, Mr. Smith beneficially owned 4.6% of the outstanding shares of the Company’s common stock.

For illustrative purposes only, if (i) all 679,102 shares of the Company’s common stock subject to XSUs under the 2024 CEO Performance Award were to become fully vested, settled and held by Mr. Smith, (ii) estimated dilution as a result of potential exercises or conversions from the existing employee equity pool were to be considered and (iii) there were no other dilutive events of any kind, Mr. Smith would beneficially own 4.5% of the outstanding shares of the Company’s common stock. However, as noted above in “Potential Value that Could be Realized Under the 2024 CEO Performance Award,” it is not possible as of the time of this proxy statement to know the exact or true percentage of Mr. Smith’s future total ownership of the Company’s common stock upon the vesting or settlement of one or more Tranches.

Summary of 2024 CEO Performance Award Details

The following is a summary of the material terms of the 2024 CEO Performance Award that may be of importance to you. The summary is qualified by reference to the full text of the 2024 CEO Performance Award, which is attached to this proxy statement as Annex D.

Award Terms	Details
Date of Grant	December 22, 2023
Shares Subject to Award	679,102 shares of Axon common stock, representing less than 1% of outstanding shares of the Company’s common stock as of December 31, 2023

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Award Terms	Details
Award Type	XSUs
Expiration Date	December 22, 2032
Performance Goals; Performance-Based Vesting Conditions	Stock Price Goals ● Seven stock price goals

●
Sustained stock price improvement is required for each stock price goal to be met. For each stock price goal to be met, the Ninety-Day VWAP for any consecutive 90-day period since the grant date must equal or exceed the stock price goal that corresponds to each Tranche.

●
First Tranche stock price goal is $247.40 (which reflects 25% growth to our Ninety-Day VWAP as of October 13, 2023, i.e., the day before the 2024 Employee XSP and the Form of XSU Award Agreement were sent to our Board for consideration); each Tranche thereafter requires an additional increase in stock price of 25%, up to a stock price goal of $943.75 for the seventh Tranche.

	Operational Goals
	● 14 operational goals
	● Two types of operational goals: Revenue and Adjusted EBITDA

	Operational Milestone Tier	Revenue* Goals (millions)	Adjusted EBITDA** Goals (millions)
	1	$1,834	$393
	2	$2,293	$508
	3	$2,866	$655
	4	$3,583	$845
	5	$4,479	$1,088
	6	$5,599	$1,400
	7	$6,999	$1,750

* Revenue means, as of any date, the Company’s total revenues, as reported by the Company in its financial statements on Forms 10-Q and 10-K filed with the SEC (but without giving effect to any rounding used in reporting the amounts in Forms 10-Q and 10-K), for the previous four consecutive fiscal quarters of the Company, beginning with the Company’s first full fiscal quarter ending after the fiscal quarter in which the date of grant occurs (i.e., the first quarter of 2024 for XSU awards granted on December 22, 2024).

** Adjusted EBITDA means, as of any date, for the previous four consecutive fiscal quarters, the Company’s net (loss) income attributable to common stockholders before interest expense, interest and other income (such as dividends), adjusted for one-time or non-recurring items, including gains and

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Award Terms	Details

losses on investments (inclusive of strategic and non-strategic non-controlling minority investments and joint ventures or similar arrangements), transaction costs related to strategic investments and acquisitions (or divestitures), gains or losses or impairments related to dispositions of businesses, disposals and/or abandonments of intangible assets, disposals or impairment of land, property and/or equipment, insurance recoveries, restructuring costs (including non-recurring costs related to a reduction in force and/or to closing or exiting facilities), (benefit) provision for income taxes, depreciation and amortization and stock based compensation.

Performance-Based Vesting Conditions
Each Tranche will vest only if both a stock price goal and an operational goal are met (and the minimum service condition (described below) is also met).

A stock price goal and an operational goal that are matched together can be achieved at different points in time and vesting will occur on the date on which the Compensation Committee determines that the last goal was obtained; provided that both goals are determined by the Compensation Committee as having been achieved prior to the goal expiration date applicable to the Tranche. Prior Tranches may be earned later in time if the goals applicable to a later Tranche are subsequently achieved prior to the goal expiration date applicable to the later Tranche. Subject to any applicable clawback provisions, policies or other forfeiture terms described in the 2024 CEO Performance Award, once a goal is achieved, it is forever deemed achieved for determining the vesting of a Tranche.

Minimum Service Condition

Vesting is contingent upon Mr. Smith continuing to serve as CEO of the Company or in such other role as mutually agreed between Mr. Smith and the Compensation Committee, pursuant to which Mr. Smith may not serve as CEO of any other operating company and must devote substantially all his business time, attention, skill and efforts to Axon, during the performance period. Each Tranche will vest only if Mr. Smith remains employed with the Company in such capacity through the later of (i) the applicable date on which the Compensation Committee determines that the performance-based vesting conditions with respect to the Tranche have been achieved and (ii) the applicable Minimum Service Date:  December 31, 2028 with respect to Tranche 1 or Tranche 2, December 31, 2029 with respect to Tranche 3 or Tranche 4, and December 31, 2030 with respect to Tranche 5, Tranche 6 or Tranche 7.

Effect of Termination of Employment

Upon a termination due to death or disability, any then-outstanding Tranche for which the stock price goals and operational goals (but not the service requirement) have been satisfied will accelerate. Upon a termination without “Cause” (as defined in the CEO Employment Agreement), any then-outstanding Tranche will vest based solely on achievement of the stock price goal as of such date, without regard to the attainment of the operational goals, plus pro-rata vesting of the next outstanding unvested Tranche based on a comparison of the Ninety-Day VWAP to the stock price goals. Upon any other termination or on the Expiration Date, all other unvested Tranches will be forfeited.

Change in Control

Upon a Change in Control, any then-outstanding Tranche for which the stock price goal has been achieved based on the transaction price will vest if the minimum service condition for that Tranche has been satisfied or otherwise convert into time-based awards eligible to vest based on the satisfaction of the applicable minimum service condition. Converted awards are subject to “double-

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Award Terms	Details
trigger” treatment upon a termination by the Company without Cause or for “Good Reason” (as defined in the 2024 CEO Performance Award) within 24 months following a Change in Control.
The treatment of the 2024 CEO Performance Award upon a Change in Control is intended to align Mr. Smith’s interests with Axon’s other shareholders with respect to evaluating potential transactions.

A “Change in Control” is generally defined in the 2024 CEO Performance Award as (i) an acquisition (other than directly from the Company) by an individual, entity or a group (excluding the Company or an employee benefit plan of the Company) of 30% or more of the combined voting power of then-outstanding Company Voting Securities; (ii) a change during any 24 consecutive calendar months in a majority of the Company’s current Board (excluding any persons approved by a vote of at least a majority of the “Incumbent Directors” (as defined in the 2024 CEO Performance Award) other than in connection with an actual or threatened proxy contest); (iii) the consummation of a Business Combination, unless immediately following such Business Combination (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of then-outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination, (B) at least a majority of the board of directors of the resulting corporation were members of the Incumbent Directors, and (C) no person owns 30% or more of the stock of the resulting corporation, who did not own such stock immediately before the Business Combination; or (iv) shareholder approval of a complete liquidation or dissolution of the Company.

Holding Period

Shares acquired upon the vesting and settlement of any Tranche (except as required to satisfy withholding taxes due in connection with such settlement) are required to be held until the earlier of (i) December 31, 2030 and (ii) the date that a subsequent Tranche vests and settles. This requirement only applies to the shares acquired with respect to one Tranche and in the event that more than one Tranche vests, only the most recently vested Tranche will be subject to the holding period requirement and all earlier vested Tranches will cease to be subject thereto.

Clawback

The 2024 CEO Performance Award and shares acquired upon the vesting will be subject to clawback to the fullest extent required by law, applicable listing standard or any current or future clawback policy that may be adopted by the Company from time to time, including Rule 10D-1 of the Exchange Act and the applicable NASDAQ Listing Standards implementing such rule, as may be amended from time to time. In addition, the 2024 CEO Performance Award will be subject to clawback in the event Mr. Smith is terminated by the Company for Cause due to actions or omissions after the date of grant that cause material reputational harm to the Company; provided that any recovery in such case will only apply with respect to amounts paid or received in the three-year period prior to Mr. Smith’s termination for reputational harm.

Administration

The 2024 CEO Performance Award will be administered by the Compensation Committee. The Compensation Committee will have the sole and complete discretion with respect to all matters under the 2024 CEO Performance Award.

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Award Terms	Details
Adjustment

In the event of any change in the outstanding shares of common stock by reason of a stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, Change in Control, exchange of shares, or other similar corporate change, the Compensation Committee will adjust the number and class of shares subject to the 2024 CEO Performance Award, the applicable performance goals or any other terms affected by such event. In the event of any such transaction, the Compensation Committee may also provide in substitute for the award alternate consideration.

Amendment	The 2024 CEO Performance Award may be amended only by a written agreement executed by the Company and Mr. Smith.
Non-Transferability

Unless otherwise determined by the Compensation Committee, the 2024 CEO Performance Award may not be transferred to any other person except by will or the laws of descent and distribution. The Compensation Committee may, in accordance with applicable law and listing standards, permit the transfer of the 2024 CEO Performance Award and any shares acquired upon the settlement thereof to a family member, trust or partnership or to a charitable organization, in each case for estate planning purposes.

Accounting and Tax Considerations

Accounting Considerations

The Company follows ASC Topic 718 for its stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all stock-based compensation awards made to employees and directors based on the grant date “fair value” of these awards. Pursuant to ASC Topic 718, this calculation cannot be made for the 2024 CEO Performance Award prior to the date on which it is approved by the Company’s shareholders at the Annual Meeting, which will be the “grant date” for accounting purposes. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the requisite service period. In the case of the 2024 CEO Performance Award the requisite service period is the longest of (i) the minimum service condition, (ii) the expected time to achieve the operational goals and (iii) the estimated time as of the grant date to achieve the stock price goal unless the stock price goal is achieved sooner for each Tranche. Accordingly, the 2024 CEO Performance Award would result in the recognition of additional stock-based compensation expense over the term of the award as the operational goals become probable of being achieved through the expected vesting date determined pursuant to ASC Topic 718. If the operational goal for a Tranche is attained, but the stock price goal is not attained for such Tranche, so that the Tranche is not vested, the stock-based compensation expense for that Tranche is still recognized.

For illustrative purposes only, and using the closing price of an Axon share on March 4, 2024, the latest practicable date to determine such amount, the Company estimates the aggregate grant date fair value of all seven Tranches of the 2024 CEO Performance Award will be approximately $179.5 million. As of the date of shareholder approval of the 2024 CEO Performance Award at the Annual Meeting, the Company will update the estimate of the grant date fair value and then assess how many operational goals will be probable of being achieved, which will determine when the portion of the stock-based compensation expense associated with each probable Tranche will commence. This expense will be recognized ratably over the expected vesting period of each respective Tranche. Given the minimum service condition, the expense will be recognized through at least December 2030. The remaining grant date fair value related to any operational goals that are not determined to be probable to be achieved as of the grant date will be recognized if and when those operational goals become probable of being achieved. This expense for each additional Tranche would be recognized ratably over its respective expected vesting period.

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Federal Income Tax Considerations

The following is a brief summary of certain of the federal income tax consequences of the 2024 CEO Performance Award based on federal income tax laws in effect on March 15, 2024. The following summary assumes that Mr. Smith remains a U.S. taxpayer. This summary is not intended to be exhaustive and does not describe, among other things, state, local or foreign income and other tax consequences. The specific tax consequences to Mr. Smith will depend upon his future individual circumstances.

Mr. Smith did not recognize taxable income with respect to the 2024 CEO Performance Award at the time of grant nor will he have taxable income from shareholder approval of the award, if such approval occurs. If and when the Tranches vest and settle, Mr. Smith will recognize ordinary income in an amount equal to the fair market value of the shares settled in respect of each such Tranche on the date of settlement. Any taxable income recognized by Mr. Smith in connection with the settlement of the Tranches will be subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares should be capital gain or loss.

Subject to the limitations of Section 162(m) of the Tax Code, which generally limits the deductibility of compensation paid to our CEO and other “covered employees” (as defined in Section 162(m) of the Code) to no more than one million dollars each per taxable year, a corresponding deduction will be available to Axon equal to the amount of ordinary income recognized by Mr. Smith.

Board and Compensation Committee Process

Our Compensation Committee consists of Hadi Partovi (Chair), Adriane Brown, Michael Garnreiter and Graham Smith. Historically, in developing compensation recommendations for Mr. Smith, the Compensation Committee has sought to appropriately compensate Mr. Smith for his contributions to the Company, to further motivate Mr. Smith as a critical driver of the Company’s future growth, and to further align the compensation and incentives of our CEO with the interests of its shareholders.

As Axon met and exceeded the goals corresponding to Mr. Smith’s 2018 CEO Performance Award (described above under “Executive Compensation—Compensation Discussion and Analysis— Components of Executive Compensation—2018 CEO Performance Award”), the Compensation Committee began discussing the potential for a new award for Mr. Smith and the Company’s other employees and a renewed commitment to the Company by Mr. Smith.

Beginning in August 2021 and through early 2023, the Board and Compensation Committee held over 20 meetings and consulted with members of management, Semler Brossy, the Compensation Committee’s independent compensation consultant, Potter Anderson & Corroon LLP (“Potter Anderson”), the Compensation Committee’s independent Delaware counsel, and Cravath, Swaine & Moore LLP, outside counsel to the Company (collectively with Semler Brossy and Potter Anderson, the “Advisors”), to discuss strategies for a refreshed equity program, which ultimately became the 2024 Employee XSP, and to discuss and design a performance-based equity award for Mr. Smith, which ultimately became the 2023 CEO Performance Award. The Compensation Committee and the Advisors continued to progress the development of the 2024 Employee XSP over the course of 2022 and 2023. The 2023 CEO Performance Award was developed over the course of 2022 and 2023 as well, and was ultimately approved by the Board on March 28, 2023, subject to shareholder approval at the 2023 Annual Meeting. Detailed information about the Compensation Committee’s development of the 2023 CEO Performance Award can be found in Proposal No. 5 of Axon’s proxy statement for the 2023 Annual Meeting held on May 31, 2023.

Prior to the 2023 Annual Meeting, however, the Company determined that withdrawal of the proposal relating to the 2023 CEO Performance Award was in the best interest of the Company. This decision was made in large part due to shareholder engagement and feedback on the 2023 CEO Performance Award, which the Company determined it would not be able to appropriately address prior to the 2023 Annual Meeting. Accordingly, the proposal to approve the 2023 CEO Performance Award was not submitted to shareholders for a vote at the 2023 Annual Meeting, and Mr. Smith did not receive the 2023 CEO Performance Award.

As described in the 2023 CEO Performance Award proposal, the Compensation Committee has considered the standards applicable to its members disinterestedness and independence under Delaware law and the Nasdaq Listing Standards. While the members of the Compensation Committee are “independent directors” within the meaning of those rules, note

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that Mr. Partovi and our CEO attended the same college for one year (including a few weeks of overlapping membership as students in the same fraternity) and periodically socialize. In addition, Mr. Smith previously made a charitable contribution to Mr. Partovi’s charitable foundation, which Mr. Partovi’s charitable foundation returned in full. After a detailed review, the Board has determined that Mr. Partovi and the other members of the Compensation Committee continue to meet the independence standards under the Nasdaq Listing Standards, including the more stringent independence criteria applicable to compensation committee membership.

As described in Proposals No. 3 and No. 4, the Compensation Committee continues to believe that equity-based awards that are tied to the Company’s achievement of aggressive stock price and other performance metrics are effective in linking future compensation to the creation of significant shareholder value, both for Axon employees as a whole and in particular for Mr. Smith. Therefore, as described below, following the 2023 Annual Meeting, the Compensation Committee consulted with its Advisors and further negotiated with Mr. Smith and his counsel to design the 2024 CEO Performance Award, which includes additional safeguards to preserve and enhance the value received by Axon’s shareholders. In addition to such new safeguards, the Compensation Committee further recalibrated the award and reduced its size after taking into consideration the shareholder feedback around dilution impact and ensuring an appropriate risk-reward profile to help create meaningful and significant value for shareholders.

On June 30, 2023, the Compensation Committee held a meeting with members of management (excluding Mr. Smith) and a representative from Semler Brossy in attendance at the invitation of the Compensation Committee. During the meeting, the Compensation Committee and management discussed Mr. Smith’s compensation and the need to revisit a potential equity-based award in light of shareholder feedback on the 2023 CEO Performance Award.

On July 12, 2023, the Compensation Committee held a meeting with members of management (excluding Mr. Smith) and a representative from Semler Brossy in attendance at the invitation of the Compensation Committee. During the meeting, the Compensation Committee and management discussed the potential seven-year term of the proposed 2024 Employee XSP and potential stock price measurement approaches.

On August 2, 2023, the Compensation Committee held a meeting with members of management (excluding Mr. Smith) and a representative from each of Potter Anderson and Semler Brossy in attendance at the invitation of the Compensation Committee. During the meeting, the Compensation Committee discussed with management and its Advisors various matters relating to the 2024 Employee XSP and the 2024 CEO Performance Award. With respect to the 2024 Employee XSP, the discussion addressed the current draft framework of the 2024 Employee XSP, including the following differences from XSP 1.0:  (i) the seven-year award structure with 25% growth goals; (ii) a multi-day volume weighted average price for calculating the attainment of stock price goals; (iii) new deadlines for achieving tranche goals; (iv) removal of the ability to combine operational goals for each tranche to vest; and (v) a new employee minimum service condition. With respect to the 2024 CEO Performance Award, the discussion addressed the annual on-target earnings for Mr. Smith with respect to determining the quantum of the 2024 CEO Performance Award. The Compensation Committee and its Advisors discussed potential shareholder dilution scenarios and whether the 2024 CEO Performance Award would be made in the form of stock options or PSUs.

On August 24, 2023, the Compensation Committee held a meeting with members of management (excluding Mr. Smith) and a representative from Semler Brossy in attendance at the invitation of the Compensation Committee. During the meeting, the Compensation Committee discussed whether the service requirement in the 2024 CEO Performance Award should require that Mr. Smith serve as CEO for the specified period and determined that the Compensation Committee should have discretion to determine if Mr. Smith’s assuming the role of non-executive Chairman or another senior position would be sufficient for purposes of vesting, given the seven-year term of the 2024 CEO Performance Award. The Compensation Committee also acknowledged that the 2024 CEO Performance Award was contemplated to be granted in the form of RSUs (as opposed to stock options), and as a result there would not be an exercise “speed brake” on the 2024 CEO Performance Award (which would limit the number of tranches that could vest in a certain time period). In addition, the Compensation Committee directed management to move forward with drafting the definitive plan documents and award agreements for the 2024 Employee XSP based on certain key terms summarized in the term sheet circulated to the Compensation Committee in advance of the meeting, subject to the changes discussed in the meeting. The Compensation Committee also discussed the impact of mergers and acquisitions on the operational goals and the related impact on the stock price goals, and the requirement for Board or committee approval of mergers and acquisitions. Next, the Compensation Committee discussed the allocation of Mr. Smith’s on-target earnings among cash compensation, benefits,

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regular annual time-based RSU awards and the 2024 CEO Performance Award in the context of the estimated total dilution to shareholders and the shareholder feedback received following the 2023 Annual Meeting. The Compensation Committee discussed a potential allocation of Mr. Smith’s on-target earnings and that estimated dilution to shareholders would be approximately 1% for the 2024 CEO Performance Award relative to the estimated dilution of approximately 5% for the 2023 CEO Performance Award.

On September 28, 2023, the Compensation Committee held a meeting with members of management (excluding Mr. Smith) and a representative from each of Potter Anderson and Semler Brossy in attendance at the invitation of the Compensation Committee to discuss, in part, the 2024 CEO Performance Award. The Compensation Committee discussed, among other things, how a seven-year holding period after the initial grant date in December 2023 with respect to the most recently vested tranche and related forfeiture provisions would apply and the minimum service condition for Mr. Smith. The Compensation Committee then discussed the revenue and Adjusted EBITDA materiality thresholds for the performance goals following mergers and acquisitions, and agreed with management’s recommendation of a 5% threshold for adjustments to both revenue and Adjusted EBITDA goals. Later that day, the Compensation Committee held an executive session excluding management (only Ms. Murison remained) to discuss the circumstances in which the stock price goals could be achieved, the methodologies for setting the baseline for the stock price and operational goals, and whether the holding period, forfeiture provisions and minimum service condition in the 2024 Employee XSP should apply to the 2024 CEO Performance Award. The Compensation Committee determined that the baseline for the stock price goals would be the Ninety-Day VWAP as of the day before the 2024 Employee XSP and the Form of XSU Award Agreement were sent to the Board for consideration. The Compensation Committee also determined that the baseline for the revenue and Adjusted EBITDA goals would be actual revenue or Adjusted EBITDA, respectively, for the last 12 months as of the end of the third quarter of 2023. In addition, the Compensation Committee determined that baseline margin (i.e., the percentage of revenue represented by Adjusted EBITDA) would be actual margin as of the end of the third quarter of 2023 and the margin used to calculate subsequent Adjusted EBITDA goals would be scaled linearly until the percentage of revenue represented by the Tranche 6 Adjusted EBITDA goal is 25%.

On September 29, 2023, the Compensation Committee met with its Advisors and continued the discussion regarding the circumstances in which the stock price goals under the 2024 Employee XSP and the 2024 CEO Performance Award could be achieved. In addition, the Compensation Committee discussed with Semler Brossy the anticipated smaller quantum of the 2024 CEO Performance Award, the more aggressive goals of the 2024 CEO Performance Award, and the new feature comprising the goal expiration dates. Following further discussion, the Compensation Committee agreed with management’s recommendation that the seven-year holding period and forfeiture provisions in the 2024 Employee XSP should also apply to the 2024 CEO Performance Award. However, the Compensation Committee determined that a longer minimum service condition should continue to apply to Mr. Smith.

On October 10, 2023, the Compensation Committee held a meeting with members of management (excluding Mr. Smith) and a representative from each of Potter Anderson and Semler Brossy in attendance at the invitation of the Compensation Committee to discuss, in part, shareholder feedback with respect to the 2023 CEO Performance Award and its application to the 2024 Employee XSP. Management noted that shareholders had considered total dilution, the impact of multiple tranches vesting at once, and the risk that XSP 1.0 and 2023 CEO Performance Award might have paid out disproportionately if the Company had achieved only moderate performance over the life of the plan. Management then reviewed with the Compensation Committee the various features of the 2024 Employee XSP and 2024 CEO Performance Award that are designed to address those concerns, including the more aggressive goals, the rolling 90-day volume-weighted average stock price to satisfy stock price goals, the 25% growth required between milestones, the goal expiration dates, the minimum service condition, and the holding period through December 2030. Later that day, the Compensation Committee held an executive session without management (with the exception of Ms. Murison). The Compensation Committee then discussed with its Advisors various potential scenarios, recent market developments, and possible plan design changes, as well as the likelihood that the Company could achieve multiple stock price goals in short succession given the 25% growth between stock price goals. Following further discussion, the Compensation Committee determined that stock price goals and operational goals should be capable of being achieved at any point prior to their respective goal expiration dates. The Compensation Committee then approved and adopted the 2024 Employee XSP and the corresponding Form of XSU Award Agreement.

During the October 14, 2023 Board meeting, the Board met with the Compensation Committee (after excusing management, other than Ms. Murison) to discuss its role in designing the 2024 Employee XSP and several of the 2024

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Employee XSP’s features, including the risk and duration multipliers, as well as the performance-based vesting conditions that must be met in order for XSU awards granted under the 2024 Employee XSP to vest, the requirement that the Company’s 90-day volume weighted average price per share meet the target stock price before the stock price goal would be satisfied, that the Company also has to meet an operational goal (either a revenue or an Adjusted EBITDA goal) in order for the performance requirement to be satisfied, and the 25% growth between goals. These features are also reflected in the 2024 CEO Performance Award. The Chair of the Compensation Committee also noted two new features of the 2024 Employee XSP, including the new goal expiration dates, which serve to ensure that the required growth is achieved within a reasonable period of time, and the minimum service condition, which serves to ensure that Tranches are not achieved earlier that the applicable Minimum Service Date. With respect to the new goal expiration dates, the Chair of the Compensation Committee noted that prior Tranches could be earned later in time if the goals applicable to a later Tranches are subsequently achieved prior to the goal expiration date applicable to the later Tranche (e.g., if the stock price goal for Tranche 1 is not attained by December 31, 2026, that stock price goal would be deemed to have been attained if, prior to December 31, 2027, the stock price goal and operational goal for Tranche 2 are achieved). Following this discussion, the Board reviewed and voted to approve and adopt the 2024 Employee XSP and the corresponding Form of XSU Award Agreement.

On November 6, 2023, the Compensation Committee held a meeting with members of management (excluding Mr. Smith) and a representative from each of Potter Anderson and Semler Brossy in attendance at the invitation of the Compensation Committee. The Compensation Committee discussed, among other things, Mr. Smith’s proposed compensation package in the form of the 2024 CEO Performance Award (an award of XSUs with a value of $7 million per year over seven years, with a risk multiple of three, resulting in a notional value of $150 million), consistent with the 2024 CEO Performance Award previously discussed with the Board, and that Mr. Smith had agreed to forgo all other compensation in respect of that seven-year period. The Compensation Committee resolved to approve compensation for Mr. Smith for calendar years 2024 through 2030, subject to the negotiation of the terms and conditions of an XSU Award Agreement between Mr. Smith and the Company (the “CEO 2024 Performance Award Agreement”), which terms and conditions were expected to be substantially consistent with the terms and conditions of the 2024 Employee XSP and the Form of XSU Award Agreement for Section 16 Officers previously approved by the Board, except that the “Minimum Service Date” for Mr. Smith would be December 31, 2028 with respect to Tranche 1 or Tranche 2; December 31, 2029 with respect to Tranche 3 or Tranche 4; and December 31, 2030 with respect to Tranche 5, Tranche 6 or Tranche 7 as opposed to the semi-annual Minimum Service Dates applicable under the 2024 Employee XSP (which range from June 2025 through June 2028). The Compensation Committee then delegated to the Chair of the Compensation Committee the authority to negotiate the terms and conditions of the CEO 2024 Performance Award Agreement, taking into account the terms and conditions previously agreed in the 2023 CEO Performance Award as proposed in the Company’s proxy statement for the 2023 Annual Meeting, including the clawback provisions therein, and such other terms and conditions as he may deem necessary, appropriate or advisable. The Compensation Committee also delegated to the Chair of the Compensation Committee the authority to negotiate the terms and conditions of the CEO Employment Agreement, which would contain various restrictive covenants. In addition, the Compensation Committee discussed the compensation arrangements expected to be proposed in the Company’s proxy statement for the Annual Meeting, including the 2024 CEO Performance Award.

On December 7, 2023, the Compensation Committee executed a unanimous written consent in lieu of a meeting to approve the form of the CEO 2024 Performance Award Agreement, which would be filed as an attachment to the CEO Employment Agreement. This approval followed the Compensation Committee’s review of and satisfaction with the terms and conditions set forth in the final drafts of the CEO Employment Agreement and the CEO 2024 Performance Award, which were also reviewed and discussed by the Chair of the Compensation Committee, its Advisors and Mr. Smith’s independent counsel.

On December 8, 2023, Mr. Smith and the Company executed the CEO Employment Agreement, pursuant to which Mr. Smith will continue his employment with the Company for a term expiring on December 31, 2030, under which Mr. Smith is only entitled to receive a base salary at the minimum wage rate, standard employee benefits and, if approved by shareholders, the 2024 CEO Performance Award.

On December 18, 2023, the Compensation Committee executed a unanimous written consent in lieu of a meeting to approve the grant of the 2024 CEO Performance Award, effective as of December 22, 2023, subject to (i) Mr. Smith’s continued employment with the Company through such grant date and (ii) approval of the award by the Company’s shareholders at the Annual Meeting. In addition, the Compensation Committee approved the grant of certain XSUs

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pursuant to the 2024 Employee XSP to each of the Section 16 Officers subject to (A) such executive’s continued employment with the Company through such grant date and (B) approval of the 2024 Employee XSP by the Company’s shareholders at the 2024 Annual Meeting.

On December 20, 2023, the Board executed a unanimous written consent in lieu of a meeting to approve that an aggregate number of shares be reserved and available for grant pursuant to the 2024 CEO Performance Award equal to $150 million divided by the Ninety-Day VWAP as of the trading day immediately preceding the grant date (i.e., 679,102 shares). In addition, the Board approved an aggregate number of 4,516,370 shares of Stock to be reserved and available for grant pursuant to the 2024 Employee XSP.

2024 CEO Performance Award Benefits

Name	Grant Date	Number of
Principal Position	Fair Value (1)	Shares
Patrick W. Smith	$179,513,823	679,102
Chief Executive Officer

Joshua Isner	—	—
President

Brittany Bagley	—	—
Chief Operating Officer and Chief Financial Officer

Jeffrey Kunins	—	—
Chief Product Officer and Chief Technology Officer

Executive Group	179,513,823	679,102
Non-Employee Director Group	—	—
Non-Executive Officer Employee Group	—	—
(1)	Represents the market value of the securities underlying the 2024 CEO Performance Award as of March 4, 2024 (the latest practicable date to determine such amount). For accounting purposes, the grant date of these XSUs will not occur unless and until the 2024 CEO Performance Award is approved by shareholders, and thus the fair value of the XSUs for accounting purposes is not determinable until such time.

Registration with the SEC

If the 2024 CEO Performance Award is approved by shareholders, we expect to file as soon as practicable after the Annual Meeting a Registration Statement on Form S-8 with the SEC to register the additional number of shares of common stock that will be issuable pursuant to the Tranches.

Relationship to Other Stock Plan Proposals

At the Annual Meeting, shareholders will also be asked to approve the Amended Plan and the 2024 Employee XSP, as further described in Proposal No. 2 and Proposal No. 3, respectively. Each of such proposals and the proposal to approve the 2024 CEO Performance Award are independent of one another. However, while shareholders may approve all three proposals or any combination or none of them, we note that each of these plans is an integral component of our talent retention and incentive program.

Unless otherwise instructed, all proxies received will be voted FOR approval of the 2024 CEO Performance Award.

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The Board of Directors recommends a vote FOR the approval of the 2024 CEO Performance Award.

Vote Required

For Proposal No. 4, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of a majority of the total votes properly cast for or against the proposal in person or by proxy at the Annual Meeting is required for approval. Abstentions and broker non-votes will have no impact on this proposal if a quorum is present.

In addition, Mr. Smith has expressed his intent to abstain from voting on the 2024 CEO Performance Award. Given an abstention will have no effect on the 2024 CEO Performance Award, assuming the existence of a quorum, the proposal to approve the 2024 CEO Performance Award will effectively require the affirmative vote of a majority of the votes properly cast for or against the proposal by the holders of shares of common stock, other than Mr. Smith, in person or by proxy at the Annual Meeting.

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PROPOSAL NO. 5 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

Shareholders will be given the opportunity to vote on the following advisory resolution (commonly referred to as “say on pay”):

RESOLVED, that the shareholders of Axon Enterprise, Inc. hereby approve the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this proxy statement.

Background on Proposal

In accordance with the requirements of Section 14A of the Exchange Act and related SEC rules, shareholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our NEOs.

As described in the Compensation Discussion and Analysis, our executive compensation program is designed to allow us to attract and retain talent, link annual incentive compensation to our financial results produced during the year, and link long term compensation in the form of stock awards to Company performance and enhancement of shareholder value over time. For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific components of executive compensation that comprised the program in 2023, please refer to the “Executive Compensation—Compensation Discussion and Analysis.” The 2023 Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures) provide additional information about the compensation that we paid to our NEOs in 2023.

At our 2023 Annual Meeting of Shareholders, the shareholders indicated, on an advisory vote basis, that they preferred that we hold say-on-pay votes on an annual basis (a frequency vote is required to be held at least once every six years). In light of these results, the Company’s Board of Directors decided to hold its future advisory votes on the compensation of named executive officers annually.

Effects of Advisory Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

Overview and Summary; Consideration of Prior Year Say-on-Pay Vote

The Company believes in competitive compensation aligned with the values, objectives and financial performance of the Company. Since 2018, a significant amount of our executives’ potential total compensation was tied to performance. The Compensation Committee considers the performance criteria for the Company’s performance-based compensation challenging but achievable. Performance-based RSUs, cash incentive compensation program, and commission targets have been achieved during 2019, 2020, 2021, 2022 and 2023. With the creation of the 2018 CEO Performance Award and XSU awards in 2018 and 2019, respectively, compensation is aligned with long-term Company performance. As of December 31, 2023, all 12 tranches of each of the 2018 CEO Performance Award and the XSU awards have vested.

At the 2023 Annual Meeting, we presented to shareholders, for advisory approval, the Company’s executive compensation for 2022 (“Say-on-Pay Proposal”). Of the 56.9 million votes cast on the Say-on-Pay Proposal (including abstentions), over 84% were favorable for our Say-on-Pay Proposal. The Compensation Committee considered this a favorable outcome and believed it conveyed our shareholders’ support of the Compensation Committee’s decisions and existing executive compensation programs.

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Our compensation opportunities for our named executive officers are predominantly delivered in the form of performance-based awards, including equity-based awards, which are designed to promote incentives that are aligned with long-term shareholder interests. It is the Compensation Committee’s intent that the total compensation for our NEOs be competitive to attract and retain highly qualified individuals who are capable of making significant contributions critical to our long-term success.

The Compensation Committee will continue to consider the results from this year’s and future advisory votes on executive compensation.

Unless otherwise instructed, all proxies received will be voted FOR approval of the advisory vote on executive compensation.

The Board of Directors unanimously recommends a vote FOR approval of the resolution set forth above approving the compensation of our named executive officers.

Vote Required

For Proposal No. 5, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of a majority of the total votes properly cast for or against the proposal in person or by proxy at the Annual Meeting is required for approval. Abstentions and broker non-votes will have no impact on this proposal if a quorum is present.

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PROPOSAL NO. 6 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the year ending December 31, 2024. PricewaterhouseCoopers LLP replaced Grant Thornton LLP, which had served as the independent registered public accounting firm for the Company since 2005. A representative from PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. Nonetheless, the Board, upon the recommendation of the Audit Committee, is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice and because the Board and the Audit Committee value the views of our shareholders on our independent auditors.

Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such an appointment would be in the Company’s best interest.

If the appointment is not approved by the shareholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment in 2024 will stand, unless the Audit Committee finds other good reason for making a change.

Change in Certifying Accountant

On February 26, 2024, following the conclusion of a process managed by the Audit Committee, the Audit Committee approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, effective following the filing of the 2023 Annual Report.

During the years ended December 31, 2023 and 2022 and through February 26, 2024, neither the Company, nor anyone on its behalf, consulted PricewaterhouseCoopers LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement,” within the meaning of Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act (“Regulation S-K”), or “reportable event,” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In connection with the appointment of PricewaterhouseCoopers LLP, on February 26, 2024, the Audit Committee approved the dismissal of Grant Thornton LLP as the Company’s independent registered public accounting firm, effective immediately following completion of their engagement for the year ended December 31, 2023.

During the years ended December 31, 2023 and 2022 and the subsequent interim period through February 26, 2024, there were no: (1) “disagreements,” within the meaning of Item 304(a)(1)(iv) of Regulation S-K, between the Company and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Grant Thornton LLP’s satisfaction, would have caused Grant Thornton LLP to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years, or (2) “reportable events,” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in the Company’s internal control over financial reporting stemming from control deficiencies with respect to the risks of understatement of software and services revenue and overstatement of deferred revenue. The Company concluded this material weakness was remediated as of December 31, 2023.

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The audit reports of Grant Thornton LLP on the Company’s consolidated financial statements as of and for the years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Audit and Non-Audit Fees

The following table presents fees for audit, tax and other professional services rendered by Grant Thornton LLP for the years ended December 31, 2023 and 2022.

	2023	2022
Audit fees (1)	$2,065,500	$2,055,500
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
	$2,065,500	$2,055,500
(1)	Audit Fees: Consists of fees billed for professional services rendered for the audit or review of Axon Enterprise, Inc.’s consolidated financial statements, fees billed related to Sarbanes-Oxley 404 review and services provided by Grant Thornton LLP in connection with statutory and regulatory filings.
(2)	Audit-Related Fees: Consists of fees related to professional services that are reasonably related to the performance of the audit or review of Axon’s consolidated financial statements. No such services were rendered during the years ended December 31, 2023 or 2022.
(3)	Tax Fees: Consists of fees billed principally for services provided in connection with worldwide tax consulting and planning services. No such services were rendered during the years ended December 31, 2023 or 2022.
(4)	All Other Fees: Consists of all other fees related to services not included in the categories above, including services related to other regulatory reporting requirements. No such services were rendered during the years ended December 31, 2023 or 2022.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors. Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent auditors. The policy contemplates a general pre-approval for all audit, audit-related, tax and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance.

The Audit Committee has considered and concluded that the provision by PricewaterhouseCoopers LLP of non-audit services is compatible with PricewaterhouseCoopers LLP maintaining its independence.

Unless otherwise instructed, all proxies received will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024.

Vote Required

For Proposal No. 6, assuming the existence of a quorum at the Annual Meeting, the affirmative vote of a majority of the total votes properly cast for or against the proposal in person or by proxy at the Annual Meeting is required for ratification. Abstentions will have no impact on this proposal if a quorum is present.

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OTHER MATTERS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this proxy statement that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act, and Section 27A of the Securities Act. These forward-looking statements, wherever they occur in this proxy statement, are necessarily estimates reflecting the best judgment of the management of Axon and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement.

Words such as “may,” “will,” “estimate,” “project,” “plan,” “potential,” “continue,” “future,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include those set forth in Axon’s filings with the SEC, including the 2023 Annual Report, which accompanies this proxy statement.

Axon undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In the event that Axon does update any forward-looking statement, no inference should be made that Axon will make additional updates with respect to that statement, related matters or any other forward-looking statements.

SHAREHOLDER PROPOSALS

To be eligible for inclusion in the Company’s proxy materials for the 2025 Annual Meeting of Shareholders, a proposal intended to be presented by a shareholder for action at that meeting must, in addition to complying with the shareholder eligibility and other requirements of the SEC’s rules governing such proposals, be received not later than November 25, 2024 by the Corporate Secretary of the Company at the Company’s principal executive offices, 17800 North 85th Street, Scottsdale, Arizona 85255.

Shareholders may bring business before an annual meeting of shareholders that is not submitted for inclusion in the Company’s proxy materials pursuant to the process set forth above (including the nomination of any person to be elected as a director) only if the shareholder proceeds in compliance with the Company’s Bylaws. For business to be properly brought before an annual meeting of shareholders by a shareholder that is not submitted for inclusion in the Company’s proxy materials (including the nomination of any person to be elected as a director), shareholders are advised to review the Company’s Bylaws as they contain requirements with respect to advance notice of proposed business. To be timely, in accordance with the Company’s Bylaws, notice must be delivered to the Corporate Secretary of the Company in proper written form not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any such shareholder proposal or director nomination must be received between January 10, 2025 and February 9, 2025 for the 2025 Annual Meeting of Shareholders. In the event that the date of the 2025 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after May 10, 2025, notice by the shareholder, to be timely, must be so delivered no later than the close of business on the 90th day prior to the date of the 2025 Annual Meeting of Shareholders and the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of Shareholders is first made by the Company. In addition to satisfying the foregoing advance notice deadlines and information requirements set forth in the Company's Bylaws, any shareholder intending to submit a nomination for director to the Board other than the Company’s nominees must comply with the additional requirements prescribed by Rule 14a-19 under the Exchange Act.

The presiding officer at any annual meeting will determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she will so declare at the meeting and any such matter will not be considered or acted upon.

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HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and 2023 Annual Report may have been sent to multiple shareholders in a shareholder’s household. The Company will promptly deliver a separate copy of either document to any shareholder who contacts the Company’s investor relations department at 17800 North 85th Street, Scottsdale, Arizona 85255, phone number (480) 515-6330, requesting such copies. If a shareholder is receiving multiple copies of this proxy statement and 2023 Annual Report at the shareholder’s household and would like to receive a single copy of the proxy statement and annual report for a shareholder’s household in the future, shareholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

A copy of the Company’s 2023 Annual Report is available to shareholders without charge upon request to: Investor Relations, Axon Enterprise, Inc., 17800 North 85th Street, Scottsdale, Arizona 85255.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING TO BE HELD ON MAY 10, 2024

The proxy materials for the Company’s Annual Meeting of Shareholders, including the 2023 Annual Report and this proxy statement, are available over the Internet by accessing the investor relations page of the Company’s website at http://investor.axon.com. Other information on the Company’s website does not constitute part of the Company’s proxy materials.

By Order of the Board of Directors,

/s/ ISAIAH FIELDS

Isaiah Fields
Corporate Secretary

[●], 2024

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Reconciliation of Non-GAAP Measures

(in thousands, except footnotes)

To supplement our financial results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we present the non-GAAP financial measures of EBITDA and Adjusted EBITDA as defined below. Management uses these non-GAAP financial measures in making operating decisions, allocating financial resources and evaluating our performance in comparison to prior periods. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance, and when planning and forecasting our future periods. A reconciliation of GAAP to the non-GAAP financial measures is presented below.

●	EBITDA (Most comparable GAAP Measure: Net income) - Earnings before interest expense, investment interest income, income taxes, depreciation and amortization.
●	Adjusted EBITDA (Most comparable GAAP Measure: Net income) - Earnings before interest expense, investment interest income, income taxes, depreciation, amortization, non-cash stock-based compensation expense, fair value adjustments to strategic investments and marketable securities, transaction costs related to acquisitions and investments, and other unusual, non-recurring pre-tax items that are not considered representative of our underlying operating performance.
●	Adjusted EBITDA margin (most comparable GAAP measure: Net income margin)- Adjusted EBITDA as a percentage of Net sales. Adjusted EBITDA and Adjusted EBITDA margin reconcile to Net income and Net income margin, respectively.

	Year Ended December 31,
	2023	2022	2021	2020
Net income	$174,227	$147,139	$(60,018)	$(1,724)
Depreciation and amortization	32,638	24,381	18,694	12,475
Interest expense	6,995	488	28	55
Investment interest income	(49,107)	(4,782)	(1,511)	(4,086)
Provision for income taxes	(19,227)	49,379	(81,357)	(4,567)
EBITDA	$145,526	$216,605	$(124,164)	$2,153

Non-GAAP adjustments:
Stock-based compensation expense	131,358	106,176	303,331	133,572
Unrealized loss (gain) on strategic investments and marketable securities, net	41,785	(98,943)	(23,035)	(2,055)
Transaction costs related to strategic investments and acquisitions	4,501	2,368	2,068	1,032
Loss on disposal, abandonment, and impairment of property, equipment and intangible assets, net	317	5,562	238	2,042
Insurance recoveries	(3,404)	—	—	—
Costs related to FTC litigation	241	545	741	19,064
Payroll taxes related to XSPP vesting and CEO Award option exercises	9,011	—	18,933	—
Adjusted EBITDA	$329,335	$232,313	$178,112	$155,808

Net Sales	$1,563,391	$1,189,935	$863,381	$681,003
Net income margin (Net income as a percentage of Net sales)	11.1%	12.4%	(7.0)%	(0.3)%
Adjusted EBITDA margin (Adjusted EBITDA as a percentage of Net sales)	21.1%	19.5%	20.6%	22.9%

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ANNEX A

AXON ENTERPRISE, INC.

AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN

SECTION 1

ESTABLISHMENT, PURPOSE, EFFECTIVE DATE, EXPIRATION DATE

1.1.Establishment. Axon Enterprise, Inc., a Delaware corporation (the “Company”), hereby amends and restates the Axon Enterprise, Inc. 2022 Stock Incentive Plan (originally the “2022 Plan”, and as hereby amended and restated, the “Plan”). The 2022 Plan was originally adopted by the Board on March 24, 2022 and approved by the Company’s shareholders on May 20, 2022. No awards shall be made pursuant to any Prior Plan on or after the Effective Date; provided that the Prior Plans shall remain in effect until all outstanding awards granted prior to the Effective Date under such Prior Plans have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such Awards.

1.2.Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by enhancing the Company’s ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company’s economic objectives. To further these objectives, the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Performance Shares, Performance Share Units, and Performance Cash.

1.3.Effective Date. The Plan shall become effective on the date it is approved by the shareholders at the Company’s 2024 Annual Meeting of Shareholders (the “Effective Date”).

1.4.Expiration Date. The Plan shall expire on, and no Award may be granted under the Plan after, the tenth (10th) anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

SECTION 2

GLOSSARY AND INTERPRETATION

2.1.Glossary. Capitalized words used but not defined herein shall be given the meaning ascribed to them in the attached Glossary, which is incorporated into and is part of the Plan.

2.2.Interpretation. Pronouns and other words of gender shall be read as gender-neutral. The singular shall include the plural and the plural shall include the singular. The words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect.

SECTION 3

ELIGIBILITY AND PARTICIPATION

3.1.General Eligibility. Persons eligible to participate in the Plan consist of all employees, officers and Non-Employee Directors of, and Consultants to, the Company or any Affiliate. Awards may also be granted to prospective employees or Non-Employee Directors but no portion of any such Award shall vest, become exercisable, be issued, or become effective prior to the date on which such individual begins to provide services to the Company or its Affiliates.

3.2.Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

SECTION 4

ADMINISTRATION

4.1.General. The Plan shall be administered by the Committee or, with respect to individuals who are Non-Employee Directors, the Board. All references in the Plan to the “Committee” shall refer to the Committee or Board, as applicable. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations as it may deem necessary or advisable to administer the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes of the Plan.

4.2.Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have the authority to: (a) designate the Participants who are entitled to receive Awards under the Plan; (b) determine the types of Awards and the times when Awards shall be granted; (c) determine the number of Awards to be granted and the number of shares of Stock underlying an Award; (d) determine the terms and conditions of any Award, including the purchase price or exercise price or base value, the grant price, the period(s) during which such Awards shall be exercisable (whether in whole or in part); (e) determine any restrictions or limitations on the Award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee determines; provided, however, that except in the case of (i) a Change in Control or (ii) a Termination of Employment or Termination of Service, the Committee shall not have the authority to accelerate the vesting or waive the forfeiture restrictions on any Award subject to the minimum vesting requirement set forth in Section 12.9 prior to the date on which such minimum vesting requirements are satisfied; (f) determine whether, to what extent, and in what circumstances an Award may be settled in, or the exercise price or purchase price of an Award may be paid in cash, Stock or other property, or whether an Award may be canceled, forfeited, exchanged or surrendered; (g) prescribe the form of each Award Agreement, which need not be the same for each Participant; (h) decide all other matters that must be determined in connection with an Award; (i) interpret the terms of, and determine any matter arising pursuant to, the Plan or any Award Agreement; (j) make any other decisions or determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan, including establishing, adopting or revising any rules and regulations as it deems necessary or advisable to administer the Plan; and (k) correct any defects and reconcile any inconsistencies in the Plan or any Award Agreement. The Committee shall also have the authority to modify existing Awards to the extent that such modification is within the power and authority of the Committee as set forth in the Plan. The foregoing list of powers is not intended to be complete or exclusive and, to the extent not contrary to the express provisions of the Plan, the Committee shall have such powers, whether or not expressly set forth in the Plan, that it may determine necessary or appropriate to administer the Plan.

4.3.Decisions Final. The Committee’s interpretation of the Plan and any Award Agreement and all decisions and determinations by the Committee with respect to the Plan and the Award Agreements are final, binding and conclusive on all parties. All authority of the Committee with respect to Awards issued pursuant to the Plan, including the authority to amend outstanding Awards, shall continue after the termination of the Plan so long as any Award remains outstanding. Any action authorized to be taken by the Committee pursuant to the Plan may be taken or not taken by the Committee as long as such action or decision not to act is not inconsistent with a provision of the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

4.4.Delegation to CEO. The Committee may, in its discretion, delegate to the CEO, in writing, the power and authority to grant Awards to individuals (other than to employees who are or may become, upon hiring, employees subject to Section 16 of the Exchange Act) to expedite the hiring process or to retain talented employees. The Committee’s delegation to the CEO may be revoked or modified at any time. Any such delegation must be consistent with applicable law and shall be subject to such restrictions or limitations as may be imposed by the Committee and must, at a minimum, specify the total number of shares of Stock subject to such Awards and the time period in which such shares of Stock may be issued.

SECTION 5

SHARES AVAILABLE FOR GRANT

5.1.Number of Shares. Subject to adjustment as provided in Section 5.4, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 2,231,811 shares of Stock, plus the number of shares of Stock that are authorized but unissued under the Prior Plans as of the Effective Date. The shares of Stock delivered pursuant to any Award may consist, in whole or in part, of authorized but unissued Stock, treasury Stock not reserved for any other purposes, or Stock purchased on the open market.

5.2.Share Counting. The following rules shall apply solely for purposes of determining the number of shares of Stock available for grant under the Plan at any given time:

a.The number of shares of Stock available for grant under the Plan shall be reduced by one share of Stock for each share subject to Awards granted under the Plan.

b.In the event any Award granted under the Plan, or any award outstanding under any Prior Plan after the Effective Date, is terminated, expired, forfeited, or canceled for any reason, the number of shares of Stock subject to such Award, to the extent of any such termination, expiration, forfeiture, or cancellation, shall again be available for grant under the Plan.

c.If shares of Stock are not delivered in connection with an Award because the Award is settled in cash rather than in Stock, no shares of Stock shall be counted against the limit set forth in Section 5.1. If an Award may be settled in cash or Stock, the rules set forth in Section 5.2(a) shall apply until the Award is settled, at which time, if the Award is settled in cash, the underlying shares of Stock shall be added back to the shares available for grant pursuant to Section 5.1.

d.The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) shall reduce the number of shares of Stock available for grant under Section 5.1 by the entire number of shares of Stock subject to such SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock shall be issued upon such an exercise.

e.Shares of Stock tendered to pay the exercise price of an Option or tendered, withheld or otherwise relinquished by a Participant to satisfy a tax withholding obligation arising in connection with an Award shall again become available for grant under the Plan. Moreover, shares of Stock purchased on the open market with cash proceeds generated by the exercise of an Option or SAR shall increase or replenish the number of shares available for grant under Section 5.1.

f.If the provisions of this Section 5.2 are inconsistent with the requirements of any regulations issued pursuant to Section 422 of the Code, the provisions of such regulations shall control over the provisions of this Section 5.2, but only as this Section 5.2 relates to Incentive Stock Options.

5.3.Award limits. Notwithstanding any other provision in the Plan, and subject to adjustment as provided in Section 5.4:

a.The maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be the same numeric limit set forth in Section 5.1.

b.The sum of the total cash compensation earned and paid and the aggregate grant date fair value (calculated as of the Date of Grant in accordance with applicable accounting rules) of shares of Stock subject to Awards granted to any one Participant who is a Non-Employee Director during any one 12-month period shall not exceed $750,000. For the avoidance of doubt, if a Non-Employee Director serves the Company in more than one capacity during any 12-month period, the total compensation limit described in this Section 5.3(b) shall only apply to the compensation paid for services performed as a Non-Employee Director. To the extent any Non-Employee Director compensation is deferred, it shall be counted toward this total compensation limit for the year in which the compensation was first earned or granted.

c.The maximum number of shares of Stock that may be granted with respect to Awards that do not satisfy the minimum vesting requirement set forth in Section 12.9 shall be five percent (5%) of the numeric limit set forth in Section 5.1 (subject to adjustment as provided in Section 5.4).

5.4.Adjustment in Capitalization. Except as otherwise provided in an applicable Award Agreement, in the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, split-up or spin-off, extraordinary dividend or other extraordinary distribution (whether in the form of cash, Stock or other property), Change in Control, recapitalization, rights offering, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change or event in respect of the Stock, the Committee shall equitably adjust, in the manner the Committee determines appropriate, any or all of: (a) the number and class of shares of Stock made available for grant pursuant to Section 5.1; (b) any numeric or share-based limit expressed in the Plan; (c) the number and class of and/or price of shares of Stock subject to then outstanding Awards; (d) the performance period, performance targets and/or other goals applicable to any outstanding Awards; or (e) any other terms of an Award that are affected by the event. Moreover, in the event of any such transaction described in the preceding sentence, except as otherwise provided in an applicable Award Agreement, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine, including (i) making provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Stock subject to such Option or SAR over the aggregate exercise price of such Option or SAR, (ii) canceling and terminating any Option or SAR having a per-share exercise price equal to, or in excess of, the Fair Market Value of a share of Stock subject to such Option or SAR without any payment or consideration therefor or (iii) in the case of an outstanding Option or SAR, establishing a date upon which such Award will expire unless exercised prior thereto. Any action taken pursuant to this Section 5.4 shall be taken in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, in accordance with the requirements of Section 424(a) of the Code. The adjustments permitted under this Section 5.4 shall be binding on all Participants without their consent or further action thereby.

5.5.Replacement Awards. In the event of any corporate transaction in which the Company or an Affiliate acquires a corporate entity which, at the time of such transaction, maintains an equity compensation plan pursuant to which awards of stock options, stock appreciation rights, restricted stock, or any other form of equity based compensation are then outstanding (the “Acquired Plan”), the Committee may make Awards to assume, substitute or convert such outstanding awards in such manner as may be determined to be appropriate and equitable by the Committee; provided, however, that the number of shares of Stock subject to any Award shall always be a whole number by rounding any fractional share to the nearest whole share. To the extent permitted by Section 409A of the Code, Options or SARs issued pursuant to this Section 5.5 shall not be subject to the requirement that the exercise price of such Award not be less than the Fair Market Value of Stock on the date the Award is granted. Shares used in connection with an Award granted in substitution for an award outstanding under an Acquired Plan under this Section 5.5 shall not be counted against the number of shares of Stock available for grant under Section 5.1. Any shares of Stock authorized and available for issuance under the Acquired Plan during its remaining term may, subject to adjustment as described in Section 5.4, be available for use in making Awards under the Plan with respect to persons eligible under such Acquired Plan, by virtue of the Company’s assumption of such Acquired Plan, consistent with NASDAQ Rules (or rules of any other exchange upon which the Stock is then traded), including NASDAQ Rule 5635(c), including IM-5635-1, as such Rules may be amended or replaced from time to time.

5.6.Fractional Shares. No fractional shares of Stock shall be issued pursuant to the Plan. Unless the Committee specifies otherwise in the Award Agreement, or pursuant to any policy adopted by the Committee, cash shall be given in lieu of fractional shares. In the event of adjustment as provided in Section 5.4 or the issuance of replacement awards as provided in Section 5.5, the total number of shares of Stock subject to any affected Award shall always be a whole number by rounding any fractional share to a whole share in a manner that complies with Section 409A.

SECTION 6

OPTIONS

6.1.Options. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Options to one or more Participants upon such terms and conditions and in such amounts, as shall be determined by the Committee. Options are also subject to the following additional terms and conditions:

a.Exercise Price. No Option shall be granted at an exercise price that is less than the Fair Market Value of one share of Stock on the Date of Grant.

b.Exercise of Option. Options shall be exercisable at such times and in such manner, and shall be subject to such restrictions or conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

c.Term of Option. Each Option shall expire at such time as determined by the Committee; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of the Date of Grant.

d.Payment. The exercise price for any Option shall be paid in cash or shares of Stock held for longer than six (6) months (through actual tender or by attestation). In the Award Agreement, the Committee also may prescribe other methods by which the exercise price of an Option may be paid and the form of payment including any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. The Committee, in consideration of applicable accounting standards and applicable law, may waive the six (6) month share holding period described in the first sentence of this Section 6.1(d) in the event payment of an Option is made through the tendering of shares.

e.Repricing of Options. Except as otherwise provided in Section 5.4 with respect to an adjustment in capitalization, notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s shareholders, an Option may not be amended, modified or repriced to reduce the exercise price after the Date of Grant. Except as otherwise provided in Section 5.4 with respect to an adjustment in capitalization, an Option also may not be surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below the exercise price of the Option being surrendered or exchanged.

f.Non-Transferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of an Option to a Family Member, trust (including a Donor Advised Fund) or partnership, or to a charitable organization; provided that no value or consideration is received by the Participant with respect to such transfer.

g.No Dividends or Dividend Equivalents. No dividends or dividend equivalents may be awarded in connection with any Option granted under the Plan.

h.Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment or Termination of Service during the applicable period of restriction, any Option that is at that time subject to restrictions shall be forfeited.

6.2.Incentive Stock Options. Incentive Stock Options shall be granted only to Participants who are employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 6.2:

a.Exercise Price. Subject to Section 6.2(e), the exercise price per share of Stock granted pursuant to any Incentive Stock Option shall be set by the Committee; provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value of one share of Stock as of the Date of Grant.

b.Term of Incentive Stock Option. In no event may any Incentive Stock Option be exercisable for more than ten (10) years from the Date of Grant. Incentive Stock Options shall not be granted more than ten (10) years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s shareholders.

c.Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:

i.The Incentive Stock Option shall lapse ten (10) years from the Date of Grant, unless an earlier time is set forth in the Award Agreement;

ii.The Incentive Stock Option shall lapse upon a Termination of Employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement; and

iii.If the Participant incurs a Termination of Employment on account of Disability or death before the Option lapses pursuant to paragraph (i) or (ii) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of:  (A) the scheduled termination date of the Option; or (B) 12 months after the date of the Participant’s Termination of Employment on account of death or Disability. Upon the Participant’s death or Disability, any Incentive Stock Options exercisable at the Participant’s death or Disability may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament in the case of death, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

d.Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made and in accordance with Section 422 of the Code) of all shares of Stock subject to Incentive Stock Options that are first exercisable by a Participant in any one calendar year may not exceed $100,000 or such other limitation as may then be imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

e.Ten Percent Owners. An Incentive Stock Option may be granted to any employee who, at the Date of Grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Date of Grant and the Option is exercisable for no more than five (5) years from the Date of Grant.

f.Right to Exercise. Except as provided in Section 6.2(c)(iii), an Incentive Stock Option may be exercised only by the Participant during the Participant’s lifetime.

g.Limitation on Number of Shares Subject to Awards. In accordance with Section 5.3(a), but subject to adjustment as provided in Section 5.4, the maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be the same numeric limit set forth in Section 5.1.

h.Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment or Termination of Service during the applicable period of restriction, any Incentive Stock Option that is at that time subject to restrictions shall be forfeited.

SECTION 7

STOCK APPRECIATION RIGHTS

7.1.Stock Appreciation Rights. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to one or more Participants upon such terms and conditions and in such amounts, as shall be determined by the Committee. SARs may be granted in connection with the grant of an Option, in which case the exercise of such SARs shall result in the surrender of the right to purchase the shares under the Option as to which the SARs were exercised. When SARs are granted in connection with an Incentive Stock Option, the SARs shall have such terms and conditions as shall be required by Section 422 of the Code. Alternatively, SARs may be granted independently of Options. SARs are also subject to the following additional terms and conditions:

a.Base Value. No SAR shall be granted at a base value that is less than the Fair Market Value of one share of Stock on the Date of Grant.

b.Exercise of SARs. SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall, in each instance approve, which need not be the same for all Participants.

c.Term of SARs. Each SAR shall expire at such time as determined by the Committee; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary the Date of Grant.

d.Payment of SAR Amount. Upon the exercise of a SAR, the Participant shall be entitled to receive an amount determined by multiplying: (i) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise, over the base value fixed by the Committee on the Date of Grant; by (ii) the number of shares with respect to which the SAR is exercised. Payment for SARs shall be made in the manner and at the time specified by the Committee in the Award Agreement. At the discretion of the Committee, the Award Agreement may provide for payment of SARs in cash, shares of Stock of equivalent value, or in a combination thereof.

e.Repricing of SARs. Except as otherwise provided in Section 5.4 with respect to an adjustment in capitalization, notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s shareholders, a SAR may not be amended, modified or repriced to reduce the base value after the Date of Grant. Except as otherwise provided in Section 5.4 with respect to an adjustment in capitalization, a SAR also may not be surrendered in consideration of or exchanged for cash, other Awards or a new SAR having a base value below the base value of the SAR being surrendered or exchanged.

f.Non-Transferability of SARs. No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant shall be exercisable during his or her lifetime only by such Participant or his or her legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of a SAR to a Family Member, trust (including a Donor Advised Fund) or partnership, or to a charitable organization; provided that no value or consideration is received by the Participant with respect to such transfer.

g.No Dividends or Dividend Equivalents. No dividends or dividend equivalents may be awarded in connection with any SAR granted under the Plan.

h.Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment or Termination of Service during the applicable period of restriction, any SAR that is at that time subject to restrictions shall be forfeited.

SECTION 8

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1.Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Restricted Stock Awards are also subject to the following additional terms and conditions:

a.Issuance and Restrictions. Restricted Stock shall be subject to such conditions and/or restrictions as the Committee may impose (including limitations on transferability, the right to receive dividends, or the right to vote the Restricted Stock), which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as determined by the Committee. To the extent that Restricted Stock includes the right to receive dividends, any dividends paid by the Company during the period of restriction shall accrue and shall not be paid to the Participant until and only to the extent the Restricted Stock vests and becomes nonforfeitable. Except as otherwise provided in the Award Agreement, Participants holding shares of Restricted Stock may not exercise voting rights with respect to the shares of Restricted Stock during the period of restriction.

b.Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment or Termination of Service during the applicable period of restriction, Restricted Stock that is at that time subject to restrictions shall be forfeited.

c.Evidence of Ownership for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine, which may include an appropriate book entry credit on the books of the Company or a duly authorized transfer agent of the Company. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its discretion, retain electronic possession of the certificate until such time as all applicable restrictions lapse.

8.2.Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. Restricted Stock Units are also subject to the following additional terms and conditions:

a.Issuance and Restrictions. Restricted Stock Units grant a Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to such conditions and/or restrictions as the Committee may impose, which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.  To the extent that an Award of Restricted Stock Units includes the right to receive dividend equivalents, any dividend equivalents awarded by the Company during the period of restriction shall accrue and shall not be paid to the Participant until and only to the extent the Restricted Stock Units vest and become nonforfeitable.

b.Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment or Termination of Service during the applicable period of restriction, Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

c.Form and Timing of Payment. Payment for vested Restricted Stock Units shall be made in the manner and at the time designated by the Committee in the Award Agreement. In the Award Agreement, the Committee may provide that payment shall be made in cash, shares of Stock of equivalent value, or in a combination thereof, in each case, consistent with the terms set forth in Section 16.12.

SECTION 9

OTHER STOCK-BASED AWARDS

9.1.Stock Grants. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Grant Awards to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. A Stock Grant Award grants the Participant the right to receive (or purchase at such price as determined by the Committee) a designated number of shares of Stock free of any vesting restrictions. The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

9.2.Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Unit Awards to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. A Stock Unit Award grants the Participant the right to receive a designated number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a designated number of shares of Stock, in the future free of any vesting restrictions. A Stock Unit Award may be granted as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

SECTION 10

PERFORMANCE SHARES, PERFORMANCE SHARE UNITS, AND PERFORMANCE CASH

10.1.Performance Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Shares to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. A Performance Share grants the Participant the right to receive a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. Unless otherwise provided in the Award Agreement, payment for vested Performance Shares shall be made in Stock. To the extent that an Award of Performance Shares includes the right to receive dividends, any dividends paid by the Company during the period of restriction shall accrue and shall not be paid to the Participant until and only to the extent the Performance Shares vest and become nonforfeitable.

10.2.Performance Share Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Share Units to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. A Performance Share Unit grants the Participant the right to receive a specified number of shares of Stock or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. At the discretion of the Committee, the Award Agreement may provide for payment for vested Performance Share Units in cash, shares of Stock of equivalent value, or in a combination thereof. To the extent that an Award of Performance Shares includes the right to receive dividend equivalents, any dividend equivalents awarded by the Company during the period of restriction shall accrue and shall not be paid to the Participant until and only to the extent the Performance Shares vest and become nonforfeitable.

10.3.Performance Cash. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Cash to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. An award of Performance Cash grants the Participant the right to receive an amount of cash depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.

10.4.Performance Goals. The Performance Goal or Goals applicable to any Performance Share, Performance Share Unit or Performance Cash awards shall be specified by the Committee in the Award Agreement. The Committee shall retain the power to adjust the Performance Goals, the level of attainment of the Performance Goals or otherwise increase or decrease the amount payable with respect to any Award made pursuant to this Section 10.

SECTION 11

CHANGE IN CONTROL

11.1.Double Trigger Vesting. Notwithstanding any other provision in the Plan to the contrary, and except as otherwise provided in an applicable Award Agreement, the applicable Change in Control transaction documents or any employment agreement between the Company and a Participant, in the event that an employee Participant incurs a Termination of Employment without Cause within 12 months following a Change in Control, any Awards that are still outstanding following such Change in Control shall become fully vested and exercisable and all restrictions on such Awards shall lapse as of the date of the Participant’s Termination of Employment without Cause. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 422(d) of the Code or any successor provision, the excess Options shall be deemed to be Non-Qualified Stock Options.

11.2.Substitution or Assumption. Notwithstanding Section 11.1 and except to the extent the Committee specifically established otherwise in an applicable Award Agreement, and except as provided in Section 11.4, in the event of a Change in Control, unless provision is made in connection with the Change in Control for assumption or continuation of Awards previously granted or substitution of such Awards for new awards covering shares of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and, if applicable, exercise prices and Performance Goals, in each case, that the Committee determines shall preserve the material terms and conditions of such Awards as in effect immediately prior to the Change in Control (including with respect to the vesting schedules, the intrinsic value of the awards (if any) as of the Change in Control, the difficulty of achieving Performance Goals (if applicable) and transferability of the shares underlying such Awards), immediately upon the occurrence of a Change in Control, any Awards that are still outstanding following such Change in Control shall become fully vested and exercisable and all restrictions on such Awards shall lapse as of the date of the Change in Control.

11.3.Participant Consent Not Required. Nothing in this Section 11 or any other provision of the Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change in Control and each provision of the Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Section 11 or any other provision of the Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board or Committee in connection with a Change in Control transaction.

11.4.Awards Subject to Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, unless otherwise provided in the applicable Award Agreement, if any amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code), in the event of a Change in Control, to the extent provided in this Section 11, any unvested but outstanding Awards shall automatically vest as of the date of such Change in Control and shall not be subject to the forfeiture restrictions following such Change in Control; provided that, in the event that such Change in Control does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code, such Awards (and any other Awards that constitute deferred compensation that vested prior to the date of such Change in Control but are outstanding as of such date) shall not be settled until the earliest permissible payment event under Section 409A of the Code following such Change in Control.

SECTION 12

OTHER PROVISIONS APPLICABLE TO AWARDS

12.1.Award Agreements. All Awards shall be evidenced by an Award Agreement. The Award Agreement shall include such terms and provisions as the Committee determines appropriate including non-solicitation provisions, non-competition provisions, confidentiality provisions and other restrictive covenants the Committee deems appropriate. The terms of the Award Agreement may vary depending on the type of Award, the employee or classification of the employee to whom the Award is made and such other factors as the Committee deems appropriate.

12.2.Termination of Employment or Service. Subject to the provisions of the Plan, the Committee shall determine and set forth in the applicable Award Agreement the extent to which a Participant shall have the right to retain and/or exercise an Award following a Termination of Employment or Termination of Service. Such provisions need not be uniform among all types of Awards and may reflect distinctions based on the reasons for such terminations, including death, Disability, a termination for Cause or reasons relating to the breach or threatened breach of restrictive covenants.

12.3.Form of Payment. Subject to the provisions of the Plan, the Award Agreement and any applicable law, payments or transfers to be made by the Company or any Affiliate on the grant, exercise, or settlement of any Award may be made in such form as determined by the Committee including cash, Stock, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or any combination thereof, in each case determined by rules adopted by the Committee.

12.4.Limits on Transfer.

a.General. Except as provided in Section 6.1(f), Section 7.1(f), Section 12.4(b) or Section 12.5, no Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, if applicable, until the expiration of any period during which any restrictions are applicable or any Performance Period as determined by the Committee.

b.Transfer to Family Members. The Committee shall have the authority to adopt a written policy that is applicable to existing Awards, new Awards, or both, which permits a Participant to transfer Awards during his or her lifetime to any Family Member. In the event an Award is transferred as permitted by such policy, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions set forth in the policy) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place.

12.5.Beneficiaries. Notwithstanding Section 12.4(a), a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and in accordance with Section 6.2(c)(iii), upon the Participant’s Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.

12.6.Evidence of Ownership. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates, make any book entry credits, or take any other action to evidence shares of Stock pursuant to the exercise of any Award, unless and until the Company has determined, with advice of counsel, that the issuance and delivery of such certificates, book entry credits, or other evidence of ownership is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates, book entry credits, or other evidence of ownership delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Company deems necessary or advisable to comply with federal, state, local, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Company may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Company may require that a Participant make such reasonable covenants, agreements, and representations as the Company, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. No Participant shall, with respect to any Award, make the election described in Section 83(b) of the Code without the prior written consent of the Company.

12.7.Clawback. Every Award issued pursuant to the Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including the Company’s clawback policy adopted pursuant to Rule 10D-1 of the Exchange Act and the applicable NASDAQ Stock Market listing standards implementing such rule as may be amended from time to time. By accepting an Award, each Participant consents to the potential forfeiture or recovery of his or her Awards pursuant to applicable law, listing standard, and/or Company clawback policy, and agrees to be bound by and comply with the clawback policy and to return the full amount required by the clawback policy. As a condition to the receipt of any Award, a Participant may be required to execute any requested additional documents consenting to and agreeing to abide by the Company clawback policy as it may be amended from time to time.

12.8.Stock Ownership Guidelines. By accepting an Award, each Participant who is subject thereto agrees to be bound by and comply with the Company’s stock ownership guidelines as such guidelines may be amended from time to time.

12.9.Minimum Vesting Requirement. Subject to Sections 4.2 and 5.3(c), no Award shall vest in full prior to the 12-month anniversary of the Date of Grant.

12.10.Dividend Equivalents. In no event shall any dividend equivalent award vest or be paid prior to the vesting of the corresponding Award and such dividend equivalent awards shall only be paid to the Participant if and to the extent that the Award vests and becomes nonforfeitable.  Notwithstanding the foregoing, the Committee may determine that upon the vesting of any dividend equivalent award, such vested dividend equivalent award may be applied to partially offset a portion of the taxation obligation incurred pursuant to the vesting and/or settlement of the underlying Award.

SECTION 13

AMENDMENT, MODIFICATION, AND TERMINATION

13.1.Amendment, Modification and Termination of the Plan. The Board may at any time, and from time to time, terminate, amend or modify the Plan; provided, however, that any such action of the Board shall be subject to approval of the shareholders to the extent required by law, regulation or the rules of any exchange on which shares of Stock are listed. Notwithstanding the above, to the extent permitted by law and the Company’s charters (including the charter of the Committee), the Board may delegate to the Committee or the CEO the authority to approve immaterial amendments to the Plan. Except as provided in Section 5.4, neither the Board, the CEO, nor the Committee may, without the approval of the shareholders: (a) reduce the exercise price or base value of any outstanding Award, including any Option or SAR; (b) increase the number of shares available under the Plan; (c) grant Options or SARs with an exercise price or base value that is below Fair Market Value on the Date of Grant; (d) reprice previously granted Options or SARs or take any action relative to any Options or SARs that would be treated as a repricing under applicable NASDAQ Listing Rules (or the rules of any exchange on which the Stock is then listed); (e) cancel any Option or SAR in exchange for cash or any other Award or in exchange for any Option or SAR with an exercise price or base value that is less than the exercise price or base value for the original Option or SAR; (f) extend the exercise period or term of any Option or SAR beyond ten (10) years from the Date of Grant; (g) expand the types of Award available for grant under the Plan; or (h) expand the class of individuals eligible to participant in the Plan.

13.2.Awards Previously Granted. No amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect in any material way the rights of the holder under any Award previously granted pursuant to the Plan without the prior written consent of the holder of the Award. Such consent shall not be required if the change: (a) is required by law or regulation; (b) does not adversely affect in any material way the rights of the holder; (c) is required to cause the benefits under the Plan to comply with the requirements of Section 409A of the Code; or (d) is made pursuant to any adjustment described in Section 5.4.

SECTION 14

TAX WITHHOLDING

The Company shall have the power to withhold, or require a Participant to remit to the Company, up to the maximum statutory amount necessary, in the applicable jurisdiction, to satisfy any federal, state, local or foreign taxes required to be withheld or otherwise due in respect of any Award; provided that the amount of withholding will reflect the required minimum amount necessary to satisfy taxes if withholding at the minimum amount is necessary to avoid adverse accounting consequences.  The Committee may, in its sole discretion, permit or require the Participant to satisfy a tax withholding obligation by:  (a) directing the Company to withhold shares of Stock, or sell shares of Stock, to which the Participant is entitled pursuant to the Award in an amount sufficient to cover the amount of taxes to be withheld (as such withholding amount may be determined by the Committee or, if and to the extent the Committee may allow, elected by the Participant, based on a withholding rate no less than the Participant’s minimum statutory tax withholding rate and no greater than the maximum statutory tax rate, in each case, applicable in the Participant’s jurisdiction(s)) (in a manner limited so as to avoid adverse accounting treatment for the Company and permitted under applicable withholding rules promulgated by the U.S. Internal Revenue Service or other applicable governmental entity in a Participant’s jurisdiction(s)); (b) tendering previously-owned shares of Stock held by the Participant for six (6) months or longer (in a manner limited so as to avoid adverse accounting treatment for the Company) to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant (which holding period may be waived in accordance with Section 6.1(d)); (c) a broker-assisted “cashless” transaction (in a manner limited so as to avoid adverse accounting treatment for the Company); or (d) funding the Participant’s E*TRADE account; provided that, in the event shares of Stock are withheld in connection with the vesting of an Award of Restricted Stock, such withheld shares of Stock shall be immediately canceled by the Company and shall not constitute treasury shares.

SECTION 15

INDEMNIFICATION

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her; provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his or her behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise.

SECTION 16

GENERAL PROVISIONS

16.1.No Rights to Awards. No Participant or other person shall have any claim to be granted any Award and neither the Company nor the Committee is obligated to treat Participants and other persons uniformly.

16.2.Continued Employment. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

16.3.Funding. The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Company.

16.4.Expenses. The expenses of administering the Plan shall be borne by the Company.

16.5.No Stockholders Rights. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

16.6.Titles and Headings. The titles and headings of the Sections in the Plan and any Award Agreement are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.7.Successors and Assigns. The Plan and any Award Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including whether by way of merger, consolidation, operation of law, assignment, purchase, or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under the Plan.

16.8.Survival of Provisions. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to the Plan, any Award Agreement, and any other notices or agreements in connection therewith, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock.

16.9.Requirements of Law. The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall impose such restrictions on any Award as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of the NASDAQ (or any other exchange upon which the Stock is then traded), and under any other blue sky or state securities law applicable to such Award.

16.10.Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Delaware, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or any Award Agreement shall be governed by and construed exclusively and solely in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Arizona with respect to matters relating to the Plan and any Award and agree not to raise or assert the defense that such forum is not convenient for such party. The Plan is an unfunded performance-based bonus plan for a select group of management or highly compensated employees and is not intended to be either an employee pension or welfare benefit plan subject to ERISA.

16.11.Securities Law Compliance. With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan or any Award Agreement, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or Award Agreement or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

16.12.Section 409A of the Code.

a.General Compliance. Some of the Awards that may be granted pursuant to the Plan (including Restricted Stock Unit Awards, Performance Share Awards, Performance Share Unit Awards, Performance Cash and Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and the Plan comply with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of the Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Participant or for the Participant’s account in connection with any Award (including any taxes and penalties under Section 409A of the Code), and the Company shall have no obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties. The Company makes no representations concerning the tax consequences of receipt of any Award under Section 409A or any other U.S. federal, state or local tax law.

b.Delay for Specified Employees. If, at the time of a Participant’s “separation from service” (as defined in Treasury Regulation Section 1.409A-1(h)), the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s separation from service, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s separation from service (or the date of the Participant’s death if earlier than the end of the six (6) month period). Any amounts that would have been distributed during such six (6) month period shall be distributed on the day following the expiration of the six (6) month period.

c.Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment shall be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.

16.13.Section 280G of the Code.  Notwithstanding any other provision in the Plan to the contrary, in the event that it is determined (by the reasonable computation of an independent nationally recognized certified public accounting firm that shall be selected by the Company prior to the applicable Change in Control) that the vesting of an Award, together with the aggregate amount of any other payments, distributions, benefits and entitlements of any type payable by the Company or any affiliate to a Participant or for a Participant’s benefit, in each case, could be considered “parachute payments” within the meaning of Section 280G of the Code that, but for this Section 16.13, would be payable to the Participant (such payments, the “Parachute Payments”), exceeds the greatest amount of Parachute Payments that could be paid to the Participant without giving rise to any liability for any excise tax imposed by Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest or penalties, collectively referred to as the “Excise Tax”), then the aggregate amount of Parachute Payments payable to the Participant shall not exceed the amount which produces the greatest after-tax benefit to the Participant after taking into account any Excise Tax to be payable by the Participant.  For the avoidance of doubt, this provision shall reduce the amount of Parachute Payments otherwise payable to a Participant, if doing so would place the Participant in a more favorable net after-tax economic position as compared with not reducing the amount of Parachute Payments (taking into account the Excise Tax payable in respect of such Parachute Payments).  Parachute Payments shall be reduced by first reducing amounts considered to be non-qualified deferred compensation subject to Section 409A of the Code; provided that in no event may the Parachute Payments be reduced in a manner that would subject a Participant to additional taxation under Section 409A of the Code.

GLOSSARY

a.“Affiliate” means any member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Sections 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Sections 1563(a)(1), (2) and (3).

b.“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Grant Award, Stock Unit, Performance Share, Performance Share Unit, or Performance Cash granted to a Participant under the Plan.

c.“Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award, which may (but need not) require Participant’s signature or electronic acknowledgment.

d.“Board” means the Board of Directors of the Company, as constituted from time to time.

e.“Cause” unless otherwise defined in an employment agreement between the Participant and the Company or Award Agreement, means any of the following:

i.the Participant’s commission of, or assistance to or conspiracy with others to commit, fraud, misrepresentation, theft or embezzlement of Company assets;

ii.the Participant’s violation, or assistance to or conspiracy with others to commit any violation, of applicable law or of Company policy;

iii.the Participant’s repeated insubordination or failure to substantially perform his or her employment duties or duties as a Non-Employee Director; or

iv.the Participant’s engagement in conduct that is injurious to the Company, any Affiliate or the Company’s customers or partners, or any employees, representatives or agents of any such parties.

f.“CEO” means the Chief Executive Officer of the Company.

g.“Change in Control” means any of the following:

i.The consummation of (A) a merger, consolidation, statutory share exchange or similar form of transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y), only if Company Voting Securities (as defined below) are issued or issuable (a “Reorganization”), or (B) the sale, transfer or other similar disposition of all or substantially all the assets of the Company to any Person or Persons, (other than (1) any disposition to an Affiliate or (2) any dividend or distribution of assets (including the stock of any Affiliate) to the shareholders of the Company) (a “Sale”), unless immediately following such Reorganization or Sale, (x) all or substantially all the Persons who were the “beneficial owners” (as used in Rule 13d 3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (y) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any entity controlled by the Continuing Company) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of the Continuing Company and (z) at least a majority of the members of the board of directors of the Continuing Company were Incumbent Directors (as defined below) at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

ii.any Person, corporation or other entity (other than (A) the Company or (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company Voting Securities; provided, however, that, for purposes of this subparagraph (ii), the following acquisitions shall not constitute a Change in Control: any acquisition (x) directly from the Company, (y) by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of subparagraph (i) above;

iii.the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in subparagraph (i) above that does not otherwise constitute a Change in Control; or

iv.during any period of twenty-four (24) consecutive calendar months, individuals who were Directors on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the non-employee members of the Board, provided that any person becoming a Director subsequent to the first day of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors shall be deemed to be an Incumbent Director; provided, further, that no such individual shall be an Incumbent Director if such individual’s initial assumption of office occurs as a result of, or in connection with, (A) an actual or threatened proxy contest with respect to the election or removal of Directors, (B) actual or threatened solicitation of proxies or consents by or on behalf of any person or persons (whether or not acting in concert) other than the Board or (C) agreement with any Person or Persons (whether or not acting in concert) to avoid or settle any such contest or solicitation.

h.“Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

i.“Committee”, except as set forth in Section 4.1, means the Compensation Committee of the Board.

j.“Consultant” means a consultant or adviser that (i) provides bona fide services to the Company or an Affiliate as an independent contractor and not as an employee; (ii) is a natural person; and (iii) does not provide services in connection with the offer or sale of the Company’s securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities.

k.“Date of Grant” means the date the Committee approves the Award or a date in the future on which the Committee determines the Award shall become effective.

l.“Director” means any non-employee member of the Board, but solely in his or her capacity as such a member of the Board.

m.“Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of impairment shall be supported by medical evidence. To the extent an Award subject to Section 409A of the Code shall become payable upon a Participant’s Disability, a Disability shall not be deemed to have occurred for such purposes unless the circumstances would also result in a “disability” within the meaning of Section 409A of the Code, unless otherwise provided in an Award

Agreement. For purposes of an Incentive Stock Option, “Disability” shall have the meaning ascribed to it in Section 22(e)(3) of the Code.

n.“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including regulations thereunder and successor provisions and regulations thereto.

o.“Exchange Act” means the Securities Exchange Act of 1934, as amended, including regulations thereunder and successor provisions and regulations thereto.

p.“Fair Market Value” means, as of any date, the closing price for one share of Stock as reported on the NASDAQ (or any other exchange on which the Stock is then listed) for that date or, if no prices are reported for that date, the closing price on the last day on which such prices were reported.

q.“Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.

r.“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

s.“Non-Employee Director” means a member of the Board who is not a common-law employee of the Company.

t.“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

u.“Option” means a right granted to a Participant under Section 6. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

v.“Participant” means a person who has been granted an Award.

w.“Performance Cash” means a right granted to a Participant pursuant to Section 10.

x.“Performance Goals” means, for a Performance Period, the goals established by the Committee for such Performance Period. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

y.“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals shall be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

z.“Performance Share” means Stock granted to a Participant under Section 10.

aa.“Performance Share Unit” means a right granted to a Participant under Section 10.

bb.“Person” means a “person” or “group” within the meaning of Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act.

cc.“Prior Plan” means each of the Axon Enterprise, Inc. 2019 Stock Incentive Plan, the Axon Enterprise, Inc. 2018 Stock Incentive Plan and any other similar plan adopted by the Company at any time in the past, which has not yet lapsed or expired.

dd.“Restricted Stock” means Stock granted to a Participant under Section 8.

ee.“Restricted Stock Unit” means a right granted to a Participant under Section 8.

ff.“Securities Act” means the Securities Act of 1933, as amended, including regulations thereunder and successor provisions and regulations thereto.

gg.“Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treasury Regulation Section 1.409A-1(i).

hh.“Stock” means the common stock of the Company, par value $0.00001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Section 5.

ii.“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 7.

jj.“Stock Grant Award” means a right granted to a Participant under Section 9.

kk.“Stock Unit” means a right granted to a Participant under Section 9.

ll.“Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.

mm.“Termination of Employment” or “Termination of Service” means the cessation of performance of services for the Company. For this purpose, the transfer of a Participant among the Company and any Affiliate, or transfer from a position as a member of the Board to employee, shall not be considered a Termination of Service or a Termination of Employment with the Company. In the context of an Award that is subject to the requirements of Section 409A of the Code, the terms “Termination of Service” and “Termination of Employment” mean a “separation from service” (as defined in Treasury Regulation Section 1.409A-1(h)).

ANNEX B

AXON ENTERPRISE, INC.

2024 EXPONENTIAL STOCK PLAN

SECTION 1

ESTABLISHMENT, PURPOSE, EFFECTIVE DATE, EXPIRATION DATE

1.1.Establishment. Axon Enterprise, Inc., a Delaware corporation (the “Company”), hereby establishes the Axon Enterprise, Inc. 2024 eXponential Stock Plan (the “Plan”).

1.2.Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by enhancing the Company’s ability to attract and retain qualified persons to perform services for the Company, by providing incentives to such persons to put forth maximum efforts for the Company and by rewarding persons who contribute to the achievement of the Company’s economic objectives. To further these objectives, the Plan provides for the grant of eXponential Stock Units.

1.3.Effective Date. The Plan shall become effective on the date it is approved by the shareholders at the Company’s 2024 Annual Meeting of Shareholders (the “Effective Date”).

1.4.Expiration Date. The Plan shall expire on, and no Award may be granted under the Plan after, the tenth (10th) anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

SECTION 2

GLOSSARY AND INTERPRETATION

2.1.Glossary. Capitalized words used but not defined herein shall be given the meaning ascribed to it in the attached Glossary, which is incorporated into and is part of the Plan.

2.2.Interpretation. Pronouns and other words of gender shall be read as gender-neutral. The singular shall include the plural and the plural shall include the singular. The words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect.

SECTION 3

ELIGIBILITY AND PARTICIPATION

3.1.General Eligibility. Persons eligible to participate in the Plan consist of all employees and officers of, and Consultants to, the Company or any Affiliate. Awards may also be granted to prospective employees but no portion of any such Award shall vest, become exercisable, be issued, or become effective prior to the date on which such individual begins to provide services to the Company or its Affiliates.

3.2.Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

SECTION 4

ADMINISTRATION

4.1.General. The Plan shall be administered by the Committee. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations as it may deem necessary or advisable to administer the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes of the Plan.

4.2.Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have the authority to: (a) designate the Participants who are entitled to receive Awards under the Plan; (b) determine the times when Awards shall be granted; (c) determine the number of Awards to be granted and the number of shares of Stock to which an Award shall relate; (d) determine the terms and conditions of any Award, including the grant price; (e) determine any restrictions or limitations on the Award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee determines; (f) determine whether, to what extent, and in what circumstances an Award may be settled in cash, Stock or other property, or whether an Award may be canceled, forfeited, exchanged or surrendered; (g) prescribe the form of each Award Agreement, which need not be the same for each Participant; (h) decide all other matters that must be determined in connection with an Award; (i) interpret the terms of, and determine any matter arising pursuant to, the Plan or any Award Agreement; (j) make any other decisions or determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan, including establishing, adopting or revising any rules and regulations as it deems necessary or advisable to administer the Plan; and (k) correct any defects and reconcile any inconsistencies in the Plan or any Award Agreement. The Committee shall also have the authority to modify existing Awards to the extent that such modification is within the power and authority of the Committee as set forth in the Plan. The foregoing list of powers is not intended to be complete or exclusive and, to the extent not contrary to the express provisions of the Plan, the Committee shall have such powers, whether or not expressly set forth in the Plan, that it may determine necessary or appropriate to administer the Plan.

4.3.Decisions Final. The Committee’s interpretation of the Plan and any Award Agreement and all decisions and determinations by the Committee with respect to the Plan and the Award Agreements are final, binding and conclusive on all parties. All authority of the Committee with respect to Awards issued pursuant to the Plan, including the authority to amend outstanding Awards, shall continue after the termination of the Plan so long as any Award remains outstanding. Any action authorized to be taken by the Committee pursuant to the Plan may be taken or not taken by the Committee as long as such action or decision not to act is not inconsistent with a provision of the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

4.4.Delegation to CEO. The Committee may, in its discretion, delegate to the CEO, in writing, the power and authority to grant Awards to individuals (other than to employees who are or may become, upon hiring, employees subject to Section 16 of the Exchange Act) to expedite the hiring process or to retain talented employees. The Committee’s delegation to the CEO may be revoked or modified at any time. Any such delegation must be consistent with applicable law and shall be subject to such restrictions or limitations as may be imposed by the Committee and must, at a minimum, specify the total number of shares of Stock subject to such Awards and the vesting schedule applicable to such Awards.

SECTION 5

SHARES AVAILABLE FOR GRANT

5.1.Number of Shares. Subject to adjustment as provided in Section 5.3, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 4,516,370. The shares of Stock delivered pursuant to any Award may consist, in whole or in part, of authorized but unissued Stock, treasury Stock not reserved for any other purposes, or Stock purchased on the open market.

5.2.Share Counting. The following rules shall apply solely for purposes of determining the number of shares of Stock available for grant under the Plan at any given time:

a.The number of shares of Stock available for grant under the Plan shall be reduced by one share of Stock for each share subject to Awards granted under the Plan.

b.In the event any Award granted under the Plan is terminated, expired, forfeited, or canceled for any reason, the number of shares of Stock subject to such Award, to the extent of any such termination, expiration, forfeiture, or cancellation, shall again be available for grant under the Plan.

c.If shares of Stock are not delivered in connection with an Award because the Award is settled in cash rather than in Stock, no shares of Stock shall be counted against the limit set forth in Section 5.1. If an Award may be settled in cash or Stock, the rules set forth in Section 5.2(a) shall apply until the Award is settled, at which time, if the Award is settled in cash, the underlying shares of Stock shall be added back to the shares available for grant pursuant to Section 5.1.

d.Shares of Stock tendered, withheld or otherwise relinquished by a Participant to satisfy a tax withholding obligation arising in connection with an Award shall again become available for grant under the Plan.

5.3.Adjustment in Capitalization. Except as otherwise provided in an applicable Award Agreement, in the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, split-up or spin-off, extraordinary dividend or other extraordinary distribution (whether in the form of cash, Stock or other property), Change in Control, recapitalization, rights offering, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change or event in respect of the Stock, the Committee shall equitably adjust, in the manner the Committee determines appropriate, any or all of: (a) the number and class of shares of Stock made available for grant pursuant to Section 5.1; (b) any numeric or share-based limit expressed in the Plan; (c) the number and class of and/or price of shares of Stock subject to then outstanding Awards; (d) the performance period, performance targets and/or other goals applicable to any outstanding Awards; or (e) any other terms of an Award that are affected by the event. Moreover, in the event of any such transaction described in the preceding sentence, except as otherwise provided in an applicable Award Agreement, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine, including making provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award. Any action taken pursuant to this Section 5.3 shall be taken in a manner consistent with the requirements of Section 409A of the Code. The adjustments permitted under this Section 5.3 shall be binding on all Participants without their consent or further action thereby.

5.4.Fractional Shares. No fractional shares of Stock shall be issued pursuant to the Plan. Unless the Committee specifies otherwise in the Award Agreement, or pursuant to any policy adopted by the Committee, cash shall be given in lieu of fractional shares. In the event of adjustment as provided in Section 5.3, the total number of shares of Stock subject to any affected Award shall always be a whole number by rounding any fractional share to a whole share in a manner that complies with Section 409A.

SECTION 6

EXPONENTIAL STOCK UNITS

6.1.eXponential Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant eXponential Stock Units to one or more Participants upon such terms and conditions, and in such amounts, as shall be determined by the Committee. An eXponential Stock Unit is a performance-based restricted stock unit that grants the Participant the right to receive a specified number of shares of Stock or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. At the discretion of the Committee, the Award Agreement may provide for payment for vested eXponential Stock Units in cash, shares of Stock of equivalent cash value, or in a combination thereof.

6.2.Performance Goals. The Performance Goal or Goals applicable to any eXponential Stock Unit awards shall be specified by the Committee in the Award Agreement. The Committee shall retain the power to adjust the Performance

Goals, the level of attainment of the Performance Goals or otherwise increase or decrease the amount payable with respect to any Award made pursuant to this Section 6.

SECTION 7

CHANGE IN CONTROL

Upon a Change in Control, each Award shall be treated as provided in the applicable Award Agreement. Nothing in the Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change in Control and each provision of the Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in the Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board or Committee in connection with a Change in Control transaction.

SECTION 8

OTHER PROVISIONS APPLICABLE TO AWARDS

8.1.Award Agreements. All Awards shall be evidenced by an Award Agreement. The Award Agreement shall include such terms and provisions as the Committee determines appropriate including non-solicitation provisions, non-competition provisions, confidentiality provisions and other restrictive covenants the Committee deems appropriate. The terms of the Award Agreement may vary depending on the type of Award, the employee or classification of the employee to whom the Award is made and such other factors as the Committee deems appropriate.

8.2.Termination of Employment or Service. Subject to the provisions of the Plan, the Committee shall determine and set forth in the applicable Award Agreement the extent to which a Participant shall have the right to retain and/or exercise an Award following a Termination of Employment or Termination of Service. Such provisions need not be uniform among all types of Awards and may reflect distinctions based on the reasons for such terminations, including death, Disability, a termination for Cause or reasons relating to the breach or threatened breach of restrictive covenants.

8.3.Form of Payment. Subject to the provisions of the Plan, the Award Agreement and any applicable law, payments or transfers to be made by the Company or any Affiliate on the grant or settlement of any Award may be made in such form as determined by the Committee including cash, Stock, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or any combination thereof, in each case determined by rules adopted by the Committee.

8.4.Limits on Transfer. All Awards will be subject to limitations on sales, transfers, pledges, assignments or other alienations or hypothecations as set forth in the applicable Award Agreement.

8.5.Beneficiaries. Notwithstanding any provisions in the Award Agreement to the contrary, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death and upon the Participant’s Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.

8.6.Evidence of Ownership. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates, make any book entry credits, or take any other action to evidence shares of Stock pursuant to the exercise of any Award, unless and until the Company has determined, with advice of counsel, that the issuance and delivery of such certificates, book entry credits, or other evidence of ownership is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates, book entry credits, or other evidence of ownership delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Company deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.

The Company may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Company may require that a Participant make such reasonable covenants, agreements, and representations as the Company, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. No Participant shall, with respect to any Award, make the election described in Section 83(b) of the Code without the prior written consent of the Company.

8.7.Clawback. Every Award issued pursuant to the Plan is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including Rule 10D-1 of the Exchange Act and the applicable NASDAQ Stock Market listing standards implementing such rule as may be amended from time to time. By accepting an Award, each Participant consents to the potential forfeiture or recovery of his or her Awards pursuant to applicable law, listing standard, and/or Company clawback policy, and agrees to be bound by and comply with the clawback policy and to return the full amount required by the clawback policy. As a condition to the receipt of any Award, a Participant may be required to execute any requested additional documents consenting to and agreeing to abide by the Company clawback policy as it may be amended from time to time.

8.8.Stock Ownership Guidelines. By accepting an Award, each Participant who is subject thereto agrees to be bound by and comply with the Company’s stock ownership guidelines as such guidelines may be amended from time to time.

8.9.Dividend Equivalents. In no event shall any dividend equivalent award vest or be paid prior to the vesting of the corresponding Award and such dividend equivalent awards shall only be paid to the Participant if and to the extent that the Award vests and becomes nonforfeitable.

SECTION 9

AMENDMENT, MODIFICATION, AND TERMINATION

The Board may at any time, and from time to time, terminate, amend or modify the Plan; provided, however, that any such action of the Board shall be subject to approval of the shareholders to the extent required by law, regulation or any stock exchange rule for any exchange on which shares of Stock are listed. Notwithstanding the above, to the extent permitted by law and the Company’s charters (including the charter of the Committee), the Board may delegate to the Committee or the CEO the authority to approve immaterial amendments to the Plan. Except as provided in Section 5.3, neither the Board, the CEO, nor the Committee may, without the approval of the shareholders: (a) increase the number of shares available under the Plan; (b) expand the types of Award available for grant under the Plan; or (c) expand the class of individuals eligible to participant in the Plan.

SECTION 10

TAX WITHHOLDING

The Company shall have the power to withhold, or require a Participant to remit to the Company, up to the maximum statutory amount necessary, in the applicable jurisdiction, to satisfy any federal, state or local taxes required to be withheld or otherwise due in respect of any Award; provided that the amount of withholding will reflect the required minimum amount necessary to satisfy taxes if withholding at the minimum amount is necessary to avoid adverse accounting consequences.  The Committee may permit the Participant to satisfy a tax withholding obligation by:  (a) directing the Company to withhold shares of Stock to which the Participant is entitled pursuant to the Award in an amount sufficient to cover the amount of taxes to be withheld (as such withholding amount may be determined by the Committee or, if and to the extent the Committee may allow, elected by the Participant, based on a withholding rate no less than the Participant’s minimum statutory tax withholding rate and no greater than the maximum statutory tax rate, in each case, applicable in the Participant’s jurisdiction(s)) (in a manner limited so as to avoid adverse accounting treatment for the Company and permitted under applicable withholding rules promulgated by the U.S. Internal Revenue Service or other applicable governmental entity in a Participant’s jurisdiction(s)); (b) tendering previously-owned shares of Stock held by the Participant for six (6) months or longer (in a manner limited so as to avoid adverse accounting treatment for the Company) to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant; (c) a broker-assisted “cashless” transaction (in a manner limited so as to avoid adverse accounting treatment for the Company); or (d) personal check or other cash equivalent acceptable to the Company.

SECTION 11

INDEMNIFICATION

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his or her behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise.

SECTION 12

GENERAL PROVISIONS

12.1.No Rights to Awards. No Participant or other person shall have any claim to be granted any Award and neither the Company nor the Committee is obligated to treat Participants and other persons uniformly.

12.2.Continued Employment. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

12.3.Funding. The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan. Neither the Participant nor any other person shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Company.

12.4.Expenses. The expenses of administering the Plan shall be borne by the Company.

12.5.No Stockholders Rights. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

12.6.Titles and Headings. The titles and headings of the Sections in the Plan and any Award Agreement are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

12.7.Successors and Assigns. The Plan and any Award Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including whether by way of merger, consolidation, operation of law, assignment, purchase, or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under the Plan.

12.8.Survival of Provisions. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to the Plan, any Award Agreement, and any other notices or agreements in connection therewith, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock.

12.9.Requirements of Law. The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan. If the shares of Stock paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall impose such restrictions on any Award as it may deem advisable, including restrictions under applicable federal securities law, under the requirements of the NASDAQ (or any other exchange upon which the Stock is then traded), and under any other blue sky or state securities law applicable to such Award.

12.10.Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Delaware, and the rights and obligations of any and all persons having or claiming to have had an interest under the Plan or any Award Agreement shall be governed by and construed exclusively and solely in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions of any jurisdictions. All parties agree to submit to the jurisdiction of the state and federal courts of Arizona with respect to matters relating to the Plan and any Award and agree not to raise or assert the defense that such forum is not convenient for such party. The Plan is an unfunded performance- based bonus plan and is not intended to be either an employee pension or welfare benefit plan subject to ERISA.

12.11.Securities Law Compliance. With respect to any Participant who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan or any Award Agreement, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or Award Agreement or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

12.12.Section 409A of the Code.

a.General Compliance. If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and the Plan comply with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of the Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Participant or for the Participant’s account in connection with any Award (including any taxes and penalties under Section 409A of the Code), and the Company shall have no obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties. The Company makes no representations concerning the tax consequences of receipt of any Award under Section 409A or any other U.S. federal, state or local tax law.

b.Delay for Specified Employees. If, at the time of a Participant’s “separation from service” (as defined in Treasury Regulation Section 1.409A-1(h)), the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s separation from service, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s separation from service (or the date of the Participant’s death if earlier than the end of the six (6) month period). Any amounts that would have been distributed during such six-month period shall be distributed on the day following the expiration of the six (6) month period.

c.Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment shall be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.

12.13.Section 280G of the Code.  Notwithstanding any other provision in the Plan to the contrary, in the event that it is determined (by the reasonable computation of an independent nationally recognized certified public accounting firm that shall be selected by the Company prior to the applicable Change in Control) that the vesting of an Award, together with the aggregate amount of any other payments, distributions, benefits and entitlements of any type payable by the Company or any affiliate to a Participant or for a Participant’s benefit, in each case, that could be considered “parachute payments” within the meaning of Section 280G of the Code (such payments, the “Parachute Payments”) that, but for this Section 12.13, would be payable to the Participant, exceeds the greatest amount of Parachute Payments that could be paid to the Participant without giving rise to any liability for any excise tax imposed by Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest or penalties, collectively referred to as the “Excise Tax”), then the aggregate amount of Parachute Payments payable to the Participant shall not exceed the amount which produces the greatest after-tax benefit to the Participant after taking into account any Excise Tax to be payable by the Participant.  For the avoidance of doubt, this provision shall reduce the amount of Parachute Payments otherwise payable to a Participant, if doing so would place the Participant in a more favorable net after-tax economic position as compared with not reducing the amount of Parachute Payments (taking into account the Excise Tax payable in respect of such Parachute Payments).  Parachute Payments shall be reduced by first reducing amounts considered to be nonqualified deferred compensation subject to Section 409A of the Code; provided that in no event may the Parachute Payments be reduced in a manner that would subject a Participant to additional taxation under Section 409A of the Code.

GLOSSARY

a.“Affiliate” means any member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Sections 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Sections 1563(a)(1), (2) and (3).

b.“Award” means any eXponential Stock Unit granted to a Participant under the Plan.

c.“Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award, regardless of whether the Participant’s signature or acknowledgment is required.

d.“Board” means the Board of Directors of the Company, as constituted from time to time.

e.“Cause” unless otherwise defined in an employment agreement between the Participant and the Company or Award Agreement, means any of the following:

i.the Participant’s commission of, or assistance to or conspiracy with others to commit, fraud, misrepresentation, theft or embezzlement of Company assets;

ii.the Participant’s violations, or assistance to or conspiracy with others to commit any violations, of applicable law or of Company policies;

iii.the Participant’s repeated insubordination or failure to substantially perform his or her employment duties; or

iv.the Participant’s engagement in conduct that is injurious to the Company, any Affiliate or the Company’s customers or partners, or any employees, representatives or agents of any such parties.

f.“CEO” means the Chief Executive Officer of the Company.

g.“Change in Control” means any of the following:

i.The consummation of (A) a merger, consolidation, statutory share exchange or similar form of transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y), only if Company Voting Securities (as defined below) are issued or issuable (a “Reorganization”) or (B) the sale, transfer or other similar disposition of all or substantially all the assets of the Company to any Person or Persons, (other than (1) any disposition to an Affiliate or (2) any dividend or distribution of assets (including the stock of any Affiliate) to the shareholders of the Company) (a “Sale”), unless immediately following such Reorganization or Sale, (1) all or substantially all the Persons who were the “beneficial owners” (as used in Rule 13d 3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any entity controlled by the Continuing Company) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of the Continuing Company and (3) at least a majority of the members of the board of directors of the Continuing Company were Incumbent Directors (as defined below) at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

ii.any Person, corporation or other entity (other than (A) the Company or (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (ii), the following acquisitions shall not constitute a Change in Control: any acquisition (x) directly from the Company, (y) by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of subparagraph (i) above;

iii.the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in subparagraph (i) above that does not otherwise constitute a Change in Control; or

iv.during any period of twenty-four (24) consecutive calendar months, individuals who were Directors on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the non-employee members of the Board, provided that any person becoming a Director subsequent to the first day of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors shall be deemed to be an Incumbent Director; provided, further, however, that no such individual shall be an Incumbent Director if such individual’s initial assumption of office occurs as a result of, or in connection with, (A) an actual or threatened proxy contest with respect to the election or removal of Directors, (B) actual or threatened solicitation of proxies or consents by or on behalf of any person or persons (whether or not acting in concert) other than the Board or (C) agreement with any Person or Persons (whether or not acting in concert) to avoid or settle any such contest or solicitation.

h.“Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

i.“Committee”, except as set forth in Section 4.1, means the Compensation Committee of the Board.

j.“Consultant” means a consultant or adviser that (i) provides bona fide services to the Company or an Affiliate as an independent contractor and not as an employee; (ii) is a natural person; and (iii) does not provide services in connection with the offer or sale of the Company’s securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities.

k.“Date of Grant” means the date the Committee approves the Award or a date in the future on which the Committee determines the Award shall become effective.

l.“Director” means any non-employee member of the Board, but solely in his or her capacity as such a member of the Board.

m.“Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of impairment shall be supported by medical evidence.

n.“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including regulations thereunder and successor provisions and regulations thereto.

o.“Exchange Act” means the Securities Exchange Act of 1934, as amended, including regulations thereunder and successor provisions and regulations thereto.

p.“eXponential Stock Unit” or “XSU” means a right granted to a Participant under Section 6.

q.“Fair Market Value” means, as of any date, the closing price for one share of Stock as reported on the NASDAQ (or any other exchange on which the Stock is then listed) for that date or, if no prices are reported for that date, the closing price on the last day on which such prices were reported.

r.“Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.

s.“Participant” means a person who has been granted an Award.

t.“Performance Goals” means, for a Performance Period, the goals established by the Committee for such Performance Period. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

u.“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals shall be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

v.“Person” means a “person” or “group” within the meaning of Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act.

w.“Securities Act” means the Securities Act of 1933, as amended, including regulations thereunder and successor provisions and regulations thereto.

x.“Specified Employee” means certain officers and highly compensated employees of the Company as defined in Treasury Regulation Section 1.409A-1(i).

y.“Stock” means the common stock of the Company, par value $0.00001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Section 5.

z.“Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.

aa.“Termination of Employment” or “Termination of Service” means the cessation of performance of services for the Company. For this purpose, the transfer of a Participant among the Company and any Affiliate, or transfer from a position as a member of the Board to employee, shall not be considered a Termination of Service or a Termination of Employment with the Company. In the context of an Award that is subject to the requirements of Section 409A of the Code, the terms “Termination of Service” and “Termination of Employment” mean a “separation from service” (as defined in Treasury Regulation Section 1.409A-1(h)).

[Consolidated Form – U.S. and Non-U.S. Grantees]

ANNEX C

AXON ENTERPRISE, INC.

2024 EXPONENTIAL STOCK PLAN

EXPONENTIAL STOCK UNIT

GRANT NOTICE1

This eXponential Stock Unit Award Agreement (this “Agreement”) consists of this Grant Notice (this “Grant Notice”) and the attached Award Terms Agreement [ONLY FOR NON-U.S. GRANTEES: for Non-U.S. Grantees (including the appendix attached thereto),] (the “Award Terms Agreement”). This Agreement sets forth the specific terms and conditions governing an award (this “Award”) of eXponential Stock Units (“XSUs”) granted pursuant to the Axon Enterprise, Inc. 2024 eXponential Stock Plan (the “Plan”). Capitalized terms used in this Grant Notice, but not otherwise defined herein (including the Schedules hereto), shall have the meanings ascribed to them in the Award Terms Agreement or in the Plan.

Name of Grantee:	[ ]
Total No. of XSUs subject to this Award:	[ ]
Date of Grant:	[•], 2023
Expiration Date:	[•], 2032
Vesting Schedule:

Subject to the other vesting terms and conditions of this Agreement, this Award shall vest solely to the extent that the performance-based vesting conditions set forth in Schedule A hereto have been attained. [ONLY FOR ELECTION EMPLOYEES/SECTION 16 OFFICERS/NOT APPLICABLE TO ONE-TIME GRANTS: Thereafter, any shares of Stock issued upon settlement of this Award shall be subject to the Holding Period Requirements described in the Award Terms Agreement.]

Contingent Award:

Notwithstanding the foregoing, this Award is subject to stockholder approval of the Plan at the Axon Enterprise, Inc. 2024 Annual Meeting of Stockholders (the “Annual Meeting”). If the Plan is not approved by stockholders at the Annual Meeting, this Award shall be void ab initio and have no further force or effect. No shares of Stock may be issued hereunder absent such stockholder approval at the Annual Meeting.

BY CLICKING THE “ACCEPT” BUTTON ON THE E*TRADE STOCK PLAN PORTAL, THE GRANTEE ACKNOWLEDGES THAT HE OR SHE HAS READ AND UNDERSTANDS THE PROVISIONS OF THE PLAN, THIS GRANT NOTICE AND THE AWARD TERMS AGREEMENT, AND AGREES THAT THE PLAN, THIS GRANT NOTICE AND THE AWARD TERMS AGREEMENT SHALL GOVERN THE TERMS AND CONDITIONS OF THIS AWARD.

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1 This consolidated form includes bracketed language applicable to both U.S. and Non-U.S. Grantees under the Plan. In addition, additional bracketed provisions have been included which are only applicable to election employees, Section 16 officers and one-time grants.

Schedule A – Performance-Based Vesting Requirements

The total number of XSUs subject to this Award shall be deemed to consist of seven substantially equal installments (each, a “Tranche”).  The number of XSUs in each Tranche is set forth in Chart 1 of Schedule A hereto.

The Committee shall, in good faith, periodically evaluate whether the Stock Price Goals and/or Operational Goals (collectively, the “Performance-Based Vesting Requirements”) with respect to any Tranche have been achieved; provided that the Committee shall perform such evaluation no less frequently than (i) within 30 days following the Company’s filing with the SEC of any Form 10-Q or 10-K and (ii) within 30 days following the satisfaction of any Stock Price Goal.

The Performance-Based Vesting Requirements with respect to any Tranche shall be deemed achieved upon the Committee’s determination that: (a) the Stock Price Goal set forth next to such Tranche in Chart 1 of Schedule A hereto has been attained and (b) one of the applicable Operational Goals set forth next to the applicable Operational Milestone Tier in Chart 2 of Schedule A hereto has been attained, in each case, prior to the applicable Goal Expiration Date (the date that the Committee makes any such determination, a “Determination Date”).  On each Determination Date, the Committee shall also determine the date on which the Performance-Based Vesting Requirements were attained (a “Goal Attainment Date”), provided that (i) in the event the applicable Goals are attained on different dates, the Performance-Based Vesting Requirements shall be deemed to have been attained on (and the Goal Attainment Date shall be) the date on which the last applicable Goal was attained and (ii) each Operational Goal shall be deemed to be attained (if at all) on the last day of the last fiscal quarter of the Company to which such Goal relates.

Schedule A – Performance-Based Vesting Requirements

Chart 1 – Stock Price Goals and Operational Goals

Vesting Requirements
Tranche #	Number of XSUs	Stock Price Goal ($)	Operational Goals	Goal Expiration Date
1	[ ]	$247.40	Attainment of either Operational Goal listed in Chart 2 for Operational Milestone Tier 1	December 31, 2026
2	[ ]	$309.25	Attainment of either Operational Goal listed in Chart 2 for Operational Milestone Tier 2	December 31, 2027
3	[ ]	$386.56	Attainment of either Operational Goal listed in Chart 2 for Operational Milestone Tier 3	December 31, 2028
4	[ ]	$483.20	Attainment of either Operational Goal listed in Chart 2 for Operational Milestone Tier 4	December 31, 2029
5	[ ]	$604.00	Attainment of either Operational Goal listed in Chart 2 for Operational Milestone Tier 5	December 31, 2030
6	[ ]	$755.00	Attainment of either Operational Goal listed in Chart 2 for Operational Milestone Tier 6	December 31, 2031
7	[ ]	$943.75	Attainment of either Operational Goal listed in Chart 2 for Operational Milestone Tier 7	December 31, 2032
Total:	[ ]

With respect to each Tranche, the applicable Stock Price Goal shall be deemed to have been attained as of any date if, and only if, the Ninety-Day VWAP is equal to or greater than the Stock Price Goal target amount set forth next to such Tranche in Chart 1 on such date; provided that the calculation of the Ninety-Day VWAP shall begin no earlier than the Date of Grant and shall not include any Daily VWAP with respect to any date prior to the Date of Grant.

Following any attainment of a Stock Price Goal, any subsequent change in Daily VWAP or the Ninety-Day VWAP shall have no effect on the attainment of such Goal.

The Stock Price Goals and Operational Goals are subject to adjustment, as determined by the Committee, as described in Schedule B.

Notwithstanding the foregoing, the Stock Price Goal for any Tranche shall only be deemed attained to the extent that the Ninety-Day VWAP equals or exceeds the applicable target amount on or prior to the Goal Expiration Date set forth next to such Tranche in Chart 1; provided, however, that such Tranche shall be deemed to have attained such Stock Price Goal in the event that all the Performance-Based Vesting Requirements with respect to any subsequent Tranche have been achieved on or before the Goal Expiration Dates for such subsequent Tranche (e.g., if the Stock Price Goal for Tranche 1 is not attained by December 31, 2026, such Stock Price Goal will be deemed to have been attained if, prior to December 31, 2027, the Stock Price Goal and Operational Goal for Tranche 2 are achieved).

Schedule A – Performance-Based Vesting Requirements (Continued)

Chart 2 – Operational Goals

Operational Milestone Tier	Revenue Goals (millions)	OR	Adjusted EBITDA Goals (millions)	Goal Expiration Date
1	$1,834		$393	December 31, 2026
2	$2,293		$508	December 31, 2027
3	$2,866		$655	December 31, 2028
4	$3,583		$845	December 31, 2029
5	$4,479		$1,088	December 31, 2030
6	$5,599		$1,400	December 31, 2031
7	$6,999		$1,750	December 31, 2032

The attainment of the Operational Goals with respect to any Operational Milestone Tier shall be deemed to have occurred when either the applicable Revenue Goal or Adjusted EBITDA Goal has been attained, as described further below.  The attainment of the Operational Goals shall be measured as of the last day of each full fiscal quarter ending after the fiscal quarter in which the Date of Grant occurs.  Following the attainment of either the Revenue Goal or Adjusted EBITDA Goal for any Operational Milestone Tier, the other Operational Goal shall not count toward the attainment of any other Operational Milestone Tier.

Each Revenue Goal shall be deemed to have been attained as of any fiscal quarter end date if, and only if, Revenue is equal to or greater than the Revenue Goal target amount set forth in Chart 2 as of such date.  Following any attainment of a Revenue Goal, any subsequent change in Revenue shall have no effect on the attainment of such Goal.

Each Adjusted EBITDA Goal shall be deemed to have been attained as of any fiscal quarter end date if, and only if, Adjusted EBITDA is equal to or greater than the Adjusted EBITDA Goal target amount set forth in Chart 2 as of such date.  Following any attainment of an Adjusted EBITDA Goal, any subsequent change in Adjusted EBITDA shall have no effect on the attainment of such Goal.

Notwithstanding the foregoing, the calculation of Revenue and Adjusted EBITDA shall begin with the first full fiscal quarter ending after the fiscal quarter in which the Date of Grant occurs and shall not include any fiscal quarter of the Company prior to such fiscal quarter.

The Operational Goals are subject to adjustment, as determined by the Committee, as described in Schedule B.

Notwithstanding the foregoing, the Operational Goals for any Tranche shall only be deemed attained to the extent that the Revenue Goal or Adjusted EBITDA Goal in the applicable Operational Milestone Tier equals or exceeds the applicable target amount on or prior to the Goal Expiration Date set forth next to such Operational Milestone Tier in Chart 2; provided, however, that such Operational Goal in such Operational Milestone Tier shall be deemed to have been achieved in the event that all the Performance-Based Vesting Requirements with respect to any subsequent Tranche have been achieved on or before the applicable Goal Expiration Dates for such subsequent Tranche (e.g., if the Operational Goals for Tranche 1 are not achieved by December 31, 2026, such Operational Goals will be deemed to have been attained if, prior to December 31, 2027, the Stock Price Goal and Operational Goal for Tranche 2 are achieved).

Schedule B - Adjustment of Stock Price Goals and Operational Goals for Certain Acquisitions and Divestitures

Adjustments for Acquisitions

•

Any Revenue Goals that have not been attained as of the date the Company closes a merger or purchase of substantially all of the assets of another corporation or entity (an “Acquisition”), in each case with Target Revenue in excess of 5% of the Company’s total revenues for the most recently completed trailing four fiscal quarters prior to such Acquisition with respect to which the Company has filed a Form 10-Q or 10-K with the SEC (such percentage of Revenue, the “Revenue Threshold”), shall be (i) increased by a dollar amount equal to 25% of such Target Revenue beginning with the first full fiscal quarter of the Company ending after the Acquisition; (ii) then increased by a dollar amount equal to an additional 25%, or a cumulative 50%, of such Target Revenue in the second full fiscal quarter of the Company ending after the Acquisition; (iii) then increased by a dollar amount equal to an additional 25%, or a cumulative 75%, of such Target Revenue in the third full fiscal quarter of the Company ending after the Acquisition; and (iv) then increased by a dollar amount equal to an additional 25%, or a cumulative 100%, of such Target Revenue in the fourth full fiscal quarter of the Company ending after the Acquisition and all future fiscal quarters of the Company thereafter.

•

Any Adjusted EBITDA Goals that have not been attained as of the date the Company closes an Acquisition with Target Adjusted EBITDA in excess of 5% of Adjusted EBITDA for the most recently completed trailing four fiscal quarters prior to such Acquisition with respect to which the Company has filed a Form 10-Q or 10-K with the SEC (such percentage of Adjusted EBITDA, the “Adjusted EBITDA Threshold”) shall be (i) increased by a dollar amount equal to 25% of such Target Adjusted EBITDA beginning with the first full fiscal quarter of the Company ending after the Acquisition; (ii) then increased by a dollar amount equal to an additional 25%, or a cumulative 50%, of such Target Adjusted EBITDA in the second full fiscal quarter of the Company ending after the Acquisition; (iii) then increased by a dollar amount equal to an additional 25% or a cumulative 75%, of such Target Adjusted EBITDA in the third full fiscal quarter of the Company ending after the Acquisition; and (iv) then increased by a dollar amount equal to an additional 25%, or a cumulative 100%, of such Target Adjusted EBITDA in the fourth full fiscal quarter of the Company ending after the Acquisition and all future fiscal quarters of the Company thereafter.

•

Any Adjusted EBITDA Goals that have not been attained as of the date the Company closes an Acquisition with Target Adjusted EBITDA losses in excess of the Adjusted EBITDA Threshold shall be (i) decreased by a dollar amount equal to 25% of such Target Adjusted EBITDA losses beginning with the first full fiscal quarter of the Company ending after the Acquisition; (ii) then decreased by a dollar amount equal to an additional 25%, or a cumulative 50%, of such Target Adjusted EBITDA losses in the second full fiscal quarter of the Company ending after the Acquisition; (iii) then decreased by a dollar amount equal to an additional 25%, or a cumulative 75%, of such Target Adjusted EBITDA losses in the third full fiscal quarter of the Company ending after the Acquisition; and (iv) then decreased by a dollar amount equal to an additional 25%, or a cumulative 100% of such Target Adjusted EBITDA losses in the fourth full fiscal quarter of the Company ending after the Acquisition and all future fiscal quarters of the Company thereafter.

Adjustments for Divestitures

•

Any Revenue Goals that have not been attained as of the date the Company closes a split-up, spin-off, divestiture or disposition (a “Divestiture”) involving Divestiture Revenue in excess of the Revenue Threshold shall be (i) decreased by a dollar amount equal to 25% of such Divestiture Revenue beginning with the first full fiscal quarter of the Company ending after the Divestiture; (ii) then decreased by a dollar amount equal to an additional 25%, or a cumulative 50%, of such Divestiture Revenue in the second full fiscal quarter of the Company ending after the Divestiture; (iii) then decreased by a dollar amount equal to an additional 25%, or a cumulative 75%, of such Divestiture Revenue in the third full fiscal quarter of the Company ending after the Divestiture; and (iv) then decreased by a dollar amount equal to an additional 25%, or a cumulative 100%, of such Divestiture Revenue in the fourth full fiscal quarter of the Company ending after the Divestiture and all future fiscal quarters of the Company thereafter.

•

Any Adjusted EBITDA Goals that have not been attained as of the date the Company closes a Divestiture with Divestiture Adjusted EBITDA in excess of the Adjusted EBITDA Threshold shall be (i) decreased by a dollar amount equal to 25% of such Divestiture Adjusted EBITDA beginning with the first full fiscal quarter of the Company ending after the Divestiture; (ii) then decreased by a dollar amount equal to an additional 25%, or a cumulative 50%, of such Divestiture Adjusted EBITDA in the second full fiscal quarter of the Company ending after the Divestiture; (iii) then decreased by a dollar amount equal to an additional 25%, or a cumulative 75%, of such Divestiture Adjusted EBITDA in the third full fiscal quarter of the Company ending after the Divestiture; and (iv) then decreased by a dollar amount equal to an additional 25%, or a cumulative 100%, of such Divestiture Adjusted EBITDA in the fourth full fiscal quarter of the Company ending after the Divestiture and all future fiscal quarters of the Company thereafter.

•

Any Adjusted EBITDA Goals that have not been attained as of the date the Company closes a Divestiture with Divestiture Adjusted EBITDA losses in excess of the Adjusted EBITDA Threshold shall be (i) increased by a dollar amount equal to 25% of such Divestiture Adjusted EBITDA losses beginning with the first full fiscal quarter of the Company ending after the Divestiture; (ii) then increased by a dollar amount equal to an additional 25%, or a cumulative 50%, of such Divestiture Adjusted EBITDA losses in the second full fiscal quarter of the Company ending after the Divestiture; (iii) then increased by a dollar amount equal to an additional 25%, or a cumulative 75%, of such Divestiture Adjusted EBITDA losses in the third full fiscal quarter of the Company ending after the Divestiture; and (iv) then increased by a dollar amount equal to an additional 25%, or a cumulative 100%, of such Divestiture Adjusted EBITDA losses in the fourth full fiscal quarter of the Company ending after the Divestiture and all future fiscal quarters of the Company thereafter.

•

In the event of any split-up, spin-off, ordinary or extraordinary dividend or similar transaction, the Daily VWAP shall be calculated as determined in good faith by the Committee in accordance with Section 8 of the Award Terms Agreement.

EXPONENTIAL STOCK UNIT AWARD TERMS AGREEMENT [ONLY FOR NON-U.S. GRANTEES: FOR NON-US GRANTEES]

This eXponential Stock Unit Award Terms Agreement [ONLY FOR NON-U.S. GRANTEES: for Non-U.S. Grantees, including any additional terms and conditions for the Grantee’s country set forth in the appendix attached hereto (the “Appendix,” and together with the eXponential Stock Unit Award Terms Agreement for Non-U.S. Grantees, the “Award Terms Agreement”)], together with the Grant Notice to which it is attached (the “Grant Notice”), supplements and forms a part of the Agreement identified in the Grant Notice between Axon Enterprise, Inc., a Delaware corporation (the “Company”), and the individual identified in the Grant Notice (the “Grantee”), and is effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”).  Capitalized terms used in this Award Terms Agreement, but not otherwise defined herein or in the Grant Notice, shall have the meanings ascribed to them in the Plan.

1.Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)“Acquired Shares” means any shares of Stock acquired upon settlement of any XSU.

(b)“Acquisition” shall have the meaning ascribed to it in Schedule B of the Grant Notice.

(c)“Adjusted EBITDA” means, as of any date, for the previous four consecutive fiscal quarters, the Company’s net (loss) income attributable to common stockholders before interest expense, interest and other income (such as dividends), adjusted for one-time or non-recurring items, including gains and losses on investments (inclusive of strategic and non-strategic non-controlling minority investments and joint ventures or similar arrangements), transaction costs related to strategic investments and acquisitions (or divestitures), gains or losses or impairments related to dispositions of businesses, disposals and/or abandonments of intangible assets, disposals or impairment of land, property and/or equipment, insurance recoveries, restructuring costs (including non-recurring costs related to a reduction in force and/or to closing or exiting facilities), (benefit) provision for income taxes, depreciation and amortization and stock based compensation.

(d)“Adjusted EBITDA Threshold” shall have the meaning ascribed to it in Schedule B of the Grant Notice.

(e)“Agreement” shall have the meaning ascribed to it in the Grant Notice.

(f)“Annual Meeting” shall have the meaning ascribed to it in the Grant Notice.

(g)“Award” shall have the meaning ascribed to it in the Grant Notice.

(h)“Award Terms Agreement” shall have the meaning ascribed to it in the Grant Notice.

(i)“Board” means the Company’s Board of Directors, as constituted from time to time.

(j)“Cause” shall, in the event the Grantee is party to an Employment Agreement, have the meaning set forth in the Grantee’s Employment Agreement.  In all other cases, Cause shall have the meaning ascribed to such term in the Plan.

(k)“CIC Unit” means, with respect to any Change in Control, (i) any XSU in a Tranche for which the Stock Price Goal would be attained if the Ninety-Day VWAP was deemed to be equal to the greater of (A) the most recent closing price of the Stock immediately prior to the Closing Date and (B) the per share Stock price received by the Company’s stockholders in connection with such Change in Control (such greater price, the “CIC Price”) and (ii) in the event the CIC Price is greater than the Stock Price Goal applicable to any Tranche but less than the Stock Price Goal applicable to the next Tranche, a pro rata portion of the XSUs in such next Tranche, based on a fraction the numerator of which is the excess of the CIC Price over the Stock Price Goal applicable to the first Tranche and the denominator of which is the excess of the Stock Price Goal applicable to the second Tranche over the Stock Price Goal applicable to the first Tranche.  All such determinations shall be made by the Committee in its discretion, which shall also have the discretion to make any such determination prior to the applicable Closing Date.

(l)“Closing Date” means the date on which a Change in Control is consummated.

(m)“Committee” means the Compensation Committee of the Board, as constituted from time to time.

(n)“Daily VWAP” means, as of any trading day, the volume weighted average price of a share of Stock as reported by S&P Capital IQ (or such other source as the Committee may determine) for such trading day.

(o)“Delivery Date” shall have the meaning ascribed to it in Section 5(a).

(p)“Divestiture” shall have the meaning ascribed to it in Schedule B of the Grant Notice.

(q)“Divestiture Adjusted EBITDA” means, as of any date, the cumulative Adjusted EBITDA of the spun-off, split-off, divested or disposed business or entity for the four consecutive fiscal quarters completed immediately prior to the closing date of the relevant Divestiture; provided that if such business or entity does not have four fiscal quarters of operating history, the calculation shall be annualized based on available quarterly financial data, as determined in good faith by the Committee.

(r)“Divestiture Revenue” means, as of any date, the cumulative revenue of the spun off, split-off, divested or disposed business or entity for the four consecutive fiscal quarters completed immediately prior to the closing date of the relevant Divestiture; provided that if such business or entity does not have four fiscal quarters of operating history, the calculation will be annualized based on available quarterly financial data, as determined in good faith by the Committee.

(s)“Determination Date” shall have the meaning ascribed to it in Schedule A of the Grant Notice.

(t)[ONLY FOR NON-U.S. GRANTEES: “Employer” shall have the meaning ascribed to it in Section 5(b)(i).]

(u)“Employment Agreement” means any individual employment agreement between the Company and the Grantee (if any).

(v)“Exchange Act” means the Securities Exchange Act of 1934, as amended, including regulations thereunder and successor provisions and regulations thereto.

(w)“Expiration Date” means the expiration date set forth in the Grant Notice.

(x)“Goal” means any Stock Price Goal or Operational Goal.

(y)“Goal Attainment Date” shall have the meaning ascribed to it in Schedule A of the Grant Notice.

(z)“Goal Expiration Date” shall have the meaning ascribed to it in Schedule A of the Grant Notice.

(aa)“Good Reason” shall, in the event the Grantee is party to an Employment Agreement, have the meaning set forth in the Grantee’s Employment Agreement.

(bb)[ONLY FOR ELECTION EMPLOYEES/SECTION 16 OFFICERS/NOT APPLICABLE TO ONE-TIME GRANTS: “Holding Period Requirements” shall have the meaning ascribed to it in Section 6(a).]

(cc)“Minimum Service Date” means, with respect to any Tranche, the first business day on or following the date that is a number of years after December 1, 2023 equal to (i) the number of such Tranche (i.e., in the case of Tranche 1, one; in the case of Tranche 7, seven), divided by two, plus (ii) one.

(dd)“Ninety-Day VWAP” means the volume weighted average price of a share of Stock, based on the Daily VWAP, measured over a consecutive 90-day period.

(ee)“Normal Vesting Date” shall have the meaning ascribed to it in Section 3(a).

(ff)“Operational Goal” means any of the specified target amounts of either Revenue or Adjusted EBITDA as listed in Chart 2 of Schedule A of the Grant Notice.

(gg)“Performance-Based Vesting Requirements” shall have the meaning ascribed to it in Schedule A of the Grant Notice.

(hh)“Plan” shall have the meaning ascribed to it in the Grant Notice.

(ii)“Post-CIC Award” shall have the meaning ascribed to it in Section 3(f)(iii).

(jj)“Prior Plans” means the Company’s 2019 Stock Incentive Plan and the Company’s 2022 Stock Incentive Plan.

(kk)“Revenue” means, as of any date, the Company’s total revenues, as reported by the Company in its financial statements on Forms 10-Q and 10-K filed with the SEC (but without giving effect to any rounding used in reporting the amounts in Forms 10-Q and 10-K), for the previous four consecutive fiscal quarters of the Company, beginning with the Company’s first full fiscal quarter ending after the fiscal quarter in which the Date of Grant occurs.

(ll)“Revenue Threshold” shall have the meaning ascribed to it in Schedule B of the Grant Notice.

(mm)“SEC” means the U.S. Securities and Exchange Commission.

(nn)“Section 409A” shall have the meaning ascribed to it in Section 17.

(oo)“Specified Officers” shall mean any two of the following, acting together:  the Company’s Chief Executive Officer, President and Chief Financial Officer.

(pp)“Stock Price Goal” means any of the specified target amounts of Ninety-Day VWAP as set forth in Chart 1 of Schedule A of the Grant Notice.

(qq)“Target Adjusted EBITDA” means, as of any date, the applicable cumulative Adjusted EBITDA of the relevant target business or entity (or, to the extent applicable, any predecessor to the relevant target entity) for the four consecutive fiscal quarters completed immediately prior to the closing date of the relevant Acquisition; provided that, if the relevant target business or entity does not have four fiscal quarters of operating history, the calculation will be annualized based on available quarterly financial data, as determined in good faith by the Committee.

(rr)“Target Revenue” means, as of any date, the applicable cumulative revenue of the relevant target business or entity (or, to the extent applicable, any predecessor to the relevant target entity) for the four consecutive fiscal quarters completed immediately prior to the closing date of the relevant Acquisition; provided that, if the relevant target company or entity does not have four fiscal quarters of operating history, the calculation will be annualized based on available quarterly financial data, as determined in good faith by the Committee.

(ss)[ONLY FOR NON-U.S. GRANTEES: “Tax-Related Items” shall have the meaning ascribed to in Section 5(b)(i).]

(tt)“Tranche” shall have the meaning ascribed to it in Schedule A of the Grant Notice.

(uu)[ONLY FOR NON-U.S. GRANTEES:  “Termination of Employment” shall have the meaning ascribed to in Section 3(g).]

(vv)“Unvested CIC Units” shall have the meaning ascribed to it in Section 3(f)(ii).

(ww)“Vesting Date” means, with respect to any XSU, the date (if any) on which such XSU vested pursuant to Section 3.

(xx)“XSU” shall have the meaning ascribed to it in the Grant Notice.

2.Grant of XSUs. Subject to the terms of this Agreement, the Company grants to the Grantee the total number of XSUs specified in the Grant Notice effective as of the Date of Grant (but subject to stockholder approval as set forth in Section 4 and in the Grant Notice).

3.Vesting of Tranches.

(a)General. Except as otherwise provided in this Section 3, with respect to each outstanding unvested Tranche, subject to (i) the Committee’s determination that the applicable Performance-Based Vesting Requirements have been achieved and (ii) the Grantee’s continued employment with the Company or any Affiliate through the later of (x) the applicable Determination Date and (y) the applicable Minimum Service Date (such later date, a “Normal Vesting Date”), such Tranche shall vest as of such Normal Vesting Date.

(b)Expiration of Award.  Upon the Expiration Date, any outstanding Tranche that has not vested as of such date shall be forfeited, cancelled and cease to be outstanding; provided, however, that the Expiration Date shall be deemed to be extended until the first Determination Date after the original Expiration Date solely for purposes of determining whether any Operational Goal for the last fiscal quarter ending on or prior to the original Expiration Date has been attained, and any Tranche that vests because of the attainment of any such Operational Goal shall be deemed to have vested prior to the Expiration Date.

(c)Termination Without Cause. [ONLY FOR NON-SECTION 16 OFFICERS:  In the event of the Grantee’s Termination of Employment by the Company without Cause, any outstanding XSUs for which the Goal Attainment Date occurs prior to the date of such termination, without regard to the Minimum Service Requirement, shall be deemed vested as of such date of termination. Any outstanding Tranches remaining unvested after giving effect to this Section 3(c) shall be forfeited, cancelled and cease to be outstanding.]

[ONLY FOR SECTION 16 OFFICERS:  Notwithstanding anything in Section 3(a) or (f) to the contrary, if the Grantee’s employment is terminated by the Company without Cause, then, subject to a release of claims in form and substance satisfactory to the Company in accordance with Section 3(i), any then outstanding Tranche shall vest as of the date of such termination based solely on attainment of the applicable Stock Price Goals as of such date, without regard to the otherwise applicable Operational Goals.  In addition to any Tranches that vest as a result of the preceding sentence of this Section 3(c), a pro rata portion of the next outstanding unvested Tranche (if any are remaining) shall also vest as of such date, based on a fraction the numerator of which is the excess (if any) of the Ninety-Day VWAP as of such date over the Stock Price Goal applicable to the first Tranche and the denominator of which is the excess of the Stock Price Goal applicable to the second Tranche over the Stock Price Goal applicable to the first Tranche.]

(d)[ONLY FOR NON-SECTION 16 OFFICERS:  Death.  In the event of the Grantee’s death after the first anniversary of the Date of Grant, any outstanding Tranches shall remain outstanding and eligible to vest, without regard to Grantee’s continued employment, to the extent that the Determination Date with respect thereto occurs within 24 months after the Grantee’s death, including for the avoidance of doubt, upon a Change in Control within such period; provided, however, that no such Tranche shall vest unless the applicable Determination Date occurs within the same calendar year as the applicable Goal Attainment Date. Any outstanding Tranches remaining unvested after giving effect to this Section 3(d) shall be forfeited, cancelled and cease to be outstanding.]

[ONLY FOR SECTION 16 OFFICERS:   Death/Disability.  In the event that the Grantee’s employment terminates due to the Grantee’s death or Disability prior to the applicable Minimum Service Date, any then outstanding Tranche shall vest as of such termination based solely on attainment of the applicable Performance-Based Vesting Requirements as of such date, without regard to the Grantee’s continued employment.]

(e)Leave of Absence. Unless otherwise determined by the Committee, the Tranches shall remain outstanding and eligible to vest during any period of time in which the Grantee is on an approved leave of absence.

(f)Change in Control.  (i) Prior to the consummation of a Change in Control, the Committee shall determine whether any XSU in any Tranche is a CIC Unit with respect to such Change in Control.

(ii) If the Grantee is employed by the Company or any Affiliate on the Closing Date, (x) any outstanding CIC Units with respect to which the applicable Minimum Service Date occurred prior to the Closing Date shall, without regard to whether the applicable Operational Goals were attained, vest effective as of the Closing Date and (y) any other CIC Unit shall remain outstanding and eligible to vest subject solely to the Grantee’s continued employment through the applicable Minimum Service Date and without regard to the Performance-Based Vesting Conditions (any CIC Units described in this clause (y), “Unvested CIC Units”).  Any outstanding XSUs in a Tranche that is not a CIC Unit shall be forfeited, cancelled and cease to be outstanding as of the Closing Date.

(iii) In connection with a Change in Control, any CIC Unit shall be subject to the authority of the Committee under Section 5.3 of the Plan.  In the event that Unvested CIC Units remain outstanding following the Closing Date, whether by assumption, continuation or substitution of a new award (a “Post-CIC Award”), such Post-CIC Award shall vest in full in the event that, during the 24-month period following the Closing Date, the Grantee’s employment is terminated by the Company without Cause or, if the Grantee is subject to Section 16 under the Exchange Act as of immediately prior to the Closing Date, the Grantee resigns for Good Reason.

(g)Other Termination of Employment.  Except as otherwise provided in this Section 3, upon the earlier of (i) the Grantee ceasing to be employed and (ii) the Grantee’s Termination of Employment for any reason, [ONLY FOR NON-US GRANTEES as determined pursuant to the below paragraph,] any outstanding unvested Tranche shall be forfeited, canceled and cease to be outstanding.

[FOR NON-US GRANTEES For purposes of this Award, “Termination of Employment” is considered to occur as of the date the Grantee is no longer actively providing services to the Company or any Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any), and will not be extended by any notice period (e.g., the Grantee’s period of employment will not include any contractual notice period or any period of “garden leave” or similar period mandated under applicable laws in the jurisdiction where the Grantee is employed or the terms of Grantee’s employment agreement, if any).  The Company (or, in the event that the Grantee is subject to Section 16 under the Exchange Act, the Committee) shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of this Award (including whether the Grantee may still be considered to be providing services while on a leave of absence).]

(h)Additional Acceleration.  In addition to the foregoing, upon the [termination of the Grantee’s employment with the Company] [Grantee’s Termination of Employment], the Specified Officers, may, in their sole discretion, accelerate the vesting of all or a portion of one otherwise unvested outstanding Tranche, subject to the Grantee’s execution and non-revocation of a release of claims in form and substance satisfactory to the Company in accordance with Section 3(i).  This Section 3(h) shall not apply in the event that, at the time of such Termination of Employment, the Grantee is subject to Section 16 under the Exchange Act.

(i)[ONLY FOR ELECTION EMPLOYEES/SECTION 16 OFFICERS:  Release Requirement.  The accelerated vesting pursuant to Sections 3(c) and 3(h) is conditioned on the Grantee’s execution and delivery to the Company of a release of claims in favor of the Company, in a form provided by the Company, no later than 50 days following such Termination of Employment and the Grantee’s non-revocation of such release during the period specified therein (which will end no later than 60 days following such Termination of Employment).]

4.Stockholder Approval. The Grantee acknowledges and agrees that this Award is being made pursuant to the Plan prior to the approval of the Plan by the Company’s stockholders.  The Company presently intends to submit the Plan for the approval of the Company’s stockholders at the Annual Meeting.  Notwithstanding anything in Section 3 or otherwise herein to the contrary, no portion of this Award shall vest and no shares of Stock shall be delivered pursuant to this Award prior to such stockholder approval.  The Grantee acknowledges and agrees that, if the Company’s stockholders do not approve the Plan at the Annual Meeting (as determined by the Board in its sole discretion), this Award shall expire and have no further force or effect, and any portion of this Award that may have otherwise vested prior to such date shall be forfeited, cancelled and cease to be outstanding.

5.Timing and Manner of Settlement of XSUs.

(a)Settlement of XSUs. Upon the vesting of any XSUs under any provision of this Agreement, the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of XSUs that so vested.  Such shares shall be delivered to the Grantee no later than 30 days after the applicable Vesting Date and, in no event, later than March 15 of the year following the year in which such Vesting Date occurs, except as specifically provided herein; provided that, in the event that a Vesting Date occurs during a Company “blackout period”, the Committee shall, to the extent permissible under Section 409A, be entitled to delay the issuance of the applicable shares of Stock, but not later than March 15 of the year following the year in which such Vesting Date occurs (the date the shares of Stock are delivered in accordance with this Section 5(a), the “Delivery Date”).

(b)[ONLY FOR U.S. GRANTEES:  Tax Withholding.  The Company’s obligation to deliver shares of Stock pursuant to Section 5(a) is subject to the Grantee’s satisfaction of all applicable tax withholding obligations (as determined by the Company) arising as a result of the vesting or settlement of any portion of this Award.  The Grantee may satisfy any such tax withholding obligation by (i) personal check or other cash equivalent acceptable to the Company or (ii) to the extent approved by the Committee, any other method permitted under Section 10 of the Plan.][ONLY FOR NON-U.S. GRANTEES:  Responsibility for Taxes.

(i)The Grantee acknowledges that, regardless of any action taken by the Company or, if different, any Affiliate which employs the Grantee (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee or deemed by the Company or the Employer, in its discretion, to be an appropriate charge to the Grantee even if legally applicable to the Company or the Employer (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  The Grantee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including but not limited to, the grant, vesting or settlement of this Award, the subsequent sale of shares of Stock acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Award to reduce or eliminate Grantee’s liability for Tax-Related Items or achieve any particular tax result.  Further, if Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(ii) In connection with the relevant taxable or tax withholding event, the Grantee agrees to make adequate arrangements satisfactory to the Company or the Employer to satisfy all Tax-Related Items.  In this regard, by accepting this Award, the Grantee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by one or a combination of the following:

(1)requiring the Grantee to make a payment in a form acceptable to the Company or designated broker;

(2)withholding from Grantee’s wages or other cash compensation payable to the Grantee;

(3)withholding from proceeds of the sale of shares of Stock acquired upon settlement of this Award either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent); or

(4)withholding shares of Stock to be issued upon settlement of this Award;

(iii)The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum withholding rates applicable in the Grantee’s jurisdiction(s).  In the event of over-withholding, the Grantee may receive a refund of any over-withheld amount in cash and (with no entitlement to the equivalent in shares of Stock) or if not refunded, the Grantee may seek a refund from the local tax authorities.  In the event of under-withholding, the Grantee may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer.  If any obligation for Tax-Related Items is satisfied by withholding shares of Stock, for tax purposes, the Grantee is deemed to have been issued the full number of shares of Stock subject to the vested Award, notwithstanding that a number of the shares of Stock is held back solely for the purpose of paying the Tax-Related Items.

(iv)The Grantee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the shares of Stock in settlement of this Award if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.]

(c)No Deferred Compensation Program (DCP) Elections. The Grantee shall not have any right to make any election regarding the time or form of any payment due pursuant to this Agreement.  In addition, the Grantee shall not have any right to elect to receive cash consideration in lieu of the XSUs awarded to the Grantee pursuant to this Agreement as consideration for the Grantee’s services to the Company.

(d)Payment Treated As Made Upon A Designated Event. If the Company fails to make any payment under this Agreement, either intentionally or unintentionally, within the time period specified in this Section 5, but the payment is made within the same calendar year, such payment shall be treated as made within the time period specified in this Section 5 pursuant to Treasury Regulation Section 1.409A-3(d). In addition, if a payment is not made due to a dispute with respect to such payment, the payment may be delayed in accordance with Treasury Regulation Section 1.409A-3(g).

(e)[ONLY FOR ELECTION EMPLOYEES/SECTION 16 OFFICERS/NOT APPLICABLE TO ONE-TIME GRANTS OR NON-US GRANTEES: Section 83(b) Election.  Within 30 days following each date the Grantee receives shares of Stock upon the settlement of any Tranche that are subject to the Holding Period Requirements, the Grantee shall execute and file with the Internal Revenue Service an election under Section 83(b) of the Code with respect to such Acquired Shares in a form satisfactory to the Company, and the Grantee shall provide the Company with a copy of such executed and filed election promptly thereafter.]

6.[ONLY FOR ELECTION EMPLOYEES/SECTION 16 OFFICERS/NOT APPLICABLE TO ONE-TIME GRANTS: Holding Period Requirement. (a) General.  Following the vesting and settlement of any Tranche in accordance with Section 5, the Grantee shall not, without regard to whether the Grantee continues to be employed by the Company or any Affiliate, sell, transfer, pledge, assign or otherwise alienate or hypothecate any Acquired Shares received with respect to such Tranche (except as required to satisfy withholding taxes due in connection with such settlement in accordance with Section 5(b)) until the earlier of (i) December 31, 2030 and (ii) the date that a subsequent Tranche vests and settles in accordance with Section 5 and becomes subject to this Section 6(a) (the “Holding Period Requirements”); provided that, for purposes of the Holding Period Requirements, a Tranche shall only refer to the number of XSUs in one Tranche set forth on Chart 1 in Schedule A of the Grant Notice, regardless of whether any prior Tranche(s) vest at the same time.  For the avoidance of doubt, (A) the Holding Period Requirements shall only apply to the Acquired Shares received with respect to one Tranche and (B) in the event that more than one Tranche vests, only the most recently vested Tranche shall be subject to such requirements and all earlier vested Tranches shall cease to be subject thereto.  Except as required to satisfy any applicable tax withholding obligations, any dividends or other distributions by the Company on any Acquired Share subject to the Holding Period Requirements shall accrue and be held and retained by the Company on the same basis as such Acquired Share, and shall not be paid to the Grantee until and unless such Acquired Share is no longer subject to the Holding Period Requirements.

(b)Early Release of Acquired Shares. Notwithstanding Section 6(a), the Holding Period Requirements shall be automatically waived as to all Acquired Shares (i) upon the consummation of a Change in Control (and, for the avoidance of doubt, in the event the Grantee receives any Acquired Shares following the Closing Date pursuant to Section 3(f)(ii), the Holding Period Requirements shall not be applicable thereto) or (ii) in the event that the Grantee’s employment terminates due to the Grantee’s death or Disability.  In addition, the Specified Officers may, in their sole discretion, waive the Holding Period Requirements upon the termination of the [termination of the Grantee’s employment with the Company] [ONLY FOR NON-US GRANTEES:  Grantee’s Termination of Employment] for any reason, subject to the Grantee’s execution and non-revocation of a release of claims in form and substance satisfactory to the Company in accordance with Section 6(e); provided, however, this sentence shall not apply in the event that, at the time of such Termination of Employment, the Grantee is subject to Section 16 under the Exchange Act.

(c)Escrow.  The Company shall hold any Acquired Shares subject to the Holding Period Requirement in escrow together with separate stock powers executed by the Grantee in blank for transfer.  The Company shall not dispose of shares held in escrow pursuant to this Section 6(c) except as otherwise provided in this Agreement. At such time as any Acquired Share is no longer subject to the Holding Period Requirements, the Company shall release such share from escrow.

(d)Forfeiture of Acquired Shares.  If, at the time that the Grantee’s employment is terminated by the Company for Cause or the Grantee terminates his or her employment for any reason, any Acquired Shares are subject to the Holding Period Requirements, such Acquired Shares shall be forfeited without any payment or consideration therefor.  In the event of any such forfeiture, the Company is hereby authorized by the Grantee, as the Grantee’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Acquired Shares being forfeited and to transfer such Acquired Shares in accordance with the terms hereof.  Notwithstanding the foregoing, the Specified Officers may, in their sole discretion, waive such forfeiture of Acquired Shares, subject to the Grantee’s execution and non-revocation of a release of claims in form and substance satisfactory to the Company in accordance with Section 6(e); provided, however, this sentence shall not apply in the event that, at the time of such Termination of Employment, the Grantee is subject to Section 16 under the Exchange Act.

(e)Release Requirement.  The early release or waiver of forfeiture of Acquired Shares pursuant to Section 6(b) or Section 6(d) is conditioned on the Grantee’s execution and delivery to the Company of a release of claims in favor of the Company, in a form provided by the Company, no later than 50 days following the Specified Officers’ exercise of discretion and the Grantee’s non-revocation of such release during the period specified therein (which will end no later than 60 days following such exercise of discretion).]

7.Clawback.  The XSUs and any Acquired Shares (and any other amounts payable under this Award) are subject to forfeiture or recoupment to the fullest extent required by applicable law, any applicable stock exchange listing standard and any recoupment or clawback policy adopted by the Company to comply with Rule 10D-1 under the Exchange Act.  By accepting this Award, the Grantee consents to the potential forfeiture or recoupment of his or her Award and any Acquired Shares (and any other amount payable under this Award) pursuant to any applicable law, listing standard or Company policy, and agrees to be bound by and comply with such requirements and to return or repay the full amount required by such requirements.

8.Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Stock contemplated by Sections 5.3 of the Plan, the Committee shall have the authority described therein to make adjustments if appropriate in the Stock Price Goals, the number of XSUs, the number and kind of securities or other property that may be issued in respect thereof and the other terms and conditions of this Award.

9.Non-Transferability of XSUs. The XSUs shall not be transferable by the Grantee or any other person claiming through the Grantee, either voluntarily or involuntarily, except by will or the laws of descent and distribution.  Notwithstanding the foregoing sentence, the Committee may, in its sole discretion and in compliance with applicable federal or state securities laws, regulations, or rules of the NASDAQ Stock Market (or such other exchange on which the Stock is then traded), permit the transfer of XSUs to a Family Member, trust (including a donor advised fund) or partnership, or to a charitable organization (including, without limitation, law enforcement based charitable organizations), in each case, for estate planning or charitable purposes; provided that no value or consideration is received by the Grantee with respect to such transfer.

10.[ONLY FOR NON-U.S. GRANTEES: Nature of Grant. By accepting this Award, the Grantee acknowledges, understands and agrees that:

(a)all decisions with respect to future XSUs or other grants, if any, will be at the sole discretion of the Company;

(b)nothing contained in this Agreement or the Plan constitutes a continued employment by the Company or any Affiliate, should be interpreted as forming an employment or service contract with the Company or any Affiliate, should interfere in any way with the right of the Company or any Affiliate, as applicable, to terminate the Grantee’s employment (if any);

(c)the grant of XSUs and any shares of Stock acquired under the Plan, and the income from and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or any Affiliate, and that are outside the scope of the Grantee’s employment, if any;

(d)the grant of XSUs and any shares of Stock acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension or retirement or welfare benefits or similar payments; and

(e)no claim or entitlement to compensation or damages shall arise from (i) forfeiture of the XSUs resulting from the Grantee’s Termination of Employment (for any reason whatsoever, whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any) and/or (ii) the application of Section 7 of the Award Terms Agreement.]

11.Notices. Any notice to be given under the terms of this Agreement to the Company shall be in writing and addressed to the Company at Legal@axon.com or its principal office to the attention of the Secretary, or at such other address as the Company may hereafter designate in writing to the Grantee.  Any notice to be given under the terms of this Agreement to the Grantee shall be provided either, in the Company’s sole discretion, through the equity plan administrator for the Plan or at the Grantee’s last address reflected on the Company’s records, or at such other address as the Grantee may hereafter designate in writing to the Company. Any such notice shall be deemed to be given only when received, but if the Grantee is no longer employed by the Company or any Affiliate, such notice shall be deemed to have been duly given by the Company when either, in the Company’s sole discretion, it is given through the equity plan administrator for the Plan or enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12.Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and the rights and obligations of any and all persons having or claiming to have had an interest under this Agreement shall be governed by and construed exclusively and solely in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions of any jurisdictions. The parties agree that any action or proceeding that cannot be arbitrated in accordance with this Section [11][12] shall be brought solely in the State of Arizona. Any dispute involving or affecting this Agreement shall be determined and resolved by binding arbitration in the County of Maricopa, State of Arizona, in accordance with the Rules of the American Arbitration Association then in effect, and with applicable law.  BY SIGNING THIS AGREEMENT, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT

TO ANY DISPUTE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.  Both parties will bear their own costs, attorneys’ fees and other expenses incurred in connection with the preparation and/or review of this Agreement.  Should the Grantee or the Company employ an attorney to enforce any of the provisions of this Agreement, or to recover damages for the breach of any terms of this Agreement, the prevailing party shall be entitled to recover all reasonable costs, damages and expenses, including attorneys’ fees incurred or expended in connection therewith.  The phrase “prevailing party” shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default, judgment or otherwise.

13.Entire Agreement. [(a)] This Agreement (including the Grant Notice) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to the provisions of the Plan.  Without limiting the foregoing, in the event the Grantee is party to an Employment Agreement, the Grantee acknowledges and agrees that this Award is not subject to any terms or conditions of the Employment Agreement, including the provisions of the Employment Agreement relating to Equity Awards (as defined therein) or to awards made under the Prior Plans.

[ONLY FOR U.S. GRANTEES: (b)In the event the Grantee is resident in, or subject to the laws of, any jurisdiction outside of the United States, the terms and conditions of this Agreement shall be deemed to be modified by any applicable terms and conditions determined by the Company.]

14.[ONLY FOR NON-U.S. GRANTEES: Appendix.  Notwithstanding any provision of this Agreement, the grant of XSUs shall be subject to any additional terms and conditions set forth in the Appendix for the Grantee’s country. Moreover, if the Grantee relocates to one of the countries included in the Appendix during the life of this Award, the additional terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.]

15.Limitation on Grantee’s Rights. Participation in the Plan and the grant of this Award confers no rights or interests other than as herein provided. Nothing contained in this Agreement or the Plan constitutes a continued employment commitment by the Company or any Affiliate or interferes with the right of the Company or any Affiliate to increase or decrease the compensation of the Grantee from the rate in existence at any time.  The Grantee shall have no rights as a stockholder of the Company, and shall have no dividend rights or voting rights, with respect to the XSUs or any Acquired Shares until such shares of Stock are actually issued to and held of record by the Grantee. No adjustments shall be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate (or book entry credit or other indicia of ownership).  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Grantee shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable in cash, if any, with respect to the XSUs, and rights no greater than the right to receive the Stock as a general unsecured creditor with respect to XSUs, as and when issuable hereunder.

16.Requirements of Law.  Without limiting Section 12.9 of the Plan, the issuance of Stock under this Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. [ONLY FOR NON-U.S. GRANTEES:  Unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares of Stock issuable upon settlement of this Award prior to the completion of any registration or qualification of shares under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the SEC or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable.  The Grantee understands that the Company is under no obligation to register or qualify the shares of Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, the Grantee agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without Grantee’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of shares.

17.Foreign Asset/Account, Exchange Control and Tax Obligations.  The Grantee acknowledges that, depending on the Grantee’s country, the Grantee may be subject to foreign asset/account, exchange control and/or tax reporting requirements as the result of the acquisition of shares of Stock or cash (including dividends, and the proceeds of the shares of Stock) derived from the Grantee’s participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside the Grantee’s country.  The applicable laws of the Grantee’s country may require that the Grantee report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in the Grantee’s country.  The Grantee may also be required to repatriate cash received from participating in the Plan to the Grantee’s country within a certain time after receipt.  The Grantee acknowledges that the Grantee is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal tax, legal and/or financial advisors regarding the same.]

18.Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

19.Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

20.Section 409A. This Agreement has been drafted with the intent that payments (and the right to payments) under it are exempt from the requirements of Section 409A of the Code (“Section 409A”). This Agreement shall be interpreted in a manner consistent with such intent. To the extent that any payment or benefit under this Agreement qualifies as “non-qualified deferred compensation” within the meaning of Section 409A and is payable upon the Grantee’s Termination of Employment, then such payments or benefits shall be payable only upon the Grantee’s “Separation from Service” within the meaning of Section 409A. Anything in this Agreement to the contrary notwithstanding, if at the time of the Grantee’s Separation from Service (as defined in Treasury Regulation Section 1.409A-1(h)), the Company determines that the Grantee is a Specified Employee, then to the extent any payment or benefit that the Grantee becomes entitled to under this Agreement on account of the Grantee’s Separation from Service would be considered deferred compensation otherwise subject to the 20% additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall be payable and such benefit shall be provided no earlier than the date that is the earlier of (A) six (6) months and one day after the Grantee’s Separation from Service, or (B) the Grantee’s death.  In any case, the Grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Grantee or for the Grantee’s account in connection with any Award (including any taxes and penalties under Section 409A), and the Company shall have no obligation to indemnify or otherwise hold the Grantee harmless from any or all of such taxes or penalties.  The Company makes no representations concerning the tax consequences of receipt of any Award under Section 409A or any other U.S. federal, state or local tax law.

ONLY FOR NON-U.S. GRANTEES:

APPENDIX

ADDITIONAL TERMS AND CONDITIONS FOR GRANTEES OUTSIDE THE U.S.

Capitalized terms used but not defined in this Appendix shall have the same meanings assigned to them in the Plan and the Election Form.

Terms and Conditions

This Appendix contains additional terms and conditions that will apply to the Grantee if the Grantee works and/or resides in one of the countries listed below.

If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working and/or residing, transfers to another country after the Date of Grant, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the additional terms and conditions contained herein shall be applicable to the Grantee.

Notifications

This Appendix also includes information regarding securities laws, exchange controls, and certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan.  Such laws are often complex and change frequently.  The information is based on the securities, exchange controls and other laws in effect in the respective countries as of November 2023. As a result, the Company strongly recommends that the Grantee not rely on the information noted herein as the only source of information relating to the consequences of the Grantee’s participation in the Plan because the information may be out of date by the time the Grantee vests in the XSUs or sells any shares of Stock.

In addition, the information contained in this Appendix is general in nature and may not apply to the Grantee’s particular situation, and the Company is not in a position to assure the Grantee of any particular result. Accordingly, the Grantee is advised to seek appropriate professional advice as to how the applicable laws in the Grantee’s country may apply to their situation.

Finally, the Grantee understands that if the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently residing and/or working, transfers to another country after the Date of Grant, or is considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to the Grantee in the same manner.

AUSTRALIA

Notifications

Tax Notification.  The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).

Exchange Control Information.  Exchange control reporting is required for cash transactions exceeding AUD 10,000 and international fund transfers.  The Australian bank assisting with the transaction will file the report.  If there is no Australian bank involved in the transfer, the Grantee personally will be required to file the report.

BELGIUM

Notifications

Exchange Control Information.  Belgian residents are also required to provide the National Bank of Belgium with the account details of any such foreign accounts.  This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.

BULGARIA

Notifications

Exchange Control Information.  The Grantee will be required to file statistical forms with the Bulgarian National Bank annually regarding his or her receivables in bank accounts held abroad, as well as securities held abroad (e.g., shares of Stock acquired under the Plan) if the aggregate value of all such receivables and securities equals or exceeds a certain threshold (currently BGN 50,000).  The reports are due by March 31.

CANADA

Terms and Conditions

Settlement.  Notwithstanding any discretion in the Plan or anything to the contrary in the Award Agreement, the XSUs shall only be settled in shares of Stock.

Termination of Employment.  The following provision replaces in its entirety the second paragraph of Section [3(g)] of the Award Agreement:

For purposes of the XSUs, the Grantee’s Termination of Employment is deemed to occur (regardless of the reason for the termination and whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any) on the date (the “Termination Date”) that is the earliest of (1) the termination date of the Grantee’s employment, (2) the date the Grantee receives written notice of termination of the Grantee’s employment, or (3) the date the Grantee is no longer actively employed by or actively providing services to the Company or any of its Affiliates regardless of any notice period or period of pay in lieu of such notice mandated under applicable laws (including, but not limited to, statutory law, regulatory law and/or common law) in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any.  The Company shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of the XSUs (including whether the Grantee may still be considered to be providing services while on a leave of absence) and, hence, the Termination Date.

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued participation in the Plan during a statutory notice period, the Grantee acknowledges that the Grantee’s right to participate in the Plan, if any, will terminate effective as of the last day of the Grantee’s minimum statutory notice period, but the Grantee will not earn or be entitled to pro-rata vesting if the vesting date falls after the end of the Grantee’s statutory notice period, nor will the Grantee be entitled to any compensation for lost vesting.

Notifications

Securities Law Information.  The Grantee is permitted to sell shares of Stock acquired upon the vesting and settlement of the XSUs (subject to certain holding period requirements, if applicable) through the designated broker appointed under the Plan, if any, provided the resale of shares of Stock acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the shares of Stock are listed.  The Shares are currently listed on the NASDAQ Stock Market.

FINLAND

There are no country-specific provisions.

FRANCE

Notifications

Tax Information.  The XSUs are not intended to qualify for special tax or social security treatment in France.

GERMANY

Notifications

Exchange Control Information. Certain transactions related to the XSUs must be reported to the German Federal Bank (Bundesbank) if the value of the transaction exceeds €12,500 (the “Threshold”). If the Grantee acquires shares of Stock with a value in excess of the Threshold, the Employer will generally not report the acquisition of the shares, and the Grantee may personally be obligated to report it, to the Bundesbank.

In addition, the Grantee will be required to report (i) any shares of Stock withheld or sold by the Company to satisfy the Employer’s withholding obligations for Tax-Related Items, and (ii) any sale proceeds received when the Grantee subsequently sells the shares, in either case if the value of the shares exceeds the Threshold.  Note that, if the Grantee reports the receipt of sale proceeds, the Grantee would not need to file a separate report when repatriating the sale proceeds to Germany.

The reports must be filed with the Bundesbank, either electronically using the General Statistics Reporting Portal (“Allgemeine Meldeportal Statistik”) available via the Bundesbank’s website (www.bundesbank.de) or by such other method (e.g., email or telephone) as permitted or required by Bundesbank.  The report must be submitted monthly or within such other timing as permitted or required by Bundesbank.

INDIA

Notifications

Exchange Control Information.  Any funds realized in connection with the Plan (e.g., proceeds from the sale of shares of Stock and cash dividends paid on the shares of Stock) must be repatriated to India within a specified period of time after receipt as prescribed under Indian exchange control laws.  The Grantee is personally responsible for obtaining a foreign inward remittance certificate (“FIRC”) from the bank where the Grantee deposits the foreign currency and holding the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.  The Grantee is personally responsible for complying with exchange control laws in India, and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Grantee’s failure to comply with applicable laws.  The Grantee should consult with the Grantee’s personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations Grantee may have in connection with Grantee’s participation in the Plan.

ITALY

Terms and Conditions

Plan Document Acknowledgment.  By accepting this grant of XSUs, the Grantee acknowledges that (i) the Grantee has received a copy of the Plan and this Agreement; (ii) the Grantee has reviewed such documents in their entirety and fully understands the contents thereof; and (iii) the Grantee accepts all provisions of the Plan and this Agreement.  The Grantee further acknowledges that the Grantee has read and specifically and expressly approves, without limitation, the sections of the Award Terms Agreement including “Vesting of Tranches,” “Stockholder Approval,” “Timing and Manner of Settlement of XSUs,” “Holding Period Requirement” (if any), “Clawback,” “Nature of Grant,” “Plan,” “Appendix,” and “Requirements of Law.”

NETHERLANDS

There are no country-specific provisions.

SPAIN

Terms and Conditions

Nature of Grant.  The following provision supplements Sections 3 and 10 of the Award Terms Agreement:

By accepting this grant of XSUs, the Grantee consents to participation in the Plan and acknowledges that the Grantee has received a copy of the Plan.

The Grantee understands that the Company has decided to grant XSUs under the Plan to eligible individuals throughout the world.  The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any Affiliate of the Company, other than to the extent set forth in this Agreement.  Consequently, the Grantee understands that the XSUs are granted on the assumption and condition that the XSUs and any shares of Stock acquired at settlement of the XSUs are not part of any employment or service agreement (either with the Company or any Affiliate of the Company, including the Employer), and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation), or any other right whatsoever.  In addition, the Grantee understands that this grant of XSUs would not be made but for the assumptions and conditions referred to above; thus, the Grantee acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any award of or right to the XSUs shall be null and void.

Further, the Grantee understands that the Grantee will not be entitled to continue vesting in any XSUs once Grantee experiences a Termination of Employment.  This will be the case, for example, even in the event of a termination of the Grantee by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjusted or recognized to be without cause, individual or collective dismissal or objective grounds, whether adjudged or recognized to be without cause, material modification of the terms of employment or service under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985.  The Grantee acknowledges that the Grantee has read and specifically accepts the conditions referred to in Sections 3 and 10 of the Award Terms Agreement.

Notifications

Exchange Control Information.  The Grantee is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), any foreign instruments (e.g., shares of Stock) and any transactions with non-Spanish residents (including any payments of cash or shares of Stock made to the Grantee by the Company or any U.S. brokerage account) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1 million.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes.  The following provision supplements Section 5(b) of the Award Terms Agreement:

Without limitation to Section 5(b) of the Award Terms Agreement, the Grantee agrees that the Grantee is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority).  The Grantee also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Grantee’s behalf.

Notwithstanding the foregoing, if the Grantee is a director or executive officer (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply in case the indemnification is viewed as a loan.  In this case, any income tax not collected within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items occurs may constitute a benefit to the Grantee on which additional income tax and employee National Insurance contributions (“NICs”) may be payable.  The Grantee understands that the Grantee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company and/or the Employer (as appropriate) for the value of employee NICs due on this additional benefit which the Company and/or the Employer may obtain by any of the means referred to in Section 5(b)  of the Award Agreement.

Section 431 Election.  As a condition of participation in the Plan and the vesting of the XSUs, the Grantee agrees that, jointly with the Employer, the Grantee will enter into the joint election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any tax charge on the acquisition of “Restricted Securities” (as defined in Sections 423 and 424 of ITEPA 2003), and that the Grantee will not revoke such election at any time.  This election will be to treat the shares of Stock acquired pursuant to the vesting of the XSUs as if such shares of Stock were not Restricted Securities (for U.K. tax purposes only).  The Grantee must enter into the form of 431 election attached to this Appendix in connection with, or promptly following, the acceptance of the Agreement.

IMPORTANT NOTE:  By accepting this grant of XSUs via the Company’s designated electronic acceptance procedures, the Grantee is agreeing to be bound by the terms of the Section 431 Election.  The Grantee should read the terms of the Section 431 Election carefully before accepting the Agreement and the Section 431 Election.  If requested by the Company, the Grantee agrees to execute the Section 431 Election in hard copy even if the Grantee has accepted the Agreement through the Company’s electronic acceptance procedure.

By entering into the Section 431 Election, the Grantee agrees that he or she will be subject to income tax and, where applicable, National Insurance contributions on the full unrestricted market value of the shares of Stock that the Grantee acquires pursuant to the vesting of the XSUs.

United Kingdom

Section 431 Joint Election Form

Joint Election under s431 ITEPA 2003

for full disapplication of Chapter 2 Income Tax (Earnings and Pensions) Act 2003

One Part Election

1.	Between

the Employee: [Name of Grantee]

whose National Insurance Number is: [National Insurance Number of Grantee]

and

the Company (who is the Employee’s employer)      [Axon Public Safety UK Limited]

of Company Registration Number                             [Company Registration Number]

2.	Purpose of Election

This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply.  An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition.  Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that income tax/NICs that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the income tax/NICs due by reason of this election. Should this be the case, there is no income tax/NICs relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.	Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities                                                  All securities

Description of securities                                             Common Stock of Axon Enterprise, Inc.

Name of issuer of securities                                       Axon Enterprise, Inc.

To be acquired by the Employee under the terms of the Axon Enterprise Inc., 2024 Exponential Stock Plan.

4.	Extent of Application

This election disapplies:

S.431(1) ITEPA: All restrictions attaching to the securities.

5.	Declaration

This election will become irrevocable upon the later of its signing or the acquisition (and each subsequent acquisition) of employment-related securities to which this election applies.

The Employee acknowledges that, [by clicking on the “ACCEPT” box] [accepting the Agreement], the Employee agrees to be bound by the terms of this election.

[Name of Grantee]

Signature (Employee)

[Acceptance Date]

Date

The Company acknowledges that, by signing this election or arranging for the scanned signature of an authorised representative to appear on this election, the Company agrees to be bound by the terms of this election.

Signature (for and on behalf of the Company)

[Acceptance Date]

Date

Title: [Signatory’s Title]

Note:   Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.

EXECUTION VERSION

ANNEX D

AXON ENTERPRISE, INC.

EXPONENTIAL STOCK UNIT

GRANT NOTICE

This eXponential Stock Unit Award Agreement (this “Agreement”) consists of this Grant Notice (this “Grant Notice”) and the attached Award Terms Agreement (the “Award Terms Agreement”).  This Agreement sets forth the specific terms and conditions governing an award (this “Award”) of eXponential Stock Units (“XSUs”).  Capitalized terms used in this Grant Notice, but not otherwise defined herein, shall have the meanings ascribed to them in the Award Terms Agreement.

Name of Grantee:	Patrick W. Smith
Total No. of XSUs subject to this Award:	679,102
Date of Grant:	December 22, 2023
Expiration Date:	December 31, 2032
Vesting Schedule:

Subject to the other vesting terms and conditions of this Agreement, this Award shall vest solely to the extent that the performance-based vesting conditions set forth in Schedule A hereto have been attained. Thereafter, any shares of Stock issued upon settlement of this Award shall be subject to the Holding Period Requirements described in the Award Terms Agreement.

Contingent Award:

Notwithstanding the foregoing, this Award is subject to stockholder approval at the Axon Enterprise, Inc. 2024 Annual Meeting of Stockholders (the “Annual Meeting”). If this Award is not approved by stockholders at the Annual Meeting, this Award shall be void ab initio and have no further force or effect. No shares of Stock may be issued hereunder absent such stockholder approval at the Annual Meeting.

BY EXECUTING THIS AGREEMENT, THE GRANTEE ACKNOWLEDGES THAT HE HAS READ AND UNDERSTANDS THE PROVISIONS OF THIS GRANT NOTICE AND THE AWARD TERMS AGREEMENT AND AGREES THAT THIS GRANT NOTICE AND THE AWARD TERMS AGREEMENT SHALL GOVERN THE TERMS AND CONDITIONS OF THIS AWARD.

[Intentionally blank; signature page follows]

IN WITNESS WHEREOF, the Company and the Grantee have duly executed this Agreement, and this Agreement shall be effective as of the Date of Grant set forth above.

AXON ENTERPRISE, INC.		GRANTEE

By:
Signature
Name:	Joshua Isner

Title:	President	Patrick W. Smith

Schedule A – Performance-Based Vesting Requirements

The total number of XSUs subject to this Award shall be deemed to consist of seven substantially equal installments (each, a “Tranche”).  The number of XSUs in each Tranche is set forth in Chart 1 of Schedule A hereto.

The Committee shall, in good faith, periodically evaluate whether the Stock Price Goals and/or Operational Goals (collectively, the “Performance-Based Vesting Requirements”) with respect to any Tranche have been achieved; provided that the Committee shall perform such evaluation no less frequently than (i) within 30 days following the Company’s filing with the SEC of any Form 10-Q or 10-K and (ii) within 30 days following the satisfaction of any Stock Price Goal.

The Performance-Based Vesting Requirements with respect to any Tranche shall be deemed achieved upon the Committee’s determination that: (a) the Stock Price Goal set forth next to such Tranche in Chart 1 of Schedule A hereto has been attained and (b) one of the applicable Operational Goals set forth next to the applicable Operational Milestone Tier in Chart 2 of Schedule A hereto has been attained, in each case, prior to the applicable Goal Expiration Date (the date that the Committee makes any such determination, a “Determination Date”).  On each Determination Date, the Committee shall also determine the date on which the Performance-Based Vesting Requirements were attained (a “Goal Attainment Date”), provided that (i) in the event the applicable Goals are attained on different dates, the Performance-Based Vesting Requirements shall be deemed to have been attained on (and the Goal Attainment Date shall be) the date on which the last applicable Goal was attained and (ii) each Operational Goal shall be deemed to be attained (if at all) on the last day of the last fiscal quarter of the Company to which such Goal relates.

Schedule A – Performance-Based Vesting Requirements

Chart 1 – Stock Price Goals and Operational Goals

Vesting Requirements
Tranche #	Number of XSUs	Stock Price Goal ($)	Operational Goals	Goal Expiration Date
1	97,015	$247.40	Attainment of either Operational Goal listed in Chart 2 for Operational Milestone Tier 1	December 31, 2026
2	97,015	$309.25	Attainment of either Operational Goal listed in Chart 2 for Operational Milestone Tier 2	December 31, 2027
3	97,015	$386.56	Attainment of either Operational Goal listed in Chart 2 for Operational Milestone Tier 3	December 31, 2028
4	97,015	$483.20	Attainment of either Operational Goal listed in Chart 2 for Operational Milestone Tier 4	December 31, 2029
5	97,014	$604.00	Attainment of either Operational Goal listed in Chart 2 for Operational Milestone Tier 5	December 31, 2030
6	97,014	$755.00	Attainment of either Operational Goal listed in Chart 2 for Operational Milestone Tier 6	December 31, 2031
7	97,014	$943.75	Attainment of either Operational Goal listed in Chart 2 for Operational Milestone Tier 7	December 31, 2032
Total:	679,102

With respect to each Tranche, the applicable Stock Price Goal shall be deemed to have been attained as of any date if, and only if, the Ninety-Day VWAP is equal to or greater than the Stock Price Goal target amount set forth next to such Tranche in Chart 1 on such date; provided that the calculation of the Ninety-Day VWAP shall begin no earlier than the Date of Grant and shall not include any Daily VWAP with respect to any date prior to the Date of Grant.

Following any attainment of a Stock Price Goal, any subsequent change in Daily VWAP or the Ninety-Day VWAP shall have no effect on the attainment of such Goal.

The Stock Price Goals and Operational Goals are subject to adjustment, as determined by the Committee, as described in Schedule B.

Notwithstanding the foregoing, the Stock Price Goal for any Tranche shall only be deemed attained to the extent that the Ninety-Day VWAP equals or exceeds the applicable target amount on or prior to the Goal Expiration Date set forth next to such Tranche in Chart 1; provided, however, that such Tranche shall be deemed to have attained such Stock Price Goal in the event that all the Performance-Based Vesting Requirements with respect to any subsequent Tranche have been achieved on or before the Goal Expiration Dates for such subsequent Tranche (e.g., if the Stock Price Goal for Tranche 1 is not attained by December 31, 2026, such Stock Price Goal will be deemed to have been attained if, prior to December 31, 2027, the Stock Price Goal and Operational Goal for Tranche 2 are achieved).

Schedule A – Performance-Based Vesting Requirements (Continued)

Chart 2 – Operational Goals

Operational Milestone Tier	Revenue Goals (millions)	OR	Adjusted EBITDA Goals (millions)	Goal Expiration Date
1	$1,834		$393	December 31, 2026
2	$2,293		$508	December 31, 2027
3	$2,866		$655	December 31, 2028
4	$3,583		$845	December 31, 2029
5	$4,479		$1,088	December 31, 2030
6	$5,599		$1,400	December 31, 2031
7	$6,999		$1,750	December 31, 2032

The attainment of the Operational Goals with respect to any Operational Milestone Tier shall be deemed to have occurred when either the applicable Revenue Goal or Adjusted EBITDA Goal has been attained, as described further below.  The attainment of the Operational Goals shall be measured as of the last day of each full fiscal quarter ending after the fiscal quarter in which the Date of Grant occurs.  Following the attainment of either the Revenue Goal or Adjusted EBITDA Goal for any Operational Milestone Tier, the other Operational Goal shall not count toward the attainment of any other Operational Milestone Tier.

Each Revenue Goal shall be deemed to have been attained as of any fiscal quarter end date if, and only if, Revenue is equal to or greater than the Revenue Goal target amount set forth in Chart 2 as of such date.  Following any attainment of a Revenue Goal, any subsequent change in Revenue shall have no effect on the attainment of such Goal.

Each Adjusted EBITDA Goal shall be deemed to have been attained as of any fiscal quarter end date if, and only if, Adjusted EBITDA is equal to or greater than the Adjusted EBITDA Goal target amount set forth in Chart 2 as of such date.  Following any attainment of an Adjusted EBITDA Goal, any subsequent change in Adjusted EBITDA shall have no effect on the attainment of such Goal.

Notwithstanding the foregoing, the calculation of Revenue and Adjusted EBITDA shall begin with the first full fiscal quarter ending after the fiscal quarter in which the Date of Grant occurs and shall not include any fiscal quarter of the Company prior to such fiscal quarter.

The Operational Goals are subject to adjustment, as determined by the Committee, as described in Schedule B.

Notwithstanding the foregoing, the Operational Goals for any Tranche shall only be deemed attained to the extent that the Revenue Goal or Adjusted EBITDA Goal in the applicable Operational Milestone Tier equals or exceeds the applicable target amount on or prior to the Goal Expiration Date set forth next to such Operational Milestone Tier in Chart 2; provided, however, that such Operational Goal in such Operational Milestone Tier shall be deemed to have been achieved in the event that all the Performance-Based Vesting Requirements with respect to any subsequent Tranche have been achieved on or before the applicable Goal Expiration Dates for such subsequent Tranche (e.g., if the Operational Goals for Tranche 1 are not achieved by December 31, 2026, such Operational Goals will be deemed to have been attained if, prior to December 31, 2027, the Stock Price Goal and Operational Goal for Tranche 2 are achieved).

Schedule B - Adjustment of Stock Price Goals and Operational Goals for Certain Acquisitions and Divestitures

Adjustments for Acquisitions

•

Any Revenue Goals that have not been attained as of the date the Company closes a merger or purchase of substantially all of the assets of another corporation or entity (an “Acquisition”), in each case with Target Revenue in excess of 5% of the Company’s total revenues for the most recently completed trailing four fiscal quarters prior to such Acquisition with respect to which the Company has filed a Form 10-Q or 10-K with the SEC (such percentage of Revenue, the “Revenue Threshold”), shall be (i) increased by a dollar amount equal to 25% of such Target Revenue beginning with the first full fiscal quarter of the Company ending after the Acquisition; (ii) then increased by a dollar amount equal to an additional 25%, or a cumulative 50%, of such Target Revenue in the second full fiscal quarter of the Company ending after the Acquisition; (iii) then increased by a dollar amount equal to an additional 25%, or a cumulative 75%, of such Target Revenue in the third full fiscal quarter of the Company ending after the Acquisition; and (iv) then increased by a dollar amount equal to an additional 25%, or a cumulative 100%, of such Target Revenue in the fourth full fiscal quarter of the Company ending after the Acquisition and all future fiscal quarters of the Company thereafter.

•

Any Adjusted EBITDA Goals that have not been attained as of the date the Company closes an Acquisition with Target Adjusted EBITDA in excess of 5% of Adjusted EBITDA for the most recently completed trailing four fiscal quarters prior to such Acquisition with respect to which the Company has filed a Form 10-Q or 10-K with the SEC (such percentage of Adjusted EBITDA, the “Adjusted EBITDA Threshold”) shall be (i) increased by a dollar amount equal to 25% of such Target Adjusted EBITDA beginning with the first full fiscal quarter of the Company ending after the Acquisition; (ii) then increased by a dollar amount equal to an additional 25%, or a cumulative 50%, of such Target Adjusted EBITDA in the second full fiscal quarter of the Company ending after the Acquisition; (iii) then increased by a dollar amount equal to an additional 25% or a cumulative 75%, of such Target Adjusted EBITDA in the third full fiscal quarter of the Company ending after the Acquisition; and (iv) then increased by a dollar amount equal to an additional 25%, or a cumulative 100%, of such Target Adjusted EBITDA in the fourth full fiscal quarter of the Company ending after the Acquisition and all future fiscal quarters of the Company thereafter.

•

Any Adjusted EBITDA Goals that have not been attained as of the date the Company closes an Acquisition with Target Adjusted EBITDA losses in excess of the Adjusted EBITDA Threshold shall be (i) decreased by a dollar amount equal to 25% of such Target Adjusted EBITDA losses beginning with the first full fiscal quarter of the Company ending after the Acquisition; (ii) then decreased by a dollar amount equal to an additional 25%, or a cumulative 50%, of such Target Adjusted EBITDA losses in the second full fiscal quarter of the Company ending after the Acquisition; (iii) then decreased by a dollar amount equal to an additional 25%, or a cumulative 75%, of such Target Adjusted EBITDA losses in the third full fiscal quarter of the Company ending after the Acquisition; and (iv) then decreased by a dollar amount equal to an additional 25%, or a cumulative 100% of such Target Adjusted EBITDA losses in the fourth full fiscal quarter of the Company ending after the Acquisition and all future fiscal quarters of the Company thereafter.

Adjustments for Divestitures

•

Any Revenue Goals that have not been attained as of the date the Company closes a split-up, spin-off, divestiture or disposition (a “Divestiture”) involving Divestiture Revenue in excess of the Revenue Threshold shall be (i) decreased by a dollar amount equal to 25% of such Divestiture Revenue beginning with the first full fiscal quarter of the Company ending after the Divestiture; (ii) then decreased by a dollar amount equal to an additional 25%, or a cumulative 50%, of such Divestiture Revenue in the second full fiscal quarter of the Company ending after the Divestiture; (iii) then decreased by a dollar amount equal to an additional 25%, or a cumulative 75%, of such Divestiture Revenue in the third full fiscal quarter of the Company ending after the Divestiture; and (iv) then decreased by a dollar amount equal to an additional 25%, or a cumulative 100%, of such Divestiture Revenue in the fourth full fiscal quarter of the Company ending after the Divestiture and all future fiscal quarters of the Company thereafter.

•

Any Adjusted EBITDA Goals that have not been attained as of the date the Company closes a Divestiture with Divestiture Adjusted EBITDA in excess of the Adjusted EBITDA Threshold shall be (i) decreased by a dollar amount equal to 25% of such Divestiture Adjusted EBITDA beginning with the first full fiscal quarter of the Company ending after the Divestiture; (ii) then decreased by a dollar amount equal to an additional 25%, or a cumulative 50%, of such Divestiture Adjusted EBITDA in the second full fiscal quarter of the Company ending after the Divestiture; (iii) then decreased by a dollar amount equal to an additional 25%, or a cumulative 75%, of such Divestiture Adjusted EBITDA in the third full fiscal quarter of the Company ending after the Divestiture; and (iv) then decreased by a dollar amount equal to an additional 25%, or a cumulative 100%, of such Divestiture Adjusted EBITDA in the fourth full fiscal quarter of the Company ending after the Divestiture and all future fiscal quarters of the Company thereafter.

•

Any Adjusted EBITDA Goals that have not been attained as of the date the Company closes a Divestiture with Divestiture Adjusted EBITDA losses in excess of the Adjusted EBITDA Threshold shall be (i) increased by a dollar amount equal to 25% of such Divestiture Adjusted EBITDA losses beginning with the first full fiscal quarter of the Company ending after the Divestiture; (ii) then increased by a dollar amount equal to an additional 25%, or a cumulative 50%, of such Divestiture Adjusted EBITDA losses in the second full fiscal quarter of the Company ending after the Divestiture; (iii) then increased by a dollar amount equal to an additional 25%, or a cumulative 75%, of such Divestiture Adjusted EBITDA losses in the third full fiscal quarter of the Company ending after the Divestiture; and (iv) then increased by a dollar amount equal to an additional 25%, or a cumulative 100%, of such Divestiture Adjusted EBITDA losses in the fourth full fiscal quarter of the Company ending after the Divestiture and all future fiscal quarters of the Company thereafter.

•

In the event of any split-up, spin-off, ordinary or extraordinary dividend or similar transaction, the Daily VWAP shall be calculated as determined in good faith by the Committee in accordance with Section 9 of the Award Terms Agreement.

EXPONENTIAL STOCK UNIT AWARD TERMS AGREEMENT

This eXponential Stock Unit Award Terms Agreement, together with the Grant Notice to which it is attached (the “Grant Notice”), supplements and forms a part of the Agreement identified in the Grant Notice between Axon Enterprise, Inc., a Delaware corporation (the “Company”), and the individual identified in the Grant Notice (the “Grantee”), and is effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”).

1.Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)“Acquired Shares” means any shares of Stock acquired upon settlement of any XSU.

(b)“Acquisition” shall have the meaning ascribed to it in Schedule B of the Grant Notice.

(c)“Adjusted EBITDA” means, as of any date, for the previous four consecutive fiscal quarters, the Company’s net (loss) income attributable to common stockholders before interest expense, interest and other income (such as dividends), adjusted for one-time or non-recurring items, including gains and losses on investments (inclusive of strategic and non-strategic non-controlling minority investments and joint ventures or similar arrangements), transaction costs related to strategic investments and acquisitions (or divestitures), gains or losses or impairments related to dispositions of businesses, disposals and/or abandonments of intangible assets, disposals or impairment of land, property and/or equipment, insurance recoveries, restructuring costs (including non-recurring costs related to a reduction in force and/or to closing or exiting facilities), (benefit) provision for income taxes, depreciation and amortization and stock based compensation.

(d)“Adjusted EBITDA Threshold” shall have the meaning ascribed to it in Schedule B of the Grant Notice.

(e)“Affiliate” means any member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group.  In applying Sections 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Sections 1563(a)(1), (2) and (3).

(f)“Agreement” shall have the meaning ascribed to it in the Grant Notice.

(g)“Annual Meeting” shall have the meaning ascribed to it in the Grant Notice.

(h)“Award” shall have the meaning ascribed to it in the Grant Notice.

(i)“Award Terms Agreement” shall have the meaning ascribed to it in the Grant Notice.

(j)“Board” means the Company’s Board of Directors, as constituted from time to time.

(k)“Cause” shall have the meaning ascribed to it in that certain Executive Employment Agreement, by and between the Company and the Grantee, dated as of December 8, 2023.

(l)“Change in Control” means any of the following:

i.The consummation of (A) a merger, consolidation, statutory share exchange or similar form of transaction involving (x) the Company or (y) any of its subsidiaries, but in the case of this clause (y), only if Company Voting Securities (as defined below) are issued or issuable (a “Reorganization”) or (B) the sale, transfer or other similar disposition of all or substantially all the assets of the Company to any Person or Persons, (other than (1) any disposition to an Affiliate or (2) any dividend or distribution of assets (including the stock of any Affiliate) to the stockholders of the Company) (a “Sale”), unless immediately following such Reorganization or Sale, (1) all or substantially all the Persons who were the “beneficial owners” (as used in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any entity controlled by the Continuing Company) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of the Continuing Company and (3) at least a majority of the members of the board of directors of the Continuing Company were Incumbent Directors (as defined below) at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

ii.any Person, corporation or other entity (other than (A) the Company or (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (ii), the following acquisitions shall not constitute a Change in Control:  any acquisition (x) directly from the Company, (y) by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) pursuant to a Reorganization or Sale that does not constitute a Change in Control for purposes of subparagraph (i) above;

iii.the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in subparagraph (i) above that does not otherwise constitute a Change in Control; or

iv.during any period of twenty-four (24) consecutive calendar months, individuals who were Directors on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the non-employee members of the Board, provided that any person becoming a Director subsequent to the first day of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Incumbent Directors shall be deemed to be an Incumbent Director; provided, further, however, that no such individual shall be an Incumbent Director if such individual’s initial assumption of office occurs as a result of, or in connection with, (A) an actual or threatened proxy contest with respect to the election or removal of Directors, (B) actual or threatened solicitation of proxies or consents by or on behalf of any person or persons (whether or not acting in concert) other than the Board or (C) agreement with any Person or Persons (whether or not acting in concert) to avoid or settle any such contest or solicitation.

(m)“CIC Unit” means, with respect to any Change in Control, (i) any XSU in a Tranche for which the Stock Price Goal would be attained if the Ninety-Day VWAP was deemed to be equal to the greater of (A) the most recent closing price of the Stock immediately prior to the Closing Date and (B) the per share Stock price received by the Company’s stockholders in connection with such Change in Control (such greater price, the “CIC Price”) and (ii) in the event the CIC Price is greater than the Stock Price Goal applicable to any Tranche but less than the Stock Price Goal applicable to the next Tranche, a pro rata portion of the XSUs in such next Tranche, based on a fraction the numerator of which is the excess of the CIC Price over the Stock Price Goal applicable to the first Tranche and the denominator of which is the excess of the Stock Price Goal applicable to the second Tranche over the Stock Price Goal applicable to the first Tranche.  All such determinations shall be made by the Committee in its discretion, which shall also have the discretion to make any such determination prior to the applicable Closing Date.

(n)“Closing Date” means the date on which a Change in Control is consummated.

(o)“Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

(p)“Committee” means the Compensation Committee of the Board, as constituted from time to time.

(q)“Daily VWAP” means, as of any trading day, the volume weighted average price of a share of Stock as reported by S&P Capital IQ (or such other source as the Committee may determine) for such trading day.

(r)“Delivery Date” shall have the meaning ascribed to in Section 5(a).

(s)“Disability” means the inability of the Grantee to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.  The permanence and degree of impairment shall be supported by medical evidence.

(t)“Divestiture” shall have the meaning ascribed to it in Schedule B of the Grant Notice.

(u)“Divestiture Adjusted EBITDA” means, as of any date, the cumulative Adjusted EBITDA of the spun-off, split-off, divested or disposed business or entity for the four consecutive fiscal quarters completed immediately prior to the closing date of the relevant Divestiture; provided that if such business or entity does not have four fiscal quarters of operating history, the calculation shall be annualized based on available quarterly financial data, as determined in good faith by the Committee.

(v)“Divestiture Revenue” means, as of any date, the cumulative revenue of the spun off, split-off, divested or disposed business or entity for the four consecutive fiscal quarters completed immediately prior to the closing date of the relevant Divestiture; provided that if such business or entity does not have four fiscal quarters of operating history, the calculation will be annualized based on available quarterly financial data, as determined in good faith by the Committee.

(w)“Determination Date” shall have the meaning ascribed to it in Schedule A of the Grant Notice.

(x)“Exchange Act” means the Securities Exchange Act of 1934, as amended, including regulations thereunder and successor provisions and regulations thereto.

(y)“Expiration Date” means the expiration date set forth in the Grant Notice.

(z)“Family Member” means the Grantee’s spouse and any parent, stepparent, grandparent, child, stepchild or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Grantee) have more than 50% of the beneficial interest.

(aa)“Goal” means any Stock Price Goal or Operational Goal.

(bb)“Goal Attainment Date” shall have the meaning ascribed to it in Schedule A of the Grant Notice.

(cc)“Goal Expiration Date” shall have the meaning ascribed to it in Schedule A of the Grant Notice.

(dd)“Good Reason” means a material reduction of the Grantee’s duties, authority or responsibilities, in effect immediately prior to such reduction; provided, however, that changes by the Board to the Grantee’s specific job duties or reporting relationships which do not materially diminish the Grantee’s authority and responsibilities shall not constitute Good Reason.  Notwithstanding the foregoing, no termination by the Grantee shall constitute a termination for Good Reason unless: (i) the Grantee gives the Company notice of the existence of the condition constituting Good Reason within 30 days following the initial occurrence thereof; (ii) the Company does not remedy or cure the Good Reason condition within 30 days of receiving the notice described in clause (ii); and (iii) the Grantee terminates his employment within 30 days following the end of the cure period described in clause (ii).

(ee)“Holding Period Requirements” shall have the meaning ascribed to it in Section 6(a).

(ff)“Minimum Service Date” means, with respect to Tranche 1 or Tranche 2, December 31, 2028; with respect to Tranche 3 or Tranche 4, December 31, 2029; and, with respect to Tranche 5, Tranche 6 or Tranche 7, December 31, 2030.

(gg)“Ninety-Day VWAP” means the volume weighted average price of a share of Stock, based on the Daily VWAP, measured over a consecutive 90-day period.

(hh)“Normal Vesting Date” shall have the meaning ascribed to it in Section 3(a).

(ii)“Operational Goal” means any of the specified target amounts of either Revenue or Adjusted EBITDA as listed in Chart 2 of Schedule A of the Grant Notice.

(jj)“Performance-Based Vesting Requirements” shall have the meaning ascribed to it in Schedule A of the Grant Notice.

(kk)“Person” means a “person” or “group” within the meaning of Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act.

(ll)“Post-CIC Award” shall have the meaning ascribed to it in Section 3(f)(iii).

(mm)“Reputational Harm” shall have the meaning ascribed to it in Section 7(b).

(nn)“Required Position” means the Grantee’s service in the role of Chief Executive Officer of the Company or in such other role as mutually agreed between the Grantee and the Committee, in each case, pursuant to which the Grantee is devoting substantially all the Grantee’s business time, attention, skill and efforts to the business and affairs of the Company and its subsidiaries.  Notwithstanding the foregoing, unless otherwise determined by the Committee, the Grantee shall be deemed to not be in the Required Position if the Grantee is the chief executive officer of any operating company that is not affiliated with the Company, excluding any limited liability company or other entity associated with managing the Grantee’s  investments and those of the Grantee’s family.

(oo)“Revenue” means, as of any date, the Company’s total revenues, as reported by the Company in its financial statements on Forms 10-Q and 10-K filed with the SEC (but without giving effect to any rounding used in reporting the amounts in Forms 10-Q and 10-K), for the previous four consecutive fiscal quarters of the Company, beginning with the Company’s first full fiscal quarter ending after the fiscal quarter in which the Date of Grant occurs.

(pp)“Revenue Threshold” shall have the meaning ascribed to it in Schedule B of the Grant Notice.

(qq)“SEC” means the U.S. Securities and Exchange Commission.

(rr)“Section 409A” shall have the meaning ascribed to it in Section 20.

(ss)“Securities Act” means the Securities Act of 1933, as amended, including regulations thereunder and successor provisions and regulations thereto.

(tt)“Stock” means the common stock of the Company, par value $0.00001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Section 9.

(uu)“Stock Price Goal” means any of the specified target amounts of Ninety-Day VWAP as set forth in Chart 1 of Schedule A of the Grant Notice.

(vv)“Target Adjusted EBITDA” means, as of any date, the applicable cumulative Adjusted EBITDA of the relevant target business or entity (or, to the extent applicable, any predecessor to the relevant target entity) for the four consecutive fiscal quarters completed immediately prior to the closing date of the relevant Acquisition; provided that, if the relevant target business or entity does not have four fiscal quarters of operating history, the calculation will be annualized based on available quarterly financial data, as determined in good faith by the Committee.

(ww)“Target Revenue” means, as of any date, the applicable cumulative revenue of the relevant target business or entity (or, to the extent applicable, any predecessor to the relevant target entity) for the four consecutive fiscal quarters completed immediately prior to the closing date of the relevant Acquisition; provided that, if the relevant target company or entity does not have four fiscal quarters of operating history, the calculation will be annualized based on available quarterly financial data, as determined in good faith by the Committee.

(xx)“Tranche” shall have the meaning ascribed to it in Schedule A of the Grant Notice.

(yy)“Termination of Employment” means the cessation of performance of services for the Company.  For this purpose, the transfer of the Grantee among the Company and any Affiliate, or transfer from a position as a member of the Board to employee, shall not be considered a Termination of Employment with the Company; provided that, for the avoidance of doubt, nothing in this definition shall be deemed to override any requirement in this Agreement that the Grantee serve in the Required Position.  In the context of an Award that is subject to the requirements of Section 409A of the Code, the term “Termination of Employment” means a “separation from service” (as defined in Treasury Regulation Section 1.409A-1(h)).

(zz)“Unvested CIC Units” shall have the meaning ascribed to it in Section 3(f)(ii).

(aaa)“Vesting Date” means, with respect to any XSU, the date (if any) on which such XSU vested pursuant to Section 3.

(bbb)“XSU” shall have the meaning ascribed to it in the Grant Notice.

2.Grant of XSUs. Subject to the terms of this Agreement, the Company grants to the Grantee the total number of XSUs specified in the Grant Notice effective as of the Date of Grant (but subject to stockholder approval as set forth in Section 4 and in the Grant Notice).

3.Vesting of Tranches.

(a)General.  Except as otherwise provided in this Section 3, with respect to each outstanding unvested Tranche, subject to (i) the Committee’s determination that the applicable Performance-Based Vesting Requirements have been achieved and (ii) the Grantee’s continued employment in the Required Position through the later of (x) the applicable Determination Date and (y) the applicable Minimum Service Date (such later date, a “Normal Vesting Date”), such Tranche shall vest as of such Normal Vesting Date.

(b)Expiration of Award.  Upon the Expiration Date, any outstanding Tranche that has not vested as of such date shall be forfeited, cancelled and cease to be outstanding; provided, however, that the Expiration Date shall be deemed to be extended until the first Determination Date after the original Expiration Date solely for purposes of determining whether any Operational Goal for the last fiscal quarter ending on or prior to the original Expiration Date has been attained, and any Tranche that vests because of the attainment of any such Operational Goal shall be deemed to have vested prior to the Expiration Date.

(c)Termination Without Cause.  Notwithstanding anything in Section 3(a) or (f) to the contrary, if either (i) the Company removes the Grantee from the Required Position (other than in connection with a termination of the Grantee’s employment by the Company for Cause or in connection with the Grantee’s death or Disability) or (ii) the Grantee’s employment is terminated by the Company without Cause, then, subject to a release of claims in form and substance satisfactory to the Company in accordance with Section 3(h), any then outstanding Tranche shall vest as of the date of such termination based solely on attainment of the applicable Stock Price Goals as of such date, without regard to the otherwise applicable Operational Goals.  In addition to any Tranches that vest as a result of the preceding sentence of this Section 3(c), a pro rata portion of the next outstanding unvested Tranche (if any are remaining) shall also vest as of such date, based on a fraction the numerator of which is the excess (if any) of the Ninety-Day VWAP as of such date over the Stock Price Goal applicable to the first Tranche and the denominator of which is the excess of the Stock Price Goal applicable to the second Tranche over the Stock Price Goal applicable to the first Tranche.

(d)Death/Disability.  In the event that the Grantee’s employment terminates due to the Grantee’s death or Disability prior to the applicable Minimum Service Date, any then outstanding Tranche shall vest as of such termination based solely on attainment of the applicable Performance-Based Vesting Requirements as of such date, without regard to the Grantee’s continued employment.

(e)Leave of Absence.  Unless otherwise determined by the Committee, the Tranches shall remain outstanding and eligible to vest during any period of time in which the Grantee is on an approved leave of absence.

(f)Change in Control.  (i) Prior to the consummation of a Change in Control, the Committee shall determine whether any XSU in any Tranche is a CIC Unit with respect to such Change in Control.

(ii) If the Grantee is employed by the Company in the Required Position on the Closing Date, (x) any outstanding CIC Units with respect to which the applicable Minimum Service Date occurred prior to the Closing Date shall, without regard to whether the applicable Operational Goals were attained, vest effective as of the Closing Date and (y) any other CIC Unit shall remain outstanding and eligible to vest subject solely to the Grantee’s continued employment through the applicable Minimum Service Date and without regard to the Performance-Based Vesting Conditions (any CIC Units described in this clause (y), “Unvested CIC Units”).  Any outstanding XSUs in a Tranche that is not a CIC Unit shall be forfeited, cancelled and cease to be outstanding as of the Closing Date.

(iii) In connection with a Change in Control, any CIC Unit shall be subject to the authority of the Committee hereunder, including Section 9 of this Agreement.  In the event that Unvested CIC Units remain outstanding following the Closing Date, whether by assumption, continuation or substitution of a new award (a “Post-CIC Award”), such Post-CIC Award shall vest in full in the event that, during the 24-month period following the Closing Date, the Grantee’s employment is terminated by the Company without Cause or the Grantee resigns for Good Reason.

(g)Other Termination of Employment.  Except as otherwise provided in this Section 3, upon the earlier of (i) the Grantee ceasing to be employed in the Required Position and (ii) the Grantee’s Termination of Employment for any reason, any outstanding unvested Tranche shall be forfeited, canceled and cease to be outstanding.

(h)Release Requirement.  The accelerated vesting pursuant to Section 3(c) is conditioned on the Grantee’s execution and delivery to the Company of a release of claims in favor of the Company, in a form provided by the Company, no later than 50 days following such Termination of Employment and the Grantee’s non-revocation of such release during the period specified therein (which will end no later than 60 days following such Termination of Employment).

4.Stockholder Approval. The Grantee acknowledges and agrees that this Agreement and this Award is being made prior to the approval of this Award by the Company’s stockholders.  The Company presently intends to submit this Award for the approval of the Company’s stockholders at the Annual Meeting.  Notwithstanding anything in Section 3 or otherwise herein to the contrary, no portion of this Award shall vest and no shares of Stock shall be delivered pursuant to this Award prior to such stockholder approval.  The Grantee acknowledges and agrees that, if the Company’s stockholders do not approve this Award at the Annual Meeting (as determined by the Board in its sole discretion), this Award Agreement and this Award shall expire and have no further force or effect, and any portion of this Award that may have otherwise vested prior to such date shall be forfeited, cancelled and cease to be outstanding.

5.Timing and Manner of Settlement of XSUs.

(a)Settlement of XSUs. Upon the vesting of any XSUs under any provision of this Agreement, the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of XSUs that so vested.  Such shares shall be delivered to the Grantee no later than 30 days after the applicable Vesting Date and, in no event, later than March 15 of the year following the year in which such Vesting Date occurs, except as specifically provided herein; provided that, in the event that a Vesting Date occurs during a Company “blackout period”, the Committee shall, to the extent permissible under Section 409A, be entitled to delay the issuance of the applicable shares of Stock, but not later than March 15 of the year following the year in which such Vesting Date occurs (the date the shares of Stock are delivered in accordance with this Section 5(a), the “Delivery Date”).

(b)Tax Withholding; Tax Advice.  The Company shall have the power to withhold, or require the Grantee to remit to the Company, up to the maximum statutory amount necessary, in the applicable jurisdiction, to satisfy any federal, state or local taxes required to be withheld or otherwise due with respect to the settlement of the XSUs; provided that the amount of withholding will reflect the required minimum amount necessary to satisfy taxes if withholding at the minimum amount is necessary to avoid adverse accounting consequences.  To the extent that alternative methods of withholding are available under applicable law, the Committee shall have the power to choose among such methods including by: (i) using already owned shares of Stock; (ii) a broker-assisted “cashless” transaction; (iii) directing the Company to apply shares of Stock to which the Grantee is otherwise entitled to satisfy the required withholding amount; (iv) certified personal check or other cash equivalent acceptable to the Company; or (v) cashless net-issuance arrangement.  By signing this Agreement, the Grantee acknowledges that neither the Company nor any of its representatives has provided the Grantee any tax-related advice with respect to the matters covered by this Agreement.  The Grantee understands and acknowledges that the Grantee is solely responsible for obtaining his own tax advice with respect to the matters covered by this Agreement.

(c)No Deferred Compensation Program (DCP) Elections. The Grantee shall not have any right to make any election regarding the time or form of any payment due pursuant to this Agreement.  In addition, the Grantee shall not have any right to elect to receive cash consideration in lieu of the XSUs awarded to the Grantee pursuant to this Agreement as consideration for the Grantee’s services to the Company.

(d)Payment Treated As Made Upon A Designated Event. If the Company fails to make any payment under this Agreement, either intentionally or unintentionally, within the time period specified in this Section 5, but the payment is made within the same calendar year, such payment shall be treated as made within the time period specified in this Section 5 pursuant to Treasury Regulation Section 1.409A-3(d). In addition, if a payment is not made due to a dispute with respect to such payment, the payment may be delayed in accordance with Treasury Regulation Section 1.409A-3(g).

(e)Section 83(b) Election.  Within 30 days following each date the Grantee receives shares of Stock upon the settlement of any Tranche that are subject to the Holding Period Requirements, the Grantee shall execute and file with the Internal Revenue Service an election under Section 83(b) of the Code with respect to such Acquired Shares in a form satisfactory to the Company, and the Grantee shall provide the Company with a copy of such executed and filed election promptly thereafter.

6.Holding Period Requirement. (a) General.  Following the vesting and settlement of any Tranche in accordance with Section 5, the Grantee shall not, without regard to whether the Grantee continues to be employed by the Company, sell, transfer, pledge, assign or otherwise alienate or hypothecate any Acquired Shares received with respect to such Tranche (except as required to satisfy withholding taxes due in connection with such settlement in accordance with Section 5(b)) until the earlier of (i) December 31, 2030 and (ii) the date that a subsequent Tranche vests and settles in accordance with Section 5 and becomes subject to this Section 6(a) (the “Holding Period Requirements”); provided that, for purposes of the Holding Period Requirements, a Tranche shall only refer to the number of XSUs in one Tranche set forth on Chart 1 in Schedule A of the Grant Notice, regardless of whether any prior Tranche(s) vest at the same time.  For the avoidance of doubt, (A) the Holding Period Requirements shall only apply to the Acquired Shares received with respect to one Tranche and (B) in the event that more than one Tranche vests, only the most recently vested Tranche shall be subject to such requirements and all earlier vested Tranches shall cease to be subject thereto.  Except as required to satisfy any applicable tax withholding obligations, any dividends or other distributions by the Company on any Acquired Share subject to the Holding Period Requirements shall accrue and be held and retained by the Company on the same basis as such Acquired Share, and shall not be paid to the Grantee until and unless such Acquired Share is no longer subject to the Holding Period Requirements.

(b)Early Release of Acquired Shares.  Notwithstanding Section 6(a), the Holding Period Requirements shall be automatically waived as to all Acquired Shares (i) upon the consummation of a Change in Control (and, for the avoidance of doubt, in the event the Grantee receives any Acquired Shares following the Closing Date pursuant to Section 3(f)(ii), the Holding Period Requirements shall not be applicable thereto) or (ii) in the event that the Grantee’s employment is terminated by the Company without Cause or due to the Grantee’s death or Disability.

(c)Escrow.  The Company shall hold any Acquired Shares subject to the Holding Period Requirement in escrow together with separate stock powers executed by the Grantee in blank for transfer.  The Company shall not dispose of shares held in escrow pursuant to this Section 6(c) except as otherwise provided in this Agreement.  At such time as any Acquired Share is no longer subject to the Holding Period Requirements, the Company shall release such share from escrow.

(d)Forfeiture of Acquired Shares.  If, at the time that the Grantee’s employment is terminated by the Company for Cause or the Grantee terminates his employment for any reason, any Acquired Shares are subject to the Holding Period Requirements, such Acquired Shares shall be forfeited without any payment or consideration therefor.  In the event of any such forfeiture, the Company is hereby authorized by the Grantee, as the Grantee’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Acquired Shares being forfeited and to transfer such Acquired Shares in accordance with the terms hereof.

7.Clawback.  (a)  General.  This Award and any Acquired Shares (and any other amounts payable under this Award) are subject to forfeiture or recoupment to the fullest extent required by applicable law, any applicable stock exchange listing standard, Section 7(b) of this Agreement and any recoupment or clawback policy adopted by the Company to comply with Rule 10D-1 under the Exchange Act.  By accepting this Award, the Grantee consents to the potential forfeiture or recoupment of his Award and any Acquired Shares (and any other amount payable under this Award) pursuant to any applicable law, listing standard, provision of this Agreement or Company policy, and agrees to be bound by and comply with such requirements and to return or repay the full amount required by such requirements.

(b)Reputational Harm.  Without limiting any other rights and remedies available to the Company, in the event the Grantee’s employment is terminated by the Company for Cause due to willful actions or omissions by the Grantee after the Date of Grant that cause material reputational harm to the Company (“Reputational Harm”), then the Company may, at any time after such termination, (i) terminate or cancel all or any unvested portion of this Award, (ii) recover from the Grantee any Acquired Shares (or other amounts paid under this Award) that are held in escrow pursuant to the Holding Period Requirements, or (iii) require the Grantee to remit to the Company the after-tax net value of any amount previously paid to or received by the Grantee in respect of this Award (including Acquired Shares no longer subject to the Holding Period Requirements); provided that any recovery or remittance described in clause (ii) or (iii) above shall only apply with respect to amounts paid or received within the three-year period prior to the Grantee’s Termination of Employment for Reputational Harm.  The amount that the Company may recover from the Grantee in the event of a termination due to Reputational Harm shall be based on such factors the Board reasonably determines in its good-faith judgment are appropriate, including the impact of individuals other than the Grantee or events beyond the control of the Grantee, the cooperation of the Grantee in mitigating the Reputational Harm and the judgment of the Board as to the magnitude of the Reputational Harm to the Company.  No act or omission by the Grantee shall be considered “willful” for purposes of this Agreement (i) unless done, or failed to be done, by the Grantee intentionally and in bad faith or (ii) if done, or failed to be done, by the Grantee following advice of the Company’s legal counsel,

(c)Reputational Harm Determination.  Notwithstanding anything in Section 7(b) to the contrary, the cessation of the Grantee’s employment shall not be deemed to be due to Reputational Harm unless and until there shall have been delivered to the Grantee a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board (excluding for all purposes the Grantee) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Grantee and the Grantee is given an opportunity, together with counsel for the Grantee, to be heard before the Board), finding that, in the good-faith opinion of the Board, Cause and Reputational Harm exist and specifying the particulars thereof in detail.

8.Administration by Committee. This Agreement shall at all times be administered by the Committee.  The Committee shall have the sole and complete discretion with respect to all matters under this Agreement and decisions of the Committee with respect thereto and to this Agreement shall be final and binding upon the Grantee and the Company.  Each member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which such member may be a party or in which such member may be involved by reason of any action taken or failure to act in connection with the administration of this Agreement.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such member of the Committee may be entitled under the Company’s articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise.

9.Adjustments Upon Specified Events. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, split-up or spin-off, extraordinary dividend or other extraordinary distribution (whether in the form of cash, Stock or other property), Change in Control, recapitalization, rights offering, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change or event in respect of the Stock, the Committee shall equitably adjust, in the manner the Committee determines appropriate, any or all of: (a) the number and class of shares of Stock or other property subject to this Award; (b) any numeric or share-based limit expressed in this Agreement; (c) the number and class of and/or price of shares of Stock subject to this Award; (d) the performance period, performance targets and/or other goals applicable to this Award; or (e) any other terms of an Award that are affected by the event.  In the event of any such transaction, the Committee, in its discretion, may provide in substitution for any or all of this Award such alternative consideration (including cash) as it, in good faith, may determine, including making provision for a cash payment to the Grantee in consideration for the cancelation of this Award.  Any action taken pursuant to this Section 9 shall be taken in a manner consistent with the requirements of Section 409A.  The adjustments permitted under this Section 9 shall be binding on the Grantee without the Grantee’s consent or further action thereby.

10.Nontransferability of XSUs. The XSUs shall not be transferable by the Grantee or any other person claiming through the Grantee, either voluntarily or involuntarily, except by will or the laws of descent and distribution.  Notwithstanding the foregoing sentence, the Committee may, in its sole discretion and in compliance with applicable federal or state securities laws, regulations, or rules of the NASDAQ Stock Market (or such other exchange on which the Stock is then traded), permit the transfer of XSUs to a Family Member, trust (including a donor advised fund) or partnership, or to a charitable organization (including, without limitation, law enforcement based charitable organizations), in each case, for estate planning or charitable purposes; provided that no value or consideration is received by the Grantee with respect to such transfer.

11.Notices. Any notice to be given under the terms of this Agreement to the Company shall be in writing and addressed to the Company at Legal@axon.com or its principal office to the attention of the Secretary, or at such other address as the Company may hereafter designate in writing to the Grantee.  Any notice to be given under the terms of this Agreement to the Grantee shall be provided either, in the Company’s sole discretion, through the equity plan administrator for this Award or at the Grantee’s last address reflected on the Company’s records, or at such other address as the Grantee may hereafter designate in writing to the Company. Any such notice shall be deemed to be given only when received, but if the Grantee is no longer employed by the Company, such notice shall be deemed to have been duly given by the Company when either, in the Company’s sole discretion, it is given through the equity plan administrator for this Award or enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12.Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, and the rights and obligations of any and all persons having or claiming to have had an interest under this Agreement shall be governed by and construed exclusively and solely in accordance with the laws of the State of Delaware without regard to the conflict of laws provisions of any jurisdictions. The parties agree that any action or proceeding that cannot be arbitrated in accordance with this Section 12 shall be brought solely in the State of Arizona. Any dispute involving or affecting this Agreement shall be determined and resolved by binding arbitration in the County of Maricopa, State of Arizona, in accordance with the Rules of the American Arbitration Association then in effect, and with applicable law. BY SIGNING THIS AGREEMENT, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. Both

parties will bear their own costs, attorneys’ fees and other expenses incurred in connection with the preparation and/or review of this Agreement. Should the Grantee or the Company employ an attorney to enforce any of the provisions of this Agreement, or to recover damages for the breach of any terms of this Agreement, the prevailing party shall be entitled to recover all reasonable costs, damages and expenses, including attorneys’ fees incurred or expended in connection therewith. The phrase “prevailing party” shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default, judgment or otherwise.

13.Entire Agreement; Amendment. This Agreement (including the Grant Notice) constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  This Agreement may be amended only by a written agreement executed by the Company and the Grantee.  The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by a representative of the Committee.

14.No Right to Continued Employment. This Agreement shall not be construed to confer upon the Grantee any right to continue employment with the Company (or continue employment as the Company’s Chief Executive Officer) and shall not limit the right of the Company, in its sole and absolute discretion, to terminate the Grantee’s employment at any time for any reason.

15.Compliance with Securities and Applicable Laws.  (a)  General.  Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to deliver any Acquired Shares or issue or deliver any related certificates evidencing shares of Stock, make any book-entry credits, or take any other action to evidence the ownership of shares of Stock pursuant to the settlement of the XSUs if, in the opinion of counsel for the Company, such issuance would violate the Securities Act, the Exchange Act, or any other applicable federal or state securities laws, regulations, or rules of the NASDAQ Stock Market (or such other exchange on which the Stock is then traded).  All Stock certificates, book-entry credits, or other evidence of ownership delivered pursuant to this Agreement are subject to any stop-transfer orders and other restrictions as the Company deems necessary or advisable to comply with applicable law and the rules and regulations and the rules of the NASDAQ Stock Market (or such other exchange on which the Stock is then traded).  The Company may place legends on any Stock certificate to reference restrictions applicable to the Stock.  In addition to the terms and conditions provided herein, the Company may require that the Grantee make such reasonable covenants, agreements and representations as the Company, or its counsel, deem advisable in order to comply with any such laws, regulations or requirements.

(b)Further Limits on Disposition.  The Grantee understands and acknowledges that, as of the Date of Grant, any XSUs and any shares of Stock subject to the XSU are not registered under the Securities Act or any applicable state securities laws and may not be sold, assigned, transferred or disposed of (including transfer by gift or operation of law) except in accordance with this Agreement.  If this Award is approved by stockholders at the Annual Meeting, the Company shall have on file with the SEC a registration statement on an appropriate form under the Securities Act with respect to the shares of Stock subject to this Award.

16.No Stockholder Rights.  The Grantee shall have no voting rights or any other rights as a stockholder of the Company with respect to any XSU unless and until shares of Stock are in fact issued to the Grantee in connection with the settlement of such XSU.

17.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including whether by way of merger, consolidation, operation of law, assignment, purchase or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under this Agreement.

18.Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

19.Interpretation.  The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.  Wherever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender and the neuter as the context requires.

20.Section 409A. This Agreement has been drafted with the intent that payments (and the right to payments) under it are exempt from the requirements of Section 409A of the Code (“Section 409A”).  This Agreement shall be interpreted in a manner consistent with such intent. To the extent that any payment or benefit under this Agreement qualifies as “non-qualified deferred compensation” within the meaning of Section 409A and is payable upon the Grantee’s Termination of Employment, then such payments or benefits shall be payable only upon the Grantee’s “Separation from Service” within the meaning of Section 409A.  Anything in this Agreement to the contrary notwithstanding, if at the time of the Grantee’s Separation from Service (as defined in Treasury Regulation Section 1.409A-1(h)), the Company determines that the Grantee is a Specified Employee, then to the extent any payment or benefit that the Grantee becomes entitled to under this Agreement on account of the Grantee’s Separation from Service would be considered deferred compensation otherwise subject to the 20% additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall be payable and such benefit shall be provided no earlier than the date that is the earlier of (A) six (6) months and one day after the Grantee’s Separation from Service, or (B) the Grantee’s death.  In any case, the Grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Grantee or for the Grantee’s account in connection with any Award (including any taxes and penalties under Section 409A), and the Company shall have no obligation to indemnify or otherwise hold the Grantee harmless from any or all of such taxes or penalties.  The Company makes no representations concerning the tax consequences of receipt of any Award under Section 409A or any other U.S. federal, state or local tax law.

21.Independent Counsel.  The Grantee acknowledges that he has been advised to seek, and has had the opportunity to seek, the advice and representation of independent counsel and tax advisors prior to entering into this Agreement and the transactions contemplated hereby.

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VIEW MATERIALS & VOTE

AXON ENTERPRISE, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 9, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AXON2024**

You may attend the Annual Shareholder Meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 9, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V38530-P05559

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

AXON ENTERPRISE, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

1. Election of ten directors of the Company named in the proxy statement.

Nominees:	For	Against	Abstain
A. Erika Ayers Badan	☐	☐	☐
B. Adriane Brown	☐	☐	☐
C. Julie A. Cullivan	☐	☐	☐
D. Michael Garnreiter	☐	☐	☐
E. Caitlin Kalinowski	☐	☐	☐
F. Matthew R. McBrady	☐	☐	☐
G. Hadi Partovi	☐	☐	☐
H. Graham Smith	☐	☐	☐
I. Patrick W. Smith	☐	☐	☐
J. Jeri Williams	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. Proposal No. 2 requests that shareholders vote to approve the Axon Enterprise, Inc. Amended and Restated 2022 Stock Incentive Plan.	☐	☐	☐
3. Proposal No. 3 requests that shareholders vote to approve the Axon Enterprise, Inc. 2024 exponential Stock Plan.	☐	☐	☐
4. Proposal No. 4 requests that shareholders vote to approve the 2024 CEO Performance Award.	☐	☐	☐
5. Proposal No. 5 requests that shareholders vote to approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐
6. Proposal No. 6 requests that shareholders vote to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2024.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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